As Filed with the Securities and Exchange Commission on October 17, 2013

Registration No. 333-183197

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL MACRO TRUST

(Exact name of registrant as specified in its charter)

Delaware	6221	36-7362830
(State or other jurisdiction of incorporation or	(Primary Standard Industrial	(I.R.S. Employer
organization)	Classification Code Number)	Identification Number)

c/o Millburn Ridgefield Corporation
411 West Putnam Avenue
Greenwich, Connecticut 06830
203/625-7554
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George E. Crapple

Millburn Ridgefield Corporation

411 West Putnam Avenue

Greenwich, Connecticut 06830

203/625-7554
(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:
James B. Biery
Daniel F. Spies

Sidley Austin LLP
One South Dearborn Street

Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

GLOBAL MACRO TRUST

$191,261,930
Units of Beneficial Interest

The Trust

Global Macro Trust is a Delaware statutory trust organized to seek profit opportunities in global fixed-income instruments, currencies, stock indices and commodities.

The primary objective of the Trust is substantial appreciation of its assets over time.

An investment in the Trust may provide valuable diversification to a traditional portfolio of stocks and bonds.

The Managing Owner

Millburn Ridgefield Corporation, a professional futures trading advisor, is the Managing Owner and trading advisor of the Trust.

The Units

The Selling Agents are now offering the Trust’s Units in four Series. The Units are offered at their Net Asset Value as of the beginning of each month. As of August 31, 2013, the Net Asset Value of a Series 1 Unit that sold for $1,000 as of July 1, 2002, when the Trust began trading, was $939.98. As of August 31, 2013, the Net Asset Value of a Series 2 Unit that sold for $1,278.10 as of April 1, 2010, when Series 2 Units were first issued, was $1,085.21. As of August 31, 2013, the Net Asset Value of a Series 3 Unit that sold for $1,180.91 as of September 1, 2009, when Series 3 Units were first issued, was $1,094.21. As of August 31, 2013, the Net Asset Value of a Series 4 Unit that sold for $1,315.33 as of November 1, 2010, when Series 4 Units were first issued, was $1,167.03.

Series 2 Units and Series 3 Units are available to investors participating in a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Trust. Series 4 Units are available to employees and former employees of the Managing Owner.

The Selling Agents and brokers will use their best efforts to sell the Units but are not required to sell any specific number or dollar amount of Units of any Series.

If the total amount of Units offered pursuant to this Prospectus is sold, the proceeds to the Trust will be 191,261,930.

There is no scheduled termination date for the offering of Units. No escrow account will be used in connection with this offering.

The minimum initial investment is $5,000; $2,000 for employee benefit plans and IRAs.

The Risks

These are speculative securities. Read this Prospectus before you decide to invest. See “The Risks You Face” beginning on page 11.

•	The Trust is speculative. You may lose all or substantially all of your investment in the Trust. Past performance is not necessarily indicative of future results.

•	The Trust is leveraged. The Trust acquires positions with an aggregate face amount of as much as eight to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

•	The performance of the Trust is expected to be volatile. In the last five years, monthly returns for the Series 1 Units, which are the highest fee paying Units, ranged from up 8.52% to down 8.44%.

•	The Trust charges high fees. You will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses.

•	The Units are not liquid. No secondary market exists for the Units and you may redeem Units only as of a month-end. Additionally, there are restrictions on transferring Units in the Trust.

•	A lack of liquidity in the markets in which the Trust trades could make it impossible for the Trust to realize profits or limit losses.

•	A substantial portion of the trades executed for the Trust takes place on foreign exchanges. No United States (“U.S.”) regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

•	Early redemption charges will be assessed if you redeem Series 1 Units during the first eleven months after they are issued to you.

To purchase Units, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income standards for a resident of your state to invest in the Trust. You are encouraged to discuss your investment decision with your financial, tax and legal advisors.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus is November [        ], 2013.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 44 TO 48 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 8-9.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 11 TO 16.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

Please see the important Privacy Policy on page 81.

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This Prospectus does not include all of the information or exhibits in the Trust’s Registration Statement. You can read and copy the entire Registration Statement at the Public Reference Facilities maintained by the SEC in Washington, D.C.

The Trust files quarterly and annual reports with the SEC. You can read and copy these reports at the SEC Public Reference Facilities in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-202-942-8090, or toll free at 1-800-SEC-0330, for further information.

The Trust’s filings are posted on the SEC website at http://www.sec.gov.

MILLBURN RIDGEFIELD CORPORATION
411 West Putnam Avenue
Greenwich, Connecticut 06830
(203) 625-7554
MANAGING OWNER

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GLOBAL MACRO TRUST
TABLE OF CONTENTS

Page
Part One
Disclosure Document
Summary	5
The Risks You Face	11
You Could Lose Your Entire Investment in the Trust	11
Past Performance is not Necessarily Indicative of Future Results	11
The Trust is a Highly Leveraged Investment	11
The Performance of the Trust Will be Volatile	11
The Trust’s Expenses Will Cause Losses Unless Offset by Profits and Interest Income	11
An Investment in the Trust is not Liquid	11
Series 1 Units Redeemed on or Before the End of the First Eleven Months after Purchase will be Assessed a Redemption Charge	11
The Timing of Your Investment and Redemption Decisions Will Affect the Profitability of Your Investment	11
The Managing Owner Alone Directs the Trust’s Trading	11
The Managing Owner is Primarily a Technical Trader and May not Always Analyze Economic Factors External to Market Price	12
Lack of Price Trends Will Cause Losses; There Have Been Sustained Periods With Insufficient Price Trends for the Trust to Trade Profitably. The Managing Owner Expects That There Will be Similar Periods in the Future	12
Lack of Market Liquidity Could Make it Impossible for the Trust to Realize Profits or Limit Losses	12
Speculative Position Limits May Alter Investment Decisions for the Trust	12
The Managing Owner’s Trading Systems Have Been Developed Over Time and are Subject to Change	12
Trading on Foreign Exchanges Presents Greater Risk Than Trading on U.S. Exchanges	13
The Managing Owner Anticipates the Trust’s Performance to be Non-Correlated to Stocks and Bonds, not Negatively Correlated	13
The Trust May be Subject to Profit Shares Despite Certain Units Having Declined in Value	13
The Managing Owner’s Increased Equity Under Management Could Lead to Lower Returns for Investors	13
Increased Competition Among Trend-Following Traders Could Reduce the Managing Owner’s Profitability	14
The Trust is Subject to Conflicts of Interest	14
The Managing Owner has not Established Formal Procedures to Resolve Conflicts of Interest	14
You Will be Taxed Each Year on Your Share of Trust Profits	14
You Will be Taxed on the Trust’s Interest Income Even if the Trust Suffers Trading Losses	14
Limitations on the Deductibility of “Investment Advisory Fees”	14
The IRS Could Audit Both the Trust and Individual Unitholders	15
Accounting for Uncertain Tax Positions	15
The Bankruptcy of a Clearing Broker or Currency Dealer Could Cause Losses	15
The Trust is Not Regulated as an Investment Company or Mutual Fund	15
Forward and Spot Trading May Take Place in Unregulated Markets	15
Regulation of Swap Trading is Evolving and May Involve Counterparty Risk	16
Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation	16
Trading in Options Requires an Assessment of Market Volatility as Well as Direction	16
The Failure of Computer Systems Could Result in Losses for the Trust	16
Investment Factors	16
Performance Of The Trust	19
Quantitative And Qualitative Disclosures About Market Risk	32
The Managing Owner	36
Use Of Proceeds	43
Charges	44
Redemptions; Net Asset Value	48
The Clearing Brokers and Swap Dealers	49
Conflicts Of Interest	63
The Trust And The Trustee	65
Federal Income Tax Aspects	67
Purchases By Employee Benefit Plans	70
Plan Of Distribution	71
Legal Matters	80
Experts	80
Reports	81
Privacy Policy	81
Part Two
Statement Of Additional Information	82
The Futures, Forward and Spot Markets	82
Supplemental Performance Information	84
Index to Financial Statements	F-1
Exhibit A—Fourth Amended and Restated Declaration of Trust and Trust Agreement	TA-1
Exhibit B—Subscription Requirements	SR-1
Exhibit C—Subscription Agreement	SA-1

The execution copy of the Subscription Agreement accompanies this Prospectus.

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GLOBAL MACRO TRUST

Summary

General

Global Macro Trust seeks profit opportunities in global fixed-income instruments, currencies, stock indices and various commodity products. Millburn Ridgefield Corporation, a Delaware corporation operating in Greenwich, Connecticut, serves as the Trust’s Managing Owner and trading advisor. The Managing Owner uses its proprietary quantitative, systematic trading method to trade in futures, forward and spot contracts, and may trade in swap and options contracts, for the Trust. In addition, positions held by the Trust may be either long, that is, contracts to buy, or short, that is, contracts to sell. The ability to take both long and short positions provides the Trust with the flexibility to capitalize on opportunities in both rising and falling markets.

The Trust began trading July 1, 2002.

The date of this Prospectus is November [    ], 2013.

Overview

The Managing Owner trades the Trust’s assets in the markets that make up the Managing Owner’s Diversified Portfolio and uses the same trading strategies it uses in trading the Diversified Portfolio. The Diversified Portfolio itself is not a distinct trading strategy. Rather, it is a grouping of separate futures, forward and swap markets, featuring a variety of global fixed-income instruments, currencies, stock indices, agricultural commodities, energy products and precious and industrial metals, to which the Managing Owner applies its trading method.

The Trust’s primary objective is to achieve substantial capital appreciation over time with controlled volatility. The Trust also offers investors the advantages of limited liability in a leveraged trading vehicle and the convenience of professional management.

The performance of the Trust is not dependent upon any single nation’s economy or currency. On the contrary, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in global interest and exchange rates, and stock and commodity prices.

Additionally, because the Trust can take short positions as easily as long positions, the Trust is as likely to be profitable or unprofitable in falling markets as in rising markets.

If the Trust is successful, of which there can be no assurance, it can provide valuable diversification to traditional portfolios of stocks and bonds due to the Trust’s performance being generally unrelated to the general stock and bond markets. The Trust may also incur losses.

Approximately 90% or more of the Trust’s assets are invested in U.S. Treasury securities and other highly rated and liquid instruments, some of which will be deposited as collateral or margin in connection with the Trust’s trading. Accordingly, in addition to its potential to profit from its trading, the Trust earns interest on approximately 90% or more of its assets.

The principal office of the Trust is located at the office of the Managing Owner: 411 West Putnam Avenue, Greenwich, Connecticut 06830 (telephone: (203) 625-7554).

The Offering — Series of Units

The selling agents (“Selling Agents”) are offering the Trust’s Units in four Series. The only differences between the Units of each Series, referred to collectively in this Prospectus as “Units,” are the applicable fees and expenses described below. Otherwise, the Units of each Series are identical to the Units of the other Series and share pro rata in the profits and losses of the Trust.

The Units are offered at Net Asset Value per Unit of such Series as of the first business day of each calendar month.

Series 2 Units and Series 3 Units are available only to investors participating in a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Trust. The only difference between Series 2 Units and Series 3 Units is the custodial fee applicable to Series 2 Units described below.

Series 4 Units are available only to employees and former employees of the Managing Owner and its affiliates who purchase their Units through The Millburn Corporation 401(k) and Profit Sharing Plan.

The Managing Owner may, from time to time, also permit intra-month closings.

The Net Asset Value per Unit of a Series is determined by dividing the Trust’s assets attributable to that Series minus its liabilities attributable to that Series by the number of Units of that Series outstanding on the date the calculation is being performed. A Series’ Net Assets in aggregate are the Trust’s assets attributable to that Series minus its liabilities attributable to that Series. The Trust’s Net Assets in aggregate are its total assets minus its total liabilities.

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The minimum investment in the Trust is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Units will be sold in fractions calculated to three decimal places.

To subscribe, you must complete and sign the Subscription Agreement Signature Page which accompanies this Prospectus and deliver it to your Selling Agent or broker. See Exhibit B — Subscription Requirements and Exhibit C — Subscription Agreement. You should review this entire Prospectus carefully before deciding whether to invest in the Units.

Major Risks of the Trust

The Trust is speculative. You may lose all or substantially all of your investment in the Trust.

The past performance of the Trust and the Managing Owner’s Diversified Portfolio are not necessarily indicative of the future results of the Trust.

The Trust is leveraged. The Trust acquires positions with an aggregate face amount of as much as eight to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

The performance of the Trust is expected to be volatile. In the last five years, monthly returns for the Series 1 Units, which are the highest fee paying Units, have ranged from up 8.52% to down 8.44%.

To be profitable, the Trust’s fees and expenses must be offset by trading profits and interest income.

The Units are not liquid. No secondary market exists for the Units, and the Units may be redeemed only as of a month-end.

Investment Considerations

The Managing Owner has been managing client funds in the futures and forward markets for over 30 years. As of August 31, 2013, the Managing Owner was directing the trading of $1.4 billion of client and proprietary capital in these markets. Of that $1.4 billion, the Managing Owner was managing approximately $900 million pursuant to the Diversified Portfolio, the trading portfolio traded on behalf of the Trust, and the balance pursuant to other trading portfolios managed by the Managing Owner.

As of August 31, 2013, the net asset value of the Managing Owner’s interest in the Trust equaled $8.0 million. As of August 31, 2013, the investments of the Managing Owner, its principals, affiliates, employees and former employees and their family members in accounts managed pursuant to the Diversified Portfolio exceeded $66 million.

The Managing Owner makes trading decisions pursuant to its investment and trading method, which includes technical trend analysis and certain non-traditional technical systems (i.e., systems falling outside of traditional technical trend analysis). The Managing Owner may, however, from time to time, exercise discretion with respect to its technical trend analysis to adjust position sizes and will, over time, change the markets represented in the Diversified Portfolio. The Managing Owner’s trend-following trading approach seeks to identify and profit from sustained market trends while limiting losses in trendless markets.

The Managing Owner has the ability to shift capital readily among different international economies and markets. As of August 31, 2013, the composition of the Managing Owner’s Diversified Portfolio, as well as the Trust, was approximately as follows:

As illustrated by the correlation matrix below, the returns of the Trust from July 2002 through August 2013 have not been significantly correlated with traditional portfolio components such as stocks and bonds.

Trust(1)
Trust(1)	1.00
S&P 500	(0.05)
NASDAQ	(0.03)
MSCI World	0.02
Bonds	0.11
Hedge Funds	0.26

(1)	Reflecting the cost/fee structure applicable to the Series 1 Units. Statistically, investments with a correlation of 1.00 make or lose money at the same time, and investments with a correlation of -1.00 always move in the opposite direction. See “Supplemental Performance Information” in Part Two of this Prospectus.

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An investment in the Trust can, but only if the Trust itself is successful, improve the reward/risk profile of a traditional portfolio of stocks and bonds.

Redemptions

You may redeem your Units as of the end of any calendar month, upon 10 days’ prior written notice to the Managing Owner.

A redemption charge of 4% of Net Asset Value applies to Series 1 Units redeemed on or before the sixth month-end after they are sold. A redemption charge of 3% of Net Asset Value applies to Series 1 Units redeemed after the sixth, but on or before the eleventh, month-end after they are sold. There are no charges for redemptions of Series 1 Units held at least 12 months. Redemption charges will be reduced in the case of subscriptions in the amount of $100,000 or more to 3.5% and 2.5%, of $500,000 or more to 3% and 2%, and of $1,000,000 or more to 2.5% and 1.5%. Series 1 Units purchased on different closing dates are treated on a “first-in, first-out” basis for purposes of calculating the periods to which redemption charges apply and for purposes of determining the 9.5% threshold for Selling Agent fees discussed below.

Series 2 Units, Series 3 Units and Series 4 Units are not subject to redemption charges.

Charges

The Trust’s expenses must be offset by trading gains and interest income to avoid depletion of the Trust’s assets.

Series 1 Units . The Trust pays Brokerage Fees to the Managing Owner of 7% per year of the Trust’s Net Assets attributable to Series 1 Units. From this amount, the Managing Owner pays approximately 0.55% to the Trust’s executing and clearing brokers, and up to 4% to the Selling Agents. The amount paid to Selling Agents will not, however, exceed 9.5% of the gross offering proceeds of the Series 1 Units sold pursuant to this Prospectus. Once the 9.5% threshold is reached with respect to a Series 1 Unit, the Selling Agent will receive no future compensation and the up to 4% amount that would otherwise be paid to the Selling Agent for that Series 1 Unit will instead be rebated to the Trust for the benefit of all holders of Series 1 Units.

Brokerage Fees applicable to Series 1 Units will be reduced in respect of subscribers submitting net subscriptions of $100,000 or more to 6.5%, of $500,000 or more to 6% and of $1,000,000 or more to 5.5%. Net subscriptions for such purposes will be calculated as subscriptions minus redemptions.

If the Series 1 Units earn net trading profits for any year in excess of the highest amount of net trading profits earned in all previous years, the Trust will allocate 20% of those “new” net trading profits to the Managing Owner as the Managing Owner’s Series 1 Profit Share.

Series 2 Units . The Trust will pay the Managing Owner a management fee of 2% per year and a custodial fee of 0.25% per year of the Trust’s Net Assets attributable to Series 2 Units. The custodial fee will be paid on to the brokers that serve as custodians of Series 2 Units for the benefit of investors in Series 2 Units. The maximum amount of custodial fees paid to brokers that serve as custodians of Series 2 Units will not, however, exceed 3.1667% of the gross offering proceeds of the Series 2 Units sold pursuant to this Prospectus. Once the maximum threshold is reached with respect to a Series 2 Unit, the broker serving as custodian for such Series 2 Unit will receive no future payment of custodial fees and the 0.25% amount that would otherwise be paid to the custodian for that Series 2 Unit will instead be rebated to the Trust for the benefit of all holders of Series 2 Units. Series 2 Units will also be charged for their pro rata share of the Trust’s actual trade execution and clearing costs, including electronic platform trading costs, estimated at approximately 0.55% of the Trust’s average month-end Net Assets per year attributable to the Series 2 Units.

Series 3 Units . The Trust will pay the Managing Owner a management fee of 2% per year of the Trust’s Net Assets attributable to Series 3 Units. Series 3 Units will also be charged for their pro rata share of the Trust’s actual trade execution and clearing costs, including electronic platform trading costs, estimated at approximately 0.55% of the Trust’s average month-end Net Assets per year attributable to the Series 3 Units.

Series 2 and Series 3 Units. If the Series 2 and Series 3 Units in the aggregate earn net trading profits for any year in excess of the highest amount of net trading profits earned in all previous years, the Trust will allocate 20% of those “new” net trading profits to the Managing Owner as the Managing Owner’s Series 2/3 Profit Share.

Series 4 Units. Series 4 Units will be charged for their pro rata share of the Trust’s actual trade execution and clearing costs, including electronic platform trading costs, estimated at approximately 0.55% of the Trust’s average month-end Net Assets per year attributable to the Series 4 Units.

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The Trust pays its own offering costs such as registration and filing fees and the legal, accounting and printing costs incurred in connection with filing and updating this Prospectus. Ongoing offering costs will not exceed 1.10% of the gross offering proceeds of the Units sold pursuant to this Prospectus. The Trust also pays its own operating costs such as legal, audit and administrative expenses (including, if applicable, the services of an administrator unaffiliated with the Managing Owner), which the Managing Owner expects will not exceed 0.30% per year of the Trust’s average annual Net Assets, assuming Trust assets of $500,000,000, and, when aggregated with ongoing offering costs, are not expected to exceed 0.35% of the Trust’s average annual Net Assets. The Trust itself could be subject to taxes or could incur extraordinary charges incidental to its trading, but the Managing Owner believes that neither situation is likely. There are no other charges borne by investors or the Trust.

The Managing Owner paid, without reimbursement, the Trust’s initial organizational costs. You will not bear any part of those costs.

The Managing Owner will pay any Selling Agent compensation due in connection with the sale of Series 2 Units or Series 3 Units from its own funds but not to exceed 6.3333% and 9.5%, respectively, of the gross offering proceeds from the sale of the Series 2 and Series 3 Units. Series 4 Units are not subject to any sales charges.

Please refer to “Charges” for a more detailed discussion of the expenses applicable to the Trust.

Breakeven Tables

The following Breakeven Tables indicate the approximate amount of trading profit the Trust must earn with respect to a Series of Units, during the first twelve months after a Unit is sold, to offset the costs applicable to that Series of Units.

Series 1

ROUTINE EXPENSES	Percentage Return Required First Twelve Months of Investment	Dollar Return Required ($5,000 Initial Investment) First Twelve Months of Investment

Brokerage Fees	7.00%	$350.00
Administrative and Offering Expenses*	0.35%	$17.50
Profit Share*	0.00%	$0.00
Less Interest Income*	(0.03)%	$(1.50)
Twelve-month “breakeven” **	7.32%	$366.00

*	See Notes to Breakeven Tables below.

Series 2

ROUTINE EXPENSES	Percentage Return Required First Twelve Months of Investment	Dollar Return Required ($5,000 Initial Investment) First Twelve Months of Investment

Management Fee	2.00%	$100.00
Custodial Fee	0.25%	$12.50
Trade Execution and Clearing Costs*	0.55%	$27.50
Administrative and Offering Expenses*	0.35%	$17.50
Profit Share*	0.00%	$0.00
Less Interest Income*	(0.03)%	$(1.50)
Twelve-month “breakeven”	3.12%	$156.00

*	See Notes to Breakeven Tables below.

Series 3

ROUTINE EXPENSES	Percentage Return Required First Twelve Months of Investment	Dollar Return Required ($5,000 Initial Investment) First Twelve Months of Investment

Management Fee	2.00%	$100.00
Trade Execution and Clearing Costs*	0.55%	$27.50
Administrative and Offering Expenses*	0.35%	$17.50
Profit Share*	0.00%	$0.00
Less Interest Income*	(0.03)%	$(1.50)
Twelve-month “breakeven”	2.87%	$143.50

*	See Notes to Breakeven Tables below.

Notes to Breakeven Tables. * Estimated. Administrative and offering expenses in aggregate are estimated at 0.35% of the Trust’s average annual Net Assets. Brokerage Fees (Series 1 only) or Management Fees and Trade Execution and Clearing Costs (Series 2 and Series 3 only), including electronic platform trading costs, the Custodial Fee (Series 2 Only) and ongoing offering and administrative expenses must be offset by trading profits before a Profit Share is allocated to the Managing Owner. Accordingly, the Profit Share is shown as $0.00 because none would be payable at the “break-even” point.  Interest income is assumed to be 90% of the current 91-day Treasury bill rate.

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**Series 1 Units are subject to a redemption charge if redeemed prior to the 12th month-end after they are sold. As no redemption charge applies to Series 1 Units held for 12 months or more, no redemption charge is shown at the Series 1 “twelve-month breakeven” point. The applicable charge for Series 1 Units redeemed before the 12th month-end following their sale is determined by how soon after the sale they are redeemed, as described above under “Summary – Redemptions.” For example, based on an initial investment of $5,000, the redemption charge at the end of the 11th month-end after the sale of Series 1 Units would be $150 or 3% of the initial investment.

The Breakeven Tables assume an investment with a constant $5,000 Net Asset Value and a breakeven year. See “Charges.”

Series 4 Units. Employees and former employees of the Managing Owner and its affiliates may purchase Series 4 Units through The Millburn Corporation 401(k) and Profit Sharing Plan. Assuming a $2,000 investment, estimated trade execution and clearing costs at 0.55% per annum ($11.00), estimated administrative and offering expenses at 0.35% per annum ($7.00) and estimated interest income at 0.03% per annum (less $0.60), the twelve-month breakeven would be 0.87% of the initial investment ($17.40), assuming a constant $2,000 Net Asset Value and a breakeven year. Series 4 Units are not subject to a Profit Share. See “Charges.”

Federal Income Tax Aspects

The Trust will be treated as a partnership for federal income tax purposes. Thus, you will be taxed each year on your share of the Trust’s income whether or not you redeem Units from the Trust or receive distributions from the Trust.

40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates (unless offset by capital losses), while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals. 100% of any trading profits from certain bank forward contracts or foreign currency futures contracts traded on a non-U.S. exchange are “marked-to-market” at the end of each year and taxed as short-term capital gains at ordinary income rates (unless offset by capital losses). The Trust’s trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long an investor holds Units. Interest income is taxed at ordinary income rates.

Capital losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted by a non-corporate taxpayer against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on the Trust’s interest income even though you have lost money on your Units.

The Futures, Forward and Swap Markets

Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or are settled in cash.

Forward currency contracts and swap contracts are generally traded off-exchange through banks or dealers.

Futures, forward and swap trading is a “zero-sum,” risk transfer economic activity. For every gain realized by a futures, forward or swap trader, there is an equal and offsetting loss suffered by another. In this respect, an investment in the Trust is different from other securities investments where one expects consistent yields, in the case of bonds, or participation in overall economic growth as in the case of stocks.

Is the Trust a Suitable Investment for You?

You should consider investing in the Trust if you are interested in its potential to produce returns that are generally unrelated to those of stocks and bonds and you are prepared to risk significant losses.

The Trust is a diversification opportunity for an investment portfolio, not a complete investment program.

You should consider an investment in the Trust to be a 3 to 5 year commitment.

To invest, you must, at a minimum, have either (i) a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or (ii) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000. A number of States in which the Units are offered impose higher suitability standards. These standards are regulatory minimums only, and just because you meet the standard does not necessarily mean the Units are a suitable investment for you.

You should not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Trust.

These are speculative securities. You may lose all or substantially all of your investment in the Trust.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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Organizational Chart

None of the entities indicated in this organizational chart, other than the Trust, are related to the Managing Owner. See “Conflicts of Interest.” Descriptions of the dealings between the Managing Owner and the Trust are set forth under “Charges.”

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The Risks You Face

Set forth below are the principal risks associated with an investment in the Trust. You should consider these risks when making your investment decision.

You Could Lose Your Entire Investment in the Trust

An investment in the Trust is a speculative investment. You will be relying on the Managing Owner to trade profitably for the Trust and profitability is not assured. You could lose all or substantially all of your investment in the Trust.

Past Performance is not Necessarily Indicative of Future Results

The Trust began trading July 1, 2002 and has traded in both rising and falling markets. Nevertheless, the past performance of the Trust is not necessarily indicative of the Trust’s future results, and the Trust may sustain losses in the future under market conditions in which it achieved gains in the past.

The Trust is a Highly Leveraged Investment

The Trust acquires positions with an aggregate face value of as much as eight to ten times or more of its total equity. Consequently, small adverse movements in the prices of the Trust’s open positions can cause significant losses.

The Performance of the Trust Will be Volatile

The Managing Owner expects that the performance of the Trust will be volatile. The Trust may suffer sudden and substantial losses from time to time and the day-to-day value of the Units will be variable and uncertain. The Net Asset Value per Unit may change materially between the date on which you subscribe for Units and the date the Units are issued or the date you request a redemption and the month-end redemption date. In the last five years, monthly returns for the Series 1 Units, which are the highest fee paying Units, have ranged from up 8.52% to down 8.44%.

The Trust’s Expenses Will Cause Losses Unless Offset by Profits and Interest Income

The Trust pays annual expenses of up to approximately 7.35% of its average month-end Net Assets attributable to the Series 1 Units and annual expenses of up to approximately 3.15%, 2.90% and 0.90% of its average month-end Net Assets attributable to the Series 2 Units, Series 3 Units and Series 4 Units, respectively. The Trust must earn trading profits and interest income allocable to each Series at least equal to these expenses to avoid losses.

An Investment in the Trust is not Liquid

There is no secondary market for the Units. You may redeem your Units only as of the close of business on the last day of a calendar month, and you must give the Trust at least 10 days’ prior written notice of your intent to redeem. Early redemption charges apply if you redeem Series 1 Units through the end of the first eleven months you own them.

Series 1 Units Redeemed on or Before the End of the First Eleven Months after Purchase will be Assessed a Redemption Charge

Series 1 Units redeemed on or prior to the end of the first six-month period after their sale will pay a redemption charge of up to 4% of the Net Asset Value at which such Series 1 Units are redeemed. Series 1 Units redeemed on or prior to the end of the first eleven months but after the end of the first six-month period after their sale will pay a redemption charge of up to 3% of the Net Asset Value at which such Series 1 Units are redeemed. See “Redemptions; Net Asset Value — Redemption Procedure.”

The Timing of Your Investment and Redemption Decisions Will Affect the Profitability of Your Investment

The Managing Owner expects that a majority of the Trust’s trades will result in small profits only or in losses. The majority of any profits earned by the Trust will most likely come from a small number of trades each year. Accordingly, you will not know when is a good time to invest in the Trust or to redeem your Units, and the timing of your investment and redemption decisions will affect the amount of profit or loss you experience as an investor in the Trust.

The Managing Owner Alone Directs the Trust’s Trading

The Trust is a single-advisor fund. The use of a single advisor trading one program involves a greater risk of loss than the diversified, multi-advisor approach employed by many futures funds. In addition, if the management services of the Managing Owner were to become unavailable for any reason, the Trust would terminate. Furthermore, were the Managing Owner to lose the services of its key principals, the Managing Owner could decide to dissolve the Trust, possibly causing it to realize losses.

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The Managing Owner is Primarily a Technical Trader and May not Always Analyze Economic Factors External to Market Price

The Managing Owner’s systematic strategies are developed on the basis of a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses to these strategies. For example, a pending political or economic event may be very likely to cause a major price movement, but the Managing Owner’s traditional strategies would continue to maintain positions indicated by its trading method that would incur major losses if the event proved to be adverse.

The Managing Owner’s systematic strategies retain certain discretionary aspects. Decisions, for example, to adjust the size of the positions indicated by the systematic strategies, which contracts to trade and method of order entry require judgmental input from the Managing Owner’s principals. Additionally, the Managing Owner may determine not to enter a new position indicated by its strategies if the Managing Owner determines prevailing market conditions to be unusual, for example, significantly more volatile than the expected volatility factored into the design of the strategies. The Managing Owner does, however, exit positions when its trading strategies indicate that it should do so. Discretionary decision-making may result in the Managing Owner making unprofitable trades when a more wholly systematic approach would not have done so.

Lack of Price Trends Will Cause Losses; There Have Been Sustained Periods With Insufficient Price Trends for the Trust to Trade Profitably. The Managing Owner Expects That There Will be Similar Periods in the Future

The Trust is unlikely to trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be of a type the Managing Owner’s systems are designed to identify. In the past there have been sustained periods with few trending markets where gains from trading those markets were insufficient to offset losses from trades in non-trending markets. For example, the Trust incurred a loss for the year in 2003, 2004, 2009, 2011 and 2012. The Managing Owner expects that there will be similar periods in the future.

Markets in which prices move rapidly and then reverse and then do so again may cause losses. In such “whipsaw” market conditions, the Managing Owner may establish positions for the Trust on the basis of incorrectly identifying the rapid movement or the reversal as a trend.

Lack of Market Liquidity Could Make it Impossible for the Trust to Realize Profits or Limit Losses

In illiquid markets, the Trust could be unable to close out positions to limit losses or to take positions in order to follow trends. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.

Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen in the markets traded by the Trust. In addition, the large size of the positions the Trust may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

U.S. commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Trust to liquidate a position in that contract, if the market has moved adversely to the Trust, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

Speculative Position Limits May Alter Investment Decisions for the Trust

The Commodity Futures Trading Commission (the “CFTC”) has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. In October 2011, the CFTC adopted position limits for 28 so-called “exempt” (e.g., metal and energy contracts) and agricultural commodity derivatives, futures and option contracts and their economically equivalent swaps. All accounts controlled by the Managing Owner, including the account of the Trust, are combined for speculative position limit purposes. On September 28, 2012, the United States District Court for the District of Columbia issued an opinion that vacated these rules. There remains considerable uncertainty about what, if any, actions the CFTC may take in response to the court’s decision, although it appears likely that a version of the vacated rules will be eventually implemented. It is as yet unclear whether the rules will have an adverse effect on the Trust.

The Managing Owner’s Trading Systems Have Been Developed Over Time and are Subject to Change

In executing its trading method, the Managing Owner uses combinations of trading systems to generate buy and sell signals in the various markets traded. The Managing Owner has developed, modified, retained and discarded numerous systems over more than 40 years. Consequently, some of the trading systems and combinations of systems currently being used to trade accounts pursuant to the Diversified Portfolio, as the Trust is so traded, are not identical to those used 5, 10, 15, 20 or more years ago.

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Trading on Foreign Exchanges Presents Greater Risk Than Trading on U.S. Exchanges

The Trust will trade on commodity exchanges outside the U.S. Trading on foreign exchanges is not regulated by any U.S. governmental agency and may involve certain risks that do not arise when trading on U.S. exchanges. For example, some foreign exchanges are “principals’ markets” in which performance is the responsibility only of the individual member with whom the Trust has traded, not of the exchange or a clearing facility. In such cases, the Trust will be subject to a risk that the member with whom the Trust has traded is unable or unwilling to perform its obligations under the transaction. Additionally, an adverse change in the exchange rate between the U.S. dollar and the currency in which a non-U.S. futures contract is denominated would reduce the profit or increase the loss on a trade in that contract.

Trading on foreign exchanges also presents risks of loss due to: (1) the possible imposition of exchange controls, which could make it difficult or impossible for the Trust to repatriate some or all of its assets held by non-U.S. counterparties; (2) possible government confiscation of assets; (3) taxation; (4) possible government disruptions, which could result in market closures and thus an inability to exit positions and repatriate Trust assets for sustained periods of time, or even permanently; and (5) limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange resulting in a different and possibly less favorable distribution of the bankrupt’s assets than would occur in the U.S.

The Managing Owner Anticipates the Trust’s Performance to be Non-Correlated to Stocks and Bonds, not Negatively Correlated

The performance of the Trust has been generally non-correlated to the performance of the stock and bond markets, as represented by the S&P 500 Stock Index and the Barclays Long-Term Treasury Index. Non-correlation means that there is no statistically valid relationship between two asset classes and should not be confused with negative correlation, where the performance of two asset classes would be opposite. Because of this non-correlation, you should not expect the Trust to be automatically profitable during unfavorable periods for the stock and/or bond markets, or vice versa.

If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain little or no diversification benefits by investing in the Units and the Trust may have no gains to offset your losses from other investments.

The Trust May be Subject to Profit Shares Despite Certain Units Having Declined in Value

Investors will purchase Units at different times and will, accordingly, recognize different amounts of profit and loss on their investments. Profit Shares are accrued, or the accruals are reversed to reflect losses, on a monthly basis so that Units are not sold with an embedded Profit Share liability. However, Series 1 Profit Shares are ultimately calculated on the basis of the net trading profits, if any, recognized by the Series 1 Units as a whole and Series 2/3 Profit Shares are ultimately calculated on the basis of the cumulative net trading profits, if any, recognized by the Series 2 Units and Series 3 Units as a whole, not on the profits recognized by any particular Unit or Units. Consequently, the Managing Owner may still be allocated a Profit Share even though certain Units have lost value since the date they were purchased.

Conversely, Units purchased at a Net Asset Value reduced by accrued Profit Shares will benefit from any reversal of such accruals, and the benefit of such reversals to Units outstanding at the time of such purchase will be diluted.

Similarly, Units may incur losses generating a loss carryforward for purposes of calculating subsequent Profit Shares. The benefit of any such loss carryforward will, in the case of Series 1 Units be diluted by the sale of additional Series 1 Units and, in the case of Series 2 and Series 3 Units, be diluted by the sale of additional Series 2 Units or Series 3 Units.

The Managing Owner’s Increased Equity Under Management Could Lead to Lower Returns for Investors

The Managing Owner has not agreed to limit the amount of money it may manage and is actively seeking additional accounts. The more money the Managing Owner manages, the more difficult it may become for the Managing Owner to trade profitably for the Trust because of the difficulty of trading larger positions without negatively affecting prices and performance.

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Increased Competition Among Trend-Following Traders Could Reduce the Managing Owner’s Profitability

A substantial number of commodity trading advisors use technical trading systems, particularly trend-following systems, similar to the Managing Owner’s systems. As the amount of money under the management of such systems increases, competition for the same positions increases, making the positions more costly and more difficult to acquire.

The Trust is Subject to Conflicts of Interest

The Trust is subject to numerous actual and potential conflicts of interest, including: (1) the compensation that the Selling Agents receive gives them an incentive to promote the sale of Units as well as to discourage redemptions; (2) the brokerage commissions that Selling Agents receive if they also serve as clearing brokers for the Trust gives an additional incentive to promote the sale of Units as well as to discourage redemptions; (3) the Managing Owner has significant financial incentives both to promote the sale of the Units and to discourage their redemption; and (4) the Managing Owner of the Trust will not select any other trading advisor even if doing so would be in the best interests of the Trust. See “Conflicts of Interest.”

The Managing Owner has not Established Formal Procedures to Resolve Conflicts of Interest

Because the Managing Owner has not established any formal procedures for resolving conflicts of interest, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The Managing Owner cannot assure that conflicts of interest will not result in losses for the Trust.

You Will be Taxed Each Year on Your Share of Trust Profits

If you are an individual or entity subject to U.S. taxes (e.g., not a tax-exempt entity such as an IRA or pension plan), you will be taxed on your share of Trust income or gain each year, whether or not you redeem Units or receive distributions from the Trust.

Because a substantial portion of the Trust’s open positions are “marked-to-market” at the end of each year, some of your tax liability will be based on unrealized gains which the Trust may, in fact, never realize.

40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates (unless offset by capital losses), while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals. 100% of any trading profits from certain bank forward contracts or foreign currency futures contracts traded on a non-U.S. exchange are “marked-to-market” at the end of each year and taxed as short-term capital gains at ordinary income rates (unless offset by capital losses). These rates apply regardless of how long the Trust holds a contract, or an investor his or her Units.

Due to the different tax rates for long-term and short-term capital gains and limitations on the deductibility of capital losses, and depending on the tax character of income and loss you receive on other investments in your portfolio, it is possible for you to have a pre-tax economic gain on your investment in the Trust but an after-tax loss.

All performance information included in this Prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

Over time, the compounding effects of the annual taxation of the Trust’s income are material to the economic consequences of investing in the Trust. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year, the result would be $14,025.

You Will be Taxed on the Trust’s Interest Income Even if the Trust Suffers Trading Losses

Losses on the Trust’s trading are almost exclusively capital losses. Non-corporate investors may use net capital losses to offset up to $3,000 of ordinary income each year. So, for example, if your share of the Trust’s trading (i.e., capital) loss was $10,000 in a given fiscal year and your share of interest income was $5,000, you would incur a net loss in the Net Asset Value of your Units equal to $5,000, but would nevertheless recognize taxable income of $2,000.

Limitations on the Deductibility of “Investment Advisory Fees”

The Managing Owner does not intend to treat the ordinary expenses of the Trust as “investment advisory fees” for federal income tax purposes. The Managing Owner believes that this is the position adopted by virtually all U.S. futures fund sponsors. However, were the ordinary expenses of the Trust characterized as “investment advisory fees,” non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the Trust and could actually recognize taxable income despite having incurred a financial loss.

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The IRS Could Audit Both the Trust and Individual Unitholders

The Internal Revenue Service (the “IRS”) could audit the Trust’s tax returns and require the Trust to adjust such returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties.

Accounting for Uncertain Tax Positions

Financial Accounting Standards Board Accounting Standards Codification Topic No. 740, “Income Taxes” (“ASC 740,” in part formerly known as “FIN 48”), provides guidance on the recognition of uncertain tax positions.  ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements.  It also provides guidance on recognition, measurement, classification, interest and penalties with respect to tax positions.  A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the Net Assets of the Trust, including reducing the Net Assets of the Trust to reflect reserves for income taxes, such as foreign withholding taxes, that may be payable by the Trust.  This could cause benefits or detriments to certain Unitholders, depending upon the timing of their subscriptions and withdrawals from the Trust.

The Bankruptcy of a Clearing Broker or Currency Dealer Could Cause Losses

The Managing Owner must assess the credit-worthiness of the clearing brokers and foreign currency counterparties it selects for the Trust. If one of the Trust’s clearing brokers or foreign currency counterparties becomes bankrupt, the Trust will be limited to recovering none or only its pro rata share, of all available customer funds segregated by the Clearing Broker or counterparty. The Managing Owner attempts to mitigate this risk by selecting only well capitalized, major financial institutions as clearing brokers and foreign currency counterparties, but there can be no assurance that even a well capitalized, major institution will not become bankrupt, and recent events have demonstrated that even major financial institutions of the type with which the Trust may deal in the financial markets can and do fail.

The Trust is Not Regulated as an Investment Company or Mutual Fund

Although the Managing Owner is subject to regulation by the CFTC and the Trust itself is subject to reporting requirements and other regulation applicable to public companies in the U.S., the Trust is not an investment company or mutual fund registered under the Investment Company Act of 1940. Accordingly, investors in the Trust are not accorded the protections of such legislation.

Forward and Spot Trading May Take Place in Unregulated Markets

The Trust will conduct all or substantially all of its currency forward and related options trading in largely lightly regulated markets rather than on futures exchanges or through “retail” foreign exchange markets that are subject to more rigorous regulation of the CFTC or other regulatory bodies. In such markets, a counterparty may not settle a transaction with the Trust in accordance with its terms because the counterparty is either unwilling or unable to do so (for example, because of a credit or liquidity problem affecting the counterparty), potentially resulting in significant loss. In addition, counterparties generally have the right to terminate trades under a number of circumstances, including, for example, declines in the Trust’s Net Assets and certain “key person” events. Any premature termination of the Trust’s currency forward trades could result in material losses for the Trust, as the Trust may be unable to quickly re-establish those trades and may only be able to do so at disadvantageous prices.

Trust funds on deposit with the currency forward and spot counterparties with which the Trust trades are not protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect of customer funds deposited with them. Although the Trust deals only with major financial institutions as currency forward and spot counterparties, the insolvency or bankruptcy of a currency forward or spot counterparty could subject the Trust to the loss of its entire deposit with such counterparty. The forward and spot markets are well established. However, it is impossible to predict how, given certain unusual market scenarios, the evolving regulatory environment for these markets might affect the Trust, and the events underlying the bankruptcy of Refco, Inc. and its related entities have underscored, among other things, the risks of maintaining capital at unregulated entities. Further, as demonstrated by the insolvency and liquidation of MF Global Inc., customer funds held by a broker in bankruptcy may not be distributed promptly and may be subject to a lengthy claims process. Commodity broker bankruptcies are not insured by any governmental agency, and investors would not have the benefit of any protection such as that afforded customers of bankrupt securities broker-dealers by the Securities Investors Protection Corporation.

Various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. Future regulatory changes may limit the Trust’s ability to trade in certain markets. The imposition of credit controls by governmental authorities might limit such forward trading to less than that which the Managing Owner would otherwise recommend, to the possible detriment of the Trust.

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Regulation of Swap Trading is Evolving and May Involve Counterparty Risk

The Trust may engage in trading commodity swaps.  Swaps involve many of the same risks as those described above with respect to forward contracts.  Many swap contracts are not currently required to be cleared by a centralized clearinghouse; rather, banks and dealers act as principals in much of the swap market.  As a result, the Trust may be subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the counterparties with which the Trust trades.  The Managing Owner intends to enter into swaps on behalf of the Trust only with highly creditworthy banks and dealers, but there can be no assurance that even highly creditworthy banks and dealers will have the ability to, or will not refuse to, perform with respect to such contracts. Regulation of the swap market is evolving, both in the U.S. and internationally. The CFTC has, for example, recently adopted various regulations which may restrict the Trust’s ability to utilize swaps or may make swap contracts more costly to trade with respect to certain non-security based swaps.  Finally, swaps may be illiquid and participants in the swap market are not required to make continuous markets in the swap contracts they trade.

Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation

Enacted in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time. The Reform Act requires that a substantial portion of over-the-counter derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. Over-the-counter trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible CFTC-mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared over-the-counter derivatives. Over-the-counter derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as they currently are allowed to do. This will further increase the dealers’ costs, which costs are expected to be passed through to other market participants in the form of higher fees and less favorable dealer marks.

The CFTC may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the over-the-counter markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Trust, to enter into highly tailored or customized transactions. They may also render certain strategies in which the Trust might otherwise engage impossible or so costly that they will no longer be economical to implement.

Trading in Options Requires an Assessment of Market Volatility as Well as Direction

The Managing Owner may trade futures and forward options on behalf of the Trust.  Although successful options trading requires many of the same skills as successful futures and forward trading, the risks involved are somewhat different.  For example, the assessment of near-term market volatility — which is directly reflected in the price of outstanding options — can be of much greater significance in trading options than it is in many long-term futures strategies.  The use of options can be extremely expensive if market volatility is incorrectly predicted.

The Failure of Computer Systems Could Result in Losses for the Trust

The Managing Owner relies heavily on computer hardware and software, online services and other computer-related or electronic technology and equipment to facilitate the Trust’s investment activities and may trade financial instruments through electronic trading or order routing systems. Electronic trading exposes the Trust to the risk of system or component failure. Should events beyond the Managing Owner’s control cause a disruption in the operation of any technology or equipment, the Trust’s investment program may be severely impaired, causing it to experience substantial losses or other adverse effects.

Investment Factors

Although there can be no assurance that the Managing Owner will trade successfully on behalf of the Trust or that the Trust will avoid substantial losses, if the Trust is successful, an investment in the Trust offers investors the following potential advantages.

Access to the Diversified Portfolio

The Trust offers you access to the Managing Owner’s oldest and most successful trading portfolio. The Managing Owner has been managing investment funds pursuant to its Diversified Portfolio since February 1977. The composite compound annual return for the Diversified Portfolio, adjusted to reflect the highest level of fees and expenses of the Trust, from February 1977 through August 2013 is approximately 11.9%. Past performance is not, however, necessarily indicative of future results.

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Millburn Ridgefield Corporation

The Managing Owner and its principals have extensive experience in designing, sponsoring, marketing and administering futures funds. The Managing Owner, together with its predecessors, is one of the longest operating of all futures money managers and was a pioneer in developing systematic trading technologies. The Managing Owner’s trading experience, together with its predecessors, spans more than 40 years. The Trust provides you the opportunity to place capital under the management of a trading advisor with one of the longest continuous trading records of any active manager.

Investment Diversification

If you are not prepared to spend substantial time trading in the futures, forward and spot markets, you may nevertheless participate through investing in the Trust. An investment in the Trust can provide valuable diversification to a traditional portfolio of stocks and bonds. The Managing Owner believes that the profit potential of the Trust does not depend upon favorable general economic conditions and that the Trust is just as likely to be profitable or unprofitable during periods of declining stock and bond markets as at any other time.

Allocating a small portion of your investment portfolio to a managed futures investment, such as the Trust, can potentially enhance the performance of the portfolio. Modern portfolio theory suggests that a diverse portfolio with positively performing assets that have little or no correlation with each other should have higher returns and lower risk, as measured by variability of returns, than a less diversified portfolio: the Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated.

Historically, managed futures investments have had very little correlation to the stock and bond markets. Non-correlated performance is not, however, negatively correlated performance. Non-correlation means only that the performance of managed futures likely has no relation to the performance of stocks and bonds. The performance of the Trust has exhibited a substantial degree of non-correlation with the general equity and debt markets.

Non-correlation will not provide diversification advantages beyond, perhaps, lowering a portfolio’s overall volatility unless the non-correlated assets are performing positively. There can be no assurance that the Trust will perform positively or avoid losses.

Market Diversification

The Trust trades in more than 110 markets, though not necessarily in all markets at all times.

The diversification of the Trust permits investors to participate in markets that would otherwise not be included in their portfolios, thereby both potentially diversifying risk and increasing profit opportunities.

The markets traded by the Trust change from time to time. Currently these markets include:

Currencies
Major
British Pound	Japanese Yen
Euro	Swiss Franc

Secondary
Australian Dollar	Mexican Peso
Brazilian Real	New Zealand Dollar
Canadian Dollar	Norwegian Krone
Chilean Peso	Philippine Peso
Colombian Peso	Polish Zloty
Czech Koruna	Russian Ruble
Indian Rupee	Singapore Dollar
Indonesian Rupiah	South African Rand
Israeli Shekel	Swedish Krona
Korean Won	Turkish Lira
Malaysian Ringgit
Crosses
Australian Dollar-Japanese	Euro-Polish Zloty
Yen	Euro-Swedish Krona
British Pound-Australian	Euro-Turkish Lira
Dollar	Euro-South African Rand
Euro-Australian Dollar	Swiss Franc-Norwegian
Euro-Czech Koruna	Krone
Euro-Hungarian Forint
Euro-Norwegian Krone

Interest Rates
Aussie Bank Bills	Euro Swiss
Australian Treasury 3 and 10	French 10 year Bond
year Bonds	Gilts
Canada Bankers Acceptance	Italian 10 year Bond
Canadian Government Bond	Japanese Government
Euribor	Bonds
Euro Bobl	Sterling Rates
Euro Bund	US Treasury 2 yr Note
Euro Buxl	US Treasury 5 yr Note
Euro Dollar	US Treasury 10 yr Note
Euro Schatz	US Treasury 30 yr Bond

17

Stock Indices
All Shares (South Africa)	Mini DJIA (United States)
Amsterdam Index	Mini Russell 2000 (U.S.)
(Netherlands)	OMX (Sweden)
Bolsa (Mexico)	S&P TSE 60
CAC 40 (France)	S&P MIB 30 (Italy)
CBOE VIX (U.S.)	SET50 Futures (Thailand)
DAX (Germany)	SIMEX Nifty (India)
DJ Euro Stoxx 50 (Euro	SIMEX Nikkei (Japan)
Zone)	SIMEX (Singapore)
E-Mini NASDAQ 100	SIMEX Taiwan (Taiwan)
(U.S.)	SPI 200 (Australia)
E-Mini S&P 500 (U.S.)	TOPIX (Japan)
FTSE (United Kingdom)
H-Shares (Hong Kong)
Hang Seng (Hong Kong)
IBEX 35
ISE 30 (Turkey)
Kospi Index (Korea)

Energy
Brent Crude Oil	Heating Oil
Crude Oil	London Gas Oil
Gasoline RBOB	Natural Gas

Agricultural Commodities
Bean Oil	Soy Meal
Cocoa	Soybean
Coffee	Sugar
Corn	Wheat
Cotton
Kansas City Wheat

Metals
Copper	London Tin
Gold	London Zinc
London Aluminum	Palladium
London Copper	Platinum (NYMEX)
London Lead	Silver
London Nickel

Livestock
Live Hogs	Live Cattle

Spreads
Agricultural	Financial
Energy	Metals

Opportunity to Profit in Rising as Well as in Declining Markets

The Trust may realize positive or negative returns in both rising and declining markets as the Trust’s trading positions may be established on either the long or the short side of a market. Unlike short selling in the securities markets, establishing short positions in futures or forwards or through swaps in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements.

It is potentially advantageous for investors to own investments that can appreciate during a period of generally declining prices, financial disruption or economic instability.

Investors must realize, however, that the Trust is not specifically designed to appreciate in declining markets. Rather, it is designed to perform independent of the direction of stocks and bonds and the general economy. The Trust’s capital traded pursuant to the Managing Owner’s trend-following trading systems will only increase in value to the extent that such systems are able to identify market trends and the Trust is able to trade those trends profitably.

Interest on Trust Assets

The Trust will receive all of the interest income earned on its assets. Approximately 90% of the Trust’s assets are invested in deposit accounts, short-term money market funds and U.S. Treasury bills or notes. The interest earned on the Trust’s assets can offset a portion, though it may not offset all, of its routine costs. Given historically low interest rates on U.S. Treasury bills and notes, any interest earned by the Trust may be nominal. In addition, the Trust’s interest income is subject to the risk of trading losses.

Small Minimum Investment

The Managing Owner typically manages individual accounts only of substantial size — $5,000,000 or more. You may gain access to the Managing Owner for a minimum investment of only $5,000; $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts.

Limited Liability

If you open an individual futures account, you will be generally liable for all losses incurred in the account, and may lose substantially more than you committed to the account. However, as an investor in the Trust, you cannot lose more than your investment plus undistributed profits.

Administrative Convenience

The Managing Owner is responsible for all aspects of the Trust’s operation. You will receive monthly unaudited and annual audited financial reports as well as information necessary for you to complete your federal income tax returns. The approximate daily Net Asset Value per Unit is available by calling representatives of the Managing Owner at (203) 625-7554 (ask for Investor Services).

18

Performance Of The Trust

GLOBAL MACRO TRUST
(Reflecting Series 1 Unit Expenses)
(January 1, 2008 – August 31, 2013)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection

Inception of Trust Trading: July 2002

Inception of Series 1 Trading: July 2002

Total Net Asset Value of the Trust: $338,592,623

Total Net Asset Value of Series 1: $313,450,1501

Largest % Monthly Drawdown: (8.44)% (05/10)

Worst Peak-to-Valley Drawdown: (32.79)% (02/09-08/13)

Aggregate Trust Subscriptions from Inception: $1,400,592,043

Aggregate Series 1 Subscriptions from Inception: $1,348,899,7312

Month	2013	2012	2011	2010	2009	2008
January	1.11%	(2.79)%	(1.64)%	(2.63)%	(0.09)%	1.39%
February	(1.17)%	(1.84)%	2.44%	1.24%	2.10%	6.32%
March	1.49%	(3.18)%	(3.20)%	6.13%	(5.08)%	(2.52)%
April	2.19%	1.04%	6.85%	3.40%	(4.55)%	(1.21)%
May	(8.40)%	1.97%	(5.83)%	(8.44)%	(3.66)%	1.21%
June	(3.85)%	(3.76)%	(4.58)%	(1.69)%	(2.49)%	6.17%
July	(0.30)%	3.96%	3.55%	(0.90)%	(1.94)%	(3.33)%
August	(2.68)%	(2.25)%	(1.79)%	2.99%	1.18%	(4.22)%
September		(2.68)%	(2.49)%	3.54%	3.88%	2.96%
October		(2.41)%	(3.43)%	2.62%	(3.30)%	8.52%
November		1.12%	(0.51)%	(3.44)%	4.68%	1.76%
December		1.03%	0.22%	6.35%	(2.40)%	0.89%
Compound Rate of Return	(11.43)%	(9.68)%	(10.58)%	8.43%	(11.60)%	18.48%
	(8 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 1.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 1 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in a Series 1 Unit subject to Brokerage Fees at a 7% annual rate, the highest rate applicable to investors in the Trust.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

1 Includes net asset value of Managing Owner interest of $8,024,388.

2 Includes Managing Owner subscriptions from inception of $5,812,500.

19

GLOBAL MACRO TRUST
(Reflecting Series 2 Unit Expenses)
(April 1, 2010 – August 31, 2013)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection

Inception of Trust Trading: July 2002

Inception of Series 2 Trading: April 2010

Total Net Asset Value of the Trust: $338,592,623

Total Net Asset Value of Series 2: $179,900

Largest % Monthly Drawdown: (8.09)% (05/13)

Worst Peak-to-Valley Drawdown: (23.17)% (04/11-08/13)

Aggregate Trust Subscriptions from Inception: $1,400,592,043

Aggregate Series 2 Subscriptions from Inception: $354,530

Month	2013	2012	2011	2010
January	1.48%	(2.42)%	(1.27)%
February	(0.83)%	(1.47)%	2.49%
March	1.85%	(2.82)%	(2.55)%
April	2.55%	1.42%	6.07%	3.07%
May	(8.09)%	2.35%	(4.49)%	(6.71)%
June	(3.51)%	(3.41)%	(4.23)%	(1.33)%
July	0.06%	4.35%	3.95%	(0.52)%
August	(2.34)%	(1.89)%	(1.42)%	3.07%
September		(2.33)%	(2.13)%	3.15%
October		(2.05)%	(3.06)%	2.43%
November		1.49%	(0.14)%	(2.49)%
December		1.39%	0.59%	5.44%
Compound Rate of Return	(8.91)%	(5.59)%	(6.56)%	5.67%
	(8 mos.)			(9 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 2.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 2 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in a Series 2 Unit.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

20

GLOBAL MACRO TRUST
(Reflecting Series 3 Unit Expenses)
(September 1, 2009 – August 31, 2013)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection

Inception of Trust Trading: July 2002

Inception of Series 3 Trading: September 2009

Total Net Asset Value of the Trust: $338,592,623

Total Net Asset Value of Series 3: $22,765,470

Largest % Monthly Drawdown: (8.07)% (05/13)

Worst Peak-to-Valley Drawdown: (22.72)% (04/11-08/13)

Aggregate Trust Subscriptions from Inception: $1,400,592,043

Aggregate Series 3 Subscriptions from Inception: $48,850,593

Month	2013	2012	2011	2010	2009
January	1.50%	(2.40)%	(1.25)%	(2.23)%
February	(0.81)%	(1.45)%	2.50%	1.64%
March	1.87%	(2.80)%	(2.53)%	5.30%
April	2.57%	1.45%	6.08%	3.09%
May	(8.07)%	2.37%	(4.48)%	(6.69)%
June	(3.49)%	(3.38)%	(4.21)%	(1.31)%
July	0.08%	4.37%	3.97%	(0.50)%
August	(2.32)%	(1.87)%	(1.40)%	3.08%
September		(2.31)%	(2.11)%	3.17%	3.44%
October		(2.03)%	(3.04)%	2.45%	(2.33)%
November		1.51%	(0.12)%	(2.47)%	4.07%
December		1.41%	0.61%	5.45%	(1.62)%
Compound Rate of Return	(8.76)%	(5.35)%	(6.34)%	10.75%	3.43%
	(8 mos.)				(4 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 3.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 3 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in a Series 3 Unit.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

21

GLOBAL MACRO TRUST
(Reflecting Series 4 Unit Expenses)
(November 1, 2010 – August 31, 2013)

Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection

Inception of Trust Trading: July 2002

Inception of Series 4 Trading: November 2010

Total Net Asset Value of the Trust: $338,592,623

Total Net Asset Value of Series 4: $2,197,103

Largest % Monthly Drawdown: (7.92)% (5/13)

Worst Peak-to-Valley Drawdown: (19.86)% (4/11-08/13)

Aggregate Trust Subscriptions from Inception: $1,400,592,043

Aggregate Series 4 Subscriptions from Inception: $2,487,189

Month	2013	2012	2011	2010
January	1.67%	(2.24)%	(1.08)%
February	(0.64)%	(1.29)%	3.02%
March	2.04%	(2.64)%	(2.66)%
April	2.74%	1.62%	7.46%
May	(7.92)%	2.54%	(5.30)%
June	(3.33)%	(3.22)%	(4.05)%
July	0.25%	4.55%	4.15%
August	(2.16)%	(1.71)%	(1.23)%
September		(2.15)%	(1.94)%
October		(1.87)%	(2.88)%
November		1.68%	0.05%	(2.90)%
December		1.58%	0.78%	6.95%
Compound Rate of Return	(7.53)%	(3.44)%	(4.31)%	3.85%
	(8 mos.)			(2 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest % Monthly Drawdown” is the largest negative monthly rate of return experienced by Series 4.

“Worst Peak-to-Valley Drawdown” is the greatest percentage decline in Net Asset Value of a Series 4 Unit without such Net Asset Value being subsequently equaled or exceeded during the period shown. For example, if the value of a Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley drawdown” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in a Series 4 Unit.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

22

Selected Financial Information

The Selected Financial Information for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 is taken from the audited financial statements of the Trust.

	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008

Income Statement Data

Investment income:
Interest income	$870,824	$2,072,015	$3,235,502	$9,966,151	$21,273,709

Expenses:
Total expenses	$40,699,596	$57,730,451	$59,857,073	$66,440,702	$57,262,896
Net investment loss	$(39,828,772)	$(55,658,436)	$(56,621,571)	$(56,474,551)	$(35,989,187)

Realized and unrealized gains (losses):
Net realized gain (losses) on closed positions:
Futures and forward currency contracts	$(17,215,476)	$(8,224,392)	$87,904,542	$(49,280,152)	$214,035,345
Foreign exchange translation	$32,225	$(52,568)	$352,202	$126,508	$(848,741)
Net change in unrealized:
Futures and forward currency contracts	$(6,846,541)	$(25,425,124)	$42,259,414	$(9,457,839)	$(8,084,164)
Foreign exchange translation	$35,618	$(192,987)	$(302,673)	$352,661	$135,285
Net gains (losses) from U.S. Treasury notes:
Realized	$(56,600)	$28,504	$16,976	$526,749	$—
Net change in unrealized	$73,373	$(373,516)	$(203,035)	$(6,705,006)	$4,991,515
Total net realized and unrealized gains (losses)	$(23,977,401)	$(34,240,083)	$130,027,426	$(64,437,079)	$210,229,240
Net income (loss) before Profit Share to Managing Owner	$(63,806,173)	$(89,898,519)	$73,405,855	$(120,911,630)	$174,240,053
Less profit share to Managing Owner	$—	$1,385	$262,695	$43,187	$30,185,853
Net income (loss) after Profit Share to Managing Owner	$(63,806,173)	$(89,899,904)	$73,143,160	$(120,954,817)	$144,054,200
Net income (loss) after profit share to Managing Owner per Series 1 Unit	$(113.73)	$(139.10)	$102.20	$(159.03)	$213.83
Net income (loss) after profit share to Managing Owner per Series 2 Unit	$(70.56)	$(88.62)	$72.46	$—	$—
Net income (loss) after profit share to Managing Owner per Series 3 Unit	$(67.85)	$(85.70)	$131.36	$40.53	$—
Net income (loss) after profit share to Managing Owner per Series 4 Unit	$(44.98)	$(58.92)	$50.68	$—	$—

Balance Sheet Data
Total Assets	$499,260,401	$782,343,935	$911,161,872	$919,457,865	$1,094,632,891
Total Liabilities	$25,600,367	$29,156,541	$18,236,261	$40,303,253	$64,251,530
Total Trust Capital	$473,660,034	$753,187,394	$892,925,611	$879,154,612	$1,030,381,361
Net Asset Value per Series 1 Unit	$1,061.34	$1,175.07	$1,314.17	$1,211.97	$1,371.00
Net Asset Value per Series 2 Unit	$1,191.38	$1,261.94	$1,350.56	$—	$—
Net Asset Value per Series 3 Unit	$1,199.25	$1,267.10	$1,352.80	$1,221.44	$—
Net Asset Value per Series 4 Unit	$1,262.11	$1,307.09	$1,366.01	$—	$—

Selected Quarterly Financial Data

The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31 and June 30, 2013, 2012 and 2011 and September 30 and December 31, 2012 and 2011. This information has not been audited.

	Second Quarter 2013	First Quarter 2013

Interest Income:	$191,115	$208,311
Net Realized and Unrealized Gains (Losses) :	$(35,983,541)	$14,920,545
Expenses*:	$7,065,270	$7,832,427
Net Income (Loss):	$(42,857,696)	$7,296,429
Increase (Decrease) in Net Asset Value per Series 1 Unit:	$(107.52)	$14.93
Increase (Decrease) in Net Asset Value per Series 2 Unit:	$(110.64)	$29.78
Increase (Decrease) in Net Asset Value per Series 3 Unit	$(110.74)	$30.75
Increase (Decrease) in Net Asset Value per Series 4 Unit:	$(111.19)	$38.85

23

	Fourth Quarter 2012	Third Quarter 2012	Second Quarter 2012	First Quarter 2012

Interest Income:	$214,759	$176,744	$212,487	$266,834
Net Realized and Unrealized Gains (Losses):	$6,873,453	$5,707,194	$7,438,771	$(43,996,819)
Expenses*:	$8,370,444	$9,603,855	$10,716,307	$12,008,990
Net Income (Loss):	$(1,282,232)	$(3,719,917)	$(3,065,049)	$(55,738,975)
(Decrease) in Net Asset Value per Series 1 Unit:	$(3.22)	$(11.96)	$(9.07)	$(89.48)
Increase (Decrease) in Net Asset Value per Series 2 Unit:	$9.30	$(0.13)	$3.19	$(82.92)
Increase (Decrease) in Net Asset Value per Series 3 Unit	$10.10	$0.61	$3.96	$(82.52)
Increase (Decrease) in Net Asset Value per Series 4 Unit:	$16.88	$6.85	$10.28	$(78.99)

	Fourth Quarter 2011	Third Quarter 2011	Second Quarter 2011	First Quarter 2011

Interest Income:	$356,127	$448,040	$575,608	$692,240
Net Realized and Unrealized Gains (Losses):	$(16,653,534)	$8,155,864	$(19,140,566)	$(6,601,847)
Expenses*:	$13,108,009	$14,335,180	$15,066,886	$15,221,761
Net Income (Loss):	$(29,405,416)	$(5,731,276)	$(33,631,844)	$(21,131,368)
(Decrease) in Net Asset Value per Series 1 Unit:	$(45.39)	$(10.19)	$(51.19)	$(32.33)
Increase (Decrease) in Net Asset Value per Series 2 Unit:	$(33.96)	$3.86	$(39.72)	$(18.80)
Increase (Decrease) in Net Asset Value per Series 3 Unit	$(33.29)	$4.69	$(39.05)	$(18.05)
Increase (Decrease) in Net Asset Value per Series 4 Unit:	$(27.64)	$11.45	$(31.82)	$(10.91)

* Expenses are inclusive of accruals and reversals of accruals of profit share to the Managing Owner.

There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, and the Trust has not disposed of any segments of its business.

Managing Owner’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

General

The Trust was organized on July 23, 2001 under the Delaware Statutory Trust Act and commenced trading operations July 1, 2002.

The Trust’s success depends on the Managing Owner’s ability to recognize and capitalize on trends and other profit opportunities in different sectors of the global capital and commodity markets. The Managing Owner’s trading methods do not generally aim to predict price movements, nor do they always rely on fundamental economic supply or demand analysis or on macroeconomic assessments of the relative strengths of different national economies or economic sectors. Instead, the systems generally apply proprietary computer models to analyzing past market data, and from this data alone attempt to determine whether market prices are trending. Primarily technical traders such as the Managing Owner base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements. However, there are frequent periods during which fundamental factors external to the market dominate prices.

If the Managing Owner’s trend-following models identify a trend, they signal positions which follow it. When these models identify the trend as having ended or reversed, these positions are either closed out or reversed. Due to their trend-following character, the Managing Owner’s trend-following systems do not predict either the commencement or the end of a price movement. Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Trust’s positions while retaining most of the profits made from following the trend.

24

In analyzing the performance of the Managing Owner’s trend-following systems, economic conditions, political events, weather factors, etc., are not directly relevant because the Managing Owner uses only market data in developing these systems. Additionally, in general there is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. Further, even if significant price trends do occur, if these trends are not comprised of the type of price movements which these systems are designed to identify, the Managing Owner may not position the Trust to profit from or avoid losses due to the trend. Moreover, there have been prolonged periods in the futures markets without significant price movements, as well as markets, in which prices appear to be moving in one direction but then quickly reverse. Such periods may recur with considerable frequency, and the Managing Owner would expect it to be very difficult to achieve profitability in such markets.

The performance summary set forth below is an outline description of how the Trust performed in the past trading in a wide variety of markets. The Trust’s futures and currency forward contract prices are marked-to-market every trading day, and the Trust’s trading accounts are credited or debited with its daily gains or losses. Accordingly, there is no material economic distinction between realized gains or losses on closed positions and unrealized gains or losses on open positions. The Trust’s past performance is not necessarily indicative of how it will perform in the future.

Performance Summary

2013 (6 months)

During the first six months of 2013, the Trust had a net realized and unrealized loss of $21,062,996 from its trading operations (including foreign exchange transactions and translations). Brokerage fees of $13,657,960, management fees of $328,174, administrative expenses of $863,309 and custody fees of $48,254 were paid or accrued. The Trust allocated $0 in profit share to the New Profits Memo Account for the benefit of the Managing Owner. Interest income of $399,426 partially offset the Trust expenses resulting in a net loss after profit share to the Managing Owner of $35,561,267.

An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)

Currencies	(3.42)%
Energies	(1.60)%
Grains	0.12%
Interest rates	(5.25)%
Livestock	(0.04)%
Metals	1.15%
Softs	0.36%
Stock indices	3.42%

Total	(5.26)%

The Trust net asset value declined sharply as losses from trading financial futures, currency forwards, and, to a lesser extent, energy futures outdistanced the gains from trading metals and agricultural commodity futures.

Market dynamics shifted dramatically during the second quarter of 2013. Global markets were roiled by concerns about an earlier than expected Federal Reserve exit from its quantitative easing program and about slowing Chinese growth amid a credit squeeze sanctioned by the People’s Bank of China.

During the first four months of 2013, long interest rate futures positions had been profitable and, in fact, the low yield on the U.S. ten-year note for 2013 was hit on May 2 at 1.63%. Subsequently, however, testimony before Congress by Federal Reserve Chairman Bernanke and comments by several other Federal Reserve officials raised concerns that the quantitative easing policy might be ended or at least tapered off sooner than had previously been expected. In addition, favorable U.S. employment data and housing market statistics and several other solid economic reports pointed to continued U.S. growth. In response, yields on U.S. notes and bonds reversed abruptly and moved sharply higher. There was also a sympathetic move higher in yields on Canadian, European and Australian notes and bonds. Finally, in Japan, the aggressive monetary policy change announced in April seemed to trigger a shift of funds out of Japanese government bonds to equities domestically or to higher yielding investments offshore, which led to rising Japanese Government Bond yields. Sizable losses were suffered on long positions in U.S., German, British, Canadian, Australian and Japanese interest rate futures. By quarter-end, U.S., Australian, Canadian and British note and bond positions had been reversed to short positions, and German note and bond positions were mixed. Long positions in short-term interest rate futures for the U.S., Canada, Australia, Germany and the United Kingdom were also unprofitable, and were reduced or reversed.

Foreign exchange trading was unprofitable during the second quarter of 2013. The abrupt upward turn in U.S. interest rates also triggered an upturn in the U.S. dollar, and short U.S. dollar trades versus a number of currencies posted losses. A number of commodity currencies fell sharply after Chinese economic reports came in weaker than anticipated, further dampening the growth prospects of those countries. Thus short U.S. dollar trades against the currencies of New Zealand, Australia, Canada and Mexico generated losses and were reduced or reversed. Short U.S. dollar trades against Chile, Switzerland, Sweden, Poland and the Euro also were unprofitable and were reduced or reversed. Long Australian dollar trades versus the Euro, yen and pound sterling produced losses. Short Euro trades relative to the currencies of Poland, Sweden and Turkey produced losses as did trading the Swiss franc against the Norwegian krone. Meanwhile, long U.S. dollar trades against the Japanese yen, Indian rupee, Indonesian rupiah, Turkish lira and South African rand were profitable. On the other hand, long U.S. dollar trades relative to the British Pound Sterling, Czech koruna and Norwegian krone were unprofitable.

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 The threat of an early end to the liquidity from quantitative easing, higher interest rates and worries about slower Chinese growth prompted an equity selloff, leading to losses during the second quarter of 2013 on long equity futures positions. Losses were widespread, including European, Asian, North American and South African indices. A short CBOE VIX trade was unprofitable as well. Long positions in Japanese indices were profitable.

Energy trading was unprofitable during the second quarter of 2013 as small short positions in Brent crude oil, WTI crude oil, and RBOB gasoline registered marginal losses when prices drifted higher in the wake of increasing unrest in the Middle East. Trading of natural gas was also unprofitable.

Short positions in gold, silver, aluminum, copper and nickel produced profits during the second quarter of 2013 that far outdistanced losses from trading lead and zinc.

Trading of agricultural commodities was marginally profitable during the second quarter of 2013. Profits from short coffee, sugar soybean oil and cattle positions, and from a long soybean position marginally outweighed the losses from a long cotton trade and short corn and hog trades.

The Trust produced a profit during the first quarter of 2013 predominantly due to gains from long equity positions. There was also a fractional gain from trading soft commodities. Currency trading was nearly flat. On the other hand, trading of interest rate, energy, metal and agricultural commodity futures generated losses.

During the first quarter of 2013, market participants were encouraged by an improvement in U.S. economic conditions, by signs that China’s growth was recovering after having bottomed in the third quarter of 2012, by continued monetary ease worldwide, and by evidence that some grudging progress was being made on the banking and fiscal problems that have plagued developed economies in recent years. At times, however, this enthusiasm was dampened by a variety of factors including: ongoing debate about the future direction of monetary policies and quantitative easing; discussion about the efficacy of continued austerity in the developed world; the possible impact of the U.S. sequestration; talk of political scandals in Spain; labor unrest in Greece; the unexpected Italian election results; and the Cypriot crisis.

With U.S. manufacturing, housing and employment data remaining positive, long positions in U.S. equity futures were profitable as well as a short position in the VIX index. Long positions in Japanese equity futures were profitable in the wake of the Bank of Japan’s accommodative rhetoric. Long Swedish, German, Dutch, Australian, South African, Singaporean and Taiwanese equity index trades were also positive. On the other hand, long positions in Italian, Spanish, Chinese, Korean and Hong Kong equity futures produced partially offsetting losses.

Currency trading was mixed and essentially flat for the first quarter of 2013. Long U.S. and Australian dollar trades against the Japanese yen were quite profitable as Japan’s leaders forged ahead with promises of monetary accommodation. Long Australian positions relative to British Pound Sterling and the Euro, and long U.S. dollar and Euro trades against the South African rand also posted gains. Finally, short Euro trades versus Romanian Leu, Swedish Krone and Turkish Lira, and short U.S. dollar trades versus Chilean and Mexican Peso and Israeli Shekel were profitable. On the other hand, short U.S. dollar trades versus the currencies of the United Kingdom, Canada, Colombia, South Korea, Singapore, Norway, Poland and Switzerland registered losses and were reduced as were short Euro trades against the currencies of Norway, Poland, Hungary and the Czech Republic.

In January 2013, when growth prospects brightened and risk aversion dissipated, interest rates rose and long positions in German, U.S., Australian, Canadian, British and French note and bond futures—which had been highly profitable for the last two years—produced losses and were reduced. In late February and March, increasing worry increased the purchase of government securities, and the long—though reduced—positions produced profits that fell short of earlier losses. For the quarter, long U.S. note and bond positions were profitable, as was a long JGB trade. On the other hand, trading of German, British, Canadian and Australian interest rate futures was unprofitable.

Trading of commodities was fractionally unprofitable during the first quarter of 2013. Among soft commodities, short positions in coffee and sugar were profitable due to the weight of abundant supplies on price. Also, a long cotton trade produced a gain. In grains, the losses from trading corn and the soybean complex outdistanced the gain from a short wheat position. Energy prices were volatile during the quarter and the losses from trading crude oil, heating oil and London gas oil were greater than the profits from a long RBOB gasoline position and from trading natural gas. In metals, profits from short copper and aluminum positions fell short of the losses from long gold, silver, platinum, zinc, lead and nickel trades.

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2012

During 2012, the Trust achieved net realized and unrealized losses of $23,977,401 from its trading operations (including foreign exchange transactions and translations). Brokerage fees of $37,951,734, management fees of $651,848, administrative expenses of $1,968,723 and custody fees of $127,291 were paid or accrued. The Trust allocated $0 in profit share to the New Profits Memo Account for the benefit of the Managing Owner. Interest income of $870,824 partially offset the Trust expenses resulting in a net loss after profit share to the Managing Owner of $63,806,173.

An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)

Currencies	(2.35)%
Energies	(1.98)%
Grains	(1.26)%
Interest rates	4.12%
Livestock	(0.23)%
Metals	(2.10)%
Softs	0.47%
Stock indices	0.35%

Total	(2.98)%

The Trust posted a loss during the year as uncertainties concerning worldwide growth and inflation, fiscal and monetary policies, and political events restricted the development of sustained, exploitable trends. In this environment gains from trading interest rate futures and, to a lesser extent, equity and soft commodity futures, fell short of the losses generated from trading currency, energy, metal and grain futures.

Deleveraging in the developed world and the transition to a new growth model in the developing world that placed less emphasis on exports and greater emphasis on domestic demand interacted with the banking and sovereign stresses in Europe and fiscal dysfunction in the United States to weigh on worldwide economic activity. Important elections throughout the year—for example two Greek elections in a month, the French Presidential contest, the vote on the new Chinese leadership and the U.S. Presidential ballot—periodically added to negative pressures. Throughout 2012 these negative influences were resisted by unrelenting policy easing by monetary authorities, particularly in the developed world. The Federal Reserve led the way with Operation Twist, round 3 of quantitative easing, outright open market purchases of long term treasuries and mortgage backed securities, and finally tying policy to the unemployment rate along with the inflation rate. The European Central Bank (“ECB”) went from long term refinancing operations at the start of the year to outright monetary transactions near the year’s end. The Bank of Japan increased their asset purchase program five times and initiated an inflation target, and the Bank of England increased its quantitative easing program twice in 2012. Finally, there were a plethora of easing actions from the central banks of China, Brazil, India and many other Asian and European countries.

In large measure, these monetary efforts were meant to “buy time” for legislators and fiscal authorities to improve banking regulation and supervision, to rein in debt and deficits with appropriate and effective tax and expenditure programs, and to implement institutional changes to improve competitiveness. And while it was excruciatingly slow, there was progress. On June 29, European Union (“EU”) leaders announced an agreement to moderate conditions on emergency loans to Spanish banks, ease borrowing costs for Spain and Italy, move toward direct recapitalization of European banks with bailout funds, discuss a full EU banking union with ECB supervision (which was further advanced in December), advance the fiscal union discussion and discuss a €120 billion fund to promote growth. On July 26, ECB President Draghi vowed to do “…whatever it takes…” to preserve the euro. Importantly, Europe’s most troubled countries were implementing pension and welfare reforms, improving the functioning of labor markets, and strengthening revenue collection and spending controls. In the U.S., the fiscal cliff was avoided with a last minute deal.

Consequently, as the second half of 2012 progressed, the growth outlook brightened, albeit marginally. Improved housing statistics, a potential shale oil growth dividend, and stability in the American employment picture underpinned global investor sentiment. Chinese growth appeared to have bottomed in the third quarter, and emerging markets in general were steady to improving. Still, Europe was in recession and Japan was foundering.

Given this generally uncertain, easy money, low growth, low inflation, environment it is no surprise that long positions in German, French, Italian, Japanese, Australian and Canadian notes and bonds were profitable. Long positions in short term German and British instruments were also profitable. Meanwhile, trading of U.S. note and bond futures was marginally negative, as losses in the first quarter and again late in the year, when rates rebounded with improving economic activity, outdistanced profits from the spring and summer.

Equity futures trading was profitable as long positions produced gains in the last half of the year that were larger than the losses sustained from equity trading in the first six months. These profits likely reflected some improvement in the economic outlook as well as massive central bank liquidity injections. Long positions in South African, Turkish, Thai, French and U.S. indices showed gains, as did trading of the VIX. On the other hand, trading of German, British, Canadian, Indian and Asian equity futures produced losses.

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A short Arabica coffee trade was very profitable as supplies were boosted by a bumper Brazilian crop. A short cotton trade was profitable during the first half when worldwide growth was weak. Meanwhile, trading of cocoa and sugar were unprofitable.

In a changeable “Risk On/Risk Off” environment, currency trading was volatile and unprofitable. Trading the U.S. dollar versus a variety of high yield, emerging market, and safe haven currencies was broadly unprofitable. On the other hand, short yen positions relative to the U.S. and Australian dollars during the fourth quarter benefitted from official efforts designed to weaken the yen to promote growth. A long Korean won trade during that same time frame was also quite profitable. A short Swiss franc/long Norway position was profitable. Short euro trades versus the Norwegian, Turkish and New Zealand currencies were profitable, while trading the euro against South Africa, Hungary and the Czech Republic produced losses as did sterling/Aussie trading.

Metal prices were volatile in 2012. Generally speaking, long gold and silver trades were unprofitable, while trading industrial metals predominantly from the short side proved a losing proposition. Trading of crude oil, heating oil and London gas oil was quite unprofitable as economic uncertainty and Middle East ructions blocked the development of sustained trends. Trading of U.S. natural gas, on the other hand, was profitable in the wake of the shale boom in North America.

Grain trading was unprofitable as prices declined initially on good crop prospects, spiked in early summer as drought took hold and plunged thereafter as demand weakened. Thus trading of corn, wheat, soybeans and soybean oil was unprofitable. Short livestock trades resulted in small losses too.

2011

During 2011, the Trust achieved net realized and unrealized losses of $34,240,083 from its trading operations (including foreign exchange transactions and translations). Brokerage fees of $54,834,929, management fees of $571,739, administrative expenses of $2,158,133 and custody fees of $165,650 were paid or accrued. The Trust allocated $1,385 in profit share to the New Profits Memo Account for the benefit of the Managing Owner. Interest income of $2,072,015 partially offset the Trust expenses resulting in a net loss after profit share to the Managing Owner of $89,899,904.

An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)

Currencies	(4.01)%
Energies	0.76%
Grains	(1.38)%
Interest Rates	8.99%
Livestock	(0.46)%
Metals	(0.11)%
Softs	(0.28)%
Stock Indices	(7.54)%

Total	(4.03)%

2011 was a volatile year of “Risk On/Risk Off” trading as market sentiment swung from hope to despair and back again on numerous occasions. The Trust was unprofitable as gains from interest rates, precious metals and energy were outweighed by losses from equities, currencies, industrial metals and soft and agricultural commodities.

Market participants were buffeted by a dizzying array of economic growth, economic policy, political and natural disaster-related factors. There were floods in Australia, an earthquake, tsunami and nuclear disaster in Japan, earthquakes in New Zealand and floods in Thailand. Then there were the usual extreme wet and dry weather events that occurred throughout the world as well. On the fiscal front, policy paralysis and a lack of courage kept the U.S. and Europe from dealing in a definitive way with debt and deficit crises that led to ratings downgrades for many countries, endangered the worldwide banking system and led to volatile changes of governments in Greece, Italy and Spain. Throughout 2011, there were periodic developed countries’ monetary policy moves to prop up sagging confidence and prod weakening growth. Persistently low official interest rates and quantitative easing by the U.S. Federal Reserve, Bank of England and the ECB—especially with its late in the year injection of long term lending to banks—aimed to counter despair with some hope. Also, in late November, six central banks, orchestrated by the U.S. Federal Reserve, reduced the cost of U.S. dollar trusting for commercial banks worldwide after the ratings agencies announced downgrades for many of the largest global banks. By August, even emerging market central banks, including China, Brazil, India and Indonesia, that had been maintaining relatively tight monetary policies in order to contain inflation, began to ease as slowing growth become a bigger worry. Indeed, during the final 4 months of the year, downward growth revisions peppered the market regularly as the International Monetary Fund, World Bank, Organization for Economic Co-operation and Development, ECB, European Commission, Bank of England, U.S. Federal Reserve, Bank of Japan and numerous private financial institutions lowered their gross domestic product forecasts. Exchange rate policy was also far from steady in 2011. Many countries from Switzerland and Japan to Brazil and Chile enacted policies designed to counter and reverse the upward pressure on their currencies that threatened their export industries. Finally from the Middle East, the Arab Spring, Iranian intransigence on seeking nuclear power and the U.S. exit from Iraq added to uncertainty, particularly in the energy sector, prompting the International Energy Agency to release 60 million barrels of oil from strategic reserves in July.

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In this environment it is hardly surprising that safe haven or risk aversion trades were profitable, even as price activity in most markets was erratic and lacking persistent direction. Long positions in U.S., U.K., German, Australian, Canadian and Japanese note and bond futures were profitable.

Safe haven long positions in gold and to a lesser extent in silver were profitable. Meanwhile, trading of industrial metals was unprofitable as prices vacillated with the growth outlook, more than offsetting precious metal gains.

Trading of stock indices was very unprofitable and the losses were widespread as prices swung erratically in response to the myriad of issues listed above. Losses were sustained in many cases on both long and short positions. Trading of U.S., European— especially U.K., Asian—especially Japanese, Korean and Australian, and of both emerging and developed countries equity futures produced losses in 2011.

Early in the year short U.S. dollar positions against high growth and high yield currencies of emerging market and commodity countries were profitable. However, as the growth outlook deteriorated, as the debt and deficit crises became more pronounced and as a number of countries implemented policies to halt and reverse their currency appreciation, the U.S. dollar rebounded, partly due to safe haven purchases, and these short positions produced losses and were reversed. On balance, profits from trades versus the currencies of Brazil, Canada, the Euro, India, Korea, Poland, Russia and Switzerland were slightly outweighed by losses from trading the currencies of Australia, Britain, Chile, Columbia, Israel, Japan, New Zealand, South Africa and Sweden.

Cross rate currency trading was very unprofitable. Trading the Euro/New Zealand dollar cross and the New Zealand dollar/Japanese yen cross resulted on losses from both long and short positions as the interactions of the ebb and flow of the European debt crisis and New Zealand earthquakes and the Japanese tsunami disaster caused erratic price moves. Volatility also brought losses from both long and short trades in the Australian dollar versus the Canadian dollar, Swiss franc and Japanese yen units. Finally, trading of the Swiss franc, euro and British pound sterling relative to the Scandinavian currencies was unprofitable.

Energy trading was profitable. Long positions in RBOB gasoline and London gasoil produced gains as prices rose in the first half of the year. Short natural gas trades were profitable especially as prices fell sharply in the last third of 2011.

Softs trading was unprofitable. A short cocoa trade was profitable in the July-December period as weak European demand and a good supply outlook depressed prices. A long cotton trade produced gains early in the year when worldwide growth appeared good. Meanwhile trading sugar generated a loss as prices were volatile and erratic.

Trading of agricultural commodities was unprofitable. Livestock prices were volatile and losses were sustained on both long and short trades through the year. The soybean complex produced losses both long and short as prices of beans, bean oil and meal were volatile. Wheat trading was also unprofitable, while high frequency trading registered a small gain.

2010

During 2010, the Trust achieved net realized and unrealized gains of $130,027,426 from its trading operations (including foreign exchange transactions and translations). Brokerage fees of $57,320,175, administrative expenses of $2,233,354, custody fees of $160,011, and management fees of $143,533 were paid or accrued. The Trust allocated $262,695 in profit share to the New Profits Memo Account for the benefit of the Managing Owner. Interest income of $3,235,502 partially offset the Trust’s expenses resulting in a net gain after profit share to the Managing Owner of $73,143,160.

An analysis of the Trust’s trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)

Currencies	3.19%
Energies	(0.60)%
Grains	1.74%
Interest Rates	9.35%
Livestock	(0.04)%
Metals	1.65%
Softs	0.90%
Stock Indices	0.04%

Total	16.23%

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The Trust produced a gain for the full year 2010 as profits in the early spring and from late summer to year-end outdistanced losses suffered when the European debt crisis was at its height in the May-July period. Gains from trading interest rate futures led the way, although trading of currencies, metals, grains and soft commodity futures also generated attractive profits. Meanwhile, energy trading resulted in a modest loss while equity futures trading was essentially flat as gains during the last six months offset losses from the first half.

One persistent influence on market activity throughout the year was the U.S. Federal Reserve’s easy monetary policy as evidenced by near zero official short term interest rates and continuous liquidity injections via the first and second rounds of quantitative easing. Against this background, long positions in U.S., U.K. and European bond, note and short-term interest rate futures were highly profitable during the first three quarters of the year. In the October-December period, however, concerns about massive government borrowing requirements in developed economies — underscored by the agonizing spread of the European debt crisis — and future inflation triggered a substantial uptick in rates that led to widespread losses on long interest rate futures positions. The fact that a number of countries, including China, India and Australia, tightened their monetary policies to combat incipient inflation added to upward interest rate pressures.

Foreign exchange trading was profitable with both U.S. dollar and non-U.S. dollar cross rate components generating gains. In particular, short U.S. dollar positions versus growth-oriented and commodity currencies of countries such as Brazil, Columbia, India, Indonesia, Mexico, South Africa and Singapore were profitable. In the cross rate component, short Euro positions relative to a variety of currencies registered gains as did a short Euro/long U.S. dollar trade.

Long positions in precious metals were profitable as they benefitted from the flight to safety demand whenever the Euro crisis flared, and from improving optimism about growth toward year-end. Trading of aluminum, lead and zinc, on the other hand, produced losses as industrial metal prices vacillated on the ebb and flow of growth prospects throughout the year.

The weak U.S. dollar, improving growth prospects, particularly in the fourth quarter, and supply concerns caused by a variety of weather conditions — too much or too little rain, too hot or not hot enough —boosted agricultural markets, producing gains from long positions in corn, wheat and the soybean complex. Long coffee and cotton trades were also profitable, while trading of cocoa and sugar produced small losses.

Energy trading was unprofitable as prices for crude oil and products oscillated without direction at least until late in the year when they began an advance. Short natural gas positions did produce a modest gain that offset some of these losses.

Equity trading was marginally negative, although performance across time and across countries was quite disparate. During the first half of 2010 a number of significant events including the growing recognition of the European debt crisis, worries about tighter policy from China, the May 6 “flash crash”, the North/South Korea confrontations and the sustainability of incipient global growth produced losses from equity futures trading. During the last six months as growth prospects became more solid and as the liquidity from the U.S. Federal Reserve underpinned confidence, gains from equity trading largely offset the earlier losses. By country, long positions in Indian, Thai, Singaporean, Taiwanese, Korean, U.S., German, U.K., Swedish and Canadian equity futures were profitable. On the other hand, trading the equities of China, Hong Kong, Spain, Italy, Japan and Australia produced losses.

Liquidity and Capital Resources

Units may be offered for sale as of the beginning, and may be redeemed as of the end, of each month.

The amount of capital raised for the Trust should not have a significant impact on its operations, as the Trust has no significant capital expenditure or working capital requirements other than for monies to pay trading losses, brokerage commissions and charges. Within broad ranges of capitalization, the Managing Owner’s trading positions should increase or decrease in approximate proportion to the size of the Trust.

The Trust raises additional capital only through the sale of Units and capital is increased through trading profits (if any). The Trust does not engage in borrowing.

The Trust trades futures, forward and spot contracts, and may trade swap and options contracts, on interest rates, commodities, currencies, metals, energy and stock indices. Risk arises from changes in the value of these contracts (market risk) and the potential inability of counterparties or brokers to perform under the terms of their contracts (credit risk). Market risk is generally to be measured by the face amount of the futures positions acquired and the volatility of the markets traded. The credit risk from counterparty non-performance associated with these instruments is the net unrealized gain, if any, on these positions plus the value of the margin or collateral held by the counterparty. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In most over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin or collateral in the over-the-counter markets.

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The Managing Owner has procedures in place to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. These procedures primarily focus on: (1) real time monitoring of open positions; (2) diversifying positions among various markets; (3) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets at exchange, though the amount may at any time be substantially higher; (4) prohibiting pyramiding – that is, using unrealized profits in a particular market as margin for additional positions in the same market; and (5) changing the equity utilized for trading by an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits. The Trust controls credit risk by dealing exclusively with large, well capitalized financial institutions as brokers and counterparties.

The financial instruments traded by the Trust contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures, forward and spot contracts or the Trust’s satisfaction of the obligations may exceed the amount recognized in the Statement of Financial Condition of the Trust.

Due to the nature of the Trust’s business, substantially all its assets are represented by cash, cash equivalents and U.S. government obligations, while the Trust maintains its market exposure through open futures, forward and spot contract positions.

The Trust’s futures contracts are settled by offset and are cleared by the exchange clearinghouse function. Open futures positions are marked to market each trading day and the Trust’s trading accounts are debited or credited accordingly. Options on futures contracts are settled either by offset or by exercise. If an option on a future is exercised, the Trust is assigned a position in the underlying future which is then settled by offset. The Trust’s spot and forward currency transactions conducted in the interbank market are settled by netting offsetting positions or payment obligations and by cash payments.

The value of the Trust’s cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Trust’s debt securities to decline, but only to a limited extent. More important, changes in interest rates could cause periods of strong up or down market price trends, during which the Trust’s profit potential generally increases. However, inflation can also give rise to markets which have numerous short price trends followed by rapid reversals, markets in which the Trust is likely to suffer losses.

The Trust’s assets are generally held as cash or cash equivalents, including short-term U.S. government obligations, which are used to margin the Trust’s futures and forward currency positions and withdrawn, as necessary, to pay redemptions and expenses. Other than potential market-imposed limitations on liquidity, due, for example, to limited open interest in certain futures markets or to daily price fluctuation limits, which are inherent in the Trust’s futures and forward trading, the Trust’s assets are highly liquid and are expected to remain so. During 2012 and from the end of 2012 until June 30, 2013, the Trust experienced no meaningful periods of illiquidity in any of the numerous markets traded by the Managing Owner.

Critical Accounting Estimates

The Trust records its transactions in futures, forward and spot currency contracts, including related income and expenses, on a trade date basis. Open futures contracts traded on an exchange are valued at fair value, which is based on the closing settlement price on the exchange where the futures contract is traded by the Trust on the day with respect to which Net Assets are being determined. Open swap contracts are recorded at fair value based on the closing settlement price for equivalent or similar futures positions that are traded on an exchange on the day with respect to which Net Assets are being determined. Open forward currency contracts are recorded at fair value, based on pricing models that consider the current market prices (“Spot Prices”) plus the time value of money (“Forward Points”) and contractual prices of the underlying financial instruments. The Spot Prices and Forward Points for open forward currency contracts are generally based on the 3:00 P.M. New York time prices provided by widely used quotation service providers on the day with respect to which Net Assets are being determined. The Forward Points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign currency contracts traded by the Trust may be in between these periods.

The Managing Owner’s policy is to calculate the Forward Points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of Forward Points for the applicable forward currency contract. The Managing Owner will also compare the calculated price to the forward currency prices provided by dealers to determine whether the calculated price is fair and reasonable.

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The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements. Based on the nature of the business and operations of the Trust, the Managing Owner believes that the estimates utilized in preparing the Trust’s financial statements are appropriate and reasonable, however actual results could differ from these estimates. The estimates used do not provide a range of possible results that would require the exercise of subjective judgment. The Managing Owner further believes that, based on the nature of the business and operations of the Trust, no other reasonable assumptions relating to the application of the Trust’s critical accounting estimates other than those currently used would likely result in materially different amounts from those reported.

Off-Balance Sheet Arrangements

The Trust does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Trust does not enter into any contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company or that would affect its liquidity or capital resources. The Trust’s sole business is trading futures, forward and spot currency contracts, both long (contracts to buy) and short (contracts to sell). The Trust may also engage in trading swaps. All such contracts are settled by offset, not delivery. Substantially all such contacts are for settlement within four months of the trade date and substantially all such contracts are held by the Trust for less than four months before being offset or rolled over into new contracts with similar maturities. The Trust’s Financial Statements present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of the Trust’s open future and forward currency contracts, both long and short, at June 30, 2013, December 31, 2012 and December 31, 2011.

Quantitative And Qualitative Disclosures About Market Risk

Introduction

Past Results Are Not Necessarily Indicative of Future Performance

The Trust is a speculative commodity pool. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust’s main line of business.

Market movements result in frequent changes in the fair market value of the Trust’s open positions and, consequently, in its earnings and cash flow. The Trust’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades.

The Trust can rapidly acquire and/or liquidate both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust’s past performance is not necessarily indicative of its future results.

Value at Risk is a measure of the maximum amount which the Trust could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Trust’s speculative trading and the recurrence in the markets traded by the Trust of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Trust’s experience to date (i.e., “risk of ruin”). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Trust’s losses in any market sector will be limited to Value at Risk or by the Trust’s attempts to manage its market risk.

Materiality, as used in this section “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Trust’s market sensitive instruments.

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Quantifying the Trust’s Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Trust’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

The Trust’s risk exposure in the various market sectors traded by the Managing Owner is quantified below in terms of Value at Risk. Due to the Trust’s mark-to-market accounting, any loss in the fair value of the Trust’s open positions is directly reflected in the Trust’s earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

Exchange maintenance margin requirements have been used by the Trust as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed 95-99% of the maximum one day losses in the fair value of any given contract incurred during the time period over which historical price fluctuations are researched for purposes of establishing margin levels. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one day price fluctuation.

The Trust calculates Value at Risk for forward currency contracts that are not exchange traded using exchange maintenance margin requirements for equivalent or similar futures positions as the measure of Value at Risk.

In quantifying the Trust’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Value at Risk. The diversification effects resulting from the fact that the Trust’s positions are rarely, if ever, 100% positively correlated have not been reflected.

The Trust’s Trading Value at Risk in Different Market Sectors

The following tables indicate the average, highest and lowest amounts of trading Value at Risk associated with the Trust’s open positions by market category for the six months ended June 30, 2013 and fiscal year ended December 31, 2012. During the six months ended June 30, 2013 and fiscal year 2012, the Trust’s average total capitalization was approximately $434.0 million and $582.6 million, respectively.

June 30, 2013
Market Sector	Average Value at Risk	% of Average Capitalization	Highest Value At Risk	Lowest Value At Risk
Currencies	$21.5	4.9%	$28.8	$14.2
Energies	$2.0	0.5%	$2.4	$1.6
Grains	$3.0	0.7%	$3.5	$2.5
Interest Rates	$9.9	2.3%	$14.9	$5.0
Livestock	$0.4	0.1%	$0.6	$0.3
Metals	$4.8	1.1%	$5.9	$3.7
Softs	$1.6	0.4%	$2.4	$0.8
Stock Indices	$21.2	4.8%	$27.4	$14.9

Total	$64.4	14.8%

Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts for the six months ended June 30, 2013. Average capitalization is the Trust’s capitalization at the end of the six months ended June 30, 2013. Dollar amounts represent millions of dollars.

Fiscal Year 2012
Market Sector	Average Value at Risk	% of Average Capitalization	Highest Value At Risk	Lowest Value At Risk
Currencies	$28.8	5.0%	$40.6	$20.6
Energies	$5.8	1.0%	$9.4	$2.7
Grains	$2.5	0.4%	$3.3	$1.3
Interest Rates	$20.6	3.5%	$22.1	$17.8
Livestock	$0.2	2.0%	$0.4	$0.1
Metals	$5.8	1.0%	$11.2	$2.6
Softs	$2.0	0.3%	$2.8	$1.5
Stock Indices	$20.2	3.5%	$23.6	$14.0

Total	$85.9	14.7%

Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts during the fiscal year. Average Capitalization is the average of the Trust’s capitalization at the end of each month during the fiscal year 2012. Dollar amounts represent millions of dollars.

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Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Trust is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally range between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Trust. The magnitude of the Trust’s open positions creates a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause the Trust to incur severe losses over a short period of time. The foregoing Value at Risk table — as well as the past performance of the Trust — give no indication of this “risk of ruin.”

Non-Trading Risk

The Trust has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as any market risk they represent) are immaterial.

The Trust also has non-trading cash flow risk as a result of holding a substantial portion (approximately 90%) of its assets in U.S. Treasury notes and other short-term debt instruments (as well as any market risk they represent) for margin and cash management purposes. Although the Managing Owner does not anticipate that, even in the case of major interest rate movements, the Trust would sustain a material mark-to-market loss on its securities positions, if short-term interest rates decline so will the Trust’s cash management income. The Trust also maintains a portion (approximately between 5% and 10%) of its assets in cash and in a U.S. government securities and related instruments money market fund. These cash balances are also subject (as well as any market risk they represent) to cash flow risk, which is not material.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Trust’s market risk exposures—except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Managing Owner manages the Trust’s primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Trust’s primary market risk exposures as well as the strategies used and to be used by the Managing Owner for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trust’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trust. There can be no assurance that the Trust’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Trust.

The following were the primary trading risk exposures of the Trust as of June 30, 2013, by market sector (see pages 17-18 for a complete list of futures, forward and spot contracts traded).

Financial Instruments. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability. The Trust’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the U.K., the U.S. and the Eurozone. However, the Trust also may take positions in futures contracts on the government debt of other nations. The Managing Owner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary interest rate market exposure of the Trust for the foreseeable future.

Currencies. Exchange rate risk is a principal market exposure of the Trust. The Trust’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies, including cross-rates—e.g., positions between two currencies other than the U.S. dollar.

Stock Indices. The Trust’s equity exposure, through stock index futures, is to equity price risk in the major industrialized countries as well as other countries.

Metals. The Trust’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, palladium, platinum, silver, tin and zinc.

Agricultural. The Trust’s primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions as well as supply and demand factors.

Energy. The Trust’s primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

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Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following were the only non-trading risk exposures of the Trust as of June 30, 2013.

Foreign Currency Balances. The Trust’s primary foreign currency balances are in Australian Dollars, British Pounds, Canadian Dollars, Euros, Japanese Yen, Korean Won, Malaysian Ringgit, Swiss Francs and Thai Bhat. To the extent possible, the Trust controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars (no less frequently than twice a month).

Securities Positions. The Trust’s only market exposure in instruments held other than for trading is in its securities portfolio. The Trust holds only cash or interest-bearing, credit risk-free, short-term paper — typically U.S. Treasury instruments with durations no longer than 1 year. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Trust’s securities, although substantially all of these short-term instruments are held to maturity.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The Managing Owner attempts to control risk through the systematic application of its trading method, which includes a multi-system approach to price trend recognition, an analysis of market volatility, the application of certain money management principles, which may be revised from time to time, and adjusting leverage or portfolio size. In addition, the Managing Owner limits its trading to markets which it believes are sufficiently liquid in respect of the amount of trading it contemplates conducting.

The goal of the Managing Owner’s research has been to develop and select a mix of systems in each market and to allocate risk across a wide array of markets, so as to contain overall portfolio risk within a targeted range while allowing exposure to profitable trend opportunities. Over more than 30 years, the Managing Owner has developed hundreds of trading systems. These trading systems generate buy or sell decisions in a particular market based on the direction of price movements in the market.

Of course, systems can be materially different — better in some periods and worse in others. The main distinguishing features are: the time-frame over which systems work (intra-day to long-term); the granularity of data fed into them (tick data to daily, weekly or monthly frequencies); type (market or economic statistics); source (cash-, futures- or option markets-generated data or government and industry generated statistical information), and the objective of the system (profiting from trends, mean reversion, trading-ranges or volatility). No single approach will work all the time. Therefore, the Managing Owner’s objective is to have several approaches operating simultaneously. Since the early 1980s, the Managing Owner has selected multiple systems for each market.

When arriving at the portfolio allocation, the Managing Owner seeks maximum diversification subject to liquidity and sector concentration constraints, and each market is traded using a diversified (but generally not optimized for each particular market) set of trading systems. The markets traded and allocations are reviewed at least monthly, although changes may occur more or less frequently. The following factors, among others, are considered in constructing a universe of markets to trade for the Trust: profitability, liquidity of markets, professional judgment, desired diversification, transaction costs, exchange regulations and depth of market. Once the universe of markets is established, the Managing Owner’s simulation and optimization techniques help determine which markets to include in the Trust’s portfolio. The current allocation to any market in the Trust’s portfolio does not exceed 3% of total market exposure, measured by risk allocation.

Risk is a function of both price level and price volatility. The Managing Owner sizes the position in each market taking into account its measurement of risk based on price level and volatility in that market. Market exposure is then managed by the position-sizing models which measure the risk in the portfolio’s position in each market. In the event the model determines that the risk has changed beyond an acceptable threshold, it will signal a change in the position — a decrease in position size when risk increases and an increase in position size when risk decreases. The Managing Owner’s position-sizing models maintain overall portfolio risk and distribution of risk across markets within designated ranges. The position-sizing model manages the position traded by each of the (directional) trading systems discussed above. A secondary benefit of the position-sizing model can be timely profit taking. Because markets tend to become more volatile after a profitable trend has been long underway, the position-sizing model often signals position reductions before trend reversals.

In addition, the Managing Owner’s risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification, which attempts to improve the quality of profits by reducing volatility.

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Additional money management principles applicable to the portfolio as a whole include: (1) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets, though the amount may at any time be higher or lower; (2) prohibiting pyramiding — that is, using unrealized profits in a particular market as margin for additional positions solely in the same market; and (3) changing the equity used for trading by an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.

Another important risk management function is the careful control of leverage or total portfolio exposure. Leverage levels are determined by simulating the entire portfolio — all markets, all systems, all risk control models, the exact weightings of the markets in the portfolio and the proposed level of leverage — over the past five or ten years to determine the portfolio’s simulated risk and return characteristics as well as the worst case experienced by the portfolio in the simulation period. The worst case, or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the Managing Owner considers the drawdown too severe or the portfolio’s simulated volatility too high, it reduces the leverage or total portfolio exposure. There are, however, no restrictions on the amount of leverage the Trust may use at any given time.

The Managing Owner

Millburn Ridgefield Corporation

The Managing Owner, Millburn Ridgefield Corporation, is a Delaware corporation operating in Greenwich, Connecticut, organized in May 1982 to manage discretionary accounts in futures and forward markets. It and its principals have been trading in the futures and forwards markets pursuant to systematic quantitative, trading and risk management methods since 1971. As of August 31, 2013, the Managing Owner, together with its affiliates, was managing approximately $1.4 billion in currencies, financial and commodity futures and other alternative strategies in non-proprietary accounts.

The value of the Managing Owner’s investment in the Trust as of August 31, 2013 was $8,024,388. As of the same date, the aggregate value of the Managing Owner’s principals’ and their family members’ investments in the Trust was $538,643.

Background and Management

The Managing Owner has been registered with the CFTC as a “commodity pool operator” since July 1, 1982 and as a “commodity trading advisor” since September 13, 1984 and has been a member of the National Futures Association (“NFA”) since July 1, 1982.  The Managing Owner registered with the CFTC as a “swap member” effective December 26, 2012. The Managing Owner is the successor to the trading advisory and commodity pool operator functions of Millburn Partners and CommInVest Research Limited Partnership (“CommInVest”), each of which served as the general partners of various commodity pools and both of which are or were affiliates of The Millburn Corporation.  The Millburn Corporation, an affiliate of the Managing Owner operating in New York, performs certain administrative and operating functions for the Managing Owner, including research, trade order entry, technology, operations, marketing, accounting, tax, legal, compliance, human resources and administration services.  The Millburn Corporation is compensated by the Managing Owner out of the Managing Owner’s own funds and neither the Trust nor any Unitholder bears any additional costs as a result of the arrangement between The Millburn Corporation and the Managing Owner.  Millburn International, LLC (“Millburn International”) was formed on November 18, 2010. Millburn International and its subsidiaries provide information regarding the Managing Owner and its strategies and certain investor services on behalf of the Managing Owner in connection with the Managing Owner’s international activities.  ShareInVest Research L.P. (“ShareInVest”), an affiliate of the Managing Owner, managed U.S. small capitalization growth stock hedge funds and ceased operations as of December 31, 2007.  There have never been, nor are there pending or on appeal, any administrative, civil or criminal actions against the Managing Owner or its principals or affiliates.  The registration of the Managing Owner with the CFTC must not be taken as an indication that such agency has recommended or approved either the Managing Owner or the Trust.

The core of the Managing Owner’s business centers on its Systematic Futures & Currency Investment Process (the “Investment Process”). The Investment Process is overseen by the Managing Owner’s Investment Committee, which is comprised of the Managing Owner’s senior principals. The Investment Process is supported by service providers from The Millburn Corporation that are responsible for research, data management, system implementation, trade order entry and market intelligence. The Investment Process includes, among other functions, system design, modeling and the Managing Owner’s risk management processes. This Investment Process is responsible for deploying portfolio risk across markets, strategies and models.

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The Managing Owner was among the first systematic money managers to begin building a comprehensive in-house computerized database of cleaned and time-stamped pricing and market-related data pertaining to instruments traded by its funds. This database has been enhanced and updated continuously since its introduction in 1975, but includes data from several decades before that time. Over the years, with advancements in software and storage technology, the database has been expanded to include terabytes of tick and other data. The Managing Owner and The Millburn Corporation utilize third-party software packages to collect this data efficiently and have developed several proprietary software tools that they believe enhance their ability to filter the data and generate simulations, trading signals and new trading models. Data robustness is supported by multiple data feeds from independent third party vendors and by the continuous back up and redundancy of data between the two different geographical locations.

Other key components of the Managing Owner’s Investment Process include trade execution and market intelligence. Currently, most of the Managing Owner’s trades in the futures markets are executed electronically. The Managing Owner believes electronic trading has been instrumental in making the trading operation more efficient and cost effective. The Millburn Corporation’s experienced trading team provides meaningful feedback to the research team which is critical in monitoring the markets (e.g., liquidity, credit, sovereign issues) and in the development of trading algorithms.

The Millburn Corporation’s back office infrastructure supports the Managing Owner’s Investment Process. The infrastructure consists of legal, compliance, fund accounting, tax, technology, marketing, human resources and administrative departments. The Managing Owner and The Millburn Corporation have a strong focus on internal controls and risk management to ensure that all accounts are reconciled in a timely manner. Portfolios are priced using independent pricing sources, assets are safeguarded at independent counterparties and the Managing Owner and The Millburn Corporation strive to maintain adequate separation of duties among employees. A suite of risk management tools is used to monitor various items such as counterparty credit risk, liquidity in the markets traded, targeted risk levels, margin and performance attribution.

In addition to the back office infrastructure provided by The Millburn Corporation, the Trust has engaged CACEIS (USA) Inc., a third-party asset servicing provider (the “Verification Agent”), to, among other things, independently price the Trust’s portfolio, or verify the Managing Owner’s valuations, verify the existence of assets, cash balances and counterparty balances, calculate counterparty exposures, verify the Managing Owner’s calculation of fees and allocations, verify the Managing Owner’s calculation of Net Assets and provide monthly reports related to the foregoing.  The agreement between the Trust and the Verification Agent may be terminated by either party for cause or, after August 16, 2012, upon 90 days notice. The Trust reimburses the Verification Agent for expenses that the Verification Agent incurs on the Trust’s behalf and pays the Verification Agent a monthly fee in arrears equal to the higher of: (1) 1/12 of 0.004% of the month-end Net Assets of the Trust and (2) $2,500. Such expenses and fees are considered a part of the routine legal, accounting, administrative, printing and similar costs associated with the Trust’s day-to-day operations, which are not expected to exceed 0.30 of 1% of the Trust’s average month-end Net Assets in any given year, assuming Trust assets of $500,000,000.

Communication between the Managing Owner and the Trust’s investors is maintained primarily by the investor services department, which provides investors with insight into the trading methodology, current market conditions and performance of their investments.

The background of each of the principals and senior officers of the Managing Owner and its affiliates who perform services on the Managing Owner’s behalf is set forth below. The principals of the Managing Owner responsible for investment decisions and/or business operations on behalf of the Trust are Harvey Beker, George E. Crapple, Barry Goodman, Grant N. Smith, Gregg R. Buckbinder, Mark B. Fitzsimmons and Dennis B. Newton.

Harvey Beker, age 60. Mr. Beker is Co-Chief Executive Officer and Co-Chairman of the Managing Owner and Chief Executive Officer and Chairman of The Millburn Corporation, and serves as a member of the Managing Owner’s Investment Committee. He received a Bachelor of Arts degree in economics from New York University (“NYU”) in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by the investment bank Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at the commodities and securities brokerage firm of Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978 and initially served as the Director of Operations for its affiliate, Millburn Partners. During his tenure at the Managing Owner (including its affiliates, Millburn Partners and CommInVest), he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in June 1982, and a partner in the predecessor to ShareInVest in April 1982. Mr. Beker became registered as an Associated Person and a Swap Associated Person of the Managing Owner effective November 25, 1986 and March 8, 2013, respectively. Additionally, he became listed as a Principal and registered as an Associated Person and a Swap Associated Person of The Millburn Corporation effective February 8, 1984, May 23, 1989 and March 8, 2013, respectively. He was also listed as a Principal and registered as an Associated Person of ShareInVest effective February 20, 1986 until February 25, 2007. Mr. Beker has also served as Co-Chairman of Millburn International since its inception.

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George E. Crapple, age 69. Mr. Crapple is Co-Chief Executive Officer and Co-Chairman of the Managing Owner and served in the same capacities at The Millburn Corporation through May 31, 2011, and serves as a member of the Managing Owner’s Investment Committee. In 1966, he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969, he graduated from Harvard Law School, magna cum laude, where he was an editor of the Harvard Law Review. He was a lawyer with the law firm of Sidley Austin, Chicago, Illinois, from June 1969 until April 1, 1983, as a partner since July 1975, specializing in commodities, securities, corporate and tax law. He was first associated with the Managing Owner in June 1976 and joined the Managing Owner and The Millburn Corporation (including its affiliates, Millburn Partners and CommInVest) on April 1, 1983 on a full-time basis. Mr. Crapple ceased his employment with The Millburn Corporation effective May 31, 2011. He became a partner in ShareInVest in April 1984. Mr. Crapple is a past Director, Member of the Executive Committee, Chairman of the Appeals Committee and a Chairman of the Eastern Regional Business Conduct Committee of the NFA, past Chairman of the Managed Funds Association, a member of the Global Markets Advisory Committee of the CFTC and a member of the board of directors of the Futures Industry Association. Mr. Crapple has also served as Co-Chairman of Millburn International since its inception. Mr. Crapple became listed as a Principal and registered as an Associated Person and Swap Associated Person of the Managing Owner effective September 13, 1984, April 2, 1988 and December 26, 2012, respectively. Additionally, he was listed as a Principal and registered as an Associated Person of The Millburn Corporation effective April 9, 1981 and May 23, 1989, respectively, until May 31, 2011. He was also listed as a Principal and registered as an Associated Person of ShareInVest effective February 20, 1986 until February 25, 2007.

Barry A. Goodman, age 56. Mr. Goodman is Executive Vice-President and Executive Director of Trading for the Managing Owner and The Millburn Corporation, and serves as a member of the Managing Owner’s Investment Committee. As Executive Vice President, Mr. Goodman also plays an integral role in business and product development, and in the strategic direction of the firm as a whole. Mr. Goodman joined the Managing Owner and The Millburn Corporation (including its affiliate, Millburn Partners) in November 1982 as Assistant Director of Trading. His responsibilities include overseeing the firm’s trading operations and managing its trading relationships, as well as the design and implementation of trading systems. From September 1980 through October 1982, he was a commodity trader at the brokerage firm of E. F. Hutton & Co., Inc. (“E.F. Hutton”). At E.F. Hutton, he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. Mr. Goodman graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. Mr. Goodman has also served as President and a Director of Millburn International since its inception. Mr. Goodman became listed as a Principal and registered as an Associated Person and Swap Associated Person of the Managing Owner effective December 19, 1991, May 23, 1989 and January 14, 2013, respectively. He also became listed as a Principal and registered as an Associated Person and a Swap Associated Person of The Millburn Corporation effective June 20, 1995, April 5, 1989 and March 8, 2013, respectively. He became a partner in ShareInVest in January 1994. Mr. Goodman was a listed Principal of ShareInVest, effective May 19, 1999 until February 25, 2007.

Grant N. Smith, age 61. Mr. Smith is Executive Vice-President and Director of Research of the Managing Owner and The Millburn Corporation, and serves as a member of the Managing Owner’s Investment Committee. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology (“MIT”) in 1974 and an M.S. degree from MIT in 1975. While at MIT, he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined the predecessor entity to The Millburn Corporation in June 1975, and has been continuously associated with the Managing Owner, The Millburn Corporation and their affiliates since that time. Mr. Smith has also served as a Director of Millburn International since its inception, where he, along with the other Directors of Millburn International, is responsible for its overall management. Mr. Smith became listed as a Principal and registered as an Associated Person and a Swap Associated Person of the Managing Owner, effective December 19, 1991, April 15, 2009 and March 8, 2013, respectively. He became listed as a Principal and registered as an Associated Person and Swap Associated Person of The Millburn Corporation effective June 20, 1995, May 21, 1992 and March 8, 2013, respectively. Mr. Smith also became a partner in ShareInVest in January 1994. He also was listed as a Principal of ShareInVest, effective May 19, 1999 until February 25, 2007.

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Gregg R. Buckbinder, age 54. Mr. Buckbinder is Senior Vice-President and Chief Operating Officer of the Managing Owner and The Millburn Corporation. He joined the Managing Owner and The Millburn Corporation in January 1998 from Odyssey Partners, L.P., an investment management firm, where he was responsible for the operation, administration and accounting of the firm’s merchant banking and managed account businesses from July 1990 through December 1997. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from June 1985 to July 1990 where he was First Vice President and Controller, and from August 1983 to June 1984 where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from June 1984 to June 1985 as a manager in the tax department and from September 1980 to August 1983 as a senior auditor, with an emphasis on clients in the financial services business. Mr. Buckbinder graduated cum laude from Pace University (“Pace”) in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Buckbinder has also served as Senior Vice President, Chief Operating Officer and a Director of Millburn International since its inception. Mr. Buckbinder became listed as a Principal of the Managing Owner effective February 5, 1999. He became listed as a Principal of The Millburn Corporation effective March 23, 1998. Mr. Buckbinder became a partner in ShareInVest in January 2000. He was also listed as a Principal of ShareInVest effective February 28, 2001 until February 25, 2007.

Steven M. Felsenthal, age 43. Mr. Felsenthal is General Counsel and Chief Compliance Officer of the Managing Owner and The Millburn Corporation. Prior to joining the Managing Owner and its affiliates in January 2004, Mr. Felsenthal was a senior associate in the investment management group at the law firm of Schulte Roth & Zabel LLP (September 1999 - January 2004), where he represented and advised hedge funds, registered investment companies, investment advisers, broker-dealers and banks in connection with all facets of their asset management businesses, and a member of the tax department of the law firm of Kramer, Levin, Naftalis & Frankel LLP (October 1996 - September 1999). He graduated cum laude from Yeshiva University in 1991 with a B.A. in political science, and order of the coif from Fordham University School of Law in 1996, where he also served as an editor of the Fordham Environmental Law Journal. Mr. Felsenthal received an LL.M degree in taxation from NYU School of Law in 2001 and has written and been quoted in numerous published articles, and frequently speaks at conferences, on various topics related to investment management. Mr. Felsenthal is a member of the New York State Bar (since August 1997), former Chairman of the hedge fund industry group Managed Funds Association (“MFA”) CPO/CTA Advisory Committee (November 2006 to June 2010) and former Co-Chairman of the Steering Committee of MFA’s CPO/CTA Forum (June 2010 to January 2013), a member of the Editorial Board of the Journal of Securities Operations & Custody (formerly known as the Journal of Securities Law, Regulation and Compliance) (since February 2007) and a faculty member of the Regulatory Compliance Association’s Chief Compliance Officer University (since May 2009). Mr. Felsenthal has also served as General Counsel, Chief Compliance Officer and Secretary of Millburn International since its inception. Mr. Felsenthal became listed as a Principal of the Managing Owner and The Millburn Corporation effective June 24, 2004. Mr. Felsenthal also served as General Counsel and Chief Compliance Officer of ShareInVest.

Mark B. Fitzsimmons, age 66. Mr. Fitzsimmons is a Senior Vice-President of the Managing Owner and served in the same capacity at The Millburn Corporation until December 31, 2011. His responsibilities include both business development and investment strategy. He joined the Managing Owner and its affiliates in January 1990 from the brokerage firm of Morgan Stanley & Co. Incorporated, a global financial services firm, where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm from October 1987 until January 1990. From September 1977 to October 1987, he was with the financial institution Chemical Bank New York Corporation (“Chemical”), first as a Senior Economist in Chemical’s Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical’s Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From September 1973 to September 1977, Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. degree in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. Mr. Fitzsimmons became listed as a Principal and registered as an Associated Person and a Swap Associated Person of the Managing Owner effective July 2, 1993, April 15, 2009 and March 8, 2013, respectively. Mr. Fitzsimmons was a listed Principal and registered Associated Person of The Millburn Corporation effective June 20, 1995 until December 31, 2011 and October 12, 1992 until December 31, 2011, respectively. Mr. Fitzsimmons was a partner in ShareInVest beginning in January 2000. He was also a listed Principal of ShareInVest effective May 19, 1999 until February 25, 2007.

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Dennis B. Newton, age 62. Mr. Newton is a Senior Vice-President of the Managing Owner and served in the same capacity at The Millburn Corporation through July 1, 2011. His primary responsibilities are in administration and business development. Prior to joining the Managing Owner and The Millburn Corporation in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator from April 1990 to August 1991 and President of its affiliated introducing broker, Phoenix Futures Inc. (“Phoenix”), from March 1990 to June 1991. Mr. Newton was listed as a Principal of Phoenix Asset Management, Inc. and Phoenix beginning in June 1990 and April 1990, respectively, and, although he left the firms in August 1991 and June 1991, respectively, his registration as a Principal was not withdrawn until January 1992 and November 1992, respectively. Mr. Newton was registered as an Associated Person of Phoenix from May 1990 until June 1991 and of Phoenix Asset Management, Inc. from May 1990 until January 1992 (although he left the firm prior to that date, in August 1991). Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with the brokerage firm of Prudential-Bache Securities Inc. (“Prudential-Bache”) from October 1987 to March 1990 and was associated with its affiliated futures commission merchant entity, Prudential Securities Futures Management, Inc. Until March 1990, he was registered as an Associated Person with Prudential Equity Group LLC (beginning in October 1987), and was listed as a Principal of the commodity pool operator Seaport Futures Management, Inc. (“Seaport”) (beginning in January 1989) and Prudential Securities Futures Management, Inc. (beginning in June 1989). Mr. Newton was a Director of Seaport, and his responsibilities at Seaport, Prudential-Bache, Prudential Securities Futures Management, Inc. and Prudential Equity Group LLC included the organization and marketing of public commodity pools. Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc. (“Heinold”), and its affiliated futures commission merchant, Heinold Commodities Inc., where he was a member of the senior management team from October 1974 to October 1987. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading. Mr. Newton was registered as an Associated Person (March 1981 - October 1987) of Heinold Commodities Inc. Mr. Newton was registered as an Associated Person of Heinold beginning in January 1986 and was listed as a Principal of Heinold beginning in February 1986. Although Mr. Newton left Heinold in October 1987, his registration as an Associated Person and his listing as a Principal were not withdrawn until November 1987. Mr. Newton joined the Managing Owner as an Associated Person in May 1991, and then joined the Managing Owner and its affiliates on a full-time basis in September 1991. Mr. Newton became listed as a Principal and registered as an Associated Person, Branch Office Manager and Swap Associated Person of the Managing Owner effective May 14, 1997, May 30, 1991, December 16, 1991 and December 26, 2012, respectively. He also became listed as Principal of The Millburn Corporation effective May 5, 2004 until July 1, 2011.

Tod A. Tanis, age 59. Mr. Tanis is a Vice President and Principal Accounting Officer of the Managing Owner and The Millburn Corporation. He is responsible for overseeing operations and accounting for the firm’s commodity pools. He graduated from Grove City College in May 1976 with a B.A. in accounting and joined the Managing Owner and The Millburn Corporation in May 1983. Prior to joining the Managing Owner and its affiliates, he was with the brokerage firm of E.F. Hutton, where he was a Manager from December 1982 to April 1983; a Supervisor from August 1982 to December 1982; an International Accountant from April 1979 to August 1982; and a staff accountant from June 1978 to April 1979. As a Supervisor at E.F. Hutton, he was responsible for supervising internal and external reporting for the futures division. In December of 1982, he was promoted to Manager and continued his role in supervising internal and external reporting. Mr. Tanis also served as a Junior Accountant and then International Staff Accountant with the brokerage firm of Merrill Lynch & Company from September 1976 to May 1978. Mr. Tanis became listed as a Principal of the Managing Owner and The Millburn Corporation effective July 14, 2004.

The Managing Owner shares with its affiliates a staff of approximately 65, including the above-named individuals.

Past performance of the Units is set forth on pages 19-22 hereof.

Trading Strategies in General

Forward and futures traders may generally be classified as either systematic or discretionary. A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, which markets to follow and trade, when to liquidate a position in a contract that is about to expire and how heavy a weighting a particular market should have in a portfolio. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor’s performance, the trader relies primarily on trading programs or models that generate trading signals. The systems used to generate trading signals themselves may be changed from time to time, but the trading instructions generated by the systems are followed without significant additional analysis or interpretation. Discretionary traders on the other hand — while they may use market charts, computer programs and compilations of quantifiable information to assist them in making investment decisions — make investment decisions primarily on the basis of their own judgment and trading instinct, not on the basis of trading signals generated by any program or model.

The Managing Owner is a systematic trader.

In addition to being distinguished from one another on the basis of whether they are systematic or discretionary traders, futures trading advisors are also distinguished as relying on either technical or fundamental analysis, or on a combination of the two.

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Technical analysis is not based on the anticipated supply and demand of a particular commodity, currency or financial instrument. Instead, it is based on the theory that the study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand for a particular commodity, currency or financial instrument in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity, currency or financial instrument.

Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity, currency or financial instrument in an attempt to predict future prices. Such factors might include the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, currency or financial instrument, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that instrument. Fundamental analysis assumes that the markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

The Managing Owner employs models analyzing both technical and fundamental data, but is predominantly a technical trader.

The Managing Owner’s Trading Strategy

Multiple Trading Systems

The Managing Owner makes trading decisions pursuant to its investment and trading methods, which include technical trend analysis, certain non-traditional technical systems (i.e., systems falling outside of traditional technical trend analysis), and money management principles, which may be revised from time to time. The objective of the Managing Owner’s investment and trading methods is to (i) incorporate trend-following models to participate in all major sustained price moves in the markets traded and (ii) simultaneously consider non-traditional factors that may enhance, reduce or even override trend-following model signals. The Managing Owner’s approach employs models that analyze data over a time spectrum from several minutes to multiple years.

The models described generally have specific type and frequency of data as inputs. For example, a trend-following model may have daily price data as its input, while a non-traditional model may have fundamental data (e.g., the shape of a country’s yield-curve) as its input. In addition to such single-input models, the Managing Owner deploys models that simultaneously analyze different inputs to generate a directional signal. The use of such multi-input models in the portfolio is expected to increase over time. A majority of trades generated by quantitative models may be unprofitable. Their objective is to make fewer but larger profits, more than offsetting possibly more numerous but smaller losses. Consequently, during periods in which market behavior differs significantly from that analyzed to build models, substantial losses are possible, and even likely.

The Managing Owner is engaged in an ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

Successful systematic futures and forward trading depends on several factors. Two of the main factors are development and selection of the trading systems used in each market, and allocation of portfolio risk among the markets available for trading.

Market environments change over time, and particular systems may perform well in one environment but poorly in another. Likewise, market sectors and individual markets go through periods where systematic trading is very profitable and other periods where no system is able to generate any profits.

The goal of the Managing Owner’s research has been to develop and select a mix of systems in each market and to allocate risk across a wide array of markets, so as to contain overall portfolio risk within a targeted range, while allowing exposure to profitable opportunities.

Over more than 40 years, the Managing Owner and its predecessor entities have developed hundreds of trading systems. These trading systems generate buy or sell decisions in a particular market based on the analysis of price movements in the market, some non-price information or a combination of both.

Of course, systems can be materially different — better in some periods and worse in others. The main distinguishing features are: the time-frame over which systems work (intra-day to long-term); the granularity of data fed into them (tick data to daily, weekly or monthly frequencies); type (market or economic statistics); source (cash-, futures-, forward- or option markets-generated data or government and industry generated statistical information), and the objective of the system (profiting from momentum, mean reversion, trading-ranges or volatility). No single approach will work all the time. Therefore, the Managing Owner’s objective is to have several approaches operating simultaneously. Since the early 1980s, the Managing Owner has used multiple systems for each market.

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When arriving at the portfolio allocation, the Managing Owner generally seeks maximum diversification subject to liquidity and sector concentration constraints, and each market is traded using a diversified set of trading systems, which may be optimized for groups of markets, sectors or specific markets. The markets traded and allocations are reviewed at least monthly, although changes may occur more or less frequently. The following factors, among others, are considered in constructing a universe of markets to trade for the Trust: profitability, liquidity of markets, professional judgment, desired diversification, transaction costs, exchange regulations and depth of market. Once the universe of markets is established, the Managing Owner’s simulation and optimization techniques help determine which markets to include in the Trust’s portfolio. The current allocation to any market in the Trust’s portfolio does not exceed 3% of total market exposure, measured by risk allocation.

Risk Management

Risk is a function of both price level and price volatility. For example, a 100,000 barrel crude oil position is worth more and is, therefore, probably more risky with oil at $90 per barrel than with oil at $50 per barrel. Similarly, oil would be more risky if prices are moving in a 5% daily range than if prices are moving in a 1% daily range. The Managing Owner sizes the position in each market taking into account its measurement of risk based on price level and volatility in that market. Market exposure is then managed by the position-sizing models which measure the risk in the portfolio’s position in each market. In the event the model determines that the risk has changed beyond an acceptable threshold, it will signal a change in the position — a decrease in position size when risk increases and an increase in position size when risk decreases. The Managing Owner’s position-sizing models maintain overall portfolio risk and distribution of risk across markets within designated ranges. The position-sizing model manages the position traded by each of the (directional) trading systems discussed above.

In addition, the Managing Owner’s risk management processes focus on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification, which attempts to improve the quality of profits by reducing volatility.

Additional money management principles applicable to the portfolio as a whole include: (1) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets, though the amount may at any time be higher or lower; (2) prohibiting pyramiding — that is, using unrealized profits in a particular market as margin for additional positions solely in the same market; and (3) changing the equity used for trading by an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.

Another important risk management function is the careful control of leverage or total portfolio exposure. Leverage levels are determined by simulating the entire portfolio — all markets, all systems, all risk control models, the exact weightings of the markets in the portfolio and the proposed level of leverage — over the past five or ten years to determine the portfolio’s simulated risk and return characteristics as well as the worst case experienced by the portfolio in the simulation period. The worst case, or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the Managing Owner considers the drawdown too severe or the portfolio’s simulated volatility too high, it reduces the leverage or total portfolio exposure. There are, however, no restrictions on the amount of leverage the Trust may use at any given time.

Decisions whether to trade a particular market require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

The Managing Owner employs discretion in the execution of trades where The Millburn Corporation’s trader expertise plays a role in timing of orders and, from time to time, the Managing Owner may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies. This exercise of discretion (other than in trade execution) generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

With respect to the execution of trades, the Managing Owner and The Millburn Corporation employees responsible for trade order entry may rely to an extent upon the judgment of others, including dealers and bank traders. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

The trading method, systems and money management principles utilized by the Managing Owner are proprietary and confidential. The foregoing description is general and is not intended to be complete.

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Use Of Proceeds

The entire proceeds of this offering of the Units will be used by the Trust to engage in its trading activities and as reserves to support that trading.

The Trust will deposit its assets in cash with the Trust’s clearing brokers and other futures clearing brokers to be used as margin, in accounts established in the name of the Trust at major U.S. banks and with its foreign exchange counterparties. The assets deposited as margin with the clearing brokers will be held in “customer segregated funds accounts” or “foreign futures and foreign options secured amount accounts,” as required by the Commodity Exchange Act (“CEA”) and CFTC regulations. In general, the Managing Owner expects that approximately 3% to 13% of the Trust’s assets will be held in customer segregated funds and approximately 3% to 13% will be held in foreign futures and options secured amount accounts. Assets held in customer segregated funds accounts and foreign futures and options secured amount accounts will be held in cash or in U.S. Treasury instruments approved by the CFTC for the investment of customer segregated funds. In general, the Managing Owner expects that approximately 70% to 85% of the Trust’s assets will be held in bank, U.S. government securities and related instrument money market fund or custody accounts opened in the Trust’s name, although the actual level may vary from time to time. Assets held in these accounts will be held primarily in interest-bearing deposits or in U.S. Treasury instruments and/or Government Agency and related instruments. However, any interest actually earned may be nominal as a result of the historically low interest rates currently available.

The Trust will trade in the forward currency and may trade in swap markets. The Trust will deposit assets with its currency forward and swap counterparties in order to initiate and maintain its currency forward and swap contracts, primarily with Morgan Stanley & Co., LLC, Deutsche Bank AG and Barclays Bank PLC which serve as the Trust’s prime brokers in connection with the Trust’s foreign currency forward contract transactions. Such assets will be held in U.S. Treasury instruments or in cash, for which the Trust will receive an interest credit at short-term rates. The foreign exchange and swap counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowings, despite such cash belonging to the Trust, not the counterparties. Approximately 3% to 12% of the Trust’s assets will be held, in the Trust’s name, in cash or U.S. Treasury instruments in accounts in the U.S., with foreign exchange and swap counterparties. These accounts may not be subject to the segregation regulations of the CFTC and thus may offer less protection than segregated funds accounts in the event of the bankruptcy of a foreign exchange or swap counterparty.

On an ongoing basis, the Managing Owner anticipates that the Trust will be able to earn interest on approximately 90% of its daily Net Assets. The Managing Owner will not receive any interest income earned on the approximately 10% of the Trust’s Net Assets which do not earn interest for the Trust.

Under current margin requirements, the Managing Owner expects the Trust’s average margin to equity ratio, including collateral held by foreign exchange and swap counterparties, to be approximately 5% to 35% of the Trust’s assets. However, margin requirements vary from time to time, and the Trust is not limited in the amount of leverage it may use at any one time.

The Managing Owner does not anticipate making any distributions of Trust profits.

The Trust will not lend any of its assets to any person or entity other than through permitted securities investments. The Managing Owner will not commingle the property of the Trust with the property of any other person or entity in violation of law.

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Charges

The Managing Owner believes that you should consider the charges to which the Trust is subject when making your investment decision.

Charges Paid by the Trust

Recipient	Nature of Payment	Amount of Payment

The Managing Owner	Brokerage Fee	Series 1 Units only: 7% annually, paid as a monthly fee of 0.5833 of 1% of the Trust’s month-end Net Assets attributable to Series 1 Units before accruals for unpaid Brokerage Fees or Series 1 Profit Shares. The Managing Owner will, in turn, pay all the routine costs of executing and clearing the Trust’s trades and all selling commissions due to the Selling Agents. During 2012, the Trust incurred $37,951,047 in Brokerage Fees that were paid and accrued to the Managing Owner.

Persons who invest $100,000 or more in the Series 1 Units pay annual Brokerage Fees at reduced rates. This reduction has no effect on other investors.

	Management Fee	Series 2 Units and Series 3 Units only: 2% annually, paid as a monthly fee of 0.166 of 1% of the Trust’s month-end Net Assets attributable to Series 2 Units and Series 3 Units before accruals for unpaid management fees, custodial fees or Series 2/3 Profit Shares. During 2012, the Trust incurred $651,848 in management fees that were paid and accrued to the Managing Owner.

	Custodial Fee	Series 2 Units only: 0.25% annually, paid as a monthly fee of 0.0208 of 1% of the Trust’s month-end Net Assets attributable to Series 2 Units, before accruals for unpaid management fees, custodial fees or Series 2/3 Profit Shares, which the Managing Owner will pay on to broker-dealers serving as custodians of the Series 2 Units. During 2012, the Trust incurred $687 in custodial fees.

Executing, Clearing Brokers and Others	Round-Turn Brokerage and Electronic Trading Platform Fees	Series 2 Units, Series 3 Units and Series 4 Units only: Actual costs of executing and clearing the Trust’s futures trades and actual electronic platform trading costs attributable to Series 2 Units, Series 3 Units and Series 4 Units, estimated at approximately 0.55% of the Trust’s average month-end Net Assets per year attributable to the Series 2 Units, Series 3 Units and Series 4 Units. During 2012, the Trust incurred $114,983 in round-turn brokerage and electronic trading platform fees attributable to the Series 2 Units, Series 3 Units and Series 4 Units.

Forward and Swap Counterparties/Prime Brokers	“Bid-ask” Spreads, Prime Brokerage Fees	“Bid-ask” spreads are not actually fees but are dealer profit margins incorporated into forward and swap contract pricing. They are, therefore, unquantifiable. The Managing Owner, not the Trust, may pay, depending upon whether the trade is executed at the prime broker or away from the prime broker, approximately $4-$8 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust attributable to the Series 1 Units. The Trust, and not the Managing Owner, may pay, depending upon whether the trade is executed at the prime broker or away from the prime broker, approximately $4-$8 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust attributable to the Series 2 Units, Series 3 Units and Series 4 Units, estimated at approximately 0.001% of the Trust’s average month-end Net Assets per year attributable to the Series 2 Units, Series 3 Units and Series 4 Units. During 2012, approximately 97% of the Trust’s currency forward contracts were not subject to such prime brokerage fee.

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The Managing Owner	Annual Profit Share	Series 1 Units: 20% of any New Trading Profit attributable to Series 1 Units, excluding interest income and after reduction for Brokerage Fees and ongoing offering and administrative costs.

Series 2 Units and Series 3 Units: 20% of any aggregate New Trading Profit attributable to Series 2 Units and Series 3 Units, excluding interest income and after reduction for management fees (attributable to Series 2 Units and Series 3 Units), executing and clearing costs (attributable to Series 2 Units and Series 3 Units), custodial fees (attributable to Series 2 Units) and ongoing offering and administrative costs.

During 2012, the Trust did not allocate any Profit Share to the Managing Owner.

Others	Trustee fees, legal, accounting, printing, postage and other offering and administrative costs	As incurred; not expected to exceed 0.35 of 1% of average month-end Net Assets annually. During 2012, the Trust incurred $1,968,723 in administrative expenses.

Others	Extraordinary charges	Actual payments to third parties; expected to be negligible.

Flat-Rate Brokerage Fees — Series 1 Units

The Trust will pay the Managing Owner a flat-rate annual Brokerage Fee equal to 7% of the average month-end Net Assets attributable to the Series 1 Units after reduction for expenses but before reduction for any accrued but unpaid Brokerage Fees or Profit Shares.

The Managing Owner, not the Trust, will pay all routine costs of executing and clearing the Trust’s futures trades attributable to the Series 1 Units. These costs include the brokerage commissions paid to the clearing brokers, electronic trading platform fees, and NFA transaction fees described below.

The Trust’s expenses must be offset by trading gains and interest income to avoid depletion of the Trust’s assets.

The Managing Owner pays up to 4% to the Selling Agents in respect of the Series 1 Units sold by the Selling Agents. The amount paid to Selling Agents will not, however, exceed 9.5% of the gross offering proceeds of the Series 1 Units sold pursuant to this Prospectus. Once the 9.5% threshold is reached with respect to a Series 1 Unit, the Selling Agent will receive no future compensation and the up to 4% amount that would otherwise be paid to the Selling Agent for that Series 1 Unit will instead be rebated to the Trust for the benefit of all holders of Series 1 Units.

The balance of the Brokerage Fees in respect of Series 1 Units, after payment of compensation to the Selling Agents (or after rebating to the Trust amounts which would otherwise have been paid to the Selling Agents but for the cap on such compensation) will be retained by the Managing Owner. The amount of the Brokerage Fee retained per Series 1 Unit by the Managing Owner is estimated to be approximately 2.45% of the average month-end Net Asset Value per Series 1 Unit per year, i.e., the 7% Brokerage Fee received less (i) the up to 4% amount paid as selling commissions or otherwise rebated to the Trust and (ii) the estimated 0.35% per annum paid out in clearing and execution costs.

Brokerage Fee Differentials

If you subscribe for Series 1 Units in the amount of $100,000, $500,000 or $1,000,000 or more, you will be subject to Brokerage Fees of 6.5%, 6% and 5.5%, respectively.

If your Series 1 Units are subject to reduced Brokerage Fees, rather than actually being charged the reduced amount, your Series 1 Units will be charged the same 7% Brokerage Fee as those of other investors. However, the Managing Owner will rebate to you the difference between the 7% Brokerage Fee and the reduced Brokerage Fee to which you are subject. This rebate will be in the form of additional Series 1 Units, calculated to three decimal places and issued at the then current Series 1 Unit Net Asset Value. Accordingly, the Net Asset Value of your investment in the Trust will reflect the reduced Brokerage Fee applicable to your Series 1 Units and a somewhat higher Profit Share as a result of the lower Brokerage Fee. The Managing Owner uses this rebate procedure to maintain a uniform Net Asset Value across all Series 1 Units.

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The level of the Brokerage Fees you pay will be determined by taking into account the net investments you make — i.e., subscriptions minus redemptions. Thus, if you first invest $50,000 in the Series 1 Units, you will qualify for reduced Brokerage Fees upon a subsequent investment of $50,000, even if your original investment has lost value.

If, immediately after you redeem Series 1 Units, your aggregate net investment is less than $1,000,000, $500,000, or $100,000, you will no longer qualify for the level of reduced Brokerage Fee you were paying. If you make a subsequent investment, you will again qualify for reduced Brokerage Fees at the former level if the amount of the investment, plus the amount of your remaining net capital contributions — that is, subscriptions minus redemptions, assuming redemptions to be made first from profits, not capital contributions — equals or exceeds the relevant break point.

Management Fees — Series 2 Units and Series 3 Units

The Trust will pay the Managing Owner an annual management fee equal to 2% of the average month-end Net Assets attributable to the Series 2 Units and Series 3 Units after reduction for expenses but before reduction for any accrued but unpaid management fees, custodial fees or Series 2/3 Profit Shares.

Round-Turn Brokerage Fees — Series 2 Units, Series 3 Units and Series 4 Units

The Trust, not the Managing Owner, will pay the actual costs of executing and clearing the Trust’s futures trades attributable to Series 2 Units, Series 3 Units and Series 4 Units, estimated at approximately 0.35% of the Trust’s average month-end Net Assets per year attributable to the Series 2 Units, Series 3 Units and Series 4 Units. The costs of executing and clearing the Trust’s futures trades attributable to Series 2 Units, Series 3 Units and Series 4 Units will be borne by the Series 2 Units, Series 3 Units and Series 4 Units, respectively, not by the Trust as a whole.

The costs of executing and clearing the Trust’s futures trades include brokerage commissions paid to the clearing brokers and electronic trading platform fees, as both are described below, and NFA transaction fees of $0.04 per round-turn trade of a futures contract and $0.02 for each trade of a commodity option executed on a U.S. exchange.

The Managing Owner has negotiated brokerage rates with the clearing brokers ranging from approximately $2.00 to approximately $15.00 per round-turn trade, including all related exchange and regulatory fees. Commissions on some foreign exchanges are somewhat higher. Electronic trading platform fees for futures range from $0.15 to $0.25 per contract, depending upon the futures trading volume. At these rates, and including the foreign currency prime broker fees described below, the Managing Owner estimates the Trust’s aggregate execution and clearing costs borne by the Series 2 Units, Series 3 Units and Series 4 Units will be approximately 0.55% of average month-end Net Assets attributable to the Series 2 Units, Series 3 Units and Series 4 Units per year. The Managing Owner does not receive any portion of the commissions paid to the clearing brokers.

Custodial Fees — Series 2 Units

The Trust will pay the Managing Owner a custodial fee equal to 0.25% of the average month-end Net Assets attributable to the Series 2 Units, after reduction for expenses but before reduction for any accrued but unpaid management fees, custodial fees or Series 2/3 Profit Shares, which the Managing Owner will pay on to brokers acting as custodian of Series 2 Units for the benefit of investors in Series 2 Units. The custodial fee expense will be borne by the Series 2 Units, not by the Trust as a whole.

The maximum amount of custodial fees paid to brokers that serve as custodians of Series 2 Units will not exceed 3.1667% of the gross offering proceeds of the Series 2 Units sold pursuant to this Prospectus. Once the maximum threshold is reached with respect to a Series 2 Unit, the broker serving as custodian for such Series 2 Unit will receive no future payment of custodial fees and the 0.25% amount that would otherwise be paid to the custodian for that Series 2 Unit will instead be rebated to the Trust for the benefit of all holders of Series 2 Units.

“Bid-Ask” Spreads

Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads are not actually fees but, rather, represent a profit margin to the dealer for making a market in the currency. The Managing Owner cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer, but the Managing Owner believes that the Trust will effect its currency transactions at prevailing market prices. Because the Trust will buy currency at the offer price and sell it at the bid price, the Trust, not the Managing Owner, will pay the dealer spreads. Dealer profit from the Trust’s currency trading may, over time, be substantial. Moreover, if the Trust trades swaps, banks and other dealers charge a “spread” between “bid” and “ask” prices, reflecting their profit on the transaction. In addition, the Managing Owner, not the Trust, may pay, depending upon whether the trade is executed at the prime broker or away from the prime broker, approximately $4-$8 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust attributable to the Series 1 Units. The Trust, and not the Managing Owner, may pay, depending upon whether the trade is executed at the prime broker or away from the prime broker, approximately $4-$8 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust attributable to the Series 2 Units, Series 3 Units and Series 4 Units, such prime brokerage fees to be an expense borne by the Series 2 Units, Series 3 Units and Series 4 Units, not the Trust as a whole. Prime brokerage fees borne by the Series 2 Units, Series 3 Units and Series 4 Units are estimated at approximately 0.001% of the Trust’s average month-end Net Assets per year attributable to the Series 2 Units, Series 3 Units and Series 4 Units. During 2012, approximately 97% of the Trust’s currency forward contracts were not subject to such prime brokerage fee.

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20% Profit Share Based on “High Water Mark” New Trading Profit

The Trust pays the Managing Owner a Series 1 Profit Share equal to 20% of any cumulative New Trading Profit recognized by the Series 1 Units as of the end of each calendar year. The Trust pays the Managing Owner a Series 2/3 Profit Share equal to 20% of any cumulative New Trading Profit recognized, in the aggregate, by the Series 2 Units and the Series 3 Units as of the end of each calendar year. New Trading Profit is any cumulative Trading Profit in excess of the highest level — the “High Water Mark”—of cumulative Trading Profit as of any previous calendar year-end. Trading Profit includes (1) realized trading profit (loss) plus or minus (2) the change in unrealized trading profit (loss) on open positions as of the previous calendar year-end. New Trading Profit in respect of Series 1 Units is calculated after payment of the monthly Brokerage Fee and ongoing offering and administrative expenses. New Trading Profit in respect of Series 2 and Series 3 Units is calculated after payment of the monthly management fee, execution and clearing costs, custodial fees, and ongoing offering and administrative expenses. For purposes of determining the Unit Net Asset Value and for allocating Profit Shares in respect of Units redeemed as of a date other than December 31, the Profit Share is accrued, and the accruals are reversed to reflect losses, on a monthly basis. Trading Profit does not include interest earned on the Trust’s assets. Profit Shares previously paid do not reduce New Trading Profit. That is, the Managing Owner does not have to “earn back” its Profit Shares in order to produce New Trading Profit.

For example, assume that at the end of the first year of trading the Series 1 Units had, after payment of monthly Brokerage Fees and ongoing offering and administrative costs, a realized profit of $50,000 on its closed positions and an unrealized profit of $150,000 on open positions. Series 1 Trading Profit would equal $200,000 and 20%, or $40,000, would be allocated as a Series 1 Profit Share. Assume that during the second calendar year, again after payment of monthly Brokerage Fees and ongoing offering and administrative costs, the Series 1 Units had realized profits of $60,000 and a decrease in the unrealized profits on its open positions of $50,000. Cumulative Series 1 New Trading Profit would have increased to $210,000 ($200,000 + $60,000 —$50,000), and 20% of $10,000, or $2,000, would be allocated as a Series 1 Profit Share. Now assume that during the third year, again after payment of monthly Brokerage Fees and ongoing offering and administrative costs, the Series 1 Units incurred realized losses of $150,000 and a decrease in the unrealized profit on its open positions of $100,000. Series 1 Trading Profit would have decreased as of the end of such year to $(40,000) ($210,000 — $150,000 — $100,000), and no Series 1 Profit Share would be paid. The Managing Owner would retain the $42,000 already paid as Series 1 Profit Shares but would not receive additional Series 1 Profit Shares until cumulative Series 1 New Trading Profit exceeded $210,000 as of a year-end.

Redemption of Units will result in a proportional decrease in any loss carryforward — since the last calendar year-end as of which a Profit Share was paid — as of the date of redemption. Redemption of Units at a time when there is accrued New Trading Profit will result in a proportional Profit Share allocation to the Managing Owner.

Series 4 Units, which are available only to employees and former employees of the Managing Owner and its affiliates who purchase their Units through The Millburn Corporation 401(k) and Profit Sharing Plan, are not subject to the Managing Owner’s Profit Share.

Offering Expenses

The Trust pays all offering costs of the Units, including registration and filing fees and the legal and accounting costs of updating this Prospectus and printing and postage costs associated with producing and distributing this Prospectus and related sales literature to the Selling Agents, as well as payments to administrators for processing subscription agreements. The Managing Owner may pay certain of these costs and, if so, will be reimbursed without interest by the Trust. Under certain circumstances, for example, where such costs are unexpectedly high, the Managing Owner may, but is not obligated to do so, waive a portion of such reimbursement. The offering costs of the Trust will not exceed 1.10% of the gross offering proceeds of the Units. When added to selling compensation discussed herein, the “organizational and offering expenses” of the Trust, as defined by Rule 2310 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), will not exceed 11.10% of the gross offering proceeds of the Units.

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Administrative Expenses

The Trust pays all routine legal, accounting, administrative (including, if applicable, the services of an administrator unaffiliated with the Managing Owner), printing and similar costs associated with its day-to-day operations, including the Trustee’s fees and the Valuation Agent’s fees. The Managing Owner estimates such costs will not exceed 0.30 of 1% of the Trust’s average month-end Net Assets in any given year, assuming Trust assets of $500,000,000, and, when aggregated with the offering costs described above, are not expected to exceed 0.35 of 1% of the Trust’s average month-end Net Assets in any given year. The Managing Owner may pay certain of these costs and, if so, will be reimbursed without interest by the Trust. Under certain circumstances, for example, where such costs are unexpectedly high, the Managing Owner may, but is not obligated to do so, waive a portion of such reimbursement.

Extraordinary Expenses

The Trust is responsible for the taxes, if any, imposed on the Trust itself. The Trust is required to pay any extraordinary charges incidental to its trading, for example, insurance or delivery expenses. The Managing Owner expects that any such charges will be negligible.

Charges Paid by the Managing Owner

Selling Commissions

The Managing Owner pays, from its own funds, the Selling Agent’s selling commissions in connection with the sale and distribution of the Series 1 Units. The Managing Owner will also pay, from its own funds, any sales commissions or compensation due Selling Agents in connection with the sale of the Series 2 Units and Series 3 Units.

Charges Paid by Certain Investors

Redemption Charges

Redemption charges, described below, apply through the first eleven months after a Series 1 Unit is issued. Redemption charges reduce the amount of your redemption proceeds.

Redemptions; Net Asset Value

Redemption Procedure

The Trust is intended as a medium- to long-term investment, which the Managing Owner construes to mean at least a 3-5 year period. However, you may redeem Units as of the close of business on the last day of any calendar month. You must give at least 10 days’ prior written notice to the Managing Owner of your intent to redeem.

If you redeem Series 1 Units on or before the end of the first consecutive six-month and five-month periods after you buy such Series 1 Units, you will pay redemption charges of 4% and 3%, respectively, of your redeemed Series 1 Units’ Net Asset Value as of the date of redemption. Series 1 Units are considered sold, for purposes of determining whether redemption charges apply, on the closing date — the first day of the month —of the investment, not the day subscriptions are received or accepted. If your subscription is in the amount of $100,000, $500,000 or $1,000,000 or more, your redemption charges will be 3.5% and 2.5%, 3% and 2%, and 2.5% and 1.5%, respectively. Redemption charges are paid to the Managing Owner. Series 1 Units purchased on different closing dates are treated on a “first-in, first-out” basis for purposes of calculating the periods to which redemption charges apply and for purposes of determining the 9.5% threshold for Selling Agent fees.

All additional Series 1 Units issued to subscribers subject to reduced Brokerage Fees will, for redemption purposes, be deemed all to have been issued as of the same issue date as the longest outstanding Series 1 Units held by the particular Unitholder. In the event that Series 1 Units are sold at an intra-month closing date, the end of such month will constitute the first of the eleven month-ends as of which such redemption charges are due.

Series 2 Units, Series 3 Units and Series 4 Units are not subject to redemption charges.

The Managing Owner may declare additional redemption dates upon notice to the Unitholders and may, in unusual circumstances, permit certain, or all, Unitholders to redeem as of dates other than month-end.

Unitholders may redeem any whole number of Units.

Fractional Units may be redeemed only upon redemption of a Unitholder’s entire remaining interest in the Trust.

A form of Request for Redemption is attached to the Fourth Amended and Restated Declaration of Trust and Trust Agreement (the “Declaration of Trust”) as an Annex.

All requests for redemption will be honored and payment will be made within 15 business days of the month-end redemption date. The Managing Owner will make arrangements with Selling Agents who so request to pay redemptions through crediting Unitholders’ customer securities accounts with such Selling Agents. In the unlikely event a market disruption that results in the closing of financial markets in the U.S. or abroad makes it impossible or impracticable to value the Units or liquidate Trust assets, redemptions may be suspended or payment of redemption proceeds may be delayed. Unitholders will be notified by telephone or first-class mail if redemptions are suspended or if redemption payments will be delayed due to such a market disruption.

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Investments by the Managing Owner, other than its required investment in the Trust, may be redeemed on the same terms as the Units.

Net Asset Value

Net Assets are determined in accordance with generally accepted accounting principles of the U.S. and include unrealized profits as well as unrealized losses on open commodity positions. Net Assets include the sum of all cash, U.S. Treasury instruments or other fixed-income instruments, valued at market, the liquidating value, or cost of liquidation, of all futures, forward and options positions and the fair market value of all other assets of the Trust, less all liabilities of the Trust, including accrued liabilities, irrespective of whether such liabilities, such as Profit Shares, may, in fact, never be paid. If a contract cannot be liquidated on a day with respect to which Net Assets are being determined, the settlement price on the next day on which the contract can be liquidated will be the basis for determining the liquidating value of such contract, or such day, or such other value as the Managing Owner may deem fair and reasonable.

The Net Asset Value of a Unit of a particular Series refers to the Net Assets allocated to the aggregate capital accounts of the Units of such Series divided by the number of outstanding Units of such Series.

The Clearing Brokers AND SWAP DEALERS

The Trust utilizes the services of various clearing and executing brokers in connection with its futures trading. The Managing Owner currently intends to clear trades through J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Barclays Capital Inc. but may execute or clear some or all of the Trust’s trades through other brokerage firms without notice to the Unitholders (the “Clearing Brokers”). The Managing Owner may execute or clear trades through brokerage firms which are also Selling Agents.

The Customer Agreements among the clearing brokers, the Managing Owner and the Trust generally provide that the clearing brokers will not be liable to the Trust except for gross negligence, willful misconduct or bad faith and, in the case of trades executed as well as cleared by the clearing brokers, for errors in such execution.

The Fund currently conducts futures trading with J.P. Morgan Securities LLC (“JPMS”). JPMS’ principal business address is 383 Madison Avenue, New York, NY 10179. JPMS is an indirect, wholly-owned subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”). JPMorgan Chase is one of the largest bank holding companies in the U.S.

Although JPMS, as a large futures commission merchant and broker dealer, has been subject to regulatory disciplinary matters involving sizeable fines or other sanctions, as of the date hereof neither JPMS nor any of its principals has been the subject of any material administrative, civil or criminal action, including any action that has been pending, on appeal, or concluded within the last five years, except as follows:

JPMorgan Chase maintains litigation reserves for certain outstanding litigation matters. In accordance with the provisions of U.S. GAAP for contingencies, the Company accrues for a litigation-related liability when it is probable that such a liability has been incurred and the amount of the loss can be reasonably estimated. While the outcome of litigation is inherently uncertain, management believes, in light of all information known to it at December 31, 2012 that the Company’s litigation reserves were adequate at such date. Management reviews litigation reserves periodically, and the reserve may be increased or decreased in the future to reflect further litigation developments. The Company believes it has meritorious defenses to claims asserted against it in its currently outstanding litigation and, with respect to such litigation, intends to continue to defend itself vigorously, litigating or settling cases according to management’s judgment. Many of the Company’s litigation matters involve claims made against several of the Company’s affiliates and are managed centrally by JPMorgan Chase. For further discussion on certain litigation cases relating to JPMorgan Chase, including the estimate of the range of reasonably possible losses for the Company’s litigation portfolio, please refer to Note 31 of JPMorgan Chase’s 2012 Annual Report.

J.P. Morgan Futures Inc. (“JPMFI”) merged with and into JPMS on June 1, 2011. In 2009, JPMFI agreed to pay a Civil Monetary Penalty of $300,000 and comply with certain undertakings (the “2009 Order”) in connection with the CFTC finding that JPMFI violated the CEA and CFTC Regulations.  The violations concerned rules governing segregation of customer funds, timely computation of segregation obligations, timely reporting of an under segregation deficiency to the CFTC and diligent supervision of its employees.  The CFTC also indicated that JPMFI did not have a process in place to determine the impact of expected withdrawals from the segregated accounts on the amount required to be kept in segregation.

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The 2009 Order resulted from an incident in 2007. JPMFI at all times maintained segregated accounts in which it kept customer funds (the “segregated accounts”) and separate accounts in which it kept its own funds (the “house account”). In accordance with regulatory requirements, it always maintained “excess funds” of its own in the customer segregated accounts. At the close of business on May 31, 2007, the segregated accounts had a balance of approximately $9.6 billion of which JPMFI had its own excess funds of approximately $725 million. On June 1, 2007, JPMFI processed transactions related to the delivery of Treasury notes that resulted in Treasury notes received by JPMFI for the benefit of customers erroneously being placed in a JPMFI house account. This had the effect of JPMFI’s segregated accounts being insufficiently funded on one business day by approximately $750 million and resulted in JPMFI drawing upon customer segregated funds beyond its actual interest, causing customer funds to be commingled with JPMFI’s funds. In the 2009 Order, the CFTC did not make any findings indicating that JPMFI, being under segregated, caused any losses to customers.  Additionally, the CFTC specifically indicated that the Treasury securities JPMFI held were sufficient, had they been moved to a segregated account on the day in question, to allow JPMFI to maintain proper funding of its segregated bank accounts.

On October 27, 2009, JPMS submitted an Offer of Settlement to the U.S. Securities and Exchange Commission (“SEC”). In the Offer of Settlement, JPMS agreed to consent to the entry of the Order, without admitting or denying the findings contained therein (other than those relating to jurisdiction). The SEC Order was issued on November 4, 2009. The case involved claims that JPMS did not disclose in official statements or offering memoranda payments by JPMS to local broker-dealers and consultants in connection with $5 billion in bond underwriting and interest rate swap agreement business awarded to JPMS. The Order censured JPMS, required that JPMS cease-and-desist from committing or causing any violations or future violations of Section 17(a)(2) and (3) of the Securities Act of 1933, Section 15B(c)(1) of the Securities Exchange Act of 1934 and Municipal Securities Rulemaking Board (“MSRB”) Rule G-17, and required that JPMS pay disgorgement of $1 and a civil money penalty of $25 million. The disgorgement and civil money penalty were paid on November 9, 2009. The Order also reflected JPMS’s undertaking to (a) make a $50 million payment to and for the benefit of Jefferson County, Alabama, for the purpose of assisting displaced County employees, residents, and sewer ratepayers, and (b) terminate any and all obligations of the County to make any payments to JPMS’s affiliated commercial bank arising from the termination of certain swap agreements with the County. The payment to and for the benefit of Jefferson County, Alabama was also paid on November 9, 2009, and the payment obligations of the County to JPMS’s affiliated commercial bank were terminated on November 4, 2009.

On June 2, 2009, JPMorgan Chase, on behalf of itself and affiliates, including JPMS, agreed to a settlement in principle with the New York Attorney General’s Office which provided, among other things, that the Firm would offer to purchase at par certain auction-rate securities purchased from JPMS by individual investors, charities and small- to medium-sized businesses. On June 4, 2009, JPMorgan Chase also agreed to a substantively similar settlement in principle with the Office of Financial Regulation for the State of Florida and the North American Securities Administrators Association (“NASAA”) Task Force, which agreed to recommend approval of the settlement to all remaining states, Puerto Rico and the U.S. Virgin Islands. The settlement agreements with the New York Attorney General’s Office and the Office of Financial Regulation for the State of Florida have been finalized. The regulators alleged  that JPMS misrepresented the nature, liquidity and risk of the auction rate securities it sold, and that in February 2008, JPMS stopped uniformly supporting auctions for which it acted as the sole or lead broker, leaving certain investors holding long-term securities that could not be sold at par value.  JPMS neither admitted nor denied the facts alleged by the regulators and the settlement agreements provide for the payment of penalties totaling $25 million. JPMorgan Chase is currently in the process of finalizing consent agreements with NASAA’s member states.

On June 21, 2011, the SEC filed a Complaint in the U.S District Court for the Southern District of New York pursuant to settlement agreement with JPMS resolving an inquiry concerning the structuring and sale of certain mortgage related collateralized debt obligations.  The Complaint alleges that JPMS negligently failed to disclose in the offering documents for Squared CDO 2007-1 that an institutional investor that purchased the subordinated notes in the CDO, and purchased protection on a substantial portion of the collateral, played a significant role in the collateral selection process.  Without admitting or denying the allegations of the SEC’s complaint, JPMS consented to entry of a judgment that (i) enjoins JPMS from violating Section 17(a)(2) and (3) of the Securities Act of 1933, (ii) orders JPMS to pay $18.6 million in disgorgement, $2 million in prejudgment interest and a $133 million penalty, and (iii) orders JPMS to comply with certain undertakings relating to its future offerings of Residential Mortgage Backed Securities.

The SEC, the Department of Justice (“DOJ”), the Internal Revenue Service (“IRS”), the Office of the Comptroller of the Currency (“OCC”), the Board of Governors of the Federal Reserve System and 25 State Attorneys General (collectively, the "Agencies") conducted investigations into manipulation of the sales and bidding processes on certain municipal derivative transactions in or prior to 2006 by certain former employees of JPMS at its former municipal derivatives desk. On July 7, 2011, JPMS and/or certain of its affiliates entered into settlements with the Agencies, as a result of which JPMorgan Chase agreed to pay a total amount of $211.2 million as follows: $50 million to the IRS; $51.2 million in connection with its agreement with the SEC; $35 million in connection with its agreement with the OCC; and $75 million in connection with its agreement with the State Attorneys General.  Of those funds, $129.7 million was made eligible for distribution to municipalities and other tax-exempt issuers.  JPMorgan Chase also consented to various undertakings, including the implementation of enhanced compliance measures.

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On March 8, 2012, the CFTC issued an order filing and simultaneously settling charges against JPMS for prearranging a trade involving ten year U.S. Treasury Note Futures spreads on the Chicago Board of Trade (“CBOT”). The order found that on a single occasion in 2010, before the merger of JPMFI with and into JPMS, a customer directed a JPMFI employee to sell a certain number of ten year Treasury spreads on its behalf and to look for any “all or nones” against which to sell those spreads. An “all or none” order must be filled in its entirety. According to the order, the JPMFI employee subsequently identified an all or none bid for the exact same amount as the sell order and then sold against that bid, with the result being that the same customer was on both sides of the transaction. The order found that JPMFI, through its employee, confirmed the execution of a prearranged trade, and that such trade was both noncompetitively executed and a fictitious sale, in violation of CEA Section 4c(a)(1) and CFTC Regulation 1.38(a). The order required JPMS to pay a civil monetary penalty of $140,000, cease and desist from further violations of the CEA and CFTC regulations, and undertake all necessary steps to ensure that all employees and/or agents under its authority or control understand and comply with the order.

On November 16, 2012, the SEC filed a complaint (the “Complaint”) against JPMS, EMC Mortgage, LLC, and certain of their affiliates (collectively, the “Defendants”) in the U.S District Court for the District of Columbia (In 2008, the Bear Stearns companies, including EMC Mortgage, LLC, were acquired by JPMS’ ultimate holding company parent, JPMorgan Chase). The Complaint relates primarily to Bear Stearns’ alleged failure to disclose information regarding settlements entered into by a Bear Stearns affiliate with originators of loans that had been securitized into residential mortgage-backed securities (“RMBS”) trusts beginning in or about 2005. The Complaint also alleged that JPMS and an affiliate, in connection with an RMBS offering in 2006, failed to include in the RMBS prospectus supplement’s delinquency disclosures of 620 loans that the SEC asserted were more than 30 days delinquent at the cut-off date for the offering. Based on the alleged conduct described above, the Complaint alleged that the Defendants violated Sections 17(a)(2) and (3) of the Securities Act of 1933.

The Defendants settled the SEC's charges by consenting, without admitting or denying the allegations in the Complaint (except as to jurisdiction), to the entry of a final judgment ordering the Defendants collectively to pay approximately $296.9 million in disgorgement, penalties and prejudgment interest, and permanently enjoining them from violating Sections 17(a)(2) and (3) of the Securities Act of 1933. The District Court entered the final judgment on the settlement on January 8, 2013.

A portion of the Trust’s futures transactions are cleared through Deutsche Bank Securities Inc. (“DBSI”).  DBSI has its main business office located at 60 Wall Street, New York, New York 10005, U.S.A., and is an indirect wholly owned subsidiary of Deutsche Bank AG (“Deutsche Bank”).  DBSI is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.  DBSI is also a U.S.-registered broker-dealer. Deutsche Bank and its subsidiaries and affiliates, including DBSI, are, in the ordinary course of their business, the subject of litigation, and regulatory examinations, inquiries and investigations.  DBSI is not, and during the past five years has not been, subject to any civil, administrative or criminal proceeding that would materially affect its ability to do business as a futures commission merchant in the ordinary course of its business.

The DB and its affiliates, including DBSI (collectively, “Deutsche Bank”) , have received subpoenas and requests for information from certain regulators and government entities concerning its activities regarding the origination, purchase, securitization, sale and/or trading of mortgage loans, RMBS, CDOs, asset backed commercial paper and credit derivatives. Deutsche Bank is cooperating fully in response to those subpoenas and requests for information.

Deutsche Bank has been named as defendant in numerous civil litigations in various roles as issuer or underwriter in RMBS offerings. These cases include purported class action suits, actions by individual purchasers of securities, and actions by insurance companies that guaranteed payments of principal and interest for particular tranches of securities offerings. Although the allegations vary by lawsuit, these cases generally allege that the RMBS offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination.

Deutsche Bank and several current or former employees were named as defendants in a putative class action commenced on June 27, 2008, relating to two Deutsche Bank-issued RMBS offerings. Following a mediation, the court has approved a settlement of the case.

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Deutsche Bank is a defendant in putative class actions relating to its role, along with other financial institutions, as underwriter of RMBS issued by various third-parties and their affiliates including Countrywide Financial Corporation, IndyMac MBS, Inc., Novastar Mortgage Corporation, and Residential Accredit Loans, Inc. These cases are in various stages up through discovery. On March 29, 2012, the court dismissed with prejudice and without leave to replead the putative Novastar Mortgage Corporation class action, which the plaintiffs have appealed. On March 1, 2013, the U.S. Court of Appeals for the Second Circuit reversed the dismissal and remanded the case for further proceedings to the District Court. These cases are in various stages up through discovery. On April 30, 2013, the SDNY Court granted in part plaintiffs’ motion for reconsideration reinstating certain RMBS issued by Residential Accredit Loans, Inc., including certain offerings underwritten by Deutsche Bank. On April 17, 2013, Bank of America announced that it had reached a settlement in principle to dismiss various class action claims, which include the class action claims brought against underwriters, including Deutsche Bank, relating to RMBS issued by Countrywide Financial Corporation. The settlement in principle which is subject to final court approval does not require any payment by underwriters, including Deutsche Bank.

Deutsche Bank is a defendant in various non-class action lawsuits by alleged purchasers of, and counterparties involved in transactions relating to, RMBS, and their affiliates, including Allstate Insurance Company, Asset Management Fund, Assured Guaranty Municipal Corporation, Baverische Landesbank, Cambridge Place Investments Management Inc. (“CPIM”), the Federal Deposit Insurance Corporation (as conservator for Franklin Bank S.S.B.), Citizens National Bank and Strategic Capital Bank, the Federal Home Loan Bank of Boston (“FHLB Boston”), the Federal Home Loan Bank of San Francisco (“FHLB San Francisco”), the Federal Home Loan Bank of Seattle (“FHLB Seattle”), the Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae and Freddie Mac, John Hancock Insurance Company, Mass Mutual Life Insurance Company, Phoenix Light SF Limited, Sealink Funding Ltd., Stichting Pensioenfonds ABP, The Charles Schwab Corporation, The Union Central Life Insurance Company, The Western and Southern Life Insurance Co. and the West Virginia Investment Management Board. These civil litigations are in various stages up through discovery.

In the actions against Deutsche Bank solely as an underwriter of other issuers’ RMBS offerings, Deutsche Bank has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now or may in the future be in bankruptcy or otherwise defunct.

On February 6, 2012, the SDNY Court issued an order dismissing claims brought by Dexia SA/NV and Teachers Insurance and Annuity Association of America, and their affiliates and on January 4, 2013, the court issued an opinion explaining the basis for the order. The court dismissed some of the claims with prejudice and granted the plaintiffs leave to replead other claims. The plaintiffs repled the claims dismissed without prejudice by filing a new complaint on February 4, 2013.

On July 16, 2012, the Fourth Judicial District for the State of Minnesota dismissed Deutsche Bank from a litigation brought by Moneygram Payment Systems, Inc. (“Moneygram”) relating to investments in RMBS, collateralized debt obligations and credit-linked notes. The court further denied Moneygram’s motion for reconsideration, and Moneygram has filed an appeal. On January 11, 2013, Moneygram filed a summons with notice in New York State Supreme Court seeking to assert claims similar to those dismissed in Minnesota.

On February 4, 2013, pursuant to the terms of a settlement agreement, Stichting Pensioenfonds ABP dismissed two lawsuits that had been filed against Deutsche Bank. The terms of the settlement are confidential.

A number of other entities have threatened to assert claims against Deutsche Bank in connection with various RMBS offerings and other related products, and Deutsche Bank has entered into agreements with a number of these entities to toll the relevant statute of limitations. It is possible that these potential claims may have a material impact on Deutsche Bank.

On May 3, 2011, the DOJ filed a civil action against Deutsche Bank AG and MortgageIT, Inc. (“MIT”) in the SDNY Court. The DOJ filed an amended complaint on August 22, 2011. The amended complaint, which asserts claims under the U.S. False Claims Act and common law, alleges that Deutsche Bank AG, DB Structured Products, Inc., MIT, and the DBSI submitted false certifications to the Department of Housing and Urban Development’s Federal Housing Administration (“FHA”) concerning MIT’s compliance with FHA requirements for quality controls and concerning whether individual loans qualified for FHA insurance. As set forth in the amended complaint, the FHA has paid $368 million in insurance claims on mortgages that are allegedly subject to false certifications. The amended complaint seeks recovery of treble damages and indemnification of future losses on loans insured by FHA, and as set forth in the filings, the government seeks over $1 billion in damages. On September 23, 2011, the defendants filed a motion to dismiss the amended complaint. Following a hearing on December 21, 2011, the court granted the DOJ leave to file a second amended complaint. On May 10, 2012, Deutsche Bank settled this litigation with the DOJ for $202.3 million.

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On May 8, 2012, Deutsche Bank reached a settlement with Assured Guaranty Municipal Corporation (“Assured”) regarding claims on certain RMBS issued and underwritten by Deutsche Bank that are covered by financial guaranty insurance provided by Assured. Pursuant to this settlement, Deutsche Bank made a payment of $166 million and agreed to participate in a loss share arrangement to cover a percentage of Assured’s future losses on certain RMBS issued by Deutsche Bank. All of Deutsche Bank’s currently expected payments pursuant to this settlement were provisioned in previous quarters. This settlement resolves two litigations with Assured relating to financial guaranty insurance and limits claims in a third litigation where all the underlying mortgage collateral was originated by Greenpoint Mortgage Funding, Inc. (a subsidiary of Capital One), which is required to indemnify Deutsche Bank.

Deutsche Bank and DBSI, including a division of DBSI, have been named as defendants in 21 individual actions asserting various claims under the federal securities laws and state common law arising out of the sale of ARS. Of those 21 actions, four are pending and 17 have been resolved and dismissed with prejudice. Deutsche Bank and DBSI were the subjects of a putative class action, filed in the United SDNY Court, asserting various claims under the federal securities laws on behalf of all persons or entities who purchased and continue to hold ARS offered for sale by Deutsche Bank and DBSI between March 17, 2003 and February 13, 2008. In December 2010, the court dismissed the putative class action with prejudice. After initially filing a notice of appeal, the plaintiff voluntarily withdrew and dismissed the appeal in December 2011. Deutsche Bank was also named as a defendant, along with ten other financial institutions, in two putative class actions, filed in the SDNY Court, asserting violations of the antitrust laws. The putative class actions allege that the defendants conspired to artificially support and then, in February 2008, restrain the ARS market. On or about January 26, 2010, the court dismissed the two putative class actions. The plaintiffs have filed appeals of the dismissals with the Second Circuit Court of Appeals. On March 5, 2013, the Second Circuit affirmed dismissal of the two putative class actions.

Deutsche Bank and certain of its affiliates and officers, including DBSI, are the subject of a consolidated putative class action, filed in the SDNY Court, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by Deutsche Bank and its affiliates between October 2006 and May 2008. Claims are asserted under sections 11, 12(a)(2), and 15 of the Securities Act. An amended and consolidated class action complaint was filed on January 25, 2010. On August 19, 2011, the court granted in part and denied in part the defendants’ motion to dismiss. Defendants have moved for reconsideration of the portion of the decision denying the motion to dismiss. On September 20, 2011, plaintiffs filed a second amended complaint, which no longer includes claims based on the October 2006 issuance of securities. On defendants’ motion for reconsideration, the court on August 10, 2012 dismissed the second amended complaint with prejudice. Plaintiffs have sought reconsideration of that dismissal.

DBSI has been named as a respondent in 25 arbitrations seeking damages allegedly sustained from investments in the Aravali Fund (“Aravali”), a third-party hedge fund sold by DBSI to retail clients. Aravali used a high degree of leverage in investing in municipal bonds to generate return and income, leverage that led to the collapse of the fund when the municipal bond market suffered a decline in the fall of 2008. Two of the arbitrations are pending, and 23 of the arbitrations have concluded or have been resolved and have been or will soon be dismissed with prejudice.

DBSI has been named as a respondent in 16 arbitrations seeking damages for losses sustained through a put spread options investment strategy directed by an independent registered investment advisor, Themis Asset Strategies LLC (“Themis”), whose principal Derek Clark was a client advisor at DBSI from 2002-2005. Claimants include direct clients of Themis, for whom DBSI performed execution and custody services; customers of DBSI, who participated in the trading program through DBSI’s referral program; and a non-customer whose trades were executed through DBSI’s options desk and delivered to another firm.  The put spread options strategy experienced a severe decline during the market turmoil of October 2008, and DBSI discontinued its referral arrangement with Themis in November 2008. Three of the arbitrations are pending and 13 have been resolved and dismissed with prejudice.

DBSI has been named as respondent in an arbitration alleging that DBSI failed to sell an equity position held by the claimant, Dr. Xiaohua Qu (the Chief Executive Officer of Canadian Solar), in accordance with the terms of a Rule 10b5-1 sales plan agreement. Claimant seeks compensatory damages in excess of $10 million plus punitive damages and costs and fees. The arbitration hearing is scheduled for November 2012.

DBSI, along with numerous other securities firms and individuals, has been named as a defendant in a consolidated class action lawsuit pending in the SDNY Court. The lawsuit is purportedly brought on behalf of investors in certain debt securities issued by MF Global Holdings Ltd. DBSI is being sued as an underwriter for two of the three debt offerings that are the subject of the lawsuit. The lawsuit alleges material misstatements and omissions in a registration statement and prospectuses. The parties are awaiting the filing of a consolidated amended complaint.

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Deutsche Bank is the subject of a litigation filed in the SDNY Court by the Joint Official Liquidators (“JOLs”) of the SPhinX family of hedge funds (“SPhinX”) arising from losses allegedly suffered by SPhinX when SPhinX assets were transferred from segregated accounts at Refco LLC to unprotected accounts at Refco Capital Markets, Ltd. According to the complaint, the JOLs filed the action to recover (i) $263 million plus interest in damages suffered by SPhinX, (ii) the lost business enterprise value and deepening insolvency damages suffered by SPhinX’s investment manager, PlusFunds Group, Inc., and (iii) damages suffered by a group of SPhinX investors that assigned claims to the JOLs. The complaint included claims for breach of fiduciary duty, fraud/misrepresentation, aiding and abetting fraud, aiding and abetting breach of fiduciary duty, aiding and abetting conversion, breach of contract/breach of implied covenant of good faith and fair dealing, and declaratory relief on Deutsche Bank’s indemnity claims against SPhinX. On November 1, 2011, the court dismissed all claims, except for the claim for aiding and abetting fraud and further limited that claim to losses suffered by SPhinX with respect to assets placed at Refco LLC. On December 26, 2012, the court issued an order granting Deutsche Bank’s motion for summary judgment and dismissed the aiding and abetting fraud claim. As a result, all claims against Deutsche Bank have been dismissed. The dismissal becomes final when the court issues a written opinion explaining the rulings in the December 26, 2012 order.

On November 27, 2012, the CME Group Business Conduct Committee approved settlements/fines in the amounts of $550,000 and $250,000 to resolve three separate actions concerning DBSI’s alleged inaccurate reporting of block trades on the Chicago Mercantile Exchange (“CME”) and Chicago Board of Trade (“CBOT”). The settlement resolves approximately 50 violations relating to approximately 30 trades from 2009-2011, including two incidents of alleged intentional misreporting. DBSI neither admitted nor denied the rule violations upon which the fines are based.

Barclays Capital Inc. (“BCI”) is a registered securities broker-dealer and futures commission merchant. BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business.

On September 15, 2009, motions were filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) by Lehman Brothers Holdings Inc. (“LBHI”), the Securities Investor Protection Act Trustee for Lehman Brothers Inc. (the “Trustee”) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (the “Committee”). All three motions challenged certain aspects of the transaction pursuant to which BCI, its parent Barclays Bank PLC (“BBPLC”) and other subsidiaries of Barclays Bank PLC (collectively, “Barclays”) acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the court order approving such sale. The claimants were seeking an order voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received; and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and order approving the sale (the “Rule 60 Claims”). On November 16, 2009, LBHI, the Trustee and the Committee filed separate complaints in the Bankruptcy Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that requested in the motions. On January 29, 2010, BCI filed its response to the motions and also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale (together with the Trustee’s competing claims to those assets, the “Contract Claims”).

On February 22, 2011, the Bankruptcy Court issued its Opinion in relation to these matters, rejecting the Rule 60 Claims and deciding some of the Contract Claims in the Trustee’s favor and some in favor of BCI. On July 15, 2011, the Bankruptcy Court entered final Orders implementing its Opinion. BCI and the Trustee each appealed the Bankruptcy Court’s adverse rulings on the Contract Claims to the United States District Court for the Southern District of New York (the “SDNY”). LBHI and the Committee did not pursue an appeal from the Bankruptcy Court’s ruling on the Rule 60 Claims. After briefing and argument, the SDNY issued its opinion on June 5, 2012 in which it reversed one of the Bankruptcy Court’s rulings regarding Barclays’ entitlement to receive margin for exchange-traded derivatives (“ETD Margin”) that had been adverse to Barclays and the Company and affirmed the Bankruptcy Court’s other rulings on the Contract Claims, including the Bankruptcy Court’s ruling that Barclays is entitled to the “clearance box” assets referred to in the sale document (the “Clearance Box Assets”). On July 17, 2012, the District Court issued an amended opinion correcting certain errors but not otherwise affecting the rulings, and an agreed judgment implementing the rulings in the opinion. Barclays and the Trustee have each appealed the adverse rulings of the District Court to the United States Court of Appeals for the Second Circuit (the “Court of Appeals”). If the District Court’s rulings are unaffected by future proceedings, the Company will not incur a loss in respect of these claims.  As a result of an agreement entered into by the Company, BBPLC and BGUS in July 2011, as well as the Trustee’s agreement to enforce any obligations relating to the return of ETD Margin only against BBPLC, in the event that the District Court’s ruling regarding Barclays’ entitlement to ETD Margin were reversed on appeal, the Company would not be liable for such obligations. In the event that the Court of Appeals reverses the District Court’s ruling regarding entitlement to the Clearance Box Assets, the Company estimates that it would incur a loss of approximately $786 million plus pre-judgment interest thereon relating to the Clearance Box Assets previously received by the Company that would have to be returned or paid to the Trustee.

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The FHFA, acting for two US government sponsored enterprises, Fannie Mae and Freddie Mac (collectively, the “GSEs”), filed lawsuits against 17 financial institutions in connection with the GSEs’ purchases of residential mortgage-backed securities (“RMBS”).  The lawsuits allege, among other things, that the RMBS offering materials contained materially false and misleading statements and/or omissions.  BCI and certain of its former employees are named in two of these lawsuits, relating to sales between 2005 and 2007 of RMBS, in which BCI was lead or co-lead underwriter.

Both complaints demand, among other things: rescission and recovery of the consideration paid for the RMBS; and recovery for the GSEs’ alleged monetary losses arising out of their ownership of the RMBS.  The complaints are similar to other civil actions filed against BCI by other plaintiffs, including the Federal Home Loan Bank of Seattle, Federal Home Loan Bank of Boston, Federal Home Loan Bank of Chicago, Cambridge Place Investment Management, Inc., HSH Nordbank AG (and affiliates), Sealink Funding Limited, Landesbank Baden-Württemberg (and affiliates), Deutsche Zentral-Genossenschaftsbank AG (and affiliates), Stichting Pensioenfonds ABP, Royal Park Investments SA/NV, Bayerische Landesbank, John Hancock Life Insurance Company (and affiliates), Prudential Life Insurance Company of America (and affiliates) and the National Credit Union Administration relating to purchases of RMBS.

The CFTC, the SEC, the U.S. Department of Justice Fraud Section (the “DOJ-FS”) and Antitrust Division, the U.K. Financial Conduct Authority (the “FCA”), the U.K. Serious Fraud Office, the Monetary Authority of Singapore, the Japanese Financial Services Agency, the prosecutors’ office in Trani, Italy and various U.S. state attorneys general are among various authorities conducting investigations into submissions made by BBPLC and other financial institutions to the bodies that set or compile various financial benchmarks, such as the London Interbank Offered Rate (“LIBOR”) and the Euro Interbank Offered Rate (“EURIBOR”).

On June 27, 2012, BBPLC, BCI and BBPLC’s parent Barclays PLC (“BPLC”), announced that they had reached a settlement with the CFTC.  A penalty of $200 million was paid by BBPLC in connection with the CFTC settlement. On June 27, 2012, BBPLC also announced that it had reached a settlement with the U.K. Financial Services Authority (the “FSA”) (as predecessor to the FCA) (US Dollar equivalent of $93 million penalty paid by BBPLC) and the DOJ-FS ($160 million penalty paid by BBPLC). The settlements were made by entry into a Settlement Order Agreement with the CFTC (the “CFTC Order”), a Non-Prosecution Agreement with the DOJ-FS and a Settlement Agreement with the FSA.

In addition to a $200 million civil monetary penalty, the CFTC Order requires Barclays to cease and desist from further violations of specified provisions of the Commodity Exchange Act and take specified steps to ensure the integrity and reliability of its benchmark interest rate submissions, including LIBOR and EURIBOR, and improve related internal controls.  Among other things, the CFTC Order requires Barclays to:

•	Make its submissions based on certain specified factors, with BBPLC’s transactions being given the greatest weight, subject to certain specified adjustments and considerations;
•	Implement firewalls to prevent improper communications including between traders and submitters;
•	Prepare and retain certain documents concerning submissions and retain relevant communications;
•	Implement auditing, monitoring and training measures concerning its submissions and related processes;
•	Make regular reports to the CFTC concerning compliance with the terms of the CFTC Order;
•	Use best efforts to encourage the development of rigorous standards for benchmark interest rates; and
•	Continue to cooperate with the CFTC’s ongoing investigation of benchmark interest rates.

BCI, BPLC, BBPLC and other banks have been named as defendants in class action and non-class action lawsuits pending in United States Federal Courts in connection with the role of BBPLC and other banks as contributor panel banks to US Dollar LIBOR, the first of which was filed on April 15, 2011. As against BCI, a class action has been commenced in the SDNY. The complaint is substantially similar to the other class action lawsuits pending against contributor panel banks and alleges, among other things, that the BCI, BPLC, BBPLC and the other banks individually and collectively violated the Sherman Act by suppressing or otherwise manipulating US Dollar LIBOR rates. Additionally, BCI and BBPLC are named in an individual action currently pending in the SDNY. The plaintiff in that action alleges violations of various New York laws by suppressing or otherwise manipulating US Dollar LIBOR rates.

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On February 12, 2013, a class action was commenced against BCI, BPLC, BBPLC and other EURIBOR panel banks by plaintiffs that purchased or sold a NYSE LIFFE EURIBOR futures contract.  The complaint alleges manipulation of the EURIBOR rate and violations of the Sherman Act beginning as early as June 1, 2005 and continuing through June 30, 2010. The action is currently pending in the SDNY.

In addition, Barclays has been granted conditional leniency from the Antitrust Division of the Department of Justice in connection with potential U.S. antitrust law violations with respect to financial instruments that reference EURIBOR. As a result of that grant of conditional leniency, Barclays is eligible for (i) a limit on liability to actual rather than treble damages if damages were to be awarded in any civil antitrust action under U.S. antitrust law based on conduct covered by the conditional leniency and (ii) relief from potential joint-and-several liability in connection with such civil antitrust action, subject to Barclays satisfying the DOJ and the court presiding over the civil litigation of its satisfaction of its cooperation obligations.

BCI, BPLC and BBPLC also have been named as defendants along with four current and former BPLC officers and directors in a proposed securities class action pending in the SDNY in connection with BBPLC’s role as a contributor panel bank to LIBOR. The complaint principally alleges that BPLC’s Annual Reports on Form 20-F for the years 2006-2011 contained misstatements and omissions concerning (among other things) its compliance with its operational risk management processes and certain laws and regulations.  The complaint also alleged that BBPLC’s daily US Dollar LIBOR submissions constituted false statements in violation of US securities law. The complaint was brought on behalf of a proposed class consisting of all persons or entities that purchased BPLC sponsored American Depositary Receipts on an American securities exchange between July 10, 2007 and June 27, 2012.  The complaint asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. On May 13, 2013, the court granted the defendants’ motion to dismiss the complaint in its entirely. Plaintiffs’ motion for reconsideration of that dismissal was denied on June 13, 2013. Plaintiffs filed a notice of appeal with the United States Court of Appeals for the Second Circuit on July 12, 2013.

There have been no other administrative, civil or criminal actions, whether pending or concluded, against BCI within the last 5 years that would be considered to be material as defined in Section 4.24(l)(2) of the Regulations under the Commodity Exchange Act.

The Trust’s prime brokers for purposes of trading in the forward currency and swap markets are currently Morgan Stanley & Co., LLC, Deutsche Burk AG and Barclays Capital PLC. The Managing Owner may trade in the currency forward or swap markets through other dealers without notice to the Unitholders.

On June 1, 2011, Morgan Stanley & Co. Incorporated converted from a Delaware corporation to a Delaware limited liability company. As a result of that conversion, Morgan Stanley & Co. Incorporated is now named Morgan Stanley & Co. LLC (“MS&Co.”).

MS&Co. is a wholly-owned, indirect subsidiary of Morgan Stanley (“MS”), a Delaware holding company. MS files periodic reports with the SEC as required by the Securities Exchange Act of 1934, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning MS and its subsidiaries, including MS&Co. As a consolidated subsidiary of MS, MS&Co. does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of MS’s SEC 10-K filings for 2012, 2011, 2010, 2009, and 2008.

In addition to the matters described in those filings, in the normal course of business, each of MS and MS&Co. has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of MS and MS&Co. is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including MS and MS&Co.

MS&Co. is a Delaware limited liability company with its main business office located at 1585 Broadway, New York, New York 10036. Among other registrations and memberships, MS&Co. is registered as a futures commission merchant and is a member of the NFA.

During the preceding five years, the following administrative, civil, or criminal actions pending, on appeal or concluded against MS&Co. or any of its principals are material within the meaning of CFTC Rule 4.24(l)(2) or 4.34(k)(2):

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On June 2, 2009, MS executed a final settlement with the Office of the New York State Attorney General (“NYAG”) in connection with its investigation relating to the sale of auction-rate securities (“ARS”). MS agreed, among other things to: (1) repurchase at par illiquid ARS that were purchased by certain retail clients prior to February 13, 2008; (2) pay certain retail clients that sold ARS below par the difference between par and the price at which the clients sold the securities; (3) arbitrate, under special procedures, claims for consequential damages by certain retail clients; (4) refund refinancing fees to certain municipal issuers of ARS; and (5) pay a total penalty of $35 million. On August 13, 2008, MS reached an agreement in principle on substantially the same terms with the Office of the Illinois Secretary of State, Securities Department (on behalf of a task force of other states under the auspices of the NASAA) that would settle their investigations into the same matters.

On June 5, 2012, MS&Co. consented to and became the subject of an Order Instituting Proceedings Pursuant to Sections 6(c) and 6(d) of the Commodity Exchange Act, as amended, Making Findings and Imposing Remedial Sanctions by the CFTC to resolve allegations related to the failure of a salesperson to comply with exchange rules that prohibit off-exchange futures transactions unless there is an Exchange for Related Position (EFRP). Specifically, the CFTC found that from April 2008 through October 2009, MS&Co. violated Section 4c(a) of the CEA and Commission Regulation 1.38 by executing, processing and reporting numerous off-exchange futures trades to the CME and CBOT as EFRPs in violation of CME and CBOT rules because those trades lacked the corresponding and related cash, OTC swap, OTC option, or other OTC derivative position. In addition, the CFTC found that MS&Co. violated CFTC Regulation 166.3 by failing to supervise the handling of the trades at issue and failing to have adequate policies and procedures designed to detect and deter the violations of the Act and Regulations. Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, MS&Co. accepted and consented to entry of findings and the imposition of a cease and desist order, a fine of $5,000,000, and undertakings related to public statements, cooperation and payment of the fine. MS&Co. entered into corresponding and related settlements with the CME and CBOT in which the CME found that MS&Co. violated CME Rules 432.Q and 538 and fined MS&Co. $750,000 and CBOT found that MS&Co. violated CBOT Rules 432.Q and 538 and fined MS&Co. $1,000,000.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed two complaints against MS&Co. and other defendants in the Superior Court of the State of California. These actions are styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al., and Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al., respectively. Amended complaints filed on June 10, 2010 allege that defendants made untrue statements and material omissions in connection with the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by MS&Co. in these cases was approximately $704 million and $276 million, respectively. The complaints raise claims under both the federal securities laws and California law and seek, among other things, to rescind the plaintiff’s purchase of such certificates. On July 29, 2011 and September 8, 2011, the court presiding over both actions sustained defendants’ demurrers with respect to claims brought under the Securities Act of 1933, as amended, and overruled defendants’ demurrers with respect to all other claims. At June 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in these cases was approximately $345 million, and the certificates had incurred actual losses of approximately $2.8 million. Based on currently available information, MS&Co. believes it could incur a loss for this action up to the difference between the $345 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On July 9, 2010 and February 11, 2011, Cambridge Place Investment Management Inc. filed two separate complaints against MS&Co. and other defendants in the Superior Court of the Commonwealth of Massachusetts, both styled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. The complaints assert claims on behalf of certain clients of plaintiff’s affiliates and allege that defendants made untrue statements and material omissions in the sale of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co. or sold to plaintiff’s affiliates’ clients by MS&Co. in the two matters was approximately $263 million. Plaintiff filed amended complaints on October 14, 2011, which raise claims under the Massachusetts Uniform Securities Act and seek, among other things, to rescind the plaintiff’s purchase of such certificates. On November 22, 2011, defendants filed a motion to dismiss the amended complaints. On March 12, 2012, the court denied defendants’ motion to dismiss with respect to plaintiff’s standing to bring suit. Defendants sought interlocutory appeal from that decision on April 11, 2012. On April 26, 2012, defendants filed a second motion to dismiss for failure to state a claim upon which relief can be granted, which the court denied, in substantial part, on October 2, 2012. At June 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in these cases was approximately $216 million, and the certificates had incurred actual losses of approximately $109 million. Based on currently available information, MS&Co. believes it could incur a loss for these actions of up to the difference between the $216 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

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On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against MS&Co., which is styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al. and is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY, NY County”). The complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that MS&Co. misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that MS&Co. knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On February 28, 2011, the court presiding over this action denied MS&Co.’s motion to dismiss the complaint and on March 21, 2011, MS&Co. appealed that order.  On July 7, 2011, the appellate court affirmed the lower court’s decision denying the motion to dismiss. Based on currently available information, MS&Co. believes it could incur a loss of up to approximately $240 million plus pre- and post-judgment interest, fees and costs.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against MS&Co. and other defendants in the Circuit Court of the State of Illinois styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by MS&Co. in this action was approximately $203 million. The complaint raises claims under Illinois law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On March 24, 2011, the court granted plaintiff leave to file an amended complaint. The defendants’ motion to dismiss the amended complaint was denied on September 19, 2012. MS&Co. filed its answer on December 21, 2012. At June 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $100 million and certain certificates had incurred actual losses of approximately $1 million. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $100 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On July 18, 2011, the Western and Southern Life Insurance Company and certain affiliated companies filed a complaint against MS&Co. and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance Company, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by MS&Co. was approximately $153 million. The amended complaint raises claims under the Ohio Securities Act, federal securities laws, and common law and seeks, among other things, to rescind the plaintiffs’ purchases of such certificates. On May 21, 2012, MS&Co. filed a motion to dismiss the amended complaint, which motion was denied on August 3, 2012. The court has set a trial date in May 2015. At June 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $121 million, and the certificates had incurred actual losses of approximately $1 million. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $121 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus post-judgment interest, fees and costs. MS&Co. may be entitled to an offset for interest received by the plaintiff prior to a judgment.

On September 2, 2011, the FHFA, as conservator for Fannie Mae and Freddie Mac, filed 17 complaints against numerous financial services companies, including MS&Co.. A complaint against MS&Co. and other defendants was filed in the Supreme Court of NY, styled Federal Housing Finance Agency, as Conservator v. Morgan Stanley et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to Fannie Mae and Freddie Mac of residential mortgage pass-through certificates with an original unpaid balance of approximately $11 billion. The complaint raises claims under federal and state securities laws and common law and seeks, among other things, rescission and compensatory and punitive damages. On September 26, 2011, defendants removed the action to the United States District Court for the Southern District of New York. On July 13, 2012, MS&Co. filed a motion to dismiss the complaint, which motion was denied in large part on November 19, 2012. Trial is currently scheduled to begin in January 2015. At June 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $2.86 billion, and the certificates had incurred actual losses of approximately $59 million. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $2.86 billion unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

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On April 25, 2012, Metropolitan Life Insurance Company and certain affiliates filed a complaint against MS&Co. and certain affiliates in the Supreme Court of NY styled Metropolitan Life Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on June 29, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. was approximately $758 million. The amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, rescission, compensatory and/or rescissionary damages, as well as punitive damages, associated with plaintiffs’ purchases of such certificates. On September 21, 2012, MS&Co. filed a motion to dismiss the amended complaint, which was granted in part and denied in part on July 16, 2013. Following that decision, the total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. was approximately $656 million. At June 25, 2013, the current unpaid balance of the mortgage pass-through certificates remaining at issue in this case was approximately $369 million, and the certificates incurred actual losses of approximately $28.3 million. Based on currently available information, MS&Co. believes it could incur a loss up to the difference between the $369 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On April 25, 2012, The Prudential Insurance Company of America and certain affiliates filed a complaint against MS&Co. and certain affiliates in the Superior Court of the State of New Jersey styled The Prudential Insurance Company of America, et al. v. Morgan Stanley, et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. is approximately $1 billion. The complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud and tortious interference with contract and seeks, among other things, compensatory damages, punitive damages, rescission and rescissionary damages associated with plaintiffs’ purchases of such certificates. On October 16, 2012, plaintiffs filed an amended complaint which, among other things, increases the total amount of the certificates at issue by approximately $80 million, adds causes of action for fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On March 15, 2013, defendants’ motion to dismiss was denied. At June 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $674 million, and the certificates had not yet incurred actual losses. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $674 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

BBPLC is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business.

On September 15, 2009, motions were filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) by Lehman Brothers Holdings Inc. (“LBHI”), the SIPA Trustee for Lehman Brothers Inc. (the Trustee) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (the “Committee”). All three motions challenged certain aspects of the transaction pursuant to which Barclays Capital Inc. (“BCI”) and other companies in Barclays PLC group acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the Court Order approving such sale (the “Sale”). The claimants were seeking an order voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received; and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and Order approving the Sale (the “Rule 60 Claims”). On November 16, 2009, LBHI, the Trustee and the Committee filed separate complaints in the Bankruptcy Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which is requested in the motions. On January 29, 2010, BCI filed its response to the motions and also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the Court Order approving the Sale (together with the Trustee’s competing claims to those assets, the “Contract Claims”).

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On February 22, 2011, the Bankruptcy Court issued its Opinion in relation to these matters, rejecting the Rule 60 Claims and deciding some of the Contract Claims in the Trustee’s favor and some in favor of BCI. On July 15, 2011, the Bankruptcy Court entered final Orders implementing its Opinion. Barclays and the Trustee each appealed the Bankruptcy Court’s adverse rulings on the Contract Claims to the United States District Court for the Southern District of New York (the “District Court”). LBHI and the Committee did not pursue an appeal from the Bankruptcy Court’s ruling on the Rule 60 Claims. After briefing and argument, the District Court issued its Opinion on June 5, 2012 in which it reversed one of the Bankruptcy Court’s rulings on the Contract Claims that had been adverse to Barclays and affirmed the Bankruptcy Court’s other rulings on the Contract Claims. On July 17, 2012, the District Court issued an amended Opinion, correcting certain errors but not otherwise affecting the rulings, and an agreed Judgment implementing the rulings in the Opinion. Barclays and the Trustee have each appealed the adverse rulings of the District Court to the United States Court of Appeals for the Second Circuit.

Barclays Bank PLC, Barclays PLC and various current and former members of Barclays PLC’s Board of Directors have been named as defendants in five proposed securities class actions (which have been consolidated) pending in the United States District Court for the Southern District of New York (the “Court”). The consolidated amended complaint, dated February 12, 2010, alleges that the registration statements relating to American Depositary Shares representing Preferred Stock, Series 2, 3, 4 and 5 (the “ADS”) offered by Barclays Bank PLC at various times between 2006 and 2008 contained misstatements and omissions concerning (among other things) Barclays portfolio of mortgage-related (including US subprime-related) securities, Barclays exposure to mortgage and credit market risk and Barclays financial condition. The consolidated amended complaint asserts claims under Sections 11, 12(a) (2) and 15 of the Securities Act of 1933. In January 2011, the Court granted the defendants’ motion to dismiss the complaint in its entirety closing the case. In February 2011, the plaintiffs filed a motion asking the Court to reconsider in part its dismissal order and in May 2011, the Court denied in full the plaintiffs’ motion for reconsideration. The plaintiffs appealed both decisions (the grant of the defendants’ motion to dismiss and the denial of the plaintiffs’ motion for reconsideration) to the United States Court of Appeals for the Second Circuit (the “Second Circuit”).

On August 19, 2013, the Second Circuit upheld the dismissal of the plaintiffs’ claims related to the series 2, 3 and 4 offerings finding that they were time barred. However, the Second Circuit ruled that the plaintiffs should have been permitted to file an amended complaint in relation to the series 5 offering claims. The actions have been sent back to the Court by the Second Circuit and the plaintiffs have been granted leave to file their amended complaint as it relates to the series 5 offering claims.

The United States Federal Housing Finance Agency (“FHFA”), acting for two US government sponsored enterprises, Fannie Mae and Freddie Mac (collectively, the “GSEs”), filed lawsuits against 17 financial institutions in connection with the GSEs’ purchases of residential mortgage-backed securities (“RMBS”). The lawsuits allege, among other things, that the RMBS offering materials contained materially false and misleading statements and/or omissions. Barclays Bank PLC and/or certain of its affiliates or former employees are named in two of these lawsuits, relating to sales between 2005 and 2007 of RMBS, in which BCI was lead or co-lead underwriter.

Both complaints demand, among other things: rescission and recovery of the consideration paid for the RMBS; and recovery for the GSEs’ alleged monetary losses arising out of their ownership of the RMBS. The complaints are similar to other civil actions filed against Barclays Bank and/or certain of its affiliates by other plaintiffs, including the Federal Home Loan Bank of Seattle, Federal Home Loan Bank of Boston, Federal Home Loan Bank of Chicago, Cambridge Place Investment Management, Inc., HSH Nordbank AG (and affiliates), Sealink Funding Limited, Landesbank Baden-Württemberg (and affiliates), Deutsche Zentral-Genossenschaftsbank AG (and affiliates), Stichting Pensioenfonds ABP, Royal Park Investments SA/NV, Bayerische Landesbank, John Hancock Life Insurance Company (and affiliates), Prudential Life Insurance Company of America (and affiliates) and the National Credit Union Administration relating to purchases of RMBS.

On January 13, 2009, Barclays commenced an action in the Ontario Superior Court (the “Court”) seeking an order that its early terminations earlier that day of two credit default swaps under an ISDA Master Agreement with the Devonshire Trust (Devonshire), an asset-backed commercial paper conduit trust, were valid. On the same day, Devonshire purported to terminate the swaps on the ground that Barclays had failed to provide liquidity support to Devonshire’s commercial paper when required to do so. On September 7, 2011, the Court ruled that Barclays’ early terminations were invalid, Devonshire’s early terminations were valid and, consequently, Devonshire was entitled to receive back from Barclays cash collateral of approximately C$533m together with accrued interest thereon. Barclays appealed the Court’s decision to the Court of Appeal for Ontario. On July 26, 2013, the Court of Appeal delivered its decision dismissing Barclays’ appeal. On September 27, 2013, Barclays sought leave to appeal the decision of the Court of Appeal to the Supreme Court of Canada.

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The Financial Conduct Authority (the “FCA”), the US Commodity Futures Trading Commission (the “CFTC”), the SEC, the US DOJ Fraud Section (the “DOJ-FS”) and Antitrust Division (the “DOJ-AD”), the European Commission, the UK Serious Fraud Office, the Monetary Authority of Singapore, the Japan Financial Services Agency, the prosecutors’ office in Trani, Italy and various US state attorneys general are among various authorities conducting investigations (the “Investigations”) into submissions made by Barclays and other financial institutions to the bodies that set or compile various financial benchmarks, such as the London Interbank Offered Rate (“LIBOR”) and the Euro Interbank Offered Rate (“EURIBOR”).

On June 27, 2012, Barclays announced that it had reached settlements with the Financial Services Authority (the FSA, as predecessor to the FCA), the CFTC and the DOJ-FS in relation to their Investigations and Barclays agreed to pay total penalties of £290 million, which were reflected in operating expenses for 2012. The settlements were made by entry into a Settlement Agreement with the FSA, a Non-Prosecution Agreement (“NPA”) with the DOJ-FS and a Settlement Order Agreement with the CFTC (the “CFTC Order”).

The terms of the Settlement Agreement with the FSA are confidential. However, the Final Notice of the FSA, which imposed a financial penalty of £59.5 million, is publicly available on the website of the FCA. This sets out the FSA’s reasoning for the penalty, references the settlement principles and sets out the factual context and justification for the terms imposed. Summaries of the NPA and the CFTC Order are set out below. The full text of the NPA and the CFTC Order are publicly available on the websites of the DOJ and the CFTC, respectively.

In addition to a $200 million civil monetary penalty, the CFTC Order requires Barclays to cease and desist from further violations of specified provisions of the US Commodity Exchange Act and take specified steps to ensure the integrity and reliability of its benchmark interest rate submissions, including LIBOR and EURIBOR, and improve related internal controls. Among other things, the CFTC Order requires Barclays to:

•	make its submissions based on certain specified factors, with Barclays’ transactions being given the greatest weight, subject to certain specified adjustments and considerations;
•	implement firewalls to prevent improper communications including between traders and submitters;
•	prepare and retain certain documents concerning submissions and retain relevant communications;
•	implement auditing, monitoring and training measures concerning its submissions and related processes;
•	make regular reports to the CFTC concerning compliance with the terms of the CFTC Order;
•	use best efforts to encourage the development of rigorous standards for benchmark interest rates; and
•	continue to cooperate with the CFTC’s ongoing investigation of benchmark interest rates.

As part of the NPA, Barclays agreed to pay a $160 million penalty. In addition, the DOJ agreed not to prosecute Barclays for any crimes (except for criminal tax violations, as to which the DOJ cannot and does not make any agreement) related to Barclays’ submissions of benchmark interest rates, including LIBOR and EURIBOR, contingent upon Barclays’ satisfaction of specified obligations under the NPA. In particular, under the NPA, Barclays agreed for a period of two years from June 26, 2012, among other things, to:

•	commit no United States crime whatsoever;
•	truthfully and completely disclose non-privileged information with respect to the activities of Barclays, its officers and employees, and others concerning all matters about which the DOJ inquires of it, which information can be used for any purpose, except as otherwise limited in the NPA;
•	bring to the DOJ’s attention all potentially criminal conduct by Barclays or any of its employees that relates to fraud or violations of the laws governing securities and commodities markets; and
•	bring to the DOJ’s attention all criminal or regulatory investigations, administrative proceedings or civil actions brought by any governmental authority in the United States by or against Barclays or its employees that alleges fraud or violations of the laws governing securities and commodities markets.

Barclays also agreed to cooperate with the DOJ and other government authorities in the United States in connection with any investigation or prosecution arising out of the conduct described in the NPA, which commitment shall remain in force until all such investigations and prosecutions are concluded. Barclays also continues to cooperate with the other ongoing investigations.

Following the settlements announced on June 27, 2012, 38 US state attorneys general commenced their own investigations into LIBOR, EURIBOR and the Tokyo Interbank Offered Rate. The New York Attorney General, on behalf of this coalition of attorneys general, issued a subpoena dated July 17, 2012 to Barclays (and subpoenas to a number of other banks) to produce wide-ranging information and has since issued additional information requests to Barclays for both documents and transactional data.

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Barclays is responding to these requests on a rolling basis. In addition, following the settlements the SFO announced on July 6, 2012 that it had decided formally to accept the LIBOR matter for investigation, in respect of which Barclays has received and continues to respond to requests for information.

The European Commission has also been conducting investigations into the manipulation of, among other things, EURIBOR. Barclays is a party to the European Commission’s EURIBOR investigation and continues to cooperate. The European Commission has publicly stated that it hopes to be ready to adopt a decision in respect of its investigations towards the end of 2013.

The CFTC and the FCA are also conducting separate investigations into historical practices with respect to ISDAfix, among other benchmarks. Barclays has received and continues to respond to subpoenas and requests for information from the CFTC.

Following the settlements of the Investigations, a number of individuals and corporates in a range of jurisdictions have threatened or brought civil actions against Barclays in relation to LIBOR and/or other benchmarks. Barclays and other banks have been named as defendants in class action and non-class action lawsuits pending in United States Federal Courts in connection with their roles as contributor panel banks to US Dollar LIBOR, the first of which was filed on April 15, 2011. The complaints are substantially similar and allege, among other things, that Barclays and the other banks individually and collectively violated various provisions of the Sherman Act, the Commodity Exchange Act, the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and various state laws by suppressing or otherwise manipulating US Dollar LIBOR rates. The lawsuits seek an unspecified amount of damages and trebling of damages under the Sherman and RICO Acts. The proposed class actions purport to be brought on behalf of (among others) plaintiffs that (i) engaged in US Dollar LIBOR-linked over-the-counter transactions; (ii) purchased US Dollar LIBOR-linked financial instruments on an exchange; (iii) purchased US Dollar LIBOR-linked debt securities; (iv) purchased adjustable-rate mortgages linked to US Dollar LIBOR; or (v) issued loans linked to US Dollar LIBOR. The majority of the US Dollar LIBOR cases are consolidated before one United States District Court in the Southern District of New York (the “Court”). On March 29, 2013, the Court issued a decision dismissing the majority of claims against Barclays and other panel bank defendants in six leading cases, including three proposed class actions.

Following the decision, plaintiffs in the three proposed class actions moved the Court for permission to either file an amended complaint or appeal an aspect of the decision.

On August 23, 2013, the Court issued an order denying the majority of the motions presented by the three proposed class action plaintiffs. As a result of this order, a proposed class action pertaining to the purchase of US Dollar LIBOR-linked debt securities has been dismissed entirely; the claims alleged in a proposed class action pertaining to the purchase of US Dollar-linked financial instruments on an exchange are limited to claims under the US Commodity Exchange Act; and the claims in a proposed class action relating to allegations of plaintiffs that engaged in US Dollar LIBOR-linked over-the-counter transactions are limited to claims for unjust enrichment and breach of implied covenant of good faith and fair dealing. Some, but not all, aspects of the judge’s decision are appealable within 30 days.

The plaintiffs in the other three actions filed a new action in state court based on the same allegations as those initially alleged in the proposed class action cases discussed above. Defendants, including Barclays, have removed that action to federal court and are currently seeking to have it transferred back to the Court. Additionally, a number of other actions before the Court remain stayed, pending further proceedings in the lead actions.

Until there are further proceedings, the ultimate impact of the Court’s decision will be unclear, although it is possible that the decision will be interpreted by courts to affect other litigation, including the actions described below, some of which concern different benchmark interest rates.

An additional individual US Dollar LIBOR action was commenced on February 13, 2013 in the United States District Court for the Southern District of New York against Barclays and other banks. Plaintiffs allege that defendants conspired to increase US Dollar LIBOR, which caused the value of bonds pledged as collateral for a loan to decrease, ultimately resulting in the sale of the bonds at the bottom of the market. This action has been assigned to a different judge in the Southern District of New York, and is proceeding on a different schedule than is the consolidated action, with a motion to dismiss to be fully submitted to the court by the end of 2013.

An additional class action was commenced on April 30, 2012 in the United States District Court for the Southern District of New York (SDNY) against Barclays and other Japanese Yen LIBOR panel banks by plaintiffs involved in exchange-traded derivatives. The complaint also names members of the Japanese Bankers Association’s Euroyen Tokyo Interbank Offered Rate (“TIBOR”) panel, of which Barclays is not a member. The complaint alleges, among other things, manipulation of the Euroyen TIBOR and Yen LIBOR rates and breaches of US antitrust laws between 2006 and 2010. The defendants have filed a motion to dismiss, which will be fully submitted to the Court by the end of 2013.

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A further class action was commenced on July 6, 2012 in the District Court against Barclays and other EURIBOR panel banks by plaintiffs that purchased or sold EURIBOR-related financial instruments. The complaint alleges, among other things, manipulation of the EURIBOR rate and breaches of the Sherman Act and the US Commodity Exchange Act beginning as early as January 1, 2005 and continuing through to December 31, 2009. On August 23, 2012, the plaintiffs voluntarily dismissed the complaint.

On February 12, 2013, a class action was commenced against Barclays and other EURIBOR panel banks by plaintiffs that purchased or sold a NYSE LIFFE EURIBOR futures contract. The complaint alleges manipulation of the EURIBOR rate and violations of the Sherman Act beginning as early as June 1, 2005 and continuing through June 30, 2010. The action is currently pending in the United States District Court for the Southern District of New York. The plaintiffs have indicated that they plan to file an amended complaint before the end of 2013.

In addition, Barclays has been granted conditional leniency from the DOJ-AD in connection with potential US antitrust law violations with respect to financial instruments that reference EURIBOR. As a result of that grant of conditional leniency, Barclays is eligible for (i) a limit on liability to actual rather than treble damages if damages were to be awarded in any civil antitrust action under US antitrust law based on conduct covered by the conditional leniency and (ii) relief from potential joint-and-several liability in connection with such civil antitrust action, subject to Barclays satisfying the DOJ and the court presiding over the civil litigation of its satisfaction of its cooperation obligations.

Barclays has also been named as a defendant along with four current and former Barclays officers and directors in a proposed securities class action pending in the SDNY in connection with Barclays role as a contributor panel bank to LIBOR. The complaint principally alleges that Barclays Annual Reports for the years 2006 to 2011 contained misstatements and omissions concerning (among other things) Barclays compliance with its operational risk management processes and certain laws and regulations. The complaint also alleges that Barclays daily US Dollar LIBOR submissions constituted false statements in violation of US securities law. The complaint is brought on behalf of a proposed class consisting of all persons or entities that purchased Barclays sponsored American Depositary Receipts on an American securities exchange between July 10, 2007 and June 27, 2012. The complaint asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. On May 13, 2013, the court granted Barclays’ motion to dismiss the complaint in its entirety. Plaintiffs’ motion for reconsideration of that dismissal was denied in June 2013. Plaintiffs filed a notice of appeal with the United States Court of Appeals for the Second Circuit in July 2013, and the appeal will be fully submitted to the Court of Appeals by the end of 2013.

In addition to US actions, legal proceedings have been brought or threatened against Barclays in connection with alleged manipulation of LIBOR and EURIBOR, in a number of jurisdictions, including England and Wales and Italy. The number of such proceedings, the benchmarks to which they relate and the jurisdiction in which they may be brought are anticipated to increase over time.

There have been no other administrative, civil or criminal actions, whether pending or concluded, against BBPLC within the last 5 years that would be considered to be material as defined in Section 4.24(l)(2) of the Regulations under the Commodity Exchange Act.

Conflicts Of Interest

General

The Managing Owner has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the Managing Owner will attempt to monitor and resolve these conflicts in good faith, it will be extremely difficult, if not impossible, for it to assure that these conflicts will not, in fact, result in losses for the Trust. Notwithstanding the conflict of interest, the Trust will trade in parallel with all other Managing Owner accounts traded pursuant to the Managing Owner’s Diversified Portfolio.

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The Managing Owner

The responsibilities of the Managing Owner include acting as the managing owner and trading advisor for the Trust and engaging commodity brokers and dealers to execute trades on behalf of the Trust. The Managing Owner has a conflict of interest in that it has a financial disincentive to replace itself as either the trading advisor or the entity receiving the Brokerage Fees from the Trust.

The Profit Share arrangement between the Trust and the Managing Owner may create an incentive for the Managing Owner to make trading and investment decisions (or implement the Trust’s systematic trading strategy) in a manner that is more speculative or subject to a greater degree of loss than would be the case if no such arrangement existed.

The Managing Owner receives, with respect to the Series 1 Units, the difference between (1) the amount paid out to the Selling Agents plus the amount paid out for executing the Trust’s trades and (2) the Brokerage Fee the Managing Owner receives from the Trust with respect to Series 1 Units. Thus, the Managing Owner has a conflict of interest between trading in the manner which it believes to be in the best interests of the Trust and trading in low volume or in the forward markets so as to reduce the Trust’s futures trading costs.

The Managing Owner directs the trading for clients other than the Trust. The Managing Owner and its principals may have incentives (financial or otherwise) to favor such other accounts over the Trust in such matters as, for example, the allocation of available speculative position limits. Different accounts also pay different fees, trade at different levels of leverage and will, from time to time, compete for the same positions.

The Managing Owner has agreed to treat the Trust equitably with its other accounts. However, the Managing Owner trades different portfolios for other accounts and there can be no assurance whatsoever that such other portfolios will not outperform the Trust. The Managing Owner will, however, trade the Trust’s account in parallel with all other accounts managed by the Managing Owner pursuant to the Diversified Portfolio.

The Trust’s Brokers

The Clearing Brokers and other brokers employed by the Trust act from time to time as commodity brokers for other accounts with which they are affiliated or in which they or one of their respective affiliates has a financial interest. In addition, various accounts traded through the Trust’s brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or compete with the Trust for the same positions. The Trust’s brokers may have a conflict of interest in their execution of trades for the Trust and for other of their customers. The Managing Owner has, however, no reason to believe that the Trust’s brokers would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.

The Managing Owner selects the Trust’s Clearing Brokers, other brokers and counterparties to execute transactions on behalf of the Trust. The commission rates or “bid-ask” spreads paid by the Trust may not be the lowest rates the Trust could have obtained, but the Managing Owner believes that those rates/spreads are competitive with rates paid by similar customers. The Managing Owner selects those service providers based on various factors, including, but not limited to, quality of execution, commission rates, market knowledge, financial condition and creditworthiness. The Managing Owner may also consider factors that benefit the Managing Owner, such as the referral of prospective Trust and other investors to the Managing Owner. The Managing Owner’s receipt of such benefits may give it an incentive to select a Clearing Broker, other broker or counterparty that it would not otherwise use, but the Managing Owner intends to use only those Clearing Brokers, other brokers and counterparties that provide the Trust with high quality services and competitive commission rates consistent with the Managing Owner’s obligations to the Trust.

Certain officers or employees of the Trust’s brokers are, and may in the future be, members of U.S. commodities exchanges and are serving, and may in the future serve, on the governing bodies and standing committees of such exchanges and of their clearinghouses and of various industry organizations. In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

The Selling Agents

The Selling Agents receive substantial selling commissions on the sale of Units. Consequently, the Selling Agents have a conflict of interest in advising their clients whether to invest in the Units.

The Selling Agents receive ongoing compensation or installment selling commissions based on Units sold by them which remain outstanding longer than twelve months. Consequently, the Selling Agents have a disincentive to advise clients to redeem their Units even when doing so is in such clients’ best interests.

The total dollar amount of brokerage commissions paid by the Trust is dependent upon the size of the Trust’s capitalization. Consequently, the Selling Agents have a financial incentive to discourage their clients from redeeming Units.

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In addition, one or more Selling Agents may also be selected, based on the criteria described above, to serve as Clearing Brokers, other brokers or counterparties for the Trust.

Proprietary Trading and Trading for Other Accounts

The Managing Owner, the Clearing Brokers and other clearing brokers employed by the Trust and their respective principals and affiliates may trade in the futures, forward and spot markets for their own accounts and for the accounts of their clients. In doing so, they may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace. Records of this trading are not available for inspection. Such trading may create conflicts of interest on behalf of one or more of such persons in respect of their obligations to the Trust.

Because the Managing Owner, the Clearing Brokers and other brokers employed by the Trust and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the Trust’s account, you should be aware that, as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not constituting a violation of fiduciary duty, such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust. The Managing Owner generally prohibits its personnel from trading in the futures and forward markets for their personal accounts, subject to limited exceptions and pre-approval.

Fiduciary Duty and Remedies

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the Managing Owner has a responsibility to Unitholders to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of the Managing Owner is comparable to that of a general partner of a limited partnership.

If you believe that the Managing Owner has violated its fiduciary duty to the Unitholders, you may seek legal relief individually or on behalf of the Trust under applicable laws to recover damages from or require an accounting by the Managing Owner. The Declaration of Trust is governed by Delaware law and any breach of the Managing Owner’s fiduciary duty under the Declaration of Trust will generally be governed by Delaware law. The Declaration of Trust does not limit fiduciary obligations under Delaware or common law. The Managing Owner may, however, assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the Managing Owner have been disclosed to you in the Prospectus.

The Trust And The Trustee

The following summary briefly describes certain aspects of the operation of the Trust. You should carefully review the Declaration of Trust attached hereto as Exhibit A and consult with your own advisors concerning the implications to you of investing in a Delaware statutory trust.

Principal Office; Location of Records

The Trust is organized under the Delaware Statutory Trust Act (formerly, the Delaware Business Trust Act). The Trust is administered, including the performance of transfer agent services, by the Managing Owner, whose office is located at 411 West Putnam Avenue, Greenwich, Connecticut 06830 (telephone: (203) 625-7554). The records of the Trust, including a list of the Unitholders and their addresses, is located at the foregoing address, and available for inspection and copying by Unitholders as provided in the Declaration of Trust.

Certain Aspects of the Trust

The Trust is the functional equivalent of a limited partnership. No special custody arrangements are applicable to the Trust that would not be applicable to a limited partnership. You should not anticipate any legal or practical protections under the Delaware Statutory Trust Act greater than those available to limited partners of a limited partnership.

To the greatest extent permissible under Delaware law, the Trustee acts in a passive role, with all authority over the operation of the Trust going to the Managing Owner. The Managing Owner is the functional equivalent of a sole general partner in a limited partnership.

The Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is not affiliated with either the Managing Owner or the Selling Agents.

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The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders. The Declaration of Trust provides that the Trustee is compensated by the Trust. The Managing Owner has the discretion to replace the Trustee.

Under the Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

The Trustee is not registered in any capacity with the CFTC.

Management of Trust Affairs; Voting by Unitholders

Unitholders will not take any part in the management or control and will have no voice in the operations of the Trust or its business. Unitholders may, however, remove and replace the Managing Owner as managing owner of the Trust, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders. The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. Although the Trust will not hold any regular, or annual, meetings of the Unitholders, upon receipt of a written proposal signed by the owners of at least 10% of the outstanding Units that a meeting be called, the Managing Owner will call a meeting of the Trust. The details of this procedure are set forth in Section 18 of the Declaration of Trust attached hereto as Exhibit A. The Managing Owner has no power under the Declaration of Trust to restrict any of the Unitholders’ voting rights.

The Managing Owner has the right to amend the Declaration of Trust without the consent of the Unitholders provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee.

In the event that the Managing Owner or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective before all Unitholders have had an opportunity to redeem their Units.

Recognition of the Trust in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust has been formed in the State of Delaware. In order to protect Unitholders against any possible loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally.

Possible Repayment of Distributions Received by Unitholders; Indemnification of the Trust by Unitholders

The Units are limited liability investments; you may not lose more than the amount you invest plus any profits recognized on your investment. However, you could be required, as a matter of law, to return to the Trust’s estate any distribution which you received at a time when the Trust was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of (1) Unitholders’ actions unrelated to the business of the Trust, (2) transfers of their Units in violation of the Declaration of Trust or (3) taxes imposed on the Trust by the states or municipalities in which such investors reside.

Indemnification and Standard of Liability

The Managing Owner and certain of its affiliates, officers, directors and controlling persons may not be liable to the Trust or any Unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. You may, therefore, have more limited rights of action than you would absent such provisions.

The Managing Owner and its affiliates will not have any liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or any such affiliate if the Managing Owner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct.

The Trust has agreed to indemnify the Managing Owner and its affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence, misconduct or breach any fiduciary obligation to the Trust and was done in good faith and in a manner the Managing Owner, in good faith, determined to be in the best interests of the Trust.

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The Declaration of Trust provides that the Managing Owner, its affiliates and the Selling Agents will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. It is the opinion of the SEC and certain States that indemnification for violation of the securities laws is against public policy and unenforceable.

Transfers of Units Restricted

Subject to compliance with applicable securities laws, you may assign your Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month following the month in which such notice is received. An assignee may become a substituted Unitholder only with the consent of the Managing Owner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner.

There are no certificates for the Units. Transfers of Units are reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner.

Reports to Unitholders

The Managing Owner will provide you with monthly reports in compliance with CFTC requirements. The Managing Owner also distributes, not later than March 15 of each year, audited financial statements and the tax information related to the Trust necessary for the preparation of your annual federal income tax returns.

The Managing Owner will notify all Unitholders of a Series within seven business days of any decline in the Net Asset Value per Unit of such Series to less than 50% of such Net Asset Value as of the previous month-end valuation date. In addition, the Managing Owner will notify all Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notifications will include a description of your voting rights.

Federal Income Tax Aspects

The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in the Trust. Sidley Austin LLP’s opinion is filed as an exhibit to the registration statement related to the Units offered by this Prospectus.

The Trust’s Partnership Tax Status

The Trust will be treated as a partnership and, based on the type of income expected to be earned by the Trust, it will not be treated as a “publicly traded partnership” taxable as a corporation. Accordingly, the Trust will not pay any federal income tax.

Taxation of Unitholders on Profits and Losses of the Trust

Each Unitholder (other than Foreign Unitholders and tax-exempt U.S. Unitholders, discussed below) must pay tax on his share of the Trust’s annual income and gains, if any, even if the Trust does not make any cash distributions.

The Trust generally allocates the Trust’s gains and losses equally with respect to each Unit. However, a Unitholder who redeems any Units will be specially allocated the Trust’s gains and losses in order that the amount of cash a Unitholder receives for a redeemed Unit will generally equal the Unitholder’s adjusted tax basis attributable to the redeemed Unit. A Unitholder’s adjusted tax basis in his Units generally equals the amount paid for the Units, increased by income or gains allocated to the Unitholder with respect to the Units and decreased (but not below zero) by distributions, deductions and losses allocated to the Unitholder with respect to the Units.

Deductibility of Trust Losses by Unitholders

A Unitholder may deduct Trust losses only to the extent of his adjusted tax basis in his Units. However, a Unitholder subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent the Unitholder is “at-risk.” The “at-risk” amount is similar to adjusted tax basis, except that it does not include any amount borrowed on a nonrecourse basis or from someone with an interest in the Trust.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of the Trust are not a “passive activity.” Accordingly, a Unitholder can deduct Trust losses from taxable income (subject to certain limitations, such as the limitation on deductibility of capital losses, discussed below). However, a Unitholder cannot offset losses from “passive activities” against Trust gains.

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Cash Distributions and Unit Redemptions

A Unitholder who receives cash from the Trust, either through a distribution or a partial redemption, will not pay tax on that cash until his adjusted tax basis in the Units is reduced to zero. A Unitholder who receives cash upon the complete redemption of Units will recognize gain or loss for federal income tax purposes. Such gain or loss will generally equal the difference between the amount of cash received and the Unitholder’s adjusted tax basis for his Units.

Potential Trust-Level Consequences of Withdrawals and Transfers of Units

If a Unitholder receives a distribution of property in liquidation of his Units that would, if the Trust had an Internal Revenue Code of 1986, as amended (the “Code”), Section 754 election in effect, require the Trust to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Trust does not have a Code Section 754 election in effect, the Trust will be required to make a downward adjustment to the basis of its remaining assets.

In addition, if immediately after the transfer of a Unit, the Trust’s adjusted basis in its property exceeds the fair market value by more than $250,000 of such property, the Trust generally will be required to adjust the basis of its property with respect to the transferee Unitholder.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts include certain futures and forward contracts as well as certain option contracts on certain futures contracts traded on U.S. exchanges. For tax purposes, Section 1256 Contracts that remain open at year-end are marked-to-market and treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the position was open.

Non-Section 1256 Contracts include Section 988 transactions, i.e., transactions in which the amount paid or received is denominated by reference to a foreign currency. In general, gain or loss on Section 988 transactions is characterized as ordinary income or loss. However, the Trust elects to treat gain or loss on certain Non-Section 1256 Contracts, such as foreign futures contracts, certain foreign currency forward contracts and non-equity options on foreign currencies, as capital gain or loss.

Trading and Investing in Swaps

The Trust may invest in and trade swaps.  The proper tax treatment of swaps may not be entirely free from doubt.  The Trust expects to mark-to-market its swap positions at the end of each taxable year and to treat any gain or loss on such positions as ordinary income or loss.

Tax on Capital Gains and Losses

A non-corporate Unitholder’s long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 20%. Short-term capital gains — net gain on capital assets held one year or less and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income.

Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Trust could suffer significant losses and a Unitholder could still be required to pay taxes on his share of the Trust’s interest income. Capital losses generally may not be carried back to offset capital gains in prior years, but can be carried forward indefinitely.

An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Limited Deduction for Certain Expenses

Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. Sidley Austin LLP has advised the Managing Owner that the amount, if any, of the Trust’s expenses which might be subject to this limitation should be de minimis. Based on such advice, the Managing Owner treats these items as ordinary business deductions, or income allocations not subject to the material deductibility limitations that apply to investment advisory expenses. However, the IRS could take a different position. The IRS could contend that the Brokerage Fee, the management fee, the Profit Share or the ordinary expenses of the Trust should be recharacterized as investment advisory expenses or, alternatively, capitalized. If these items were treated as investment advisory expenses or were capitalized, individual taxpayers would have additional tax liability. See also “— Syndication Expenses,” below.

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Interest Income

Interest received by the Trust is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses,” above.

Syndication Expenses

Neither the Trust nor any Unitholder is entitled to any deduction for syndication expenses (i.e., expenses incurred in issuing and marketing the Units, including costs of updating this Prospectus), nor can these expenses be amortized by the Trust or any Unitholder even though the payment of such expenses reduces Net Asset Value.

The Managing Owner has paid all organization and initial offering costs from its own funds. However, the IRS could take the position that a portion of the Brokerage Fee paid by the Trust to the Managing Owner constitutes non-deductible syndication expenses.

Investment Interest Deductibility Limitation

Individual taxpayers can deduct “investment interest”— interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include certain net capital gains. A taxpayer can elect to include certain net capital gains in investment income if he forgoes the benefit of the reduced capital gains rate.

Tax on Net Investment Income

A 3.8% tax is imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a Unitholder’s share of Trust income will be net investment income. In addition, certain Trust expenses may not be deducted in calculating a Unitholder’s net investment income. Furthermore, because of netting rules, the tax on net investment income may be imposed on an amount of income that exceeds a Unitholder’s economic income from its investment in the Trust.

IRS Audits of the Trust and Its Unitholders

The IRS audits Trust-related items at the Trust level rather than at the Unitholder level. The Managing Owner acts as “tax matters partner” with the authority to determine the Trust’s responses to an audit. If an audit results in an adjustment, all Unitholders may be required to pay additional taxes, interest, and penalties.

Taxation of Foreign Investors

A Unitholder who is a non-resident alien individual, foreign corporation, foreign trust or foreign estate (a “Foreign Unitholder”) generally is not subject to taxation by the U.S. on capital gains from commodity trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the U.S. during his taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the U.S. during a taxable year to which income, gain, or loss of the Trust is treated as “effectively connected.” An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the U.S. for the foregoing purposes, assuming that the trading activities of the Trust continue to be conducted as described in this Prospectus. In the event that the Trust were found to be engaged in a U.S. trade or business, a Foreign Unitholder would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates. In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under Section 1446 of the Code.

Portfolio interest income (other than so-called “contingent interest”) allocable to a Foreign Unitholder is likewise not subject to federal income tax withholding, provided that such Foreign Unitholder is not engaged in a trade or business within the U.S. and provides the Trust with a Form W-8BEN or other applicable form. Similarly, a Foreign Unitholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities (from original issue) of 183 days or less is not subject to U.S. federal income tax withholding. Generally, other interest from U.S. sources (including original issue discount) paid to the Trust and allocable to Foreign Unitholders will be subject to U.S. federal income tax withholding at a statutory rate of 30%. The foregoing discussion of tax consequences to Foreign Unitholders may be subject to applicable treaty modifications.

The Hiring Incentives to Restore Employment Act (“HIRE Act”) requires certain foreign entities to enter into an agreement with the Secretary of the Treasury to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information to avoid a 30% withholding tax on certain payments of U.S. source income and certain payments of proceeds from the sale of property that could give rise to U.S. source interest or dividends. The IRS has released regulations and other guidance that provide for the phased implementation of the foregoing withholding and reporting requirements. Accordingly, certain Foreign Unitholders may be subject to a 30% withholding tax in respect of certain of the Trust’s investments if they fail to enter into an agreement with the Secretary of the Treasury or otherwise fail to satisfy their obligations under the legislation. Foreign Unitholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Trust.

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Tax-Exempt U.S. Unitholders

A tax-exempt U.S. Unitholder will not be required to pay tax on its share of income or gains of the Trust, so long as such Unitholder does not use borrowed funds in connection with its purchase of Units.

State and Other Taxes

In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes.

Prospective investors are urged to consult their tax advisors before deciding whether to invest.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust, or any other managed futures product, will achieve the investment objectives of an employee benefit plan, such investments have certain features which may be of interest to such plans. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on their profits, if any, from the Trust despite receiving no distributions from it, as are other Unitholders.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and the related trust.

Each plan fiduciary considering acquiring Units must consult its own legal and tax advisors before doing so.

“Plan Assets”

The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Trust to constitute assets of such Plan. ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered plan assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exemption”).

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The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as “a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer’s control.

The Managing Owner believes that the Publicly-Offered Securities Exception currently applies to the Units for the following reasons. First, the Units are registered under the Securities Act of 1933 and timely registered under the Securities Exchange Act of 1934. Second, the Units currently are held by more than 100 investors who the Managing Owner believes are independent of the Trust and of each other. Lastly, the Managing Owner believes that the Units should be considered to be “freely transferable.”

Ineligible Purchasers

In general, Units may not be purchased with the assets of a Plan if the Managing Owner, the Trustee, any wholesaler, any Selling Agent, or any of their respective affiliates or any of their respective agents or employees either: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

Acceptance of subscriptions on behalf of plans is in no respect a representation by the Trust, the Managing Owner, any Selling Agent or any other party related to the Trust that this investment meets the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in the Trust in light of the circumstances of the particular plan and current tax law.

Plan Of Distribution

Subscription Procedure

The Series 1, Series 2 and Series 3 Units are offered on a “best efforts” basis without any firm underwriting commitment through Selling Agents including, but not limited to, LPL Financial, Stephens Inc. and RBC Capital Markets Corporation, although not all Series are offered through all Selling Agents. You may purchase Units at Net Asset Value of the applicable Series as of the first business day of each calendar month. The Managing Owner may from time to time cause the Trust to issue Units at intra-month closings. The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Units are sold in fractions calculated up to three decimal places.

In order to purchase Units, you must complete, sign and deliver to a Selling Agent an original of the Subscription Agreement Signature Page which accompanies this Prospectus, together with a check for the amount of your subscription. Checks should be made payable to “Global Macro Trust.” Subscription proceeds will be deposited in the Trust’s bank account at First Republic Bank, San Francisco, California, and then transferred to a U.S. government instrument-only money market account pending investment in the Trust’s trading accounts.

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Clients of certain Selling Agents may make subscription payments by authorizing the Selling Agents to debit their customer securities account for the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by such Selling Agent. The Selling Agent will debit the account and transmit the debited funds directly to the Trust’s bank account via check or wire transfer made payable to “Global Macro Trust.” The settlement date specified by such Selling Agents will be no later than the termination of the relevant monthly offering period.

The Managing Owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. The Managing Owner will make its determination within five (5) business days of the submission of a subscription to the Managing Owner, except with respect to plan asset investors, including IRAs, in which case the Managing Owner will make its determination no later than five (5) business days before the end of a month (other than for subscriptions submitted after that date).

The Managing Owner will make every reasonable effort to determine the suitability of prospective Unitholders in the Trust through information received on the Subscription Agreement. Generally, the Managing Owner must receive subscription documents at least five (5) calendar days before the end of a month for them to be accepted as of the first day of the immediately following month.

The Trust will receive any interest earned on subscriptions held in its accounts pending investment in the Trust’s trading account.

There are no fees applicable to subscriptions held pending investment in the Trust’s trading account.

Subscriptions, if rejected, will be returned to investors promptly following the end of the month in which the subscription was rejected or sooner if practicable.

Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the submission of the subscriber’s Subscription Agreement to subscriber’s Selling Agent.

The Selling Agents

Neither the Trust nor the Unitholders pay selling commissions in connection with the sale of the Units. The Managing Owner pays the Selling Agents, from its own funds, upfront selling commissions of up to 4% of the gross offering proceeds of all Series 1 Units sold by each Selling Agent. In addition to upfront selling commissions, the Managing Owner will also pay installment selling commissions to the Selling Agents by paying up to 0.3333 of 1% (a 4% annual rate) of the month-end Net Asset Value of all Series 1 Units sold by them which remain outstanding more than twelve months after such Series 1 Units were first issued (not the date that the related subscription was received or accepted by the Trust); provided, however that cumulative selling commissions per Series 1 Unit will not exceed 9.5% of the gross offering proceeds for such Series 1 Unit sold pursuant to this Prospectus, as described in the compensation grid below.

As illustrated in the table below, The Managing Owner pays the Selling Agents reduced selling commissions of up to 3.5%, 3% and 2.5% of the subscription amount and ongoing compensation at an annual rate of up to 3.5%, 3%, and 2.5% in respect of Series 1 Units purchased by investors investing $100,000, $500,000 or $1,000,000 or more, respectively, in the Trust.

Reduced Selling Commission/Ongoing Compensation Table

Selling Commission/ Ongoing Compensation	Aggregate Investment per Investor
3.5%	>$100,000 ≤ $499,999
3%	>$500,000 ≤ $999,999
2.5%	>$1,000,000

Investors paying reduced or no selling commissions will pay Brokerage Fees reduced to reflect the reduction or absence of selling commissions. See “Charges — Brokerage Fee Differentials.”

For Series 1 Units on which the Managing Owner pays an upfront selling commission of 4% of the gross offering proceeds of such Units, the Managing Owner will pay a maximum of 5.5% of the gross offering proceeds of such Units in ongoing compensation, as described above. Likewise, for Series 1 Units on which the Managing Owner pays an upfront selling commission of 3.5%, 3% or 2.5% of the gross offering proceeds of such Units, the Managing Owner will pay a maximum of 6%, 6.5% or 7%, respectively, of the gross offering proceeds of such Units in ongoing compensation, as described above and in the compensation grid below.

The Managing Owner may engage one or more registered broker-dealers to solicit other broker-dealers to become Selling Agents and to assist those Selling Agents with the offering and sale of the Series 1 Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive a portion of the selling commissions and may receive a portion of the ongoing compensation that would otherwise be paid to the Selling Agents.

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The Managing Owner may also engage one or more registered broker-dealers, as wholesalers, to assist Selling Agents with the offer and sale of the Units. The Managing Owner, not the Trust, will compensate such broker-dealers from its own funds subject to the limitations of FINRA Rule 2310(b)(4)(B)(i) pertaining to maximum allowable selling commissions. The maximum compensation payable to wholesalers is illustrated on the compensation grid below.

Series 2 Units and Series 3 Units are available for purchase only by investors participating in a registered investment adviser’s asset-based or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Trust. The Managing Owner may engage one or more registered broker-dealers, as introducing brokers or wholesalers, to assist Selling Agents acting as executing brokers with the offer and sale of the Series 2 Units and Series 3 Units. The Managing Owner will pay, from its own funds, all compensation due to such broker-dealers, wholesalers and Selling Agents. Compensation to broker-dealers, wholesalers and Selling Agents due in connection with the sale of Series 2 Units or Series 3 Units will be paid up to 6.3333% and 9.5%, respectively, of the gross offering proceeds of the Series 2 Units and Series 3 Units in monthly installments beginning with the first month following the sale of a Series 2 Unit or Series 3 Unit in an aggregate amount not to exceed 0.0417 of 1% (a 0.50% annual rate) of the month-end Net Asset Value of all Series 2 Units and Series 3 Units sold by them which remain outstanding.

The Series 2 Units are subject to a custodial fee equal to 0.0208 of 1% of the month-end Net Asset Value of all Series 2 Units (a 0.25% annual rate) before accruals for unpaid management fees, custodial fees or Series 2/3 Profit Shares. The maximum amount of custodial fees paid is 3.1667% of the gross offering proceeds of the Series 2 Units. The Managing Owner will pay the custodial fee on to broker-dealers that act as custodian for Series 2 Units for the benefit of investors in Series 2 Units.

The Selling Agents and brokers will determine the suitability of prospective Unitholders in the Trust, pursuant to FINRA Rule 2310, based upon information contained in the Subscription Agreement and documents furnished to the Selling Agents or brokers by their customers in opening accounts.

No Selling Agent will make an investment in the Trust on behalf of a client for which it has discretionary trading authority without prior written approval of the investment by the client.

As illustrated on the Items of Compensation chart beginning on page 76, under no circumstances will the maximum compensation paid to the Selling Agents, broker-dealers assisting selling agents and wholesalers, including initial selling commissions, installment selling commissions to selling agents, selling commissions to wholesalers, installment selling commissions to wholesalers, expense reimbursements and custodial fees, exceed 10% of the gross offering proceeds of the sale of the Units, which is the maximum permitted by FINRA in connection with this offering of the Units.

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Selling Agent Compensation Table

Nature of Payment	Recipient	Amount of Payment

Selling Commissions — Series 1 Units	Selling Agents	Selling Agents will receive from the Managing Owner, in conjunction with the sale of Series 1 Units, initial selling commissions of up to 4% of the gross offering proceeds of Series 1 Units sold by the Selling Agents.

Installment Selling Commissions — Series 1 Units	Selling Agents	Selling Agents will also receive from the Managing Owner installment selling commissions by paying up to 0.3333 of 1% of the month-end Net Asset Value of all Series 1 Units sold which remain outstanding more than twelve months (a 4% annual rate), provided that installment selling commissions plus initial selling commissions in respect of a Series 1 Unit will not exceed 9.5% of the gross offering proceeds of such Series 1 Unit.

Wholesaling Fees — Series 1 Units	Wholesalers	Wholesalers wholesaling the Series 1 Units to Selling Agents will receive a portion of the selling commission described above (not to exceed 1% of the gross offering proceeds of the Series 1 Units sold by the Selling Agents solicited by the wholesalers), and may receive a portion of the installment selling commissions described above (not to exceed 0.0833 of 1% of the month-end Net Asset Value of the Series 1 Units sold by the Selling Agents solicited by the wholesalers – a 1% annual rate).

Wholesaling Fees — Series 2 Units and Series 3 Units	Wholesalers	Wholesalers wholesaling the Series 2 and Series 3 Units to Selling Agents or otherwise assisting with the placement of Series 2 Units and Series 3 Units may receive from the Managing Owner installment selling commissions of up to 6.333% and 9.5%, respectively, of the gross offering proceeds of the Series 2 Units and Series 3 Units by paying an amount not to exceed 0.0417 of 1% (a 0.50% annual rate) of the month-end Net Asset Value of all Series 2 Units and Series 3 Units sold by a Selling Agent selling Series 2 or Series 3 Units which remain outstanding, provided that the Selling Agent does not receive installment selling commissions in connection with the sale of the Series 2 or Series 3 Units.

Custodial Fees — Series 2 Units	Managing Owner/Custodians	The Managing Owner will receive a custodial fee by receiving a payment from the Trust, to be borne solely by the Series 2 Units, equal to 0.0208 of 1% (a 0.25% annual rate) of the month-end Net Asset Value of all Series 2 Units which remain outstanding before accruals for unpaid management fees, custodial fees or Series 2/3 Profit Shares. The Managing Owner will then pay the custodial fees on to broker-dealers serving as custodians of the Series 2 Units. The maximum amount of custodial fees paid depends upon the level of installment selling commissions paid, as discussed on the grid below.

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Nature of Payment	Recipient	Amount of Payment

Expense Reimbursement	Managing Owner	The Managing Owner may, but is not obligated to, reimburse Selling Agents or otherwise pay for reasonable out of pocket expenses incurred in connection with the performance of their duties including, for example, Selling Agents’ legal fees, broker/client seminars or other deemed underwriting expenses. The amount of such reimbursements will not exceed 0.50% of the gross offering proceeds of all Units sold and the amount of such reimbursements, when aggregated with selling commissions, and installment selling commissions will not exceed 10% of the gross offering proceeds of all Units sold.

There are no other items of compensation paid in respect of the sale of the Trust’s Units.

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Items of Compensation Pursuant to FINRA Rule 2310

The following table sets forth the items of compensation, and the maximum amounts thereof in respect of the offering of the Units, paid to members of FINRA pursuant to FINRA Rule 2310 on a Series-by-Series basis, with distinctions made for investment amount and the involvement of wholesalers, where appropriate. These items of compensation are set forth in detail below and are more fully described above:

Series 1 Investors with no Wholesalers
Investment Amount	Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	Custodial Fees	TOTAL

Investing $5,000 ($2,000 for employee plans / IRAs) - $99,999	4% of the gross offering proceeds of the Units sold.	0.3333% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 5.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

Investing $100,000 - $499,999	3.5% of the gross offering proceeds of the Units sold.	0.2917% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 6% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

Investing $500,000 - $999,999	3% of the gross offering proceeds of the Units sold.	0.25% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 6.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

Investing $1,000,000 or more	2.5% of the gross offering proceeds of the Units sold.	0.2083% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 7% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

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Series 1 Investors whose Selling Agents were introduced by Wholesalers (additional services to Selling Agents)
Investment Amount	Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	Custodial Fees	TOTAL

Investing $5,000 ($2,000 for employee plans / IRAs) - $99,999	3% of the gross offering proceeds of the Units sold.	0.25% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 4.125% of the gross offering proceeds of the Units sold	1% of the gross offering proceeds of the Units sold.	0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 1.375% of the gross offering proceeds of the Units sold.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

Investing $100,000 - $499,999	2.5% of the gross offering proceeds of the Units sold.	0.2083% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 4.2857% of the gross offering proceeds of the Units sold.	1% of the gross offering proceeds of the Units sold.	0.0833% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 1.7143% of the gross offering proceeds of the Units sold.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

Investing $500,000 - $999,999	2.25% of the gross offering proceeds of the Units sold.	0.1875% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 4.875% of the gross offering proceeds of the Units sold.	0.75% of the gross offering proceeds of the Units sold.	0.0625% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 1.625% of the gross offering proceeds of the Units sold.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

Investing $1,000,000 or more	1.75% of the gross offering proceeds of the Units sold.	0.1458% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 4.90% of the gross offering proceeds of the Units sold.	0.75% of the gross offering proceeds of the Units sold.	0.0625% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 2.10% of the gross offering proceeds of the Units sold.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

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Series 1 Investors whose Selling Agents were introduced by Wholesalers (no additional services to Selling Agents)
Investment Amount	Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	Custodial Fees	TOTAL

Investing $5,000 ($2,000 for employee plans / IRAs) - $99,999	3.5% of the gross offering proceeds of the Units sold.	0.3333% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 5.5% of the gross offering proceeds of the Units sold.	0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

Investing $100,000 - $499,999	3.0% of the gross offering proceeds of the Units sold.	0.2917% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 6% of the gross offering proceeds of the Units sold.	0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

Investing $500,000 - $999,999	2.5% of the gross offering proceeds of the Units sold.	0.25% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 6.5% of the gross offering proceeds of the Units sold.	0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

Investing $1,000,000 or more	2.0% of the gross offering proceeds of the Units sold.	0.2083% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 7% of the gross offering proceeds of the Units sold.	0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

78

Series 2 Investors whose Wholesalers Receive Installment Selling Commissions of 0.50% per annum
Investment Amount	Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	Custodial Fees	TOTAL

All	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	0.0417% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 6.3333% of the gross offering proceeds of the Units sold.	Up to 0.5% of the gross offering proceeds of the Units sold.	0.0208% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 3.1667% of the gross offering proceeds of the Units sold.	Up to 10% of the gross offering proceeds of the Units sold.

Series 2 Investors whose Wholesalers Receive No Installment Selling Commissions
Investment Amount	Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	Custodial Fees	TOTAL

All	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	0.0208% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 3.1667% of the gross offering proceeds of the Units sold.	Up to 3.6667% of the gross offering proceeds of the Units sold.

Series 3 Investors whose Wholesalers Receive Installment Selling Commissions of 0.50% per annum
Investment Amount	Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	Custodial Fees	TOTAL

All	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	0.0417% of the month-end Net Asset Value of the Units sold and outstanding, subject to a limit of 9.5% of the gross offering proceeds of the Units sold.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 10% of the gross offering proceeds of the Units sold.

79

Series 3 Investors whose Wholesalers Receive No Installment Selling Commissions
Investment Amount	Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	Custodial Fees	TOTAL

All	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 0.5% of the gross offering proceeds of the Units sold.

Series 4 Investors
Investment Amount	Selling Commissions to Selling Agents	Installment Selling Commissions to Selling Agents	Selling Commissions to Wholesalers	Installment Selling Commissions to Wholesalers	Expense Reimbursement	Custodial Fees	TOTAL

All	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.

Legal Matters

Sidley Austin LLP, Chicago, Illinois, served as legal counsel to the Managing Owner in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise the Managing Owner in matters relating to the operation of the Trust on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Trust in negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Trust relating to themselves and the Units have not been negotiated at arm’s length. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of the Managing Owner and its affiliates with the investment program, valuation procedures and other guidelines set forth herein or in the exhibits hereto, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished by the Managing Owner and did not investigate or verify the accuracy and completeness of the information set forth herein concerning the Managing Owner, the Trust’s service providers and their affiliates and personnel.

Sidley Austin LLP’s engagement by the Managing Owner in respect of the Trust is limited to the specific matters as to which it is consulted by the Managing Owner and, therefore, there may exist facts or circumstances which could have a bearing on the Trust’s (or the Managing Owner’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility.

Richards, Layton & Finger, P.A. acted as special Delaware counsel to the Trust in connection with assessing the legality of its securities under Delaware law but does not otherwise represent the Trust or the Unitholders.

Experts

The Millburn Ridgefield Corporation Statement of Financial Condition as of December 31, 2012, included in this Prospectus, has been included herein in reliance on the report of Arthur F. Bell, Jr. & Associates, L.L.C., an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

The financial statements of Global Macro Trust included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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REPORTS

CFTC Rules require that this Prospectus be accompanied by summary financial information, which may be a recent Monthly Report of the Trust, current within 60 calendar days.

Privacy Policy

Under CFTC Rules, financial institutions like the Managing Owner are required to provide privacy notices to their clients. As required by such CFTC Rules, we are providing you with the following information.

We collect nonpublic personal information about you from the following sources:

(i)	Information the Managing Owner receives from you on Subscription Agreements and related forms (for example, name, address, Social Security number, birth date, assets, income, and investment experience); and

(ii)	Information about your transactions with the Managing Owner (for example, account activity and balances).

In order to service your account and process your transactions, the Managing Owner may provide your personal information to its affiliates and to firms that assist the Managing Owner in servicing your account and have a need for such information such as account or fund administrators. The Managing Owner requires third-party service providers to protect the confidentiality of your information and to use the information only for the purposes for which the Managing Owner discloses the information to them.

The Managing Owner does not disclose any nonpublic information about its customers or former customers to anyone other than in connection with the administration, processing and servicing of customer accounts as described above or to its accountants, attorneys and auditors or as otherwise permitted or required by law.

The Managing Owner restricts access to nonpublic personal information about you to its personnel who need to know that information in order to provide products or services to you. The Managing Owner maintains physical, electronic and procedural controls in keeping with federal standards to safeguard your nonpublic personal information.

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This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

The Futures, Forward AND SPOT Markets

Futures, Forward, Swap and Spot Contracts

Futures contracts in the U.S. are generally traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

Forward currency contracts are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads. These contractual obligations are generally satisfied by making an offsetting agreement.

Foreign currency spot contracts are similar to forward currency contracts because they are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers, similar to forwards. However, these contracts are shorter in duration, typically settling within two days of the trade date and are settled by physical delivery.

Swap contracts are agreements to exchange cash flows or periodic payments based on price changes of an underlying commodity, instrument or index and contain terms and conditions specially negotiated by the parties to the agreement. These agreements are settled in cash, and may be terminated at the expiration of a specific period of time or by making an offsetting agreement.

Unlike an investment in bonds where one expects some consistency of yield or in stocks where one expects to participate in economic growth, futures, forward, spot and swap trading is a “zero-sum,” risk transfer economic activity. For every gain realized by one futures, forward, spot or swap trader, there is an equal and offsetting loss suffered by another.

Hedgers and Speculators

The two broad classifications of persons who trade futures are “hedgers” and “speculators.” Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Commodity exchanges in the U.S. generally have an associated “clearinghouse.” Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions. The clearinghouse “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

The Reform Act mandates that a substantial portion of over-the-counter derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

The Managing Owner will trade for the Trust on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their U.S. counterparts and are not regulated by any U.S. agency.

The CFTC and the U.S. exchanges have established “speculative position limits” on the maximum positions that the Managing Owner may hold or control in futures contracts on some, but not all, commodities. For example, the CFTC limits the number of contracts the Managing Owner can control in corn to 33,000 in a single delivery month, whereas the Chicago Mercantile Exchange limits the number of S&P 500 Index contracts the Managing Owner can control to 28,000 and U.S. Treasury bonds traded on the Chicago Board of Trade are not subject to position limits. In October 2011, the CFTC adopted position limits for 28 so-called “exempt” (e.g., metal and energy contracts) and agricultural commodity derivatives, futures and option contracts and their economically equivalent swaps. All accounts controlled by the Managing Owner, including the account of the Trust, are combined for speculative position limit purposes. These position limits are not yet effective and there is considerable uncertainty surrounding their application. If position limits are exceeded by the Managing Owner in the opinion of the CFTC or any other regulatory body, exchange or board, the Managing Owner will liquidate positions to the extent necessary to comply with applicable position limits. To date, position limits have not been a material imposition on the ability of the Managing Owner to effect its trading method. In the event the Managing Owner controls contracts in excess of the applicable limits, the Managing Owner will equitably reduce the position it controls across affected accounts managed by the Managing Owner, including the Trust, giving due consideration to such factors as account size, position size, account risk/reward parameters and trading portfolio composition.

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On September 28, 2012, the United States District Court for the District of Columbia issued an opinion that vacated substantial portions of the rules that were enacted in October 2011. There remains considerable uncertainty about what, if any, actions the CFTC may take in response to the court’s decision, although it appears likely that a version of the vacated rules will be eventually implemented. It is as yet unclear whether the rules will have an adverse effect on the Trust.

U.S. exchanges limit the maximum change in some, but not all, futures prices during any single trading day. Once the “daily limit” has been reached, it becomes very difficult to execute trades in the same direction the market has moved. That is, if a market is “limit up,” it is difficult, or impossible, to buy, but very easy to sell. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or temporarily eliminate liquidity. For example, the Chicago Board of Trade imposes daily limits of 40¢ on corn futures and no daily limits on U.S. Treasury bond futures. The Chicago Mercantile Exchange coordinates trading halts in the S&P 500 Index futures with halts in the trading of the stocks underlying the Index and imposes trading pauses or halts at moves of 7%, 13% and 20% in the value of the Index.

When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

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Supplemental Performance Information

The Trust trades the Millburn Diversified Portfolio (“MDP”). MDP is the composite performance of all fully-funded accounts which have traded the portfolio since its inception in 1977 through December 2003 and, thereafter, of all accounts (fully-funded and notional), adjusted to reflect the charges applicable to the Trust. The Trust is separate from MDP and the performance of MDP is not the performance of the Trust. Moreover, the past performance of MDP is not necessarily indicative of the future performance of the Trust. The Trust is one account which has traded MDP since July 1, 2002.

The analyses set forth on pages 85-87 are derived from the over 30-year history of MDP and reflect the characteristics of the portfolio and strategy traded by the Trust over an extended period which includes rising and falling stock prices, interest rates, dollar exchange rates and inflation plus numerous shocks to global economic and financial systems.

The S&P 500 Index, NASDAQ Composite Index, Morgan Stanley Capital International World Index (MSCI World) and Barclays Long-Term Treasury Index are unmanaged indices commonly used as market benchmarks. The performance of the indices does not reflect any fees or transaction costs as these expenses do not apply to market indices. These indices are compared to MDP and the Trust because they represent asset classes often included in investor portfolios, and are useful in illustrating the potential diversification benefits of the Trust.

The Trust is not a complete investment program, and investment in the Trust should be viewed as a diversification opportunity only, not as a substitute for a well diversified portfolio.

Please see “Note to Supplemental Performance Information” on page 88.

Past performance is not necessarily indicative of future results.

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SUPPLEMENTAL TABLE NO. 1

PRO FORMA ANNUAL RETURNS OF THE MILLBURN DIVERSIFIED PORTFOLIO (rounded to the nearest %)
FEBRUARY 1977—AUGUST 2013

The pro forma adjustments to MDP’s performance1 reflect the cost/fee structure of the Trust applicable to investors who purchase Series 1 Units.

	MDP [2]	S&P 500 [3]	NASDAQ [4]	MSCI WORLD [5]	BONDS [6]
2013 (8 months)	-11%	16%	19%	12%	-10%
2012	-10%	16%	16%	17%	4%
2011	-11%	2%	-2%	-5%	30%
2010	8%	15%	17%	12%	9%
2009	-12%	26%	44%	31%	-13%
2008	18%	-37%	-41%	-40%	24%
2007	12%	5%	10%	10%	10%
2006	6%	16%	10%	21%	2%
2005	3%	5%	1%	10%	7%
2004	-5%	11%	9%	15%	8%
2003	-2%	29%	50%	34%	2%
2002	24%	-22%	-32%	-20%	17%
2001	-8%	-12%	-21%	-17%	4%
2000	13%	-9%	-39%	-13%	20%
1999	-4%	21%	86%	25%	-9%
1998	5%	29%	40%	25%	14%
1997	12%	33%	22%	16%	15%
1996	15%	23%	23%	14%	-1%
1995	27%	38%	40%	21%	31%
1994	8%	1%	-3%	6%	-8%
1993	8%	10%	15%	23%	17%
1992	15%	8%	15%	-5%	8%
1991	5%	30%	57%	19%	19%
1990	49%	-3%	-18%	-17%	6%
1989	-1%	32%	19%	17%	19%
1988	5%	17%	15%	24%	9%
1987	41%	5%	-5%	17%	-3%
1986	-13%	19%	7%	43%	24%
1985	27%	32%	31%	42%	32%
1984	28%	6%	-11%	6%	15%
1983	-6%	23%	20%	23%	2%
1982	35%	22%	19%	11%	42%
1981	45%	-5%	-3%	-3%	0%
1980	70%	33%	34%	28%	-3%
1979	63%	19%	28%	13%	-1%
1978	27%	7%	12%	18%	-1%
1977 (11 months)	10%	-3%	10%	5%	4%
	Compound Annual Return
1977-2013	12%	11%	10%	10%	9%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MDP AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

[1]	MDP, pursuant to which the Trust is traded, has a pro forma compound rate of return of 11.9% for over 30 years. MDP has tended to be profitable during periods of stress in equity and bond markets. The benefit of including MDP in a portfolio of stocks and/or bonds is observable in the table for the years 2008, 2002, 2000, 1994, 1990, 1987 and 1981 when MDP performed well in difficult years for other asset classes. There can, of course, be no assurance that this pattern will continue or that MDP or the Trust will not incur losses, as MDP did in the full years 2012, 2011, 2009, 2004, 2003, 2001, 1999, 1989, 1986 and 1983. The largest monthly loss during the period shown was 15.3% (9/86).
[2]	MDP is the composite performance of the fully-funded accounts trading in the portfolio since its inception through December 2003 and, thereafter, of all accounts (fully-funded and notional), pro forma to reflect the highest cost/fee structure applicable to the Series 1 Units. There are material limitations inherent in pro forma comparisons.
[3]	S&P 500 Index includes net dividends. Source: PERTRAC Financial Solutions.
[4]	NASDAQ Composite Index. Source: PERTRAC Financial Solutions.
[5]	Morgan Stanley Capital International World Index includes net dividends. Source: PERTRAC Financial Solutions.
[6]	Barclays Long-Term Treasury Index. Source: PERTRAC Financial Solutions.

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SUPPLEMENTAL TABLE NO. 2

PRO FORMA ANNUAL RETURNS OF THE MILLBURN DIVERSIFIED PORTFOLIO (rounded to the nearest %)
FEBRUARY 1977— AUGUST 2013

The following table is similar to the Annual Returns table on the previous page. The pro forma adjustments to MDP’s performance, however, reflect the cost/fee structure of the Trust applicable to investors who purchase Series 2 Units.

	MDP [1]	S&P 500[2]	NASDAQ [3]	MSCI WORLD [4]	BONDS [5]
2013 (8 months)	-9%	16%	19%	12%	-10%
2012	-6%	16%	16%	17%	4%
2011	-7%	2%	-2%	-5%	30%
2010	12%	15%	17%	12%	9%
2009	-8%	26%	44%	31%	-13%
2008	22%	-37%	-41%	-40%	24%
2007	15%	5%	10%	10%	10%
2006	11%	16%	10%	21%	2%
2005	7%	5%	1%	10%	7%
2004	-1%	11%	9%	15%	8%
2003	3%	29%	50%	34%	2%
2002	29%	-22%	-32%	-20%	17%
2001	-4%	-12%	-21%	-17%	4%
2000	16%	-9%	-39%	-13%	20%
1999	0%	21%	86%	25%	-9%
1998	9%	29%	40%	25%	14%
1997	16%	33%	22%	16%	15%
1996	19%	23%	23%	14%	-1%
1995	31%	38%	40%	21%	31%
1994	12%	1%	-3%	6%	-8%
1993	12%	10%	15%	23%	17%
1992	19%	8%	15%	-5%	8%
1991	9%	30%	57%	19%	19%
1990	53%	-3%	-18%	-17%	6%
1989	4%	32%	19%	17%	19%
1988	9%	17%	15%	24%	9%
1987	45%	5%	-5%	17%	-3%
1986	-9%	19%	7%	43%	24%
1985	31%	32%	31%	42%	32%
1984	32%	6%	-11%	6%	15%
1983	-1%	23%	20%	23%	2%
1982	40%	22%	19%	11%	42%
1981	50%	-5%	-3%	-3%	0%
1980	76%	33%	34%	28%	-3%
1979	69%	19%	28%	13%	-1%
1978	31%	7%	12%	18%	-1%
1977 (11 months)	14%	-3%	10%	5%	4%
	Compound Annual Return
1977-2013	16%	11%	10%	10%	9%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MDP
AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

1	MDP is the composite performance of the fully-funded accounts trading in the portfolio since its inception through December 2003 and, thereafter, of all accounts (fully-funded and notional), pro forma to reflect the cost/fee structure of the Trust applicable to investors who purchase Series 2 Units. There are material limitations inherent in pro forma comparisons.
2	S&P 500 Index includes net dividends. Source: PERTRAC Financial Solutions.
3	NASDAQ Composite Index. Source: PERTRAC Financial Solutions.
4	Morgan Stanley Capital International World Index includes net dividends. Source: PERTRAC Financial Solutions.
5	Barclays Long-Term Treasury Index. Source: PERTRAC Financial Solutions.

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SUPPLEMENTAL TABLE NO. 3

PRO FORMA ANNUAL RETURNS OF THE MILLBURN DIVERSIFIED PORTFOLIO (rounded to the nearest %)
FEBRUARY 1977— AUGUST 2013

The following table is similar to the Annual Returns tables on the previous pages. The pro forma adjustments to MDP’s performance, however, reflect the cost/fee structure of the Trust applicable to investors who purchase Series 3 Units.

	MDP[1]	S&P 500[2]	NASDAQ[3]	MSCI WORLD[4]	BONDS[5]
2013 (8 months)	-9%	16%	19%	12%	-10%
2012	-6%	16%	16%	17%	4%
2011	-6%	2%	-2%	-5%	30%
2010	13%	15%	17%	12%	9%
2009	-8%	26%	44%	31%	-13%
2008	23%	-37%	-41%	-40%	24%
2007	15%	5%	10%	10%	10%
2006	11%	16%	10%	21%	2%
2005	7%	5%	1%	10%	7%
2004	-1%	11%	9%	15%	8%
2003	3%	29%	50%	34%	2%
2002	29%	-22%	-32%	-20%	17%
2001	-4%	-12%	-21%	-17%	4%
2000	16%	-9%	-39%	-13%	20%
1999	0%	21%	86%	25%	-9%
1998	9%	29%	40%	25%	14%
1997	16%	33%	22%	16%	15%
1996	20%	23%	23%	14%	-1%
1995	31%	38%	40%	21%	31%
1994	12%	1%	-3%	6%	-8%
1993	13%	10%	15%	23%	17%
1992	19%	8%	15%	-5%	8%
1991	9%	30%	57%	19%	19%
1990	53%	-3%	-18%	-17%	6%
1989	4%	32%	19%	17%	19%
1988	9%	17%	15%	24%	9%
1987	45%	5%	-5%	17%	-3%
1986	-9%	19%	7%	43%	24%
1985	32%	32%	31%	42%	32%
1984	32%	6%	-11%	6%	15%
1983	-1%	23%	20%	23%	2%
1982	40%	22%	19%	11%	42%
1981	51%	-5%	-3%	-3%	0%
1980	76%	33%	34%	28%	-3%
1979	69%	19%	28%	13%	-1%
1978	31%	7%	12%	18%	-1%
1977 (11 months)	14%	-3%	10%	5%	4%
	Compound Annual Return
1977-2013	16%	11%	10%	10%	9%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MDP
AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

1	MDP is the composite performance of the fully-funded accounts trading in the portfolio since its inception through December 2003 and, thereafter, of all accounts (fully-funded and notional), pro forma to reflect the cost/fee structure of the Trust applicable to investors who purchase Series 3 Units. There are material limitations inherent in pro forma comparisons.
2	S&P 500 Index includes net dividends. Source: PERTRAC Financial Solutions.
3	NASDAQ Composite Index. Source: PERTRAC Financial Solutions.
4	Morgan Stanley Capital International World Index includes net dividends. Source: PERTRAC Financial Solutions.
5	Barclays Long-Term Treasury Index. Source: PERTRAC Financial Solutions.

87

Note to Supplemental Performance Information

The performance shown on pages 85-87 represents the pro forma composite performance of all fully-funded accounts prior to January 2004 and of all accounts beginning with January 2004 traded pursuant to the Managing Owner’s Diversified Portfolio during the period presented. The historical performance of the Diversified Portfolio composite has been retroactively adjusted on a pro forma basis approximately to reflect the highest cost/fee structure applicable to the Series 1 Units (Table 1) and the cost/fee structures applicable to Series 2 Units and Series 3 Units (Tables 2 and 3, respectively). The purpose of this pro forma presentation is to provide an approximation of the rates of return such composite accounts would have achieved had they been traded pursuant to the Trust’s cost/fee structure. However, there are material limitations inherent in pro forma comparisons. It is not feasible to make all the pro forma adjustments necessary to reflect the effect of all the business terms of the Trust on the actual performance of the accounts in the composite. The pro forma performance of the composite accounts should not be considered to be indicative of how any one account in the composite would have performed had it been subject to the cost/fee structure of the relevant Series of Units.

The pro forma calculations were made on a month-to-month basis. That is, the adjustments to fees and income in one month do not affect the actual figures used in the following month for making similar pro forma calculations. Accordingly, the pro forma performance does not reflect on a cumulative basis the effect of the differences between the fees to be charged and interest to be earned by the Trust and the fees charged and interest earned by the accounts in the composite. The following assumptions were made in calculating the pro forma rates of return: a Brokerage Fee of 7% per annum of month-end Net Assets (Supplemental Table No. 1); a management fee of 2%, clearing and execution costs of 0.55% and custodial fees of 0.25% (Supplemental Table No. 2); a management fee of 2% and clearing and execution costs of 0.55% (Supplemental Table No. 3); an annual Profit Share of 20% of New Trading Profit; operating and ongoing offering and administrative expenses of 0.35% per annum of average annual Net Assets; and actual interest income earned by the accounts in the Diversified Portfolio composite.

The Millburn Diversified Portfolio is an actively managed portfolio of futures, forward and spot contracts and related options. The Managing Owner will trade its Diversified Portfolio on behalf of the Trust and the Trust will pay the fees and expenses and will be subject to the Profit Share as described in this Prospectus. The S&P 500 Index, NASDAQ Composite Index, Morgan Stanley Capital International World Index, Barclay BTOP50 Index, Citi World Government Bond Index and Barclays Long-Term Treasury Index are unmanaged indices commonly used as market benchmarks. The performance of these indices does not reflect any fees or transaction costs as these expenses do not apply to most market indices (Barclay BTOP50 Index is compiled net of CTA fees). The HFRI Fund Weighted Composite Index is an unmanaged index of actively managed hedge funds and is an internationally recognized benchmark of hedge fund performance. The performance of the index reflects the fees and transaction costs borne by its underlying hedge fund components but not of the index itself as none apply to the index.

88

Millburn

Millburn Ridgefield Corporation

Global Macro Trust

Managed Futures to Help Build a Diversified Portfolio

SERIES 1 UNITS

November 2013

THE USE OF THIS BROCHURE IS AUTHORIZED ONLY WHEN PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS OF GLOBAL MACRO TRUST (THE "TRUST"). THIS BROCHURE DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY UNITS IN THE TRUST ("UNITS"). THE OFFERING OF UNITS CAN ONLY BE MADE BY THE PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE TRUST AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING AN INVESTMENT IN THE TRUST. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS BROCHURE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE INFORMATION IN THIS DOCUMENT IS VALID AS OF THE DATE HEREOF AND MAY CHANGE WITHOUT NOTICE.

COPYRIGHT © 2013 MILLBURN RIDGEFIELD CORPORATION. ALL RIGHTS RESERVED. **MILLBURN RIDGEFIELD CORPORATION IS NOT A REGISTERED BROKER DEALER. DOCUMENT / INFORMATION CURRENT AS OF SEPTEMBER 1, 2013.**

89

Investment Information and Disclosure

Securities Offered

Units are offered, pursuant to the Prospectus, for sale at the beginning of each month through certain Selling Agents.

Minimum Subscription

$5,000 for non-IRA investors; $2,000 for IRAs (and other qualified accounts).

Investor Suitability

Investors must have a minimum net worth, exclusive of home, furnishings and automobiles, of $250,000 or a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000. Certain states impose higher standards.

Redemptions

An investor may redeem some or all of its Units as of the end of any month on 10 days' written notice. Series 1 Units are subject to redemption charges during the first 11 months after sale. Trust profits will be reinvested in the Trust, not distributed.

Reports to Investors

Each investor will receive a monthly report of the Trust, a statement of the value of its Units and a letter describing the activities of the Trust. The Trust will use its best efforts to provide investors with all pertinent federal income tax information relating to the Trust by March 15th of each year.

Location of Assets

100% of assets are held at major financial institutions. See note 16 on inside back cover.

Interest Income

The Trust will receive all of the interest income earned on its assets. Approximately 90% of the Trust's assets are invested in interest bearing instruments. Any interest earned may be de minimus given current historically low interest rates.

Approximate AuM

USD 340 million (Global Macro Trust);

USD 916 million (Program);

USD 1.6 billion (Millburn)

Auditor

Deloitte & Touche LLP

Legal Counsel to Millburn

Sidley Austin LLP

Disclosure

The Trust may fluctuate in value.

The Trust charges high fees (for a description of fees, see note 9 on inside back cover). You will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses.

Futures and forwards trading is a "zero-sum" economic activity in which for every gain there is an equal offsetting loss. In this respect, an investment in the Trust is different from other securities investments where one expects consistent yields, in the case of bonds, or participation in overall economic growth as in the case of stocks.

The Trust is not a mutual fund and it is not subject to the same regulatory requirements or protections as mutual funds.

The Trust's investment program may involve complex tax strategies and there may be delays in distributing tax information to investors.

Units are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency.

Prospective investors should understand the risks and have the financial ability and willingness to accept them for an extended period of time before making an investment in the Trust.

Prospective investors should consider the Trust as a portion of an overall investment program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. You are encouraged to discuss your investment decision with your financial, tax and legal advisors. Read the Trust's Prospectus before you decide to invest. See "The Risks You Face" section of the Prospectus.

The performance of various indices is shown throughout for comparison purposes only, because these indices represent asset classes often included in investor portfolios. The securities and other instruments included in those indices are not necessarily included in the Trust's portfolio and criteria for inclusion in those indices are different from those for investment by the Trust. Unless noted otherwise, the performance of these indices does not reflect any fees or transaction costs. Index performance was obtained from published sources believed to be reliable but which are not warranted as to accuracy or completeness.

Any markets, models, leverage, portfolio weights and other data described herein change over time, but are accurate as of the date indicated on the front cover.

Millburn Ridgefield Corporation is not a registered broker dealer. The Units are offered and sold through registered broker dealers including Octavus, LLC, 261 School Avenue, 4th Floor, Excelsior, MN, 55331, 888.628.2887, and other member firms.

90

Global Macro Trust (Series 1): Managed Futures to Help Build a Diversified Portfolio 1

Deep Experience in Managed Futures

Millburn is an experienced commodity trading advisor focused on the systematic trading of liquid foreign exchange, financial and commodity markets.

Since 1971, our firm has benefited from a continuous process of innovation and improvement in investment research and technology. Our Research and Development groups comprise talented and experienced individuals from a range of disciplines, and our approach is defined by a practical, scientific, data-driven understanding of market behavior.

Rigorous Investment Process

Our process begins with our people—a staff of approximately 70 individuals and a team-based approach that mixes more experienced senior members with emerging talent. These teams support the firm's research and development process—a process that we believe translates investment ideas into objective, rules-based, quantitative models that can be tested, refined and improved over time.

Focus on Risk Management

Risk management is in our DNA. Millburn seeks to manage risk carefully in all its investment products, with the goal of providing our investors with superior risk-adjusted return across a variety of market environments and over a range of time-frames.

We believe strong risk management is effected through ongoing research, stress-testing and monitoring of our trading strategies, but fundamentally originates from a mindset of humility and an understanding of the responsibility we have for your invested assets.

Institutional Infrastructure

Millburn's rigorous approach to investment and risk management carries through to all aspects of our business. We continuously strive for institutional-quality processes and best-in-class technology, compliance, transparency and investor reporting.

Performance During Market Stress

We believe the strategies we trade provide value, during both normal market cycles and periods of more extreme market stress.

Whether through the recession of the early 1980s, the stock market crash in 1987, the Iraq-Kuwait War in 1990-1991, the Mexican peso crisis in 1994, the bursting of the tech bubble in 2000, the terrorist attacks on New York and the Pentagon in 2001, or most recently the sub-prime crisis, time and again our quantitative approaches have been shown to produce attractive long-term risk-adjusted returns and provide our clients with the ability to enhance their portfolios. However, there can be no assurance that Millburn's portfolios will be profitable over any particular period, including during future periods of market stress.

Invested With You

We are significant investors in all of our strategies, which means we are invested alongside you and our incentives are properly aligned. Current and former principals and employees of Millburn, and their families, together have approximately USD 230 million invested in the firm's futures and foreign exchange strategies, representing more than 14% of Millburn's total assets under management.

We invite you to learn more about Millburn.

MILLBURN RIDGEFIELD CORPORATION ("MILLBURN") IS THE SUCCESSOR TO AN ASSET MANAGEMENT ORGANIZATION THAT FIRST BEGAN ITS OPERATIONS IN 1971. THE TERM "MILLBURN" IS USED HEREIN TO REFER TO THE ACTIVITIES OF MILLBURN RIDGEFIELD COPRORATION, ITS PREDECESSORS AND ITS AFFILIATED ENTITIES. MILLBURN RIDGEFIELD CORPORATION IS REGISTERED AS A COMMODITY TRADING ADVISOR ("CTA") AND COMMODITY POOL OPERATOR ("CPO") WITH THE COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND IS A MEMBER OF THE NATIONAL FUTURES ASSOCIATION ("NFA"). REGISTRATION OR MEMBERSHIP WITH THE CFTC OR NFA DOES NOT IMPLY REVIEW, ENDORSEMENT OR APPROVAL BY THOSE ENTITIES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE DISCLOSURE AND NOTES ON THE INSIDE FRONT AND BACK COVERS OF THIS BROCHURE.

91

LONDON
MONTREAL
NEW YORK
MOSCOW

> "...the improvements from holding [managed futures] are so large...that the return/risk tradeoffs provided by augmented portfolios (i.e., those holding managed futures)...clearly dominate the tradeoffs available from portfolios of stocks alone or from portfolios of stocks and bonds."

PROFESSOR JOHN LINTNER, HARVARD UNIVERSITY

SOURCE: JOHN LINTNER, "THE POTENTIAL ROLE OF MANAGED COMMODITY-FINANCIAL FUTURES ACCOUNTS IN PORTFOLIOS OF STOCKS AND BONDS" PRESENTED AT THE ANNUAL CONFERENCE OF THE FINANCIAL ANALYSTS FEDERATION, TORONTO, CANADA, 1983

92

Global Macro Trust (Series 1): Managed Futures to Help Build a Diversified Portfolio 3

The Potential Benefits of Managed Futures: A Global Approach to Enhancing a Traditional Portfolio

Managed futures investments can increase returns and decrease volatility when added to a traditional portfolio of stocks and bonds. Hypothetically, over the last 26 years, a portfolio comprised of managed futures plus stocks and bonds would have experienced higher returns and lower volatility than a 60/40 portfolio of stocks/bonds alone.

The chart and table below show the results of adding 10% increments of managed futures to a portfolio of global stocks and bonds, and comparative portfolio statistics.

Effect of Adding Managed Futures to a Traditional Portfolio

January 1987 - August 2013

8.5%
8.3%
8.1%
7.9%
7.7%
2%
3%
4%
5%
Increasing Return (Compound Annual Return)
Decreasing Risk (Monthly Standard Deviation)
100% Managed Futures Index1
C
20% Managed Futures Index
48% Global Stocks2
32% Global Bonds3
0% Managed Futures Index
60% Global Stocks
40% Global Bonds
B
A
100% Global Stocks

	A	B	C
	100% Global Stocks	60% Global Stocks/ 40% Global Bonds	48% Global Stocks/ 32% Global Bonds/ 20% Managed Futures Index
Annualized ROR[4]	7.84%	7.93%	8.15%
Annualized Stdev[5]	15.65%	10.26%	8.52%
Sharpe Ratio (2% rfr)[6]	0.37	0.58	0.72
Largest Drawdown[7]	-53.65%	-32.44%	-24.02%
Number of Losing Years	7	7	6
Average Losing Year	-16.50%	-6.77%	-4.61%
Years Losing More Than 5%	6	4	2
Best Year	33.76%	26.22%	25.47%
Worst Year	-40.33%	-19.84%	-13.16%
Value of $1,000 Investment	$7,492	$7,643	$8,074

THE CHART ABOVE SHOWS THE RESULT OF ADDING INCREMENTS OF MANAGED FUTURES, REPRESENTED BY THE BARCLAY BTOP50 INDEX, TO A PORTFOLIO OF STOCKS AND BONDS, REPRESENTED BY THE MSCI WORLD INDEX AND CITI WORLD GOVERNMENT BOND INDEX, RESPECTIVELY. OVER THE LAST 26 YEARS, A PORTFOLIO COMPRISED OF MANAGED FUTURES PLUS STOCKS AND BONDS, REBALANCED ANNUALLY, WOULD HAVE HAD GREATER RETURNS AND LOWER VOLATILITY THAN A 60%/40% PORTFOLIO COMPRISED OF JUST STOCKS AND BONDS. THERE CAN BE NO ASSURANCE THIS WILL, IN FACT, OCCUR. ADDING MANAGED FUTURES WILL ONLY INCREASE RETURNS OF THE PORTFOLIO IF IT PRODUCES A HIGHER RETURN THAN EITHER STOCKS OR BONDS OVER THE PERIOD MEASURED. IN CERTAIN CIRCUMSTANCES, ADDING MANAGED FUTURES TO A PORTFOLIO OF STOCKS AND BONDS COULD RESULT IN INCREASED VOLATILITY. PROSPECTIVE INVESTORS SHOULD NOTE THAT MILLBURN DID NOT MANAGE ANY ACCOUNT REPRESENTED BY THE ALLOCATIONS SHOWN HERE, AND THAT THIS CHART IS PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY AND NOT AS A RECOMMENDATION THAT ANY INVESTOR SHOULD ALLOCATE MORE THAN A PARTICULAR PERCENTAGE OF HIS PORTFOLIO TO MANAGED FUTURES. MOREOVER, PRO FORMA RESULTS HAVE INHERENT LIMITATIONS IN THAT THEY DO NOT REFLECT ACTUAL TRADING IN ANY PROGRAM ACCOUNT AND THEREFORE THEY DO NOT REFLECT THE IMPACT THAT ECONOMIC OR MARKET FACTORS MAY HAVE HAD ON THE MANAGEMENT OF THE PORTFOLIO. THERE CAN BE NO ASSURANCE THAT THE PORTFOLIO WILL BE PROFITABLE OR WILL NOT INCUR LOSSES.

COMBINING ACTIVELY MANAGED FUTURES INVESTMENTS, REPRESENTED BY THE BARCLAY BTOP50 INDEX, WITH PASSIVE INVESTMENT INDICES, SUCH AS THE MSCI WORLD INDEX AND CITI WORLD GOVERNMENT BOND INDEX, HAS MATERIAL INHERENT LIMITATIONS. PASSIVE INDICES ARE UNMANAGED AND DO NOT INCUR MANAGEMENT FEES, TRANSACTION COSTS OR OTHER EXPENSES ASSOCIATED WITH A MANAGED FUTURES PORTFOLIO.

THE FOREGOING PRESENTATION DOES NOT REPRESENT ANY ACTUAL PORTFOLIO COMPOSITION BUT ONLY THE POSSIBLE RESULTS THAT MIGHT HAVE OCCURRED HAD MANAGED FUTURES BEEN INCLUDED IN A TRADITIONAL PORTFOLIO DURING THE PERIOD SHOWN. THE RISK OF A MANAGED FUTURES PORTFOLIO INCURRING SUDDEN, MAJOR LOSSES IS NOT REFLECTED IN THE FOREGOING CHART, WHICH IS BASED ON STATISTICAL AVERAGES OVER TIME.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE DISCLOSURE AND NOTES ON THE INSIDE FRONT AND BACK COVERS OF THIS BROCHURE.

93

4 Global Macro Trust (Series 1) Managed Futures to Help Build a Diversified Portfolio

The Potential Benefits of Managed Futures: Protection During Severe Stock Market Drawdowns

Managed futures investments have performed well during many severe shocks to the U.S. stock market, as shown below.

During the five worst drawdown periods for the S&P 500 Index, managed futures, as measured by the Barclay BTOP50 managed futures index, were positive during every period, outperforming the S&P 500 Index by an average of more than 47%. Similarly, during the 15 worst quarters for the S&P 500 Index, managed futures outperformed the S&P 500 Index in every instance, by an average of 19%. However, there can be no assurance that managed futures will be profitable or outperform stocks over any period, including future periods of market stress.

Managed Futures During Worst 5 Drawdowns of S&P 500 Index

January 1987 - August 2013

40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
+8.46%
+13.79%
+5.41%
+38.95%
+14.48%
Managed Futures Index[1]
S&P 500 Index[6]
-29.58%
-14.69%
-15.37%
-44.73%
-50.95%
9/87-11/87
6/90-10/90
7/98-8/98
9/00-9/02
11/07-2/09

Managed Futures During 15 Worst Quarters for S&P 500 Index

January 1987 - August 2013

Period	Event	S&P 500 Index[6]	Managed Futures Index[1]	Difference
4Q 1987	Black Monday / Global Stock Markets Crash	-22.5%	+16.9%	+39.4%
4Q 2008	Bear Market U.S. Equities led by Financials	-21.9%	+9.1%	+31.0%
3Q 2002	WorldCom Scandal	-17.3%	+9.4%	+26.7%
3Q 2001	Terrorist Attacks on World Trade Center & Pentagon	-14.7%	+4.1%	+18.8%
3Q 2011	European Sovereign Debt Crisis / Global Growth Fears	-13.9%	+1.6%	+15.5%
3Q 1990	Iraq Invades Kuwait	-13.7%	+11.2%	+24.9%
2Q 2002	Continuing Aftermath of Technology Bubble Bursting	-13.4%	+8.5%	+21.9%
1Q 2001	Bear Market U.S. Equities led by Technology	-11.9%	+6.0%	+17.9%
2Q 2010	Sovereign Debt Crisis	-11.4%	-1.9%	+9.5%
1Q 2009	Continuing Bear Market U.S. Equities led by Financials	-11.0%	-1.8%	+9.2%
3Q 1998	Russia Defaults on Debt / LTCM Crisis	-9.9%	+10.5%	+20.4%
1Q 2008	Credit Crisis / Commodity Prices Rally	-9.4%	+6.4%	+15.8%
3Q 2008	Credit Crisis / Government-Sponsored Bailout of Banks	-8.4%	-4.1%	+4.3%
4Q 2000	DotCom Bubble Bursts	-7.8%	+19.8%	+27.6%
3Q 1999	Anxiety During Run Up to Y2K	-6.2%	-0.7%	+5.5%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE DISCLOSURE AND NOTES ON THE INSIDE FRONT AND BACK COVERS OF THIS BROCHURE.

94

Managed futures have shown strong performance during many "crisis periods" for the U.S. stock markets.
SEE CRISIS PERIODS DETAILED ON PAGE 4.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

95

NATURAL GAS PIPELINE, ALASKA, USA
The Global Macro Trust portfolio provides investors with diversified exposure to more than 110 liquid and transparent global markets.
CURRENCIES & CROSSES
ENERGY
EXCHANGES TRADED:
INTERCONTINENTAL EXCHANGE
NEW YORK MERCANTILE EXCHANGE

96

Global Macro Trust (Series 1): Managed Futures to Help Build a Diversified Portfolio 7

The Global Macro Trust Portfolio

Global Macro Trust ("GMT" or the "Trust") was launched in July 2002. GMT trades Millburn's Diversified Portfolio ("MDP"), which has a continuous track record spanning more than 35 years.

GMT gives investors access to more than 110 financial and commodity futures and foreign exchange forward contracts on regulated global futures exchanges and on the interbank currency market. These are some of the most liquid and transparent markets in the world, offering a unique opportunity to intelligently diversify traditional fixed income and stock portfolios.

Interest Rates

Australian 3-Yr Bond
Australian 10-Yr Bond
Australian Bank Bills
CAD Gov't Bond
CAD Bankers Accept.
Euribor 3-Month
Eurodollar
Euro-Bund
Euro-Buxl
Euro 5-Yr Bobl
Euro 2-Yr Schatz
Euroswiss
French 10-Yr Bond
Gilts
Italian 10-Yr Bond
Japanese Gov't Bond
Sterling Rates
U.S. T-Bond
U.S. 10-Yr Note
U.S. 5-Yr Note
U.S. 2-Yr Note

Non-USD Crosses

Australian Dollar/Japanese Yen
British Pound/Australian Dollar
Euro/Australian Dollar
Euro/Czech Koruna
Euro/Hungarian Forint
Euro/Norwegian Krone
Euro/Polish Zloty
Euro/Swedish Krona
Euro/Turkish Lira
Euro/S. African Rand
Swiss Franc/Norwegian Krone

USD Currencies

Australian Dollar
Brazilian Real
British Pound
Canadian Dollar
Chilean Peso
Colombian Peso
Czech Koruna
Euro Currency
Indian Rupee
Indonesian Rupiah
Israel Shekel
Japanese Yen
Korean Won
Malaysian Ringgit
Mexican Peso
New Zealand Dollar
Norwegian Krone
Philippine Peso
Polish Zloty
Russian Ruble
Singapore Dollar
S. African Rand
Swedish Krona
Swiss Franc
Turkish Lira

Stock Indices

All Shares
Amsterdam
CAC 40
CBOE VIX Futures
DAX
DJ Euro Stoxx
E-mini NASDAQ 100
E-mini S&P
FTSE
Hang Seng
H-shares
ISE 30 Futures
KOSPI
Mexican Bolsa
Mini DJIA
Mini Russell 2000
OMX Stockholm
S&P MIB 30
S&P TSE 60
SET50 Futures
SIMEX Nifty
SIMEX Nikkei
SIMEX Taiwan
Singapore
SPI 200
TOPIX

Metals

Copper
Gold
London Aluminum
London Copper
London Lead
London Nickel
London Tin
London Zinc
Palladium
Platinum
Silver

Energy

Brent Crude
Crude Oil
Gasoline (RBOB)
Heat Oil
London Gas Oil
Natural Gas

Agriculturals

Coffee
Cocoa
Corn
Cotton
KC Wheat
Lean Hogs
Live Cattle
Soybean
Soybean Oil
Soy Meal
Sugar
Wheat

FINANCIALS
COMMODITIES
STOCK INDICES 31%
NON-USD CROSSES 1%
USD CURRENCIES 21%
INTEREST RATES 22%
METALS 6%
AGRICULTURALS 7%

SECTOR ALLOCATIONS ARE NOT STATIC AND CAN BE EXPECTED TO CHANGE OVER TIME. MILLBURN'S SECTOR ALLOCATION METHODS ARE BASED ON RISK WITH PORTFOLIO FULLY COMMITTED, WHILE OTHER PORTFOLIO ALLOCATION METHODS, SUCH AS FACE VALUE, DO NOT REFLECT INHERENT SECTOR RISKS.

97

8

Global Macro Trust (Series 1) Managed Futures to Help Build a Diversified Portfolio

Global Macro Trust Utilizes Inputs from Multiple Data Sources Covering a Range of Time Frames

GMT's portfolio utilizes a wide variety of data inputs in order to form consensus views on the direction of individual markets. While price-based and price-derivative data remain key inputs to these directional forecasts, the growing availability and relevance of non-price-related information has provided significant additional value.

Strategies simultaneously analyze all data inputs to systematically identify and trade on opportunities that may last years, weeks, days or even hours. The use of these multiple data sources and multiple time-frames can be an effective means of improving risk-adjusted returns.

A Spectrum of Time-Frames

GMT's strategies act on a wide range of time-frames. This enables opportunities for profit and the ability to capture both long-term trends and much shorter-term market behavior.

2 DAYS OR LESS 25%
3 - 5 DAYS 41%
6 - 15 DAYS 18%
16 - 100 DAYS 10%
> 100 DAYS 6%

Trade Duration
Expected Median Duration

Multiple Data Inputs

Price

Data relating to directly-observed price of a particular market, contract or instrument. For example, time-series analysis of prices of WTI Crude Oil can be examined systematically to determine if this can help us understand whether price is likely to keep moving in the same direction or revert to the norm.

Price-Derivative

Data derived from directly-observed prices of a particular market, contract or instrument. For example, the rate of price change is related to observable price data, but may improve the predictive value of price data alone.

Fundamental

Data relating to a particular market that may increase the predictive value of signals based on price- or price-derivative inputs. For example, warehouse stocks at the London Metals Exchange can be used to systematically improve predictive ability of price moves given historic supply-and-demand relationships.

Event

Data relating to market behavior surrounding certain regularly-occurring reports, events or news releases. For example, the behavior of markets leading up to, during and after government data releases can be analyzed systematically to potentially increase the predictive value of a combined signal for a particular market.

STRATEGY ALLOCATIONS ARE NOT STATIC AND CAN BE EXPECTED TO CHANGE OVER TIME. MILLBURN STRATEGY ALLOCATION METHODS ARE BASED ON RISK WITH PORTFOLIO FULLY COMMITTED, WHILE OTHER PORTFOLIO ALLOCATION METHODS, SUCH AS FACE VALUE, DO NOT REFLECT INHERENT SECTOR RISKS.

98

CHICAGO BOARD OPTIONS EXCHANGE

The historically low correlation between Millburn's traditional Trend-following and Non-traditional strategies has helped lower portfolio volatility while maintaining the opportunity for meaningful profit.

CURRENCIES & CROSSES

ENERGY

STOCK INDICES

EXCHANGES TRADED:

- BORSA ITALIANA
- CHICAGO BOARD OPTIONS EXCHANGE
- CHICAGO MERCANTILE EXCHANGE
- EUREX
- INTERCONTINENTAL EXCHANGE
- HONG KONG FUTURES EXCHANGE
- KOREAN FUTURES EXCHANGE
- MEXICO DERIVATIVES EXCHANGE
- MONTREAL EXCHANGE
- NEW YORK STOCK EXCHANGE LIFFE
- NORDIC EXCHANGE
- SINGAPORE EXCHANGE
- SOUTH AFRICAN FUTURES EXCHANGE
- SYDNEY FUTURES EXCHANGE
- TAIWAN FUTURES EXCHANGE
- THAILAND FUTURES EXCHANGE
- TOKYO STOCK EXCHANGE
- TURKISH DERIVATIVES EXCHANGE

AGRICULTURALS

INTEREST RATES

METALS

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

99

COFFEE WAREHOUSE, PASTO, COLOMBIA
GMT's diversified approach—by strategy, market and time-frame—is intended to generate attractive, risk-controlled absolute returns that can benefit a portfolio when stocks and bonds suffer.
ENERGY
STOCK INDICES
AGRICULTURALS
EXCHANGES TRADED:
CHICAGO BOARD OF TRADE
CHICAGO MERCANTILE EXCHANGE
INTERCONTINENTAL EXCHANGE
KANSAS CITY BOARD OF TRADE
TOKYO COMMODITY EXCHANGE
INTEREST RATES
METALS
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

100

Global Macro Trust (Series 1): Managed Futures to Help Build a Diversified Portfolio 11

GMT and MDP Performance

The performance track record for GMT, which was launched in July 2002, is shown below.

GMT invests substantially all of its assets in Millburn Diversified Portfolio, which has one of the longest continuous track records of any managed futures product.‡ For this reason, the more complete performance table showing the longer track record of MDP, adjusted for GMT Series 1 fees and expenses, is also shown. There can be no assurance that GMT or MDP will be profitable or outperform stocks or bonds over any period, including future periods of market stress.

GMT (Series 1)[9] Net Annual Returns
July 2002 - August 2013

	GMT[9]	S&P 500[8]	NASDAQ[10]	MSCI World[2]
2013	-11.43%	16.15%	18.89%	12.15%
2012	-9.68%	16.00%	15.91%	16.54%
2011	-10.58%	2.11%	-1.80%	-5.02%
2010	8.43%	15.06%	16.91%	12.34%
2009	-11.60%	26.46%	43.89%	30.79%
2008	18.48%	-37.00%	-40.54%	-40.33%
2007	11.26%	5.49%	9.81%	9.57%
2006	6.34%	15.79%	9.52%	20.65%
2005	2.43%	4.91%	1.37%	10.02%
2004	-5.33%	10.88%	8.59%	15.25%
2003	-2.10%	28.68%	50.01%	33.76%
2002	3.02%	-10.30%	-8.73%	-11.97%

MDP (Series 1)[11] Net Annual Returns
February 1977 - August 2013

	MDP[11]	S&P 500[8]	NASDAQ[10]	MSCI World[2]
2013	-11.35%	16.15%	18.89%	12.15%
2012	-9.71%	16.00%	15.91%	16.54%
2011	-10.63%	2.11%	-1.80%	-5.02%
2010	8.39%	15.06%	16.91%	12.34%
2009	-11.70%	26.46%	43.89%	30.79%
2008	18.36%	-37.00%	-40.54%	-40.33%
2007	11.55%	5.49%	9.81%	9.57%
2006	6.35%	15.79%	9.52%	20.65%
2005	2.60%	4.91%	1.37%	10.02%
2004	-5.06%	10.88%	8.59%	15.25%
2003	-1.51%	28.68%	50.01%	33.76%
2002	23.90%	-22.10%	-31.53%	-19.54%
2001	-8.42%	-11.88%	-21.05%	-16.52%
2000	12.50%	-9.11%	-39.29%	-12.92%
1999	-4.37%	21.04%	85.59%	25.34%
1998	5.17%	28.58%	39.63%	24.80%
1997	11.64%	33.36%	21.64%	16.23%
1996	15.42%	22.96%	22.71%	14.00%
1995	26.60%	37.58%	39.92%	21.32%
1994	8.25%	1.32%	-3.20%	5.58%
1993	8.49%	10.08%	14.75%	23.13%
1992	15.25%	7.62%	15.45%	-4.66%
1991	5.09%	30.47%	56.86%	18.97%
1990	49.34%	-3.11%	-17.81%	-16.52%
1989	-0.65%	31.69%	19.24%	17.19%
1988	4.60%	16.61%	15.40%	23.95%
1987	40.60%	5.25%	-5.25%	16.76%
1986	-12.97%	18.67%	7.36%	42.80%
1985	26.74%	31.73%	31.49%	41.77%
1984	28.18%	6.27%	-11.31%	5.77%
1983	-5.51%	22.56%	19.87%	23.28%
1982	35.33%	21.55%	18.67%	11.27%
1981	45.11%	-4.92%	-3.21%	-3.30%
1980	69.50%	32.50%	33.88%	27.72%
1979	62.74%	18.61%	28.11%	12.67%
1978	26.60%	6.57%	12.31%	18.22%
1977	10.10%	-2.55%	9.95%	5.44%

‡ SOURCE FOR COMPARATIVE LENGTH OF TRACK RECORD: MILLBURN, BASED ON DATA COMPILED FROM PERTRAC FINANCIAL SOLUTIONS AND NEWEDGE GROUP.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE DISCLOSURE AND NOTES ON THE INSIDE FRONT AND BACK COVERS OF THIS BROCHURE.

101

12 Global Macru Trust (Series 1) Managed Futures to Help Build a Diversified Portfolio

Global Macro Trust Correlation Properties

One of the ways to measure the behavior of portfolio investments in a given market environment is the "correlation coefficient," which quantifies how the investments have historically tended to move together. Combining assets having low (or near-zero) correlation coefficients, meaning their returns have little or no dependence on one another, can lower portfolio volatility.

As shown by the monthly correlation patterns diagram, for an investor holding GMT and a component of a traditional portfolio (represented by the indices below), in 75% or more of the months one or both of the investments were positive. Although historically GMT has demonstrated low correlation to many traditional and alternative asset classes, in certain circumstances, adding GMT could result in increased portfolio volatility.

Monthly Correlation with Traditional Asset Classes

July 2002 - August 2013

	GMT[9]	S&P 500[8]	NASDAQ[10]	MSCI World[7]	Hedge Fund Index[12]	CITI Global Bond Index[3]
GMT	1.00	-0.05	-0.03	0.02	0.23	0.23
S&P 500 Index		1.00	0.94	0.97	0.80	0.11
NASDAQ Index			1.00	0.90	0.78	0.03
MSCI World Index				1.00	0.88	0.21
Hedge Fund Index					1.00	0.16
CITI Global Bond Index						1.00

Monthly Correlation Patterns

July 2002 - August 2013

++ GMT/index both positive
+- GMT/index move opposite
-- GMT/index both negative

GMT / S&P 500
+- 45%
-- 20%
++ 35%
GMT / NASDAQ
+- 45%
-- 25%
++ 30%
GMT / MSCI World
+- 40%
-- 25%
++ 35%
GMT / Hedge Fund Index
+- 39%
-- 21%
++ 40%
GMT/ CITI Global Bond Index
+- 46%
-- 22%
++ 32%
AT LEAST ONE POSITIVE
BOTH NEGATIVE

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE DISCLOSURE AND NOTES ON THE INSIDE FRONT AND BACK COVERS OF THIS BROCHURE.

102

FEDERAL RESERVE BUILDING, WASHINGTON, D.C., USA
GMT has historically exhibited low correlation to equity, bond and hedge fund indices. This was beneficial during periods of market crisis when the correlation of traditional asset classes rose sharply.
CURRENCIES & CROSSES
ENERGY
STOCK INDICES
AGRICULTURALS
INTEREST RATES
EXCHANGES TRADED:
CHICAGO BOARD OF TRADE
CHICAGO MERCANTILE EXCHANGE
EUREX
EURONEXT LIFFE
MONTREAL EXCHANGE
SYDNEY FUTURES EXCHANGE
TOKYO STOCK EXCHANGE
METALS
FEDERA
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

103

GOLD MINE, KALGOORLIE, AUSTRALIA
In addition to historical near-zero correlation properties, GMT has shown strong risk management, with lower standard deviation and smaller "peak-to-trough" drawdowns compared to stock indices.
ENERGY
STOCK INDICES
AGRICULTURALS
INTEREST RATES
METALS
EXCHANGES TRADED:
COMMODITY EXCHANGE, INC.
LONDON METALS EXCHANGE

104

Global Macro Trust (Series 1): Managed Futures to Help Build a Diversified Portfolio 15

Statistical Comparison of GMT and MDP

GMT's historical near-zero correlation with traditional stock and bond indices has the potential to significantly reduce volatility in the context of a broader portfolio. MDP, which has traded more than 36 years, has shown the ability of the strategy to produce strong absolute returns.‡

For those investors willing to hold their GMT investment for 36 months or longer, historically 58% of those periods would have been profitable. Over the 36-year track record of MDP, more than 84% of 36-month periods were profitable. There can, of course, be no assurance that this pattern will continue or that GMT or MDP will not incur losses.

GMT (Series 1)[9] Comparative Net Returns and Statistics
July 2002 - August 2013

	GMT[9]	S&P 500[3]	NASDAQ[10]	MSCI World[2]
Annualized ROR[4]	-0.56%	6.73%	8.37%	7.09%
Annualized Stdev[5]	14.77%	15.24%	18.69%	16.44%
Sharpe Ratio (1.7% rfr)[6]	-0.15	0.33	0.35	0.33
Sortino Ratio (1.7% rfr)[13]	-0.27	0.42	0.51	0.40
Calmar Ratio[14]	-0.02	0.13	0.16	0.13
% Months > or = 0%	49.25%	65.67%	56.72%	61.19%
Avg. Return When > = 0%	3.59%	3.06%	4.54%	3.52%
Avg. Return When < 0%	-3.40%	-3.99%	-4.05%	-3.78%
Correlation to GMT[9,15]	1.00	-0.05	-0.03	0.02
Largest Drawdown[7]	-32.79%	-50.95%	-51.81%	-53.65%
Date of Largest Drawdown	3/09-6/13	11/07-2/09	11/07-2/09	11/07-2/09

MDP (Series 1)[11] Comparative Net Returns and Statistics
February 1977 - August 2013

	MDP[11]	S&P 500[3]	NASDAQ[10]	MSCI World[2]
Annualized ROR[4]	11.87%	11.14%	10.42%	10.47%
Annualized Stdev[5]	19.35%	15.22%	21.79%	14.91%
Sharpe Ratio (5.5% rfr)[6]	0.33	0.37	0.23	0.33
Sortino Ratio (5.5% rfr)[13]	0.62	0.50	0.30	0.44
Calmar Ratio[14]	0.36	0.22	0.14	0.20
% Months > or = 0%	55.58%	63.55%	59.91%	61.96%
Avg. Return When > = 0%	4.95%	3.50%	4.91%	3.49%
Avg. Return When < 0%	-3.74%	-3.42%	-4.76%	-3.25%
Correlation to MDP[11,15]	1.00	-0.03	-0.08	0.00
Largest Drawdown[7]	-32.87%	-50.95%	-75.04%	-53.65%
Date of Largest Drawdown	3/09-6/13	11/07-2/09	3/00-9/02	11/07-2/09

GMT (Series 1)[9] Rolling 36-Month Returns Analysis
July 2002 - August 2013

	GMT[9]	S&P 500[3]	NASDAQ[10]	MSCI World[2]
Number of 36-Month Periods	99	99	99	99
Avg. 36-Month Ann. Return	2.13%	6.04%	6.91%	7.06%
Best 36-Month Ann. Return	13.43%	25.56%	29.13%	23.95%
Worst 36-Month Ann. Return	-7.93%	-15.11%	-15.47%	-14.75%
Standard Deviation	6.13%	9.69%	9.67%	10.65%
Profitable Periods	58	71	72	69
Avg. Profitable Period (Ann.)	6.43%	11.27%	11.62%	13.12%
Unprofitable Periods	41	28	27	30
Avg. Unprofitable Period (Ann.)	-3.95%	-7.25%	-5.65%	-6.89%

MDP (Series 1)[11] Rolling 36-Month Returns Analysis
February 1977 - August 2013

	MDP[11]	S&P 500[3]	NASDAQ[10]	MSCI World[2]
Number of 36-Month Periods	404	404	404	404
Avg. 36-Month Ann. Return	13.56%	11.85%	10.87%	10.98%
Best 36-Month Ann. Return	67.93%	33.30%	55.26%	44.79%
Worst 36-Month Ann. Return	-7.95%	-16.09%	-34.21%	-18.07%
Standard Deviation	15.44%	10.50%	13.25%	11.33%
Profitable Periods	341	345	341	336
Avg. Profitable Period (Ann.)	16.62%	15.16%	14.90%	14.61%
Unprofitable Periods	63	59	63	68
Avg. Unprofitable Period (Ann.)	-3.04%	-7.53%	-10.91%	-6.97%

‡ ADDING GMT OR MDP WILL ONLY INCREASE RETURNS IF IT PRODUCES A HIGHER RETURN THAN STOCKS, BONDS, OR HEDGE FUNDS OVER THE PERIOD MEASURED. IN CERTAIN CIRCUMSTANCES, ADDING GMT OR MDP TO A PORTFOLIO OF STOCKS AND BONDS COULD RESULT IN INCREASED VOLATILITY.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE DISCLOSURE AND NOTES ON THE INSIDE FRONT AND BACK COVERS OF THIS BROCHURE.

105

Millburn is proud of its 40-year history. Today, the pioneering spirit and research excellence that helped produce one of the longest track records of any commodity trading advisor‡ remain firmly intact. We invite you to contact us to learn more about Global Macro Trust.
‡ SOURCE FOR COMPARATIVE LENGTH OF TRACK RECORD: MILLBURN, BASED ON DATA COMPILED FROM PERTRAC FINANCIAL SOLUTIONS AND NEWEDGE GROUP.

106

Notes

1. Managed Futures Index refers to the Barclay BTOP50 Index, an investable index that seeks to replicate the overall composition of the managed futures industry. The largest investable trading advisor programs, as measured by assets under management, are selected for inclusion in the BTOP50. In each calendar year the selected trading advisor programs represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe. For 2013 there are 20 funds in the Barclay BTOP50 Index. Source: PERTRAC Financial Solutions.
2. MSCI World or Global Stocks refers to the MSCI World Index, a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. As of December 2012 the MSCI World Index consisted of 24 developed market country indices. Source: PERTRAC Financial Solutions.
3. Global Bonds refers to the Citi World Government Bond Index, a capitalization weighted, unmanaged benchmark index consisting of the government bond markets of developed countries. Country eligibility is determined based on market capitalization and investability criteria. All issues have a remaining maturity of at least one year. The Index is rebalanced monthly. Source: PERTRAC Financial Solutions.
4. Annualized ROR or Compound Annual Rate of Return is the rate of return reflecting the cumulative effect of a series of monthly gains or losses on an original amount of capital over a specified date range, annualized to represent a 12-month return.
5. Annual Stdev means annualized standard deviation of monthly returns. Standard deviation is the measure of the variability of return earned by an investment portfolio. Generally, the larger the degree of dispersion, the greater the risk taken to achieve the return.
6. Sharpe ratio is a measure of risk-adjusted return, calculated by taking the Compound Annual Rate of Return, subtracting the noted risk-free rate, and dividing this result by the Annual Stdev.
7. Largest drawdown represents the worst period of "peak-to-valley" performance (based on month-end data) for an investment within a specified time period (e.g., since inception or within a calendar year). The start-date reflects the first month of loss in the drawdown.
8. S&P 500, an unmanaged, capitalization weighted benchmark index that includes the stocks of 500 large capitalization companies in major industries. This total return index includes net dividends and is calculated by adding an indexed dividend return to the index price change for a given time period. Source: PERTRAC Financial Solutions.
9. Trust returns presented herein are net of all Series 1 fees and expenses which are: 7.0% per annum brokerage commissions, administrative expenses incurred which have averaged between 0.25%-0.50% per annum, and 20% annual profit share, and reflect the reinvestment of profits. The fees and expenses of the Trust are described in greater detail in the Prospectus.
10. NASDAQ Index refers to the NASDAQ CompositeIndex, an unmanaged benchmark index that measures all NASDAQ domestic and non-U.S.-based common stocks listed on the NASDAQ Stock Market (currently more than 3,000 companies). The index is market-value weighted. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the index. Returns do not include net dividends. Source: PERTRAC Financial Solutions.
11. Millburn Diversified Portfolio is the composite performance of all fully-funded accounts trading the Millburn Diversified Portfolio since its inception through December 2003 and, thereafter, of all accounts (fully-funded and notional), pro forma to reflect the fees and expenses of the Trust (see note 9 above). There are material limitations inherent in pro forma comparisons.
12. Hedge Fund Index refers to the HFRI Fund Weighted Composite Index, an equally weighted benchmark index of hedge fund performance utilized by numerous hedge fund managers as a benchmark for their own hedge funds. Fees and transaction costs are reflected. Source: Hedge Fund Research, Inc.
13. Sortino ratio is a measure of risk-adjusted return, calculated by taking the Compound Annual Rate of Return, subtracting the noted risk-free rate and dividing this result by the monthly standard deviation of negative returns annualized.
14. Calmar ratio is a measure of risk-adjusted return, calculated by taking the Compound Annual Rate of Return and dividing this result by the absolute value of the largest drawdown.
15. Correlation is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up, the other down) to +1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.
16. Trust assets are currently held with the following banks, futures commission merchants and counterparties: HSBC Bank USA, N.A.; JP Morgan Chase Bank, N.A.; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; Barclays Capital Inc.; Deutsche Bank AG; Barclays Bank PLC; and Morgan Stanley & Co. LLC. This list is subject to change without notice to investors.

107

Millburn
GREENWICH • NEW YORK • CHICAGO • LONDON
Millburn Ridgefield Corporation
411 West Putnam Avenue
Greenwich, CT 06830
millburncorp.com
GBP 12.1300
CURRENCIES & CROSSES
EXCHANGES TRADED:
INTERBANK CURRENCY MARKET
ENERGY
STOCK INDICES
AGRICULTURALS
INTEREST RATES
METALS

108

_________________________________

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

F-1

Global Macro Trust

Statements of Financial Condition (UNAUDITED)

	June 30	December 31
	2013	2012
ASSETS
EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes – at fair value (amortized cost $77,617,607 and $99,057,395)	$77,637,061	$99,079,846
Net unrealized appreciation on open futures and forward currency contracts	6,261,451	8,445,476
Due from brokers	8,949,507	8,002,955
Cash denominated in foreign currencies (cost $2,924,703 and $4,308,932)	2,847,634	4,327,157
Total equity in trading accounts	95,695,653	119,855,434

INVESTMENTS IN U.S. TREASURY NOTES – at fair value (amortized cost $275,609,994 and $368,743,783)	275,666,118	368,829,890
CASH AND CASH EQUIVALENTS	24,461,192	8,138,415
ACCRUED INTEREST RECEIVABLE	1,874,430	2,436,662
TOTAL	$397,697,393	$499,260,401

LIABILITIES AND TRUST CAPITAL
LIABILITIES:
Subscriptions by Unitholders received in advance	$212,500	$883,797
Net unrealized depreciation on open futures and forward currency contracts	1,378,115	3,314,912
Due to Managing Owner	18,090	142,003
Accrued brokerage and custodial fees	1,837,133	2,427,117
Accrued management fees	48,729	57,790
Redemptions payable to Unitholders	13,423,045	16,282,107
Accrued expenses	130,050	171,645
Cash denominated in foreign currencies (cost $-3,450,988 and -$1,234,117)	3,384,749	1,267,184
Due to brokers	239,849	1,053,812
Total liabilities	20,672,260	25,600,367

TRUST CAPITAL:
Managing Owner interest (9,062.466 and 8,774.775 units outstanding)	8,779,264	9,313,020
Series 1 Unitholders (349,641.155 and 404,080.828 units outstanding)	338,716,031	428,867,469
Series 2 Unitholders (165.774 and 242.952 units outstanding)	184,095	289,447
Series 3 Unitholders (24,227.534 and 27,951.367 units outstanding)	27,116,873	33,520,653
Series 4 Unitholders (1,873.355 and 1,322.742 units outstanding)	2,228,870	1,669,445
Total trust capital	377,025,133	473,660,034
TOTAL:	$397,697,393	$499,260,401

NET ASSET VALUE PER UNIT OUTSTANDING:
Series 1 Unitholders	$968.75	$1,061.34
Series 2 Unitholders	$1,110.52	$1,191.38
Series 3 Unitholders	$1,119.26	$1,199.25
Series 4 Unitholders	$1,189.77	$1,262.11

See notes to financial statements

F-2

Global Macro Trust

Condensed Schedule of Investments (UNAUDITED)

June 30, 2013

FUTURES AND FORWARD CURRENCY CONTRACTS	Net Unrealized Appreciation/ (Depreciation) as a % of Trust Capital	Net Unrealized Appreciation/ (Depreciation)
FUTURES CONTRACTS
Long futures contracts:
Energies	(0.15)%	$(563,181)
Grains	(0.10)	(365,774)
Interest rates	(0.06)	(223,202)
Livestock	0.02	68,860
Metals	(0.40)	(1,511,682)
Softs	(0.03)	(115,570)
Stock indices	0.91	3,405,878
Total long futures contracts	0.19	695,329
Short futures contracts:
Energies	0.07	258,942
Grains	0.28	1,077,221
Interest rates:
5 year U.S. Treasury Note ( -438 contracts, settlement date September 2013)	0.00	5,000
Other interest rates	(0.26)	(993,099)
Total interest rates	(0.26)	(988,099)

Livestock	(0.02)	(90,360)
Metals	1.15	4,330,620
Softs	0.10	394,435
Stock indices	0.00	6,502
Total short futures contracts	1.32	4,989,261
TOTAL INVESTMENTS IN FUTURES CONTRACTS-Net	1.51	5,684,590

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(1.68)	(6,337,949)
Total short forward currency contracts	1.47	5,536,695
TOTAL INVESTMENTS IN FORWARD CURRENCY
CONTRACTS-Net	(0.21)	(801,254)

TOTAL	1.30%	$4,883,336

(Continued)

F-3

Global Macro Trust

Condensed Schedule of Investments (UNAUDITED)

June 30, 2013

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Trust Capital	Fair Value

$103,530,000	U.S. Treasury notes, 3.375%, 07/31/2013	27.53%	$103,813,090
101,840,000	U.S. Treasury notes, 0.125%, 09/30/2013	27.02	101,855,913
50,710,000	U.S. Treasury notes, 0.500%, 11/15/2013	13.47	50,785,273
96,100,000	U.S. Treasury notes, 1.250%, 03/15/2014	25.69	96,848,903
	Total investments in U.S. Treasury notes (amortized cost $353,227,601)	93.71%	$353,303,179

See notes to financial statements	(Concluded)

F-4

Global Macro Trust

Condensed Schedule of Investments

December 31, 2012

FUTURES AND FORWARD CURRENCY CONTRACTS	Net Unrealized Appreciation/ (Depreciation) as a % of Trust Capital	Net Unrealized Appreciation/ (Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	0.54%	$2,577,288
Grains	(0.09)	(404,470)
Interest rates:
2 Year U.S. Treasury Note (4,077 contracts, settlement date March 2013)	0.06	292,341
5 Year U.S. Treasury Note (1,181 contracts, settlement date March 2013)	(0.01)	(47,455)
10 Year U.S. Treasury Note (545 contracts, settlement date March 2013)	(0.02)	(111,109)
30 Year U.S. Treasury Bond (105 contracts, settlement date March 2013)	(0.01)	(40,844)
Other interest rates	0.42	2,001,287
Total interest rates	0.44	2,094,220

Metals	0.04	182,574
Softs	0.00	14,300
Stock indices	0.67	3,157,189
Total long futures contracts	1.60	7,621,101

Short futures contracts:
Energies	(0.64)	(3,030,038)
Grains	0.04	224,946
Interest rates	0.01	32,326
Livestock	(0.00)	(11,590)
Metals	(0.19)	(897,543)
Softs	0.14	647,490
Stock indices	(0.02)	(106,850)
Total short futures contracts	(0.66)	(3,141,259)
TOTAL INVESTMENTS IN FUTURES CONTRACTS-Net	0.94	4,479,842

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.20)	(949,561)
Total short forward currency contracts	0.34	1,600,283
TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS-Net	0.14	650,722

TOTAL	1.08%	$5,130,564

(Continued)

F-5

Global Macro Trust

Condensed Schedule of Investments

December 31, 2012

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Trust Capital	Fair Value

$137,850,000	U.S. Treasury notes, 0.625%, 02/28/2013	29.13%	$137,973,850
146,530,000	U.S. Treasury notes, 3.375%, 07/31/2013	31.51	149,271,714
129,840,000	U.S. Treasury notes, 0.125%, 09/30/2013	27.41	129,809,569
50,710,000	U.S. Treasury notes, 0.500%, 11/15/2013	10.74	50,854,603
	Total investments in U.S. Treasury notes (amortized cost $467,801,178)	98.79%	$467,909,736

See notes to financial statements	(Concluded)

F-6

Global Macro Trust

Statements of Operations (UNAUDITED)

	For the three months ended
	June 30	June 30
	2013	2012
INVESTMENT INCOME:
Interest income	$191,115	$212,487

EXPENSES:
Brokerage and custodial fees	6,457,719	10,013,087
Administrative expenses	426,052	508,867
Custody fees and other expenses	23,553	34,006
Management fees	157,946	160,347
Total expenses	7,065,270	10,716,307

NET INVESTMENT LOSS	(6,874,155)	(10,503,820)

NET REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	(38,526,344)	13,931,870
Foreign exchange translation	(192,361)	157,012
Net change in unrealized:
Futures and forward currency contracts	2,752,889	(6,775,119)
Foreign exchange translation	26,668	2,541
Net gains (losses) from U.S. Treasury notes:
Realized	12,582	(15,114)
Net change in unrealized	(56,975)	137,581
TOTAL NET REALIZED AND UNREALIZED GAINS (LOSSES)	(35,983,541)	7,438,771

NET LOSS	$(42,857,696)	$(3,065,049)

NET GAIN (LOSS) PER UNIT OUTSTANDING
Series 1 Unitholders	$(107.52)	$(9.07)
Series 2 Unitholders	$(110.64)	$3.19
Series 3 Unitholders	$(110.74)	$3.96
Series 4 Unitholders	$(111.19)	$10.28

(Continued)

F-7

Global Macro Trust
Statements of Operations (UNAUDITED)

	For the six months ended
	June 30	June 30
	2013	2012
INVESTMENT INCOME:
Interest income	$399,426	$479,321

EXPENSES:
Brokerage and custodial fees	13,657,960	21,290,956
Administrative expenses	863,309	1,040,924
Custody fees and other expenses	48,254	72,622
Management fees	328,174	320,795
Total expenses	14,897,697	22,725,297

NET INVESTMENT LOSS	(14,498,271)	(22,245,976)

NET REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	(20,406,126)	(11,736,020)
Foreign exchange translation	(396,413)	242,671
Net change in unrealized:
Futures and forward currency contracts	(247,228)	(25,014,611)
Foreign exchange translation	4,012	51,413
Net gains (losses) from U.S. Treasury notes:
Realized	15,739	(39,627)
Net change in unrealized	(32,980)	(61,874)
TOTAL NET REALIZED AND UNREALIZED LOSSES	(21,062,996)	(36,558,048)

NET LOSS	$(35,561,267)	$(58,804,024)

NET LOSS PER UNIT OUTSTANDING
Series 1 Unitholders	$(92.59)	$(98.55)
Series 2 Unitholders	$(80.86)	$(79.73)
Series 3 Unitholders	$(79.99)	$(78.56)
Series 4 Unitholders	$(72.34)	$(68.71)

See notes to financial statements	(Concluded)

F-8

Global Macro Trust

Statements of Changes in Trust Capital (UNAUDITED)

For the six months ended June 30, 2013:

	Series 1 Unitholders		Series 2 Unitholders		Series 3 Unitholders		Series 4 Unitholders		Managing Owner		Total
	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount

Trust capital at January 1, 2013	$428,867,469	404,080.828	$289,447	242.952	$33,520,653	27,951.367	$1,669,445	1,322.742	$9,313,020	8,774.775	$473,660,034
Subscriptions	2,634,900	2,478.860	-	-	2,641,514	2,205.670	706,981	556.611	-	-	5,983,395
Redemptions	(59,969,908)	(57,359.460)	(91,940)	(77.178)	(6,988,045)	(5,929.503)	(7,136)	(5.998)	-	-	(67,057,029)
Addt'l units allocated *	-	440.927	-	-	-	-	-	-	-	287.691	-
Net loss	(32,816,430)	-	(13,412)	-	(2,057,249)	-	(140,420)	-	(533,756)	-	(35,561,267)
June 30, 2013	$338,716,031	349,641.155	$184,095	165.774	$27,116,873	24,227.534	$2,228,870	1,873.355	$8,779,264	9,062.466	$377,025,133

Net asset value per unit outstanding at June 30, 2013:	$968.75		$1,110.52		$1,119.26		$1,189.77

* Additional units are issued to Series 1 Unitholders who are charged less than a 7% brokerage fee and the Managing Owner

(Continued)

F-9

Global Macro Trust

Statements of Changes in Trust Capital (UNAUDITED)

For the six months ended June 30, 2012:

	Series 1 Unitholders		Series 2 Unitholders		Series 3 Unitholders		Series 4 Unitholders		Managing Owner		Total
	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount

Trust capital at January 1, 2012	$709,737,394	603,996.596	$240,698	190.737	$32,771,232	25,863.120	$793,127	606.787	$9,644,943	8,207.970	$753,187,394
Subscriptions	14,109,503	12,538.573	75,000	63.612	3,374,447	2,757.669	859,725	666.067	-	-	18,418,675
Redemptions	(126,781,516)	(114,821.534)	(13,898)	(11.397)	(3,266,735)	(2,695.319)	(26,074)	(21.231)	-	-	(130,088,223)
Addt'l units allocated *	-	762.534	-	-	-	-	-	-	-	280.137	-
Net loss	(56,140,141)	-	(14,579)	-	(2,065,504)	-	(76,792)	-	(507,008)	-	(58,804,024)
Trust capital at June 30, 2012	$540,925,240	502,476.169	$287,221	242.952	$30,813,440	25,925.470	$1,549,986	1,251.623	$9,137,935	8,488.107	$582,713,822

Net asset value per unit outstanding at June 30, 2012:	$1,076.52		$1,182.21		$1,188.54		$1,238.38

* Additional units are issued to Series 1 Unitholders who are charged less than a 7% brokerage fee and the Managing Owner

See notes to financial statements	(Concluded)

F-10

Global Macro Trust

Statements of Financial Highlights (UNAUDITED)

For the three months ended June 30	2013				2012
	Series 1	Series 2	Series 3	Series 4	Series 1	Series 2	Series 3	Series 4

Net gains (losses) from operations:
Net investment loss	$(17.99)	$(9.10)	$(8.41)	$(2.66)	$(19.11)	$(9.09)	$(7.59)	$(1.61)
Net realized and unrealized gains (losses) on trading of futures and forward currency contracts	(89.43)	(101.46)	(102.21)	(108.39)	9.86	11.98	11.33	11.63
Net gains (losses) from U.S. Treasury obligations	(0.10)	(0.08)	(0.12)	(0.14)	0.18	0.30	0.22	0.26
Profit share allocated to Managing Owner	0.00	(0.00)	0.00	0.00	0.00	0.00	0.00	0.00
Net gain (loss) per unit	$(107.52)	$(110.64)	$(110.74)	$(111.19)	$(9.07)	$3.19	$3.96	$10.28

Net asset value per unit, beginning of period	1,076.27	1,221.16	1,230.00	1,300.96	1,085.59	$1,179.02	$1,184.58	$1,228.10

Net asset value per unit, end of period	$968.75	$1,110.52	$1,119.26	$1,189.77	$1,076.52	$1,182.21	$1,188.54	$1,238.38

Total return and ratios for the three months ended June 30:	2013				2012
	Series 1	Series 2	Series 3	Series 4	Series 1	Series 2	Series 3	Series 4

RATIOS TO AVERAGE CAPITAL:

Net investment loss (a)	(7.00)%	(3.10)%	(2.85)%	(0.85)%	(6.96)%	(2.77)%	(2.51)%	(0.51)%

Total expenses (a)	7.18%	3.28%	3.03%	1.03%	7.09%	2.90%	2.65%	0.64%
Profit share allocation (b)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL EXPENSES AND PROFIT SHARE ALLOCATION	7.18%	3.28%	3.03%	1.03%	7.09%	2.90%	2.65%	0.64%

Total return before profit share allocation (b)	(9.99)%	(9.06)%	(9.00)%	(8.55)%	(0.84)%	0.27%	0.33%	0.84%
Profit share allocation (b)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL RETURN AFTER PROFIT SHARE ALLOCATION	(9.99)%	(9.06)%	(9.00)%	(8.55)%	(0.84)%	0.27%	0.33%	0.84%

(a) annualized

(b) not annualized	(Continued)

F-11

Global Macro Trust

Statements of Financial Highlights (UNAUDITED)

For the six months ended June 30	2013				2012
	Series 1	Series 2	Series 3	Series 4	Series 1	Series 2	Series 3	Series 4

Net loss from operations:
Net investment loss	$(36.67)	$(17.90)	$(16.50)	$(4.78)	$(38.43)	$(16.42)	$(14.95)	$(2.97)
Net realized and unrealized losses on trading of futures and forward currency contracts	(55.88)	(62.94)	(63.44)	(67.49)	(59.95)	(63.24)	(63.45)	(65.56)
Net losses from U.S. Treasury obligations	(0.04)	(0.02)	(0.05)	(0.07)	(0.17)	(0.07)	(0.16)	(0.18)
Profit share allocated to Managing Owner	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Net loss per unit	$(92.59)	$(80.86)	$(79.99)	$(72.34)	$(98.55)	$(79.73)	$(78.56)	$(68.71)

Net asset value per unit, beginning of period	1,061.34	1,191.38	1,199.25	1,262.11	1,175.07	1,261.94	1,267.10	1,307.09

Net asset value per unit, end of period	$968.75	$1,110.52	$1,119.26	$1,189.77	$1,076.52	$1,182.21	$1,188.54	$1,238.38

Total return and ratios for the six months ended June 30:	2013				2012
	Series 1	Series 2	Series 3	Series 4	Series 1	Series 2	Series 3	Series 4

RATIOS TO AVERAGE CAPITAL:

Net investment loss (a)	(6.99)%	(2.99)%	(2.75)%	(0.75)%	(6.94)%	(2.73)%	(2.47)%	(0.47)%

Total expenses (a)	7.17%	3.17%	2.93%	0.93%	7.08%	2.87%	2.61%	0.61%
Profit share allocation (b)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL EXPENSES AND PROFIT SHARE ALLOCATION	7.17%	3.17%	2.93%	0.93%	7.08%	2.87%	2.61%	0.61%

Total return before profit share allocation (b)	(8.72)%	(6.79)%	(6.67)%	(5.73)%	(8.39)%	(6.32)%	(6.20)%	(5.26)%
Profit share allocation (b)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL RETURN AFTER PROFIT SHARE ALLOCATION	(8.72)%	(6.79)%	(6.67)%	(5.73)%	(8.39)%	(6.32)%	(6.20)%	(5.26)%

(a) annualized
(b) not annualized

See notes to financial statements	(Concluded)

F-12

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of Global Macro Trust’s (the “Trust”) financial condition at June 30, 2013 and December 31, 2012 and the results of its operations for the three and six months ended June 30, 2013 and 2012 (unaudited). These financial statements present the results of interim periods and do not include all disclosures normally provided in annual financial statements. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes included in the Trust's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2012. The December 31, 2012 information has been derived from the audited financial statements as of December 31, 2012.

With the effectiveness of the Trust’s Registration Statement on August 12, 2009, the Trust began to offer Series 2, Series 3 and Series 4 Units. The only Units offered prior to such date were the Series 1 Units.

The preparation of financial statements in conformity with accounting principles generally accepted (“U.S. GAAP”) in the United States of America (the “U.S.”) requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

The Trust enters into contracts that contain a variety of indemnification provisions. The Trust’s maximum exposure under these arrangements is unknown. The Trust does not anticipate recognizing any loss related to these arrangements.

The Income Taxes topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification”) clarifies the accounting for uncertainty in tax positions. This requires that the Trust recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Trust’s open tax years, 2009 to 2012, for the U.S. Federal jurisdiction, the New York, Connecticut and Delaware state jurisdictions and the New York City jurisdiction, there are no uncertain tax positions. The Trust is treated as a limited partnership for federal and state income tax reporting purposes and therefore the unitholders in the trust ("Unitholders") are responsible for the payment of taxes.

There have been no material changes with respect to the Trust's critical accounting policies, off-balance sheet arrangements or disclosure of contractual obligations as reported in the Trust's Annual Report on Form 10-K for fiscal year 2012.

2.	FAIR VALUE

The Fair Value Measurements and Disclosures topic of the Codification defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In determining fair value, the Trust separates its investments into two categories: cash instruments and derivative contracts.

F-13

Cash Instruments — The Trust’s cash instruments are generally classified within Level 1 of the fair value hierarchy because they are typically valued using quoted market prices. The types of instruments valued based on quoted market prices in active markets include U.S. government obligations and an investment in a quoted short-term U.S. Government Money Market Fund. Millburn Ridgefield Corporation, (the “Managing Owner”) does not adjust the quoted price for such instruments even in situations where the Trust holds a large position and a sale could reasonably impact the quoted price.

Derivative Contracts — Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded futures contracts are valued based on quoted closing settlement prices and typically fall within Level 1 of the fair value hierarchy.

Spot currency contracts are valued based on current market prices (“Spot Price”). Forward currency contracts are valued based on pricing models that consider the Spot Price plus the financing cost or benefit (“Forward Point”). Forward Points from the quotation service providers are generally in periods of one month, two months, three months, six months, nine months and twelve months forward while the contractual forward delivery dates for the forward currency contracts traded by the Trust may be in between these periods. The Managing Owner’s policy to determine fair value for forward currency contracts involves first calculating the number of months from the date the forward currency contract is being valued to its maturity date (“Months to Maturity”), then identifying the forward currency contracts for the two forward months that are closest to the Months to Maturity (“Forward Month Contracts”). Linear interpolation is then performed between the dates of these two Forward Month Contracts to calculate the interpolated forward point. Model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within Level 2 of the fair value hierarchy.

During the three and six months ended June 30, 2013 and 2012, there were no transfers of assets or liabilities between Level 1 and Level 2. The following tables represent the Trust’s investments by hierarchical level as of June 30, 2013 and December 31, 2012 in valuing the Trust’s investments at fair value. At June 30, 2013 and December 31, 2012, the Trust held no assets or liabilities classified in Level 3.

F-14

Financial Assets and Liabilities at Fair Value as of June 30, 2013

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$353,303,179	$-	$353,303,179
Short-term money market fund*	24,312,766	-	24,312,766
Exchange-traded futures contracts
Energies	(304,239)	-	(304,239)
Grains	711,447	-	711,447
Interest rates	(1,211,301)	-	(1,211,301)
Livestock	(21,500)	-	(21,500)
Metals	2,818,938	-	2,818,938
Softs	278,865	-	278,865
Stock indices	3,412,380	-	3,412,380

Total exchange-traded futures contracts	5,684,590	-	5,684,590

Over-the-counter forward currency contracts	-	(801,254)	(801,254)

Total futures and forward currency contracts (2)	5,684,590	(801,254)	4,883,336

Total financial assets at fair value	383,300,535	(801,254)	382,499,281

Per line item in the Statements of Financial Condition (1)

Investments in U.S. Treasury notes held in brokers' trading accounts as collateral			$77,637,061
Investments in U.S. Treasury notes held in custody			275,666,118
Total investments in U.S. Treasury notes (2)			$353,303,179

Net unrealized appreciation on futures and forward currency contracts			$6,261,451
Net unrealized depreciation on futures and forward currency contracts			(1,378,115)
Total unrealized appreciation on futures and forward currency contracts			$4,883,336

*The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

F-15

Financial Assets and Liabilities at Fair Value as of December 31, 2012

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$467,909,736	$-	$467,909,736
Short-term money market fund*	7,692,129	-	7,692,129
Exchange-traded futures contracts
Energies	(452,750)	-	(452,750)
Grains	(179,524)	-	(179,524)
Interest rates	2,126,546	-	2,126,546
Livestock	(11,590)	-	(11,590)
Metals	(714,969)	-	(714,969)
Softs	661,790	-	661,790
Stock indices	3,050,339	-	3,050,339

Total exchange-traded futures contracts	4,479,842	-	4,479,842

Over-the-counter forward currency contracts	-	650,722	650,722

Total futures and forward currency contracts (2)	4,479,842	650,722	5,130,564

Total financial assets at fair value	480,081,707	650,722	480,732,429

Per line item in the Statements of Financial Condition (1)

Investments in U.S. Treasury notes held in brokers' trading accounts as collateral			$99,079,846
Investments in U.S. Treasury notes held in custody			368,829,890
Total investments in U.S. Treasury notes (2)			$467,909,736

Net unrealized appreciation on futures and forward currency contracts			$8,445,476
Net unrealized depreciation on futures and forward currency contracts			(3,314,912)
Total unrealized appreciation on futures and forward currency contracts			$5,130,564

*The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

3.	DERIVATIVE INSTRUMENTS

The Derivatives and Hedging topic of the Codification requires qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements.

In December 2011, FASB issued ASU 2011-11, “Disclosures about Offsetting Assets and Liabilities” which created a new disclosure requirement about the nature of an entity’s rights of setoff and the related arrangement associated with its financial instruments and derivative instruments. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the Statements of Financial Condition and instruments and transactions subject to an arrangement similar to a master netting agreement. The following tables present gross amounts of assets and liabilities which qualify for offset as presented in the Statements of Financial Condition at June 30, 2013 and December 31, 2012.

F-16

Offsetting of derivative assets and liabilities at June 30, 2013

	Gross amounts of recognized assets	Gross amounts offset in the Statements of Financial Condition	Net amounts of assets presented in the Statements of Financial Condition
Assets
Futures contracts
Counterparty A	$1,483,506	$(752,677)	$730,829
Counterparty B	1,318,826	(505,398)	813,428
Counterparty C	5,331,613	(2,047,706)	3,283,907
Counterparty D	2,888,558	(2,032,132)	856,426
Total futures contracts	11,022,503	(5,337,913)	5,684,590

Forward currency contracts
Counterparty G	861,584	(610,414)	251,170
Counterparty H	6,460,425	(6,134,734)	325,691
Total forward currency contracts	7,322,009	(6,745,148)	576,861

Total assets	$18,344,512	$(12,083,061)	$6,261,451

	Gross amounts of recognized liabilities	Gross amounts offset in the Statements of Financial Condition	Net amounts of liabilities presented in the Statements of Financial Condition
Liabilities
Forward currency contracts
Counterparty F	$(3,896,881)	$2,518,766	$(1,378,115)

Total liabilities	$(3,896,881)	$2,518,766	$(1,378,115)

Offsetting of derivative assets and liabilities at December 31, 2012

Assets	Gross amounts of recognized assets	Gross amounts offset in the Statements of Financial Condition	Net amounts of assets presented in the Statements of Financial Condition
Futures contracts
Counterparty A	$1,550,563	$(867,571)	$682,992
Counterparty B	6,033,303	(3,024,836)	3,008,467
Counterparty D	1,646,682	(608,619)	1,038,063
Counterparty E	1,341,846	(921,044)	420,802
Total futures contracts	10,572,394	(5,422,070)	5,150,324

Forward currency contracts
Counterparty F	4,720,102	(1,654,404)	3,065,698
Counterparty G	349,956	(120,502)	229,454
Total forward currency contracts	5,070,058	(1,774,906)	3,295,152

Total assets	$15,642,452	$(7,196,976)	$8,445,476

F-17

Liabilities	Gross amounts of recognized liabilities	Gross amounts offset in the Statements of Financial Condition	Net amounts of liabilities presented in the Statements of Financial Condition
Futures contracts
Counterparty C	$(2,662,957)	$1,992,486	$(670,471)

Forward currency contracts
Counterparty H	(9,700,722)	7,056,281	(2,644,441)

Total liabilities	$(12,363,679)	$9,048,767	$(3,314,912)

The Trust’s market risk is influenced by a wide variety of factors including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades.

The Trust engages in the speculative trading of futures and forward contracts on currencies, energies, grains, interest rates, livestock, metals, softs and stock indices. The following were the primary trading risk exposures of the Trust at June 30, 2013, by market sector:

Agricultural (grains, livestock and softs) — The Trust’s primary exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions as well as supply and demand factors.

Currencies — Exchange rate risk is a principal market exposure of the Trust. The Trust’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies including cross-rates—e.g., positions between two currencies other than the U.S. dollar.

Energies — The Trust’s primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest Rates — Interest rate movements directly affect the price of the sovereign bond futures positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability. The Trust’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the U.S. and the Eurozone. However, the Trust also may take positions in futures contracts on the government debt of other nations. The Managing Owner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary interest rate market exposure of the Trust for the foreseeable future.

Metals — The Trust’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, platinum, silver, tin and zinc.

Stock Indices — The Trust’s equity exposure, through stock index futures, is to equity price risk in the major industrialized countries as well as other countries.

The Derivatives and Hedging topic of the Codification requires entities to recognize in the Statements of Financial Condition all derivative contracts as assets or liabilities. Fair values of futures and forward currency contracts in an asset position by counterparty are recorded in the Statements of Financial Condition as “Net unrealized appreciation on open futures and forward currency contracts.” Fair values of futures and forward currency contracts in a liability position by counterparty are recorded in the Statements of Financial Condition as “Net unrealized depreciation on open futures and forward currency contracts.” The Trust’s policy regarding fair value measurement is discussed in the Fair Value and Disclosures note, contained herein.

F-18

Since the derivatives held or sold by the Trust are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of the Derivatives and Hedging guidance. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Trust’s trading gains and losses in the Statements of Operations.

See “Item 3. Quantitative and Qualitative Disclosures About Market Risk” for additional derivative-related information.

The following tables present the fair value of open futures and forward currency contracts, held long or sold short, at June 30, 2013 and December 31, 2012. Fair value is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at June 30, 2013

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$52,336	$(615,517)	$360,553	$(101,611)	$(304,239)
Grains	2,520	(368,294)	1,077,221	-	711,447
Interest rates	218,519	(441,721)	119,631	(1,107,730)	(1,211,301)
Livestock	68,860	-	2,710	(93,070)	(21,500)
Metals	42,094	(1,553,776)	4,463,910	(133,290)	2,818,938
Softs	10,769	(126,339)	437,606	(43,171)	278,865
Stock indices	4,026,580	(620,702)	139,194	(132,692)	3,412,380
Total futures contracts:	4,421,678	(3,726,349)	6,600,825	(1,611,564)	5,684,590

Forward currency contracts	2,128,315	(8,466,264)	7,712,460	(2,175,765)	(801,254)

Total futures and forward currency contracts	$6,549,993	$(12,192,613)	$14,313,285	$(3,787,329)	$4,883,336

Fair Value of Futures and Forward Currency Contracts at December 31, 2012

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$2,595,897	$(18,609)	$176,518	$(3,206,556)	$(452,750)
Grains	-	(404,470)	245,396	(20,450)	(179,524)
Interest rates	3,807,256	(1,713,036)	32,326	-	2,126,546
Livestock	-	-	-	(11,590)	(11,590)
Metals	294,790	(112,216)	3,470	(901,013)	(714,969)
Softs	14,300	-	820,793	(173,303)	661,790
Stock indices	3,561,052	(403,863)	-	(106,850)	3,050,339

Total futures contracts	10,273,295	(2,652,194)	1,278,503	(4,419,762)	4,479,842

Forward currency contracts	5,057,295	(6,006,856)	6,000,398	(4,400,115)	650,722

Total futures and forward currency contracts	$15,330,590	$(8,659,050)	$7,278,901	$(8,819,877)	$5,130,564

F-19

The effect of trading futures and forward currency contracts is represented on the Statements of Operations for the three and six months ended June 30, 2013 and 2012 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the three and six months ended June 30, 2013 and 2012

Sector	Three months ended: June 30, 2013	Three months ended: June 30, 2012	Six months ended: June 30, 2013	Six months ended: June 30, 2012
Futures contracts:
Energies	$(4,088,392)	$(10,079,179)	$(7,131,745)	$333,378
Grains	1,214,459	(4,624,969)	542,741	(9,058,633)
Interest rates	(19,116,514)	26,954,609	(23,152,460)	11,375,398
Livestock	(76,710)	(488,670)	19,540	(620,740)
Metals	7,309,992	1,713,118	4,754,154	(5,579,168)
Softs	42,950	1,979,273	1,750,272	4,098,800
Stock indices	(4,848,301)	(10,895,242)	17,672,708	(20,119,920)
Total futures contracts	(19,562,516)	4,558,940	(5,544,790)	(19,570,885)

Forward currency contracts	(16,210,939)	2,597,811	(15,108,564)	(17,179,746)

Total futures and forward currency contracts	$(35,773,455)	$7,156,751	$(20,653,354)	$(36,750,631)

The following table presents average notional value by sector in U.S. dollars of open futures and forward currency contracts for the six months ended June 30, 2013 and 2012. The Trust’s average net asset value for the six months ended June 30, 2013 and 2012 was approximately $445,000,000 and $672,000,000, respectively.

Average notional value by sector of futures and forward currency contracts for the six months ended June 30, 2013 and 2012

	2013		2012
Sector	Long Positions	Short Positions	Long Positions	Short Positions

Futures contracts:
Energies	$54,420,647	$64,858,729	$75,073,397	$81,685,804
Grains	25,149,936	32,959,088	22,796,930	27,467,738
Interest rates	919,756,186	120,666,427	1,374,647,922	16,063,904
Livestock	1,396,430	10,463,410	-	7,278,053
Metals	21,819,328	55,204,559	20,764,498	72,270,291
Softs	9,126,440	24,467,234	4,771,760	29,542,745
Stock indices	366,290,174	5,372,912	89,596,690	106,977,056
Total futures contracts	1,397,959,141	313,992,359	1,587,651,197	341,285,591

Forward currency contracts	452,614,978	219,274,420	277,298,372	455,447,529

Total average notional	$1,850,574,119	$533,266,779	$1,864,949,569	$796,733,120

Notional values in the interest rate sector were calculated by converting the notional value in local currency of open interest rate futures positions with maturities less than 10 years to 10-year equivalent fixed income instruments and translated to U.S. dollars at June 30, 2013 and 2012. The 10-year note is often used as a benchmark for many types of fixed-income instruments and the Managing Owner believes it is a more meaningful representation of notional values of the Trust’s open interest rate positions.

F-20

CONCENTRATION OF CREDIT RISK

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange.

The Managing Owner seeks to minimize credit risk primarily by depositing and maintaining the Trust’s assets at financial institutions and trading counterparties which the Managing Owner believes to be creditworthy. In addition, for OTC forward currency contracts, the Trust enters into master netting agreements with its counterparties. Collateral posted at the various counterparties for trading of futures and forward currency contracts includes cash and U.S. Treasury notes.

A significant portion of the Trust’s forward currency trading activities are cleared by Barclays Bank PLC (“BB”), Deutsche Bank AG (“DB”) and Morgan Stanley & Co. LLC (“MS”). The Trust’s concentration of credit risk associated with BB, DB or MS nonperformance includes unrealized gains inherent in such contracts, which are recognized in the Statements of Financial Condition, plus the value of margin or collateral held by BB, DB and MS. The amount of such credit risk was $24,218,238 and $54,632,696 at June 30, 2013 and December 31, 2012, respectively.

4.	PROFIT SHARE

Profit share earned (from Unitholders' redemptions) is credited to the New Profit Memo Account as defined in the Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”). No profit share was earned or accrued during the three and six months ended June 30, 2013 or 2012.

5.	RELATED PARTY TRANSACTIONS

The Trust pays all routine expenses, such as legal, accounting, printing, postage and similar administrative expenses (including the Trustee's fees, the charges of an outside accounting services agency and the expenses of updating the Trust's Prospectus), as well as extraordinary costs. At June 30, 2013 and December 31, 2012, the Managing Owner is owed $18,090 and $130,021, respectively, from the Trust in connection with such expenses it has paid on the Trust's behalf (and is included in "Due to Managing Owner" in the Statements of Financial Condition).

Series 1 Unitholders who redeem Units at or prior to the end of the first eleven months after such Units are sold shall be assessed redemption charges calculated based on their redeemed Units' net asset value as of the date of redemption. All redemption charges will be paid to the Managing Owner. At December 31, 2012, $11,982 was owed to the Managing Owner (and is included in "Due to Managing Owner" in the Statements of Financial Condition). There was no redemption charge payable at June 30, 2013.

6.	FINANCIAL HIGHLIGHTS

Per unit operating performance for Series 1, Series 2, Series 3 and Series 4 Units is calculated based on Unitholders’ Trust capital for each Series taken as a whole utilizing the beginning and ending net asset value per unit and weighted average number of Units during the period. Weighted average number of Units for each Series is detailed below:

	Three months ending June 30,		Six months ending June 30,		Date of initial
	2013	2012	2013	2012	issuance
Series 1	368,940.561	538,868.433	381,863.626	567,923.059	July 23, 2001
Series 2	197.894	244.148	217.204	214.918	April 1, 2010
Series 3	26,503.599	26,285.839	27,081.577	26,257.164	September 1, 2009
Series 4	1,872.592	1,244.485	1,828.946	1,186.523	November 1, 2010

F-21

7.	BROKERAGE AND CUSTODIAL FEES

For the three and six months ended June 30, 2013 and 2012, brokerage and custodial fees were as follows:

	Three months ending June 30,		Six months ending June 30,
	2013	2012	2013	2012
Brokerage fees	$6,457,574	$10,012,903	$13,657,635	$21,290,632
Custodial fees	145	184	325	324
Total	$6,457,719	$10,013,087	$13,657,960	$21,290,956

During the three and six months ended June 30, 2013 and 2012, amounts paid to selling agents on Series 1 units sold subsequent to August 12, 2009 exceeded 9.5% of the gross offering proceeds of the Series 1 Units sold. As a result, the amounts that otherwise would be paid to selling agents for that Series 1 Unit were instead rebated to the Trust for the benefit of all holders of Series 1 Units. The total amounts rebated to the Trust for the three and six months ended June 30, 2013 were $31,818 and $54,836, respectively. The total amounts rebated to the Trust for the three and six months ended June 30, 2012 were $4,829 and $5,155. These rebates were included in “Brokerage and custodial fees” in the Statements of Operations.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders of Global Macro Trust:

We have audited the accompanying statements of financial condition of Global Macro Trust (the “Trust”), including the condensed schedules of investments, as of December 31, 2012 and 2011, and the related statements of operations and changes in trust capital for the three years in the period ended December 31, 2012 and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Global Macro Trust as of December 31, 2012 and 2011, and the results of its operations and changes in its trust capital for the three years in the period ended December 31, 2012 and its financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 14, 2013

F-23

GLOBAL MACRO TRUST

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost
$99,057,395 and $81,041,000)	$99,079,846	$81,045,824
Net unrealized appreciation on open futures and forward currency contracts	8,445,476	12,894,380
Due from brokers	8,002,955	6,913,738
Cash denominated in foreign currencies (cost $4,308,932 and $1,754,566)	4,327,157	1,719,017

Total equity in trading accounts	119,855,434	102,572,959

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost
$368,743,783 and $634,052,301)	368,829,890	634,082,662

CASH AND CASH EQUIVALENTS	8,138,415	42,348,737

ACCRUED INTEREST RECEIVABLE	2,436,662	3,339,577

TOTAL	$499,260,401	$782,343,935

LIABILITIES AND TRUST CAPITAL

LIABILITIES:
Subscriptions by Unitholders received in advance	$883,797	$3,164,450
Net unrealized depreciation on open futures and forward currency contracts	3,314,912	917,275
Due to Managing Owner	142,003	137,996
Accrued brokerage fees	2,427,117	4,005,466
Accrued management fees	57,790	57,276
Redemptions payable to Unitholders	16,282,107	17,618,625
Redemption payable to Managing Owner	-	1,259
Accrued expenses	171,645	180,897
Cash denominated in foreign currencies (cost -$1,234,117 and -$2,107,152)	1,267,184	2,122,063
Due to brokers	1,053,812	951,234

Total liabilities	25,600,367	29,156,541

TRUST CAPITAL:
Managing Owner interest (8,774.775 and 8,207.970 units outstanding)	9,313,020	9,644,943
Series 1 Unitholders (404,080.828 and 603,996.596 units outstanding)	428,867,469	709,737,394
Series 2 Unitholders (242.952 and 190.737 units outstanding)	289,447	240,698
Series 3 Unitholders (27,951.367 and 25,863.120 units outstanding)	33,520,653	32,771,232
Series 4 Unitholders (1,322.742 and 606.787 units outstanding)	1,669,445	793,127

Total trust capital	473,660,034	753,187,394

TOTAL	$499,260,401	$782,343,935

NET ASSET VALUE PER UNIT OUTSTANDING:
Series 1 Unitholders	$1,061.34	$1,175.07
Series 2 Unitholders	$1,191.38	$1,261.94
Series 3 Unitholders	$1,199.25	$1,267.10
Series 4 Unitholders	$1,262.11	$1,307.09

See notes to financial statements

F-24

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2012

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
	Trust Capital	(Depreciation)
FUTURES AND FORWARD CURRENCY CONTRACTS

FUTURES CONTRACTS
Long futures contracts:
Energies	0.54%	$2,577,288
Grains	(0.09)	(404,470)
Interest rates:
2 Year U.S. Treasury Note (4,077 contracts, settlement date March 2013)	0.06	292,341
5 Year U.S. Treasury Note (1,181 contracts, settlement date March 2013)	(0.01)	(47,455)
10 Year U.S. Treasury Note (545 contracts, settlement date March 2013)	(0.02)	(111,109)
30 Year U.S. Treasury Bond (105 contracts, settlement date March 2013)	(0.01)	(40,844)
Other interest rates	0.42	2,001,287

Total interest rates	0.44	2,094,220

Metals	0.04	182,574
Softs	0.00	14,300
Stock indices	0.67	3,157,189

Total long futures contracts	1.60	7,621,101

Short futures contracts:
Energies	(0.64)	(3,030,038)
Grains	0.04	224,946
Interest rates	0.01	32,326
Livestock	(0.00)	(11,590)
Metals	(0.19)	(897,543)
Softs	0.14	647,490
Stock indices	(0.02)	(106,850)

Total short futures contracts	(0.66)	(3,141,259)

TOTAL INVESTMENTS IN FUTURES CONTRACTS-Net	0.94	4,479,842

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.20)	(949,561)
Total short forward currency contracts	0.34	1,600,283

TOTAL INVESTMENTS IN FORWARD CURRENCY
CONTRACTS-Net	0.14	650,722

TOTAL	1.08%	$5,130,564

(Continued)

F-25

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2012

U. S. TREASURY NOTES

		Fair Value
Face		as a % of	Fair
Amount	Description	Trust Capital	Value

137,850,000	U.S. Treasury notes, 0.625%, 02/28/2013	29.13%	$137,973,850
146,530,000	U.S. Treasury notes, 3.375%, 07/31/2013	31.51	149,271,714
129,840,000	U.S. Treasury notes, 0.125%, 09/30/2013	27.41	129,809,569
50,710,000	U.S. Treasury notes, 0.500%, 11/15/2013	10.74	50,854,603

	TOTAL INVESTMENTS IN U.S. TREASURY
	NOTES (amortized cost $467,801,178)	98.79%	$467,909,736

See notes to financial statements	(Concluded)

F-26

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2011

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
	Trust Capital	(Depreciation)
FUTURES AND FORWARD CURRENCY CONTRACTS

FUTURES CONTRACTS
Long futures contracts:
Energies	(0.04)%	$(317,941)
Grains	0.10	740,413
Interest rates:
2 Year U.S. Treasury Note (2,581 contracts, settlement date March 2012)	0.05	416,798
5 Year U.S. Treasury Note (2,385 contracts, settlement date March 2012)	0.09	647,000
10 Year U.S. Treasury Note (1,128 contracts, settlement date March 2012)	0.09	679,344
30 Year U.S. Treasury Bond (279 contracts, settlement date March 2012)	0.03	213,719
Other interest rates	0.86	6,494,508

Total interest rates	1.12	8,451,369

Metals	(0.15)	(1,082,372)
Softs	(0.05)	(406,302)
Stock indices	(0.00)	(36,565)

Total long futures contracts	0.98	7,348,602

Short futures contracts:
Energies	0.21	1,577,490
Grains	(0.31)	(2,352,297)
Interest rates	(0.01)	(76,759)
Livestock	(0.00)	(24,710)
Metals	0.05	377,431
Softs	0.18	1,407,123
Stock indices	(0.09)	(648,340)

Total short futures contracts	0.03	259,938

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	1.01	7,608,540

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.14)	(1,033,705)
Total short forward currency contracts	0.72	5,402,270

TOTAL INVESTMENTS IN FORWARD CURRENCY
CONTRACTS — Net	0.58	4,368,565

TOTAL	1.59%	$11,977,105

		(Continued)

F-27

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2011

U. S. TREASURY NOTES

		Fair Value
Face		as a % of	Fair
Amount	Description	Trust Capital	Value

$215,950,000	U.S. Treasury notes, 0.875%, 02/29/2012	28.71%	$216,236,809
218,390,000	U.S. Treasury notes, 0.375%, 08/31/2012	29.05	218,782,420
222,440,000	U.S. Treasury notes, 4.250%, 09/30/2012	30.44	229,234,847
50,710,000	U.S. Treasury notes, 0.500%, 11/30/2012	6.75	50,874,410

	TOTAL INVESTMENTS IN U.S. TREASURY
	NOTES (amortized cost $715,093,301)	94.95%	$715,128,486

See notes to financial statements	(Concluded)

F-28

GLOBAL MACRO TRUST

STATEMENTS OF OPERATIONS

YEARS/PERIODS ENDED DECEMBER 31, 2012, 2011 AND 2010

	2012	2011	2010

INVESTMENT INCOME — Interest income	$870,824	$2,072,015	$3,235,502

EXPENSES:
Brokerage and custodial fees	37,951,734	54,834,929	57,320,175
Administrative expenses	1,968,723	2,158,133	2,233,354
Custody fees	127,291	165,650	160,011
Management fees	651,848	571,739	143,533

Total expenses	40,699,596	57,730,451	59,857,073

NET INVESTMENT LOSS	(39,828,772)	(55,658,436)	(56,621,571)

NET REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	(17,215,476)	(8,224,392)	87,904,542
Foreign exchange translation	32,225	(52,568)	352,202
Net change in unrealized:
Futures and forward currency contracts	(6,846,541)	(25,425,124)	42,259,414
Foreign exchange translation	35,618	(192,987)	(302,673)
Net gains (losses) from U.S. Treasury notes:
Realized	(56,600)	28,504	16,976
Net change in unrealized	73,373	(373,516)	(203,035)

Total net realized and unrealized gains (losses)	(23,977,401)	(34,240,083)	130,027,426

NET INCOME (LOSS)	(63,806,173)	(89,898,519)	73,405,855

LESS PROFIT SHARE TO MANAGING OWNER	-	1,385	262,695

NET INCOME (LOSS) AFTER PROFIT SHARE TO
MANAGING OWNER	$(63,806,173)	$(89,899,904)	$73,143,160

NET INCOME (LOSS) AFTER PROFIT SHARE TO MANAGING
OWNER PER UNIT OUTSTANDING (see Note 7):
Series 1 Unitholders	$(113.73)	$(139.10)	$102.20
Series 2 Unitholders	$(70.56)	$(88.62)	$72.46
Series 3 Unitholders	$(67.85)	$(85.70)	$131.36
Series 4 Unitholders	$(44.98)	$(58.92)	$50.68

See notes to financial statements

F-29

GLOBAL MACRO TRUST

STATEMENTS OF CHANGES IN TRUST CAPITAL

YEARS/PERIODS ENDED DECEMBER 31, 2012, 2011 AND 2010

									New Profit Memo
	Series 1 Unitholders		Series 2 Unitholders		Series 3 Unitholders		Series 4 Unitholders		Account		Managing Owner		Total
	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount

TRUST CAPITAL — January 1, 2010	$865,980,227	714,519.974	$-	-	$2,236,811	1,831.292	$-	-	$-	-	$10,937,574	9,024.593	$879,154,612

Subscriptions	31,438,164	25,234.721	95,530	75.492	11,260,170	8,961.540	71,041	55.233	-	-	-	-	42,864,905
Redemptions	(100,149,285)	(81,345.253)	-	-	(387,647)	(311.730)	-	-	-	-	(1,962,829)	(1,528.360)	(102,499,761)
Additional units allocated*	-	1,813.074	-	-	-	-	-	-	-	0.022	-	615.248	-
Net income after profit share to
Managing Owner	70,377,586	-	6,427	-	1,069,450	-	4,408	-	134	-	1,685,155	-	73,143,160
Managing Owner’s profit share	-	-	-	-	-	-	-	-	262,695	199.974	-	-	262,695
Transfer of New Profit Memo Account
to Managing Owner	-	-	-	-	-	-	-	-	(262,829)	(199.996)	262,829	199.996	-

TRUST CAPITAL — December 31, 2010	867,646,692	660,222.516	101,957	75.492	14,178,784	10,481.102	75,449	55.233	-	-	10,922,729	8,311.477	892,925,611

Subscriptions	46,027,878	36,354.165	184,000	136.584	22,838,898	17,047.103	748,874	551.554	-	-	-	-	69,799,650
Redemptions	(116,664,030)	(94,309.154)	(28,299)	(21.339)	(2,145,759)	(1,665.085)	-	-	-	-	(801,260)	(679.866)	(119,639,348)
Additional units allocated*	-	1,729.069	-	-	-	-	-	-	-	0.050	-	575.288	-
Net loss after profit share to
Managing Owner	(87,273,146)	-	(16,960)	-	(2,100,691)	-	(31,196)	-	(126)	-	(477,785)	-	(89,899,904)
Managing Owner’s profit share	-	-	-	-	-	-	-	-	1,385	1.021	-	-	1,385
Transfer of New Profit Memo Account
to Managing Owner	-	-	-	-	-	-	-	-	(1,259)	(1.071)	1,259	1.071	-

TRUST CAPITAL — December 31, 2011	709,737,394	603,996.596	240,698	190.737	32,771,232	25,863.120	793,127	606.787	-	-	9,644,943	8,207.970	753,187,394

Subscriptions	19,701,253	17,742.243	75,000	63.612	10,382,897	8,662.304	949,215	737.186	-	-	-	-	31,108,365
Redemptions	(238,894,078)	(218,969.787)	(13,898)	(11.397)	(7,895,502)	(6,574.057)	(26,074)	(21.231)	-	-	-	-	(246,829,552)
Additional units allocated*	-	1,311.776	-	-	-	-	-	-	-	-	-	566.805	-
Net loss after profit share to
Managing Owner	(61,677,100)	-	(12,353)	-	(1,737,974)	-	(46,823)	-	-	-	(331,923)	-	(63,806,173)

TRUST CAPITAL — December 31, 2012	$428,867,469	404,080.828	$289,447	242.952	$33,520,653	27,951.367	$1,669,445	1,322.742	$-	-	$9,313,020	8,774.775	$473,660,034

* Additional units are issued to Series 1 Unitholders who are charged less than a 7.0% brokerage fee and the Managing Owner.

See notes to financial statements

F-30

GLOBAL MACRO TRUST

STATEMENTS OF FINANCIAL HIGHLIGHTS

YEARS/PERIODS ENDED DECEMBER 31, 2012, 2011 AND 2010

	2012				2011				2010
	Series 1	Series 2	Series 3	Series 4	Series 1	Series 2	Series 3	Series 4	Series 1	Series 2*	Series 3	Series 4*

PER UNIT OPERATING PERFORMANCE (FOR A UNIT
OUTSTANDING THROUGHOUT THE YEAR/PERIOD)
Net income (loss) from operations:
Net investment loss (a)	$(76.05)	$(33.27)	$(30.39)	$(6.59)	$(85.22)	$(32.99)	$(29.80)	$(3.46)	$(82.06)	$(23.37)	$(27.90)	$(0.38)
Net realized and unrealized gains (losses) on trading
of futures and forward currency contracts	(37.70)	(37.52)	(37.60)	(38.53)	(53.38)	(54.87)	(55.16)	(54.83)	184.52	124.78	206.79	51.13
Net gains (losses) from U.S. Treasury notes (a)	0.02	0.23	0.14	0.14	(0.50)	(0.76)	(0.68)	(0.63)	(0.26)	(0.10)	(0.41)	(0.07)

Net income (loss) from operations	(113.73)	(70.56)	(67.85)	(44.98)	(139.10)	(88.62)	(85.64)	(58.92)	102.20	101.31	178.48	50.68

Less: profit share allocated to Managing Owner	0.00	0.00	0.00	0.00	0.00	0.00	0.06	0.00	0.00	28.85	47.12	0.00
Net income (loss) after profit share allocation	(113.73)	(70.56)	(67.85)	(44.98)	(139.10)	(88.62)	(85.70)	(58.92)	102.20	72.46	131.36	50.68

Net asset value, beginning of year/period	1,175.07	1,261.94	1,267.10	1,307.09	1,314.17	1,350.56	1,352.80	1,366.01	1,211.97	1,278.10	1,221.44	1,315.33

Net asset value, end of year/period	$1,061.34	$1,191.38	$1,199.25	$1,262.11	$1,175.07	$1,261.94	$1,267.10	$1,307.09	$1,314.17	$1,350.56	$1,352.80	$1,366.01

RATIOS TO AVERAGE TRUST CAPITAL:

Net investment loss	(6.96)%	(2.78)%	(2.52)%	(0.52)%	(6.78)%	(2.52)%	(2.27)%	(0.26)%	(6.66)%	(2.45)%	(2.19)%	(0.17)%

Total expenses	7.10	2.92	2.67	0.67	7.03	2.75	2.50	0.49	7.03	2.80	2.55	0.47
Profit share allocation	0.00	0.00	0.00	0.00	0.00	0.00	0.01	0.00	0.00	2.27	3.70	0.00
TOTAL EXPENSES AND PROFIT SHARE ALLOCATION	7.10	2.92	2.67	0.67	7.03	2.75	2.51	0.49	7.03	5.07	6.25	0.47

Total return before profit share allocation	(9.68)	(5.59)	(5.35)	(3.44)	(10.58)	(6.56)	(6.33)	(4.31)	8.43	7.20	13.71	3.85
Profit share allocation	0.00	0.00	0.00	0.00	0.00	0.00	(0.01)	0.00	0.00	(1.53)	(2.96)	0.00
TOTAL RETURN AFTER PROFIT SHARE ALLOCATION	(9.68)%	(5.59)%	(5.35)%	(3.44)%	(10.58)%	(6.56)%	(6.34)%	(4.31)%	8.43%	5.67%	10.75%	3.85%

* Series 2 units were first issued on April 1, 2010. Series 4 units were first issued on November 1, 2010. Net investment loss and total expense ratios for Series 2 and 4 for the periods ended December 31, 2010 have been annualized.

(a) Calculated based on the weighted average number of units during the year/period, see Note 7.

See notes to Financial Statements

F-31

Global Macro Trust

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012, 2011, AND 2010

1.	ORGANIZATION

Global Macro Trust (the “Trust”) was organized on July 23, 2001, under the Delaware Statutory Trust Act. At such time, original capital of $400 by Millburn Ridgefield Corporation (the “Managing Owner”) and $1,600 by the Initial Unitholder, an affiliated entity, was contributed to the Trust. The Trust commenced trading operations on July 1, 2002. The Trust engages in the speculative trading of futures and forward currency contracts. The instruments that are traded by the Trust are volatile and involve a high degree of market risk.

The Managing Owner manages the business of the Trust and makes all trading decisions.

The Managing Owner has agreed to make additional capital contributions, subject to certain possible exceptions, in order to maintain its capital account at not less than 1% of the total outstanding capital contributions in the Trust (including the Managing Owner’s contributions) but in no event shall the Managing Owner invest less than $500,000. The Managing Owner and the holders (the “Unitholders”) of the Units of Beneficial Interest (“Units”) issued by the Trust will share in any profits and losses of the Trust in proportion to the percentage interest owned by each before brokerage commissions, custodial fee, management fees and profit share allocations.

The Trust will dissolve on December 31, 2031 or at an earlier date if certain conditions occur set forth in the Fourth Amended and Restated Declaration of Trust and the Trust Agreement (the “Agreement”).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted (“U.S. GAAP”) in the United States (the “U.S.”) as detailed in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”).

Investments — The Trust records its transactions in futures and forward currency contracts and U.S. Treasury notes including related income and expenses on a trade date basis.

Open futures contracts are valued at quoted market values. Open forward currency contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Brokerage commissions on futures contracts are expensed when contracts are opened. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures and forward currency contracts are recognized in the periods in which the contracts are closed or the changes in the value of open contracts occur and are included in net realized and unrealized gains (losses) in the Statements of Operations.

Investments in U.S. Treasury notes are valued at fair value based on the midpoint of bid/ask quotations reported daily at 3 pm EST by Bloomberg. The Trust amortizes premiums and accretes discounts on U.S. Treasury notes. Such securities are normally on deposit with financial institutions (see Note 6) as collateral for performance of the Trust’s trading obligations with respect to derivative contracts or are held for safekeeping in a custody account at HSBC Bank USA, N.A.

Cash and Cash Equivalents — Cash and cash equivalents includes cash and investments in Dreyfus Treasury Prime Cash Management, a short term U.S. government securities money market fund.

Foreign Currency Translation — Assets and liabilities denominated in foreign currencies are translated to U.S. dollars at prevailing exchange rates of such currencies. Purchases and sales of investments are translated to U.S. dollars at the exchange rate prevailing when such transactions occurred.

F-32

Income Taxes — The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Trust recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Trust’s open tax years, 2009 to 2012, for the U.S. Federal jurisdiction, the New York, Connecticut and Delaware State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions. The Trust is treated as a limited partnership for federal and state income tax reporting purposes and therefore the Unitholders are responsible for the payment of taxes.

Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Right of Offset — The customer agreements between the Trust and each of its brokers give the Trust the legal right to net unrealized gains and losses with each broker. Unrealized gains and losses related to offsetting transactions with these brokers are reflected on a net basis in the equity in trading accounts in the Statements of Financial Condition.

Fair Value of Financial Instruments — The fair value of the Trust’s assets and liabilities which qualify as financial instruments under the Fair Value Measurements and Disclosures topic of the Codification approximates the carrying amounts presented in the Statements of Financial Condition. The topic defines fair value, establishes a framework for measurement of fair value and expands disclosures about fair value measurements. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable either directly or indirectly;

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In determining fair value, the Trust separates its investments into two categories: cash instruments and derivative contracts.

Cash Instruments — The Trust’s cash instruments are generally classified within Level 1 of the fair value hierarchy because they are typically valued using quoted market prices. The types of instruments valued based on quoted market prices in active markets include U.S. government obligations and an investment in a quoted short-term U.S. government securities money market fund. The Managing Owner of the Trust does not adjust the quoted price for such instruments even in situations where the Trust holds a large position and a sale could reasonably impact the quoted price.

Derivative Contracts — Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded futures contracts are valued based on quoted closing settlement prices and typically fall within Level 1 of the fair value hierarchy.

OTC derivatives or forward currency contracts are valued based on pricing models that consider the current market prices (“spot prices”) plus the time value of money (“forward points”) and contractual prices of the underlying financial instruments. The forward points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign forward currency contracts traded by the Trust may be in between these periods. The Managing Owner’s policy is to calculate the forward points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of forward points for the applicable forward currency contract. Model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within Level 2 of the fair value hierarchy.

F-33

During the years ended December 31, 2012 and 2011, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Trust’s investments by hierarchical level as of December 31, 2012 and 2011 in valuing the Trust’s investments at fair value. At December 31, 2012 and 2011, the Trust held no assets or liabilities classified in Level 3.

Financial Assets at Fair Value as of December 31, 2012

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$467,909,736	$-	$467,909,736
Short-term money market fund*	7,692,129	-	7,692,129
Exchange-traded futures contracts
Energies	(452,750)	-	(452,750)
Grains	(179,524)	-	(179,524)
Interest rates	2,126,546	-	2,126,546
Livestock	(11,590)	-	(11,590)
Metals	(714,969)	-	(714,969)
Softs	661,790	-	661,790
Stock indices	3,050,339	-	3,050,339

Total exchange-traded futures contracts	4,479,842	-	4,479,842

Over-the-counter forward currency contracts	-	650,722	650,722

Total futures and forward currency contracts (2)	4,479,842	650,722	5,130,564

Total financial assets at fair value	$480,081,707	$650,722	$480,732,429

Per line item in the Statements of Financial Condition(1)
Investments in U.S. Treasury notes held in brokers' trading accounts as collateral			$99,079,846
Investments in U.S. Treasury notes held in custody			368,829,890
Total investments in U.S. Treasury notes (2)			$467,909,736

Net unrealized appreciation on futures and forward currency contracts			$8,445,476
Net unrealized depreciation on futures and forward currency contracts			(3,314,912)
Total unrealized appreciation on futures and forward currency contracts			$5,130,564

*The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

F-34

Financial Assets at Fair Value as of December 31, 2011

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$715,128,486	$-	$715,128,486
Short-term money market fund*	42,244,442	-	42,244,442
Exchange-traded futures contracts
Energies	1,259,549	-	1,259,549
Grains	(1,611,884)	-	(1,611,884)
Interest rates	8,374,610	-	8,374,610
Livestock	(24,710)	-	(24,710)
Metals	(704,941)	-	(704,941)
Softs	1,000,821	-	1,000,821
Stock indices	(684,905)	-	(684,905)

Total exchange-traded futures contracts	7,608,540	-	7,608,540

Over-the-counter forward currency contracts	-	4,368,565	4,368,565

Total futures and forward currency contracts (2)	7,608,540	4,368,565	11,977,105

Total financial assets at fair value	$764,981,468	$4,368,565	$769,350,033

Per line item in the Statements of Financial Condition (1)

Investments in U.S. Treasury notes held in brokers' trading accounts as collateral			$81,045,824
Investments in U.S. Treasury notes held in custody			634,082,662
Total investments in U.S. Treasury notes (2)			$715,128,486

Net unrealized appreciation on futures and forward currency contracts			$12,894,380
Net unrealized depreciation on futures and forward currency contracts			(917,275)
Total unrealized appreciation on futures and forward currency contracts			$11,977,105

*The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

Recent Accounting Standards —In December 2011, FASB issued ASU 2011-11, “Disclosures about Offsetting Assets and Liabilities” which creates a new disclosure requirement about the nature of an entity’s rights of setoff and the related arrangement associated with its financial instruments and derivative instruments. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the Statements of Financial Condition and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards. The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Trust should also provide the disclosures retrospectively for all comparative periods presented. The Managing Owner does not expect adoption of ASU 2011-11 to materially impact the Trust’s financial statements.

3.	TRUST AGREEMENT

With the effectiveness of the Trust’s Registration Statement on August 12, 2009, the Trust began to offer Series 2, Series 3 and Series 4 units. The only units offered prior to such date were Series 1 units. Series 2, Series 3 and Series 4 units were first issued April 1, 2010, September 1, 2009 and November 1, 2010, respectively.

F-35

Series 1 Unitholders pay brokerage fees to the Managing Owner at the annual rate of up to 7.0% of their average month-end Net Assets Value (prior to reduction for accrued brokerage commissions or Profit Share). Series 1 Unitholders who make net capital investments into Series 1 of $100,000 or more or who had previously invested through asset-based fee or fixed fee investment programs are charged less than the annual brokerage rate of 7.0% as follows:

Net Capital Investments	Brokerage Fees

$100,000–$499,999	6.50%
$500,000–$999,999	6.00
Greater than $1,000,000	5.50
Asset-based or fixed fee investment programs	4.00

Brokerage fees are charged to capital accounts of the Managing Owner, its principals, their respective affiliates or the New Profit Memo Account only to the extent of charges paid to third party executing and clearing brokers. In order to maintain a uniform Net Asset Value per Unit, additional Units are issued to Series 1 Unitholders who are charged less than a 7.0% brokerage fee.

The Managing Owner, not the Trust, pays the allocable share to Series 1 of all routine costs of executing and clearing the Trust’s futures trades including brokerage commissions payable to the clearing brokers and electronic platform trading costs. The Managing Owner also pays, from its own funds, selling commissions on all sales of Series 1 Units.

The Trust pays the Managing Owner a management fee of 2% per year of the Trust’s Net Asset Value (before management fee and profit share calculations) attributable to Series 2 and 3 Units. In addition, Series 2 Unitholders pay an annual custodial fee of 0.25% of their attributable Net Asset Value before management fee and profit share calculations. Series 2, 3 and 4 Units are also charged for their pro rata share of the Trust’s actual trade execution and clearing costs including electronic platform trading costs. Series 4 Unitholders are not charged a management fee.

For the years ended December 31, 2012, 2011 and 2010, brokerage and custodial fees were as follows:

	2012	2011	2010

Brokerage fees	$37,951,047	$54,834,417	$57,320,020
Custodial fees	687	512	155

Total	$37,951,734	$54,834,929	$57,320,175

During the year ended December 31, 2012, amounts paid to selling agents on Series 1 units sold subsequent to August 12, 2009 exceeded 9.5% of the gross offering proceeds of the Series 1 Units sold. As a result, amounts that otherwise would be paid to selling agents for that Series 1 Unit were instead rebated to the Trust for the benefit of all holders of Series 1 Units. The total amount rebated to the Trust during the year ended December 31, 2012, $36,144, is included in “Brokerage and custodial fees” in the Statements of Operations. No amount was rebated to the Trust during the years ended December 31, 2011 and 2010.

The Agreement provides that the Managing Owner’s profit share, equal to 20% of New Trading Profits in excess of the highest cumulative level of Trading Profit as of any previous calendar year-end, is charged to the Unitholders’ capital accounts. The highest cumulative level of Trading Profit is maintained separately for Series 1 and Series 2 and 3 Unitholders in the aggregate. Series 4 Unitholders are not charged profit share. New Trading Profits include realized and unrealized trading profits (losses), brokerage fees, trading-related expenses and administrative expenses. New Trading Profits do not include interest income. For Unitholders’ redemptions during the year, the profit share calculation shall be computed as though the redemption occurred at year-end. Profit share attributable to interests redeemed during a year is tentatively credited to an account maintained for bookkeeping purposes called New Profit Memo Account. Any profit share charged is added to the Managing Owner’s capital account to the extent that net taxable capital gains are allocated to the Managing Owner. The remainder of such profit share, if any, is added to the New Profit Memo Account. The Managing Owner may not make any withdrawal from the balance in the New Profit Memo Account. If, at the end of a subsequent year, net taxable gains are allocated to the Managing Owner in excess of such year’s profit share, a corresponding amount is transferred from the New Profit Memo Account to the Managing Owner’s capital account.

F-36

The Trust will pay its legal, accounting, auditing, printing, postage and similar administrative expenses (including Trustees’ fees, accounting services fees and the expenses of updating the Prospectus) as well as extraordinary costs. The Managing Owner, at its discretion, may reimburse certain expenses paid by the Trust.

Units may be redeemed at the option of any Unitholder at Net Asset Value (as defined in the Agreement) as of the close of business on the last business day of any calendar month on ten business days written notice to the Managing Owner. Series 1 Unitholders who redeem Units at or prior to the end of the first consecutive six-month and five-month periods after such Units are sold shall be assessed redemption charges calculated based on their redeemed Units’ Net Asset Value as of the date of redemption as follows:

	Redemption Charges
Subscriptions	First 6 Months	Second 5 Months

Less than $100,000	4.0%	3.0%
$100,000–$499,999	3.5	2.5
$500,000–$999,999	3.0	2.0
Greater than $1,000,000	2.5	1.5

All redemption charges will be paid to the Managing Owner. At December 31, 2012 and 2011, $11,982 and $801, respectively, of redemption charges were owed to the Managing Owner and are included in “Due to Managing Owner” in the Statements of Financial Condition. The aggregate amount of redemption charges paid to the Managing Owner for the years ended December 31, 2012, 2011 and 2010, were $117,082, $18,650 and $17,207, respectively.

4.	DUE FROM/TO BROKERS

At December 31, 2012 and 2011, due from and due to brokers balances in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

5.	TRADING ACTIVITIES

The Trust conducts its futures trading with various futures commission merchants (“FCMs”) on futures exchanges and its forward currency trading with various banks or dealers (“Dealers”) in the interbank markets. Substantially all assets included in the Trust’s equity in trading accounts and certain liability accounts, as discussed below, were held as collateral by such FCMs in either U.S. regulated segregated accounts (for futures contracts traded on U.S. exchanges) or non-U.S. secured accounts (for futures contracts traded on non-U.S. exchanges) as required by U.S. Commodity Futures Trading Commission’s regulations or held as collateral by the Dealers.

Liabilities in the Statements of Financial Condition that are components of “Total equity in trading accounts” include net unrealized depreciation on open futures and forward currency contracts, cash denominated in foreign currencies and due to brokers.

The Trust enters into contracts with various institutions that contain a variety of indemnifications. The Trust’s maximum exposure under these arrangements is unknown. However, the Trust has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

6.	DERIVATIVE INSTRUMENTS

The Trust is party to derivative financial instruments in the normal course of its business. These financial instruments include futures and forward currency contracts which may be traded on an exchange or OTC.

F-37

The Trust records its derivative activities on a mark-to-market basis as described in Note 2. For OTC contracts, the Trust enters into master netting agreements with its counterparties. Therefore, assets represent the Trust’s unrealized gains less unrealized losses for OTC contracts in which the Trust has a master netting agreement. Similarly, liabilities represent net amounts owed to counterparties on OTC contracts.

Futures contracts are agreements to buy or sell an underlying asset or index for a set price in the future. Initial margin deposits are made upon entering into futures contracts and can be either in cash or treasury securities. Open futures contracts are revalued on a daily basis to reflect the market value of the contracts at the end of each trading day. Variation margin payments are received or made depending upon whether unrealized gains or losses are incurred. When a contract is closed, the Trust records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. The Trust bears the market risk that arises from changes in the value of these financial instruments.

Forward currency contracts entered into by the Trust represent a firm commitment to buy or sell an underlying currency at a specified value and point in time based upon an agreed or contracted quantity. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date.

Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments including market risk, credit risk and sovereign risk.

Market risk is the potential change in the value of the instruments traded by the Trust due to market changes including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by the Trust contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward currency contracts and the Trust’s satisfaction of its obligations related to such market value changes may exceed the amount recognized in the Statements of Financial Condition.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Trust must rely solely on the credit of the individual counterparties. The contract amounts of the forward and futures contracts do not represent the Trust’s risk of loss due to counterparty nonperformance. The Trust’s exposure to credit risk associated with counterparty nonperformance of these contracts includes unrealized gains inherent in such contracts, which are recognized in the Statements of Financial Condition, plus the value of margin or collateral held by the counterparty. The amount of such credit risk was $54,632,696 and $32,236,730 at December 31, 2012 and 2011, respectively.

The Managing Owner has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will in fact succeed in doing so. The Managing Owner’s market risk control procedures include diversification of the Trust’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The Managing Owner seeks to minimize credit risk primarily by depositing and maintaining the Trust’s assets at financial institutions and brokers which the Managing Owner believes to be creditworthy. The Trust’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Trust are cleared by major securities firms, pursuant to customer agreements, including Barclays Capital Inc., Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG) and J.P. Morgan Securities LLC.. The Trust ceased clearing trades through Newedge USA, LLC during September 2012. For all forward currency transactions, the Trust utilizes three prime brokers, Barclays Bank PLC, Deutsche Bank AG and Morgan Stanley & Co., LLC.

The Trust is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effect of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the functional currency (U.S. dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. dollars.

F-38

Net unrealized appreciation (depreciation) on futures and forward currency contracts by settlement currency type, denominated in U.S. dollars, is detailed below:

	December 31,
	2012		2011
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$(1,068,159)	(20.82)%	$1,181,145	9.86%
British pound	(281,809)	(5.49)	268,046	2.24
Canadian dollar	(27,452)	(0.54)	793,734	6.63
Czech koruna	150,986	2.94	148,481	1.24
Euro	3,057,320	59.59	3,382,866	28.24
Hong Kong dollar	246,176	4.80	(29,417)	(0.25)
Hungarian forint	(1,002,638)	(19.54)	115,728	0.97
Japanese yen	1,874,035	36.53	2,674,868	22.33
Korean won	12,927	0.25	(187,989)	(1.57)
Mexican peso	6,688	0.13	(537)	(0.00)
New Zealand dollar	-	-	551,053	4.60
Norwegian krone	(19,932)	(0.39)	(878,248)	(7.33)
Polish zloty	357,590	6.97	(29,114)	(0.24)
Romanian leu	32,777	0.64	28,100	0.23
Singapore dollar	20,514	0.40	84,101	0.70
South African rand	(18,651)	(0.36)	(9,218)	(0.08)
Swedish krona	(208,663)	(4.07)	(328,241)	(2.74)
Swiss franc	(17,268)	(0.34)	607,933	5.08
Taiwan dollar	28,683	0.56	(148,333)	(1.24)
Thai baht	49,652	0.97	6,878	0.06
Turkish lira	(67,516)	(1.32)	(55,283)	(0.46)
U.S. dollar	2,005,304	39.09	3,800,552	31.73

Total	$5,130,564	100.00%	$11,977,105	100.00%

The Derivatives and Hedging topic of the Codification requires qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements.

The Trust’s market risk is influenced by a wide variety of factors including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades.

The Trust engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals and stock indices. The following were the primary trading risk exposures of the Trust at December 31, 2012 and 2011 by market sector:

Agricultural (grains, livestock and softs) – The Trust’s primary exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions as well as supply and demand factors.

Currencies – Exchange rate risk is a principal market exposure of the Trust. The Trust’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies including cross-rates—e.g., positions between two currencies other than the U.S. dollar.

F-39

Energies – The Trust’s primary energy market exposure is to gas and oil price movements often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest Rates – Interest rate movements directly affect the price of the sovereign bond futures positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability. The Trust’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the U.S. and the Eurozone. However, the Trust also may take positions in futures contracts on the government debt of other nations. The Managing Owner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary interest rate market exposure of the Trust for the foreseeable future.

Metals – The Trust’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, palladium, platinum, silver, tin and zinc.

Stock Indices – The Trust’s equity exposure through stock index futures is to equity price risk in the major industrialized countries as well as other countries.

The Derivatives and Hedging topic of the Codification requires entities to recognize in the Statements of Financial Condition all derivative contracts as assets or liabilities. Fair value of futures and forward currency contracts in a net asset position are recorded in the Statements of Financial Condition as “Net unrealized appreciation on open futures and forward currency contracts.” Fair value of futures and forward currency contracts in a liability position are recorded in the Statements of Financial Condition as “Net unrealized depreciation on open futures and forward currency contracts.” The Trust’s policy regarding fair value measurement is discussed in Note 2.

Since the derivatives held or sold by the Trust are for speculative trading purposes, derivative instruments are not designated as hedging instruments under the provisions of the Derivatives and Hedging guidance. Accordingly, all realized gains and losses as well as any change in net unrealized gains or losses on open positions from the preceding period are recognized as part of the Trust’s trading gains and losses in the Statements of Operations.

The following tables present the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2012 and 2011. Fair value is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2012

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$2,595,897	$(18,609)	$176,518	$(3,206,556)	$(452,750)
Grains	-	(404,470)	245,396	(20,450)	(179,524)
Interest rates	3,807,256	(1,713,036)	32,326	-	2,126,546
Livestock	-	-	-	(11,590)	(11,590)
Metals	294,790	(112,216)	3,470	(901,013)	(714,969)
Softs	14,300	-	820,793	(173,303)	661,790
Stock indices	3,561,052	(403,863)	-	(106,850)	3,050,339

Total futures contracts	10,273,295	(2,652,194)	1,278,503	(4,419,762)	4,479,842

Forward currency contracts	5,057,295	(6,006,856)	6,000,398	(4,400,115)	650,722

Total futures and forward currency contracts	$15,330,590	$(8,659,050)	$7,278,901	$(8,819,877)	$5,130,564

F-40

Fair Value of Futures and Forward Currency Contracts at December 31, 2011

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$20,943	$(338,884)	$1,602,200	$(24,710)	$1,259,549
Grains	740,413	-	-	(2,352,297)	(1,611,884)
Interest rates	8,941,748	(490,379)	15,566	(92,325)	8,374,610
Livestock	-	-	43,060	(67,770)	(24,710)
Metals	184,553	(1,266,925)	1,913,004	(1,535,573)	(704,941)
Softs	6,843	(413,145)	1,560,188	(153,065)	1,000,821
Stock indices	-	(36,565)	968,194	(1,616,534)	(684,905)

Total futures contracts	9,894,500	(2,545,898)	6,102,212	(5,842,274)	7,608,540

Forward currency contracts	2,688,904	(3,722,609)	8,706,240	(3,303,970)	4,368,565

Total futures and forward currency contracts	$12,583,404	$(6,268,507)	$14,808,452	$(9,146,244)	$11,977,105

The effect of trading futures and forward currency contracts is represented on the Statements of Operations for the years ended December 31, 2012, 2011 and 2010 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Sector	2012	2011	2010

Futures contracts:
Energies	$(9,616,856)	$7,688,026	$(6,296,617)
Grains	(7,690,728)	(10,817,032)	14,680,492
Interest rates	24,444,275	74,456,429	78,525,936
Livestock	(1,158,380)	(2,910,290)	(531,000)
Metals	(12,773,525)	(974,007)	12,922,817
Softs	3,389,662	(1,791,425)	7,618,692
Stock indices	(3,683,359)	(66,244,167)	(2,020,460)

Total futures contracts	(7,088,911)	(592,466)	104,899,860

Forward currency contracts	(16,973,106)	(33,057,050)	25,264,096

Total futures and forward currency contracts	$(24,062,017)	$(33,649,516)	$130,163,956

The following table presents average notional value by sector in U.S. dollars of open futures and forward currency contracts for the years ended December 31, 2012, 2011 and 2010. The Trust’s average Net Asset Value during 2012, 2011 and 2010 was approximately and $603,000,000, $851,000,000 and $866,000,000, respectively.

F-41

	2012		2011		2010
Sector	Long Positions	Short Positions	Long Positions	Short Positions	Long Positions	Short Positions

Futures contracts:
Energies	$74,820,385	$88,376,901	$127,381,359	$48,647,953	$183,992,274	$116,768,010
Grains	26,413,270	21,155,358	53,980,643	40,497,833	57,678,838	40,281,856
Interest rates	1,392,478,396	13,707,348	1,079,809,596	61,557,330	1,274,911,920	47,891,170
Livestock	-	6,183,656	5,927,944	7,597,444	16,433,746	5,323,786
Metals	24,635,116	47,230,107	81,393,624	40,499,934	115,309,169	11,071,090
Softs	3,769,785	27,166,883	17,865,981	10,367,157	29,206,211	7,135,608
Stock indices	195,268,153	67,827,053	244,479,325	70,839,469	478,292,206	14,482,348

Total futures contracts	1,717,385,105	271,647,306	1,610,838,472	280,007,120	2,155,824,364	242,953,868

Forward currency contracts	431,007,736	367,222,250	714,484,864	292,797,211	876,153,841	358,871,897

Total average notional	$2,148,392,841	$638,869,556	$2,325,323,336	$572,804,331	$3,031,978,205	$601,825,765

Notional values in the interest rate sector were calculated by converting the notional value in local currency of all open interest rate futures positions to 10-year equivalent fixed income instruments, translated to U.S. dollars at each quarter-end during 2012, 2011 and 2010. The 10-year note is often used as a benchmark for many types of fixed-income instruments and the Managing Owner believes it is a more meaningful representation of notional values of the Trust’s open interest rate positions.

7.	FINANCIAL HIGHLIGHTS

Per Unit operating performance for Series 1, 2, 3 and 4 Units is calculated based on Unitholders’ trust capital for each Series taken as a whole utilizing the beginning and ending Net Asset Value per unit and weighted average number of units during the period/year. Weighted average number of units for each Series is detailed below:

	Years ended December 31,
	2012		2011		2010		Date of first issuance

Series 1	512,141.713	(1)	645,173.947	(1)	687,898.790	(1)	July 23, 2001
Series 2	228.982	(1)	156.318	(1)	64.584	(2)	April 1, 2010
Series 3	26,798.935	(1)	21,549.160	(1)	5,536.921	(1)	September 1, 2009
Series 4	1,241.673	(1)	532.525	(1)	34.462	(3)	November 1, 2010

(1) January 1 - December 31

(2) April 1 - December 31

(3) November 1 - December 31

Returns and ratios are calculated for each Series taken as a whole. An individual Unitholder’s per unit operating performance may vary based on the timing of capital transactions and differences in individual Unitholder’s brokerage fee (for Series 1) custodial fee (for Series 2), management fee (for Series 2 and 3) and profit share allocation arrangements. Net investment loss and total expense ratios have been annualized for reporting periods consisting of less than twelve months.

8.	REDEMPTION PAYABLE TO MANAGING OWNER

At December 31, 2011, a redemption payable of $1,259 was related to profit share allocated to the Managing Owner at year-end and redeemed. There was no redemption payable to the Managing Owner at December 31, 2012.

* * * * * *

F-42

MILLBURN RIDGEFIELD CORPORATION

STATEMENT OF FINANCIAL CONDITION

June 30, 2013

(UNAUDITED)

ASSETS
Cash and cash equivalents	$1,600,608
Commissions and fees receivable	5,224,040
Loan receivable from stockholders and affiliates	126,703
Investments in sponsored funds	26,465,851
Investments in other funds	49,157
Redemptions receivable from other funds	228,939
Furniture and equipment, net of accumulated depreciation of $282,264	196,457

Total assets	$33,891,755

LIABILITIES
Accounts payable and accrued expenses	$1,710,347
Due to affiliated companies	2,584,799
Due to First Republic Bank	600,671

Total liabilities	4,895,817

STOCKHOLDER'S EQUITY
Common stock - $.005 par value, 300,000 shares authorized, 210,849 shares issued and outstanding	1,054

Additional paid-in capital	11,636,406
Retained earnings	17,358,478

Total stockholder's equity	28,995,938

Total liabilities and stockholder's equity	$33,891,755

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-43

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION

(UNAUDITED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982. The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with, and subject to, the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization. In addition, the Corporation is registered with the United States Securities and Exchange Commission as an Investment Adviser.

The Corporation’s statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Financial Accounting Standards Board (FASB) Accounting Standards Codification (the Codification) is the single source of U.S. GAAP. The preparation of the statement of financial condition in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates, and those differences may be material to the statement of financial condition.

B.	Cash and Cash Equivalents

Cash and cash equivalents includes cash and investments in money market mutual funds.

C.	Investments in Sponsored Funds and Other Funds

The Corporation is the general partner, managing owner or managing member of various commodity pools and investment funds (collectively, “sponsored funds”) formed as limited partnerships, limited liability companies or trusts. As the sponsor, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the statement of financial condition. The Corporation has not consolidated the assets and liabilities of its sponsored funds and other funds under the voting interest consolidation model due to the unaffiliated equity investors of the sponsored funds and other funds holding kick-out rights.

Investments in sponsored funds and other funds (collectively, “funds”) are reported in the Corporation’s statement of financial condition at fair value. Fair value ordinarily represents the Corporation’s proportionate share of each fund’s net asset value determined for each fund in accordance with such fund’s valuation policies and reported at the time of the fund’s valuation, which represents a market approach. Generally, the fair value of the Corporation’s investment in another fund represents the amount that the Corporation could reasonably expect to receive from such fund if the Corporation’s investment was redeemed at the date of the statement of financial condition, based on information reasonably available at the time the valuation is made and that the Corporation believes to be reliable.

D.	Foreign Currency Translation

The Corporation’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at quoted prices of such currencies at the date of the statement of financial condition.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-44

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

(UNAUDITED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Revenue Recognition

Commission income is recognized when earned, in accordance with the related limited partnership agreement or other governing agreement. Commission income from sponsored funds is based on a fixed percentage of the sponsored funds’ net asset value.

Incentive, management and other fees accrue based on the terms of the respective advisory agreement or other governing agreement. Incentive fees are based on a percentage of the net profits experienced by the account. Management fees are based on a fixed percentage of the assets under management.

F.	Income Taxes

The Corporation has elected S corporation status under the Internal Revenue Code, pursuant to which the Corporation does not pay U.S. Corporate or state income tax on its taxable income. Instead, the stockholders are liable for individual income tax on their share of the Corporation’s taxable income. The Corporation files U.S. federal and state tax returns. The 2009 through 2012 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

The Corporation applies the provisions of Codification Topic 740, Income Taxes, which prescribe the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. This accounting standard requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Corporation’s statement of financial condition to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Corporation level not deemed to meet the “more-likely-than-not” threshold would be recorded as a liability in the current year. The Corporation has concluded there are no liabilities related to uncertainties in income tax positions at June 30, 2013.

G.	Furniture, Equipment and Leasehold Improvements

Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operations over the estimated lives of the furniture and equipment, primarily five or seven years, utilizing accelerated methods.

H.	Net Income Allocation

Net income is allocated and distributed to each stockholder on a pro rata basis.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-45

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

(UNAUDITED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS

The Corporation has general partner interests, managing owner interests or managing member interests in sponsored funds. The Corporation’s investments in such sponsored funds as of June 30, 2013, is as follows:

	Value at		Redemption
	June 30, 2013	Investment Strategy	Provisions

Global Macro Trust	$8,779,264	To achieve capital appreciation through trading a diversified portfolio of futures and forwards contracts on interest rate instruments, stock indices, metals, energy and agricultural commodities.	Monthly with 10 days prior written notice(1)

Millburn Multi-Markets Fund L.P.	3,035,098	To achieve capital appreciation through Investments in Millburn Multi-Markets Trading L.P. which engages in the speculative trading of futures and forward currency contracts to achieve capital appreciation.	Monthly with 15 days prior written notice

Nestor Partners	2,859,592	To achieve capital appreciation through trading a diversified portfolio of futures and forwards contracts on interest rate instruments, stock indices, metals, energy and agricultural commodities.	Monthly with 15 days prior written notice

Millburn MCo Partners L.P.	2,625,106	To achieve capital appreciation by allocating its capital among a number of independent investment advisors acting through investment funds and/or managed accounts.	Quarterly with 75 days prior written notice(2)

Apollo Fund	2,651,099	To achieve capital appreciation through the speculative trading of futures and forwards contracts directly and indirectly through investments in other funds.	Monthly with 15 days prior written notice

Millburn Hedge Fund L.P.	2,031,496	To achieve capital appreciation by investing in publicly traded equity securities, exchange-traded funds and futures and forwards contracts.	Quarterly with 30 days prior written notice

Other investments in managed futures funds	1,941,684	To achieve capital appreciation through the speculative trading of futures and forwards contracts.	Monthly

Other investments in fund of funds	2,542,512	To achieve capital appreciation through investments in alternative funds, managed accounts and registered investment companies.	Quarterly with 75 days prior written notice(3)

Total	$26,465,851

(1)	The Corporation has currently agreed to maintain its investment at not less than 1% of the total outstanding capital contributions in Global Macro Trust but in no event shall the Corporation’s investment be less than $500,000.
(2)	Approximately $47,678 of the Corporation’s investment is restricted from redemption due to Millburn MCo Partners L.P. holding investments in funds for which redemptions are currently not available. The Corporation cannot reasonably estimate when the restrictions on redemption of these investments will be relieved.
(3)	Approximately $27,221 of the Corporation’s investment is restricted from redemption due to Millburn Select Strategies L.P. holding investments in funds for which redemptions are currently not available. The Corporation cannot reasonably estimate when the restrictions on redemption of these investments will be relieved.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-46

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

(UNAUDITED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS (CONTINUED)

Summarized financial information for the more significant sponsored funds as of June 30, 2013, is as follows:

					Millburn
	Nestor	Millburn MCo	Global		Multi-Markets
	Partners	Partners L.P.	Macro Trust	Apollo Fund	Trading L.P.

Assets	$133,020,050	$127,041,441	$397,697,393	$61,668,317	$274,480,179
Liabilities	3,807,672	2,539,312	20,672,260	61,526	9,680,502

Net asset value	$129,212,378	$124,502,129	$377,025,133	$61,606,791	$264,799,677

The combined net asset value of other sponsored funds as of June 30, 2013 is $330,438,145.

As the sponsor, the Corporation conducts and manages the respective businesses of the sponsored funds. The governing documents of the sponsored funds typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund. Such minimum investments generally are 1% of either net assets, total assets or total net contributions or a minimum dollar amount (if greater). In addition, the governing documents for one of the sponsored funds require the Corporation to maintain a minimum net worth equal to an amount determined by the total net contributions made to the entity that the Corporation serves as the sponsor, not to exceed one million dollars. These requirements are defined in each of the respective governing documents of the sponsored funds and the Corporation is in compliance with all such requirements.

For managing the businesses of the sponsored funds, the Corporation earns commissions and fees based on the terms of the respective governing documents of the sponsored funds. As of June 30, 2013, the Corporation had a receivable of $2,881,000 from the sponsored funds for such commissions and fees. The Corporation earns an incentive allocation from certain sponsored funds, which are based on 20% of the sponsored fund’s trading profits, as specified in the governing documents of the sponsored funds.

The Corporation also receives administrative fees and reimbursements of certain costs from several of the sponsored funds according to the governing documents of the sponsored funds for direct and indirect expenses paid on their behalf by the Corporation. The Corporation records an expense when such amounts are incurred and records a receivable from the funds as income when the amounts are due from the sponsored funds. As of June 30, 2013, the Corporation had a receivable of $246,000 from the sponsored funds for such administrative expenses.

During the first half of 2013, the Corporation also invested in various other funds. At June 30, 2013, the value of such investments is $49,157.

The Corporation has an investment in a fund for which it serves as the investment adviser. The Corporation earns commissions and fees from this fund based on the governing documents of the fund. The Corporation receives reimbursements from the fund for certain direct expenses paid on its behalf. The Corporation earns an incentive allocation from this fund, which is based on 20% of the fund’s trading profits, as specified in the governing documents of the fund.

Generally, all investments in other funds can be redeemed from the other funds on a monthly basis. In addition, these funds generally attempt to achieve capital appreciation through investing in stocks, futures contracts, forward currency contracts and interest rate instruments.

At June 30, 2013, the Corporation has no explicit unfunded commitments related to its investments in sponsored funds and other funds.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-47

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

(UNAUDITED)

Note 3.	FAIR VALUE

Fair value, as defined in the Fair Value Measurements and Disclosures Topic of the Codification, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy, as set forth in the Fair Value Measurements and Disclosures Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3). If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument. The Corporation recognizes transfers between fair value hierarchy levels at the beginning of the reporting period. For the six month ended June 30, 2013, there were no transfers between fair value hierarchy levels.

The Fair Value Measurements and Disclosures Topic of the Codification provides that if the reporting entity has the ability to redeem its investment in another fund at net asset value at the measurement date, the investment shall be categorized as a Level 2 fair value measurement, and if the reporting entity cannot redeem its investment in another fund at net asset value at the measurement date but the investment may be redeemable at a future date, the reporting entity shall consider the length of time until the investment will be redeemable in determining whether it will be categorized as a Level 2 or Level 3 fair value measurement. Accordingly, at June 30, 2013, the Corporation’s investments in other funds are categorized as Level 2 fair value measurements.

The following summarizes the Corporation’s assets accounted for at fair value at June 30, 2013 using the fair value hierarchy:

	June 30, 2013
	Level 1	Level 2	Level 3	Total

Assets
Investments in sponsored funds(1)	$0	$26,465,851	$0	$26,465,851
Investments in other funds	0	49,157	0	49,157

Total	$0	$26,515,008	$0	$26,515,008

Note 4.	RELATED PARTY TRANSACTIONS

The Corporation has extensive transactions and relationships with affiliated companies. The Millburn Corporation (TMC) provides administrative, accounting, research and other services to the Corporation and the Corporation pays TMC a consulting fee for these services. Additionally, CommInVest Research Limited Partnership (CIVR) owns the trading algorithms used by the Corporation in managing client assets. The Corporation pays CIVR a licensing fee to use the trading algorithms. The Corporation also pays fees to Millburn International (Europe) LLP (Europe) and Millburn International, LLC (International) for providing prospective investors and interested parties with information about the Corporation and its investment and trading strategy. At June 30, 2013, the Corporation owes $1,582,961 to TMC for consulting fees and $957,686 to CIVR for license fees. Additionally, the Corporation owes $44,152 to Europe and has prepaid fees of $54,780 to International for providing prospective investors and interested parties with information about the Corporation.

The Corporation has loaned funds to International in connection with a deposit International is required to make with a Japanese regulatory authority. The loan bears interest at the prime rate as announced by Bank of America, subject to a minimum interest rate of 4.50%. The outstanding balance of the loan is $66,471 at June 30, 2013.

(1)	See Note 2. for the fair value of the more significant funds within this category.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-48

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

(UNAUDITED)

Note 5.	DUE TO FIRST REPUBLIC BANK

The Corporation has a $5 million revolving credit facility (loan agreement) with First Republic Bank (the Bank). Borrowings under the loan are limited to the lesser of $5 million or Total Anticipated Commissions, as defined in the loan agreement. The loan bears interest at the prime rate, as published in the Western Edition of The Wall Street Journal as the U.S. prime rate. During the six months ended June 30, 2013, the interest rate on this loan agreement was 3.25%. The loan matures July 31, 2013. Repayment of the loan has been guaranteed by CIVR and certain stockholders of the Corporation. The Corporation is required to remain in compliance with certain financial and other covenants throughout the term of the loan. The amount due to the Bank under this loan agreement at June 30, 2013 is $600,671. On July 2, 2013, the loan was repaid in full and the loan agreement and related guarantees were terminated.

Note 6.	INVESTING ACTIVITIES AND RELATED RISKS

The Corporation’s investments in sponsored funds and other funds are subject to the market and credit risks of futures contracts, options on futures contracts, forward currency contracts and other financial instruments (collectively, “derivatives”). Additionally, the sponsored funds and other funds invest in stocks and United States government securities. As such, the Corporation is exposed, to the extent of its investments in sponsored funds and other funds, to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The Corporation is subject to the risk of loss to the extent of the fair value of its investments in sponsored funds and other funds and, in certain specific circumstances, distributions, dividends and redemptions received.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the Corporation is exposed, to the extent of its investments, to a market risk equal to the notional contract value of futures, forward currency and other derivative contracts purchased and liability on such contracts sold short. In addition, since forward currency contracts are traded in unregulated markets between principals, the Corporation, to the extent of its investments in sponsored funds and other funds, also assumes the risk of loss from counterparty non performance.

In addition, the Corporation, through its investments in sponsored funds and other funds, is exposed to the extent of its investments, to various trading activities including investments in stocks that are typically traded on an exchange or in the over-the-counter market. The sponsored funds and other funds also sell stock not owned at the time of sale (a “short sale”). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in stock values. Theoretically, short sales expose the sponsored funds and other funds to potentially unlimited liability as the sponsored funds’ and other funds’ ultimate obligation to purchase a stock sold short may exceed the amount recorded.

The Corporation, through its investments in sponsored funds and other funds, is exposed to the extent of its investments, to U.S. government securities. Risks arise from investments in U.S. government securities due to possible illiquidity and the potential for default by the issuer. U.S. government securities are also particularly sensitive to changes in interest rates, economic conditions and conditions specific to the issuer.

Lastly, the Corporation, through its investments in sponsored funds and other funds, invests in fund of funds. The Corporation’s investments in fund of funds are subject to the market and credit risk of securities and financial instruments held or sold short by these entities.

The Corporation has established procedures to actively monitor market risk and minimize credit risk of the sponsored funds and other funds, although there can be no assurance that it will, in fact, succeed in doing so.

The Corporation maintains its cash and cash equivalents at financial institutions. Balances on deposit at such financial institutions are frequently in excess of available federal deposit insurance. In the event of a financial institution’s insolvency, recovery of the Corporation’s assets on deposit may be limited to available federal deposit insurance or other protection afforded such deposits.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-49

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

(UNAUDITED)

Note 6.	INVESTING ACTIVITIES AND RELATED RISKS (CONTINUED)

Additionally, the Corporation, in its capacity as general partner, managing owner or managing member of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

Note 7.	LEASE COMMITMENT

The Corporation has a noncancelable lease for office space in Greenwich, Connecticut. The lease expires on December 31, 2017. The future minimum lease payments under this noncancelable lease are as follows:

2013	$133,322
2014	269,158
2015	274,190
2016	279,220
2017	284,252

$1,240,142

Note 8.	INDEMNIFICATIONS

In the normal course of business, the Corporation enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Corporation’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Corporation that have not yet occurred. The Corporation expects the risk of any future obligation under these indemnifications to be remote.

Note 9.	EMPLOYEE BENEFIT PLAN

The Corporation sponsors a 401(k) profit sharing and savings plan (the Plan) for the benefit of its employees. The Corporation is the Plan administrator of the Plan. Under the terms of the Plan, employees may elect to defer a portion of their compensation and the Corporation may make discretionary contributions to the Plan on behalf of its participants.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-50

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors

Millburn Ridgefield Corporation

We have audited the accompanying statement of financial condition of Millburn Ridgefield Corporation as of December 31, 2012 and the related notes to the statement of financial condition.

Management’s Responsibility for the Statement of Financial Condition

Management is responsible for the preparation and fair presentation of the statement of financial condition in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of financial condition that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of financial condition based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of financial condition. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statement of financial condition, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of financial condition in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of financial condition.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Millburn Ridgefield Corporation as of December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Hunt Valley, Maryland

April 23, 2013

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-51

MILLBURN RIDGEFIELD CORPORATION

STATEMENT OF FINANCIAL CONDITION

December 31, 2012

ASSETS
Cash and cash equivalents	$2,779,368
Commissions and fees receivable	5,324,110
Prepaid expenses	976
Prepaid license fee to affiliated company	29,090
Loans receivable from stockholders and affiliates	116,797
Investments in sponsored funds	27,395,074
Investments in other funds	51,292
Redemptions receivable from sponsored funds	254,320
Redemptions receivable from other funds	228,758
Furniture and equipment net of accumulated depreciation of $432,205	122,320

Total assets	$36,302,105

LIABILITIES
Accounts payable and accrued expenses	$3,283,950
Stockholder distributions payable	236,399
Due to affiliated companies	3,929,375
Due to First Republic Bank	1,043,219

Total liabilities	8,492,943

STOCKHOLDER'S EQUITY
Common stock - $.005 par value, 300,000 shares authorized, 210,849 shares issued and outstanding	1,054
Additional paid-in capital	10,386,406
Retained earnings	17,421,702

Total stockholder's equity	27,809,162

Total liabilities and stockholder's equity	$36,302,105

See accompanying notes.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-52

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982. The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with, and subject to, the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization. In addition, the Corporation is registered with the United States Securities and Exchange Commission as an Investment Adviser.

The Corporation’s statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Financial Accounting Standards Board (FASB) Accounting Standards Codification (the Codification) is the single source of U.S. GAAP. The preparation of the statement of financial condition in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates, and those differences may be material to the statement of financial condition.

B.	Cash and Cash Equivalents

Cash and cash equivalents includes cash and investments in money market mutual funds.

C.	Investments in Sponsored Funds and Other Funds

The Corporation is the general partner, managing owner or managing member of various commodity pools and investment funds (collectively, “sponsored funds”) formed as limited partnerships, limited liability companies or trusts. As the sponsor, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the statement of financial condition. The Corporation has not consolidated the assets and liabilities of its sponsored funds and other funds under the voting interest consolidation model due to the unaffiliated equity investors of the sponsored funds and other funds holding kick-out rights.

Investments in sponsored funds and other funds (collectively, “funds”) are reported in the Corporation’s statement of financial condition at fair value. Fair value ordinarily represents the Corporation’s proportionate share of each fund’s net asset value determined for each fund in accordance with such fund’s valuation policies and reported at the time of the fund’s valuation, which represents a market approach. Generally, the fair value of the Corporation’s investment in another fund represents the amount that the Corporation could reasonably expect to receive from such fund if the Corporation’s investment was redeemed at the date of the statement of financial condition, based on information reasonably available at the time the valuation is made and that the Corporation believes to be reliable.

D.	Foreign Currency Translation

The Corporation’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at quoted prices of such currencies at the date of the statement of financial condition.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-53

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Revenue Recognition

Commission income is recognized when earned, in accordance with the related limited partnership agreement or other governing agreement. Commission income from sponsored funds is based on a fixed percentage of the sponsored funds’ net asset value.

Incentive, management and other fees accrue based on the terms of the respective advisory agreement or other governing agreement. Incentive fees are based on a percentage of the net profits experienced by the account. Management fees are based on a fixed percentage of the assets under management.

F.	Income Taxes

The Corporation has elected S corporation status under the Internal Revenue Code, pursuant to which the Corporation does not pay U.S. Corporate or state income tax on its taxable income. Instead, the stockholders are liable for individual income tax on their share of the Corporation’s taxable income. The Corporation files U.S. federal and state tax returns. The 2009 through 2012 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

The Corporation applies the provisions of Codification Topic 740, Income Taxes, which prescribe the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. This accounting standard requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Corporation’s statement of financial condition to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Corporation level not deemed to meet the “more-likely-than-not” threshold would be recorded as a liability in the current year. The Corporation has concluded there are no liabilities related to uncertainties in income tax positions at December 31, 2012.

G.	Furniture, Equipment and Leasehold Improvements

Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operations over the estimated lives of the furniture and equipment, primarily five or seven years, utilizing accelerated methods. During 2012, the Corporation disposed of fully depreciated furniture and equipment totaling $151,995.

Leasehold improvements are stated at cost, net of accumulated amortization. The amortization of the leasehold improvements is charged to operations on a straight-line basis over the remaining term of the lease. The leasehold improvements were fully amortized at December 31, 2012.

H.	Net Income Allocation

Net income is allocated and distributed to each stockholder on a pro rata basis.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-54

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

I.	Recently Issued Accounting Pronouncement

In May 2011, the FASB issued Accounting Standards Update No. 2011-04 (ASU 2011-04) entitled Fair Value Measurement (Topic 820) – Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. ASU 2011-04 was issued to converge fair value measurement and disclosure guidance in U.S. GAAP with the guidance in the International Accounting Standards Board’s currently issued International Financial Reporting Standards 13, Fair Value Measurement. The amendments in ASU 2011-04 generally represent clarification to the Fair Value Measurements and Disclosures Topic of the Codification, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. For non-public entities, ASU 2011-04 is effective for annual reporting periods beginning after December 15, 2011. The adoption of ASU 2011-04 did not have a material impact on the Corporation’s statement of financial condition.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-55

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS

The Corporation has general partner interests, managing owner interests or managing member interests in sponsored funds. The Corporation’s investments in such sponsored funds as of December 31, 2012, is as follows:

	Value at		Redemption
	December 31, 2012	Investment Strategy	Provisions

Global Macro Trust	$9,313,020	To achieve capital appreciation through trading a diversified portfolio of futures and forwards contracts on interest rate instruments, stock indices, metals, energy and agricultural commodities.	Monthly with 10 days prior written notice(1)

Millburn Multi-Markets Fund L.P.	3,228,323	To achieve capital appreciation through Investments in Millburn Multi-Markets Trading L.P. which engages in the speculative trading of futures and forward currency contracts to achieve capital appreciation.	Monthly with 15 days prior written notice

Nestor Partners	3,037,871	To achieve capital appreciation through trading a diversified portfolio of futures and forwards contracts on interest rate instruments, stock indices, metals, energy and agricultural commodities.	Monthly with 15 days prior written notice

Millburn MCo Partners L.P.	2,446,075	To achieve capital appreciation by allocating its capital among a number of independent investment advisors acting through investment funds and/or managed accounts.	Quarterly with 75 days prior written notice(2)

Apollo Fund	2,085,029	To achieve capital appreciation through the speculative trading of futures and forwards contracts directly and indirectly through investments in other funds.	Monthly with 15 days prior written notice

Millburn Hedge Fund L.P.	2,063,947	To achieve capital appreciation by investing in publicly traded equity securities, exchange-traded funds and futures and forwards contracts.	Quarterly with 30 days prior written notice

Other investments in managed futures funds	2,783,295	To achieve capital appreciation through the speculative trading of futures and forwards contracts.	Monthly

Other investments in fund of funds	2,437,514	To achieve capital appreciation through investments in alternative funds, managed accounts and registered investment companies.	Quarterly with 75 days prior written notice(3)

Total	$27,395,074

(1)	The Corporation has currently agreed to maintain its investment at not less than 1% of the total outstanding capital contributions in Global Macro Trust but in no event shall the Corporation’s investment be less than $500,000.
(2)	Approximately $63,331 of the Corporation’s investment is restricted from redemption due to Millburn MCo Partners L.P. holding investments in funds for which redemptions are currently not available. The Corporation cannot reasonably estimate when the restrictions on redemption of these investments will be relieved.
(3)	Approximately $35,405 of the Corporation’s investment is restricted from redemption due to Millburn Select Strategies L.P. holding investments in funds for which redemptions are currently not available. The Corporation cannot reasonably estimate when the restrictions on redemption of these investments will be relieved.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-56

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS (CONTINUED)

Summarized financial information for the more significant sponsored funds as of December 31, 2012, is as follows:

					Millburn
	Nestor	Millburn MCo	Global		Multi-Markets
	Partners	Partners L.P.	Macro Trust	Apollo Fund	Trading L.P.

Assets	$149,072,747	$143,245,473	$499,260,401	$67,365,750	$343,463,324
Liabilities	6,029,390	28,922,534	25,600,367	2,109,306	8,898,786

Net asset value	$143,043,357	$114,322,939	$473,660,034	$65,256,444	$334,564,538

The combined net asset value of other sponsored funds as of December 31, 2012 is $388,082,632.

As the sponsor, the Corporation conducts and manages the respective businesses of the sponsored funds. The governing documents of the sponsored funds typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund. Such minimum investments generally are 1% of either net assets, total assets or total net contributions or a minimum dollar amount (if greater). In addition, the governing documents for one of the sponsored funds require the Corporation to maintain a minimum net worth equal to an amount determined by the total net contributions made to the entity that the Corporation serves as the sponsor, not to exceed one million dollars. These requirements are defined in each of the respective governing documents of the sponsored funds and the Corporation is in compliance with all such requirements.

For managing the businesses of the sponsored funds, the Corporation earns commissions and fees based on the terms of the respective governing documents of the sponsored funds. As of December 31, 2012, the Corporation had a receivable of $3,935,000 from the sponsored funds for such commissions and fees. The Corporation earns an incentive allocation from certain sponsored funds, which are based on 20% of the sponsored fund’s trading profits, as specified in the governing documents of the sponsored funds.

The Corporation also receives administrative fees and reimbursements of certain costs from several of the sponsored funds according to the governing documents of the sponsored funds for direct and indirect expenses paid on their behalf by the Corporation. The Corporation records an expense when such amounts are incurred and records a receivable from the funds as income when the amounts are due from the sponsored funds. As of December 31, 2012, the Corporation had a receivable of $953,000 from the sponsored funds for such administrative expenses.

During 2012, the Corporation also invested in various other funds. At December 31, 2012, the value of such investments is $51,292.

The Corporation has an investment in a fund for which it serves as the investment adviser. Management fees from the fund of approximately $18,000 were outstanding at year end. The Corporation receives reimbursements from the fund for certain direct expenses paid on its behalf. The Corporation earns an incentive allocation from this fund, which is based on 20% of the fund’s trading profits, as specified in the governing documents of the fund.

Generally, all investments in other funds can be redeemed from the other funds on a monthly basis. In addition, these funds generally attempt to achieve capital appreciation through investing in stocks, futures contracts, forward currency contracts and interest rate instruments.

At December 31, 2012, the Corporation has no explicit unfunded commitments related to its investments in sponsored funds and other funds.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-57

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 3.	FAIR VALUE

Fair value, as defined in the Fair Value Measurements and Disclosures Topic of the Codification, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy, as set forth in the Fair Value Measurements and Disclosures Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3). If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument. The Corporation recognizes transfers between fair value hierarchy levels at the beginning of the reporting period. During the year ended December 31, 2012, there were no transfers between fair value hierarchy levels.

The Fair Value Measurements and Disclosures Topic of the Codification provides that if the reporting entity has the ability to redeem its investment in another fund at net asset value at the measurement date, the investment shall be categorized as a Level 2 fair value measurement, and if the reporting entity cannot redeem its investment in another fund at net asset value at the measurement date but the investment may be redeemable at a future date, the reporting entity shall consider the length of time until the investment will be redeemable in determining whether it will be categorized as a Level 2 or Level 3 fair value measurement. Accordingly, at December 31, 2012, the Corporation’s investments in other funds are categorized as Level 2 fair value measurements.

The following summarizes the Corporation’s assets accounted for at fair value at December 31, 2012 using the fair value hierarchy:

	December 31, 2012
	Level 1	Level 2	Level 3	Total

Assets
Investments in sponsored funds[1]	$0	$27,395,074	$0	$27,395,074
Investments in other funds	0	51,292	0	51,292

Total	$0	$27,446,366	$0	$27,446,366

1 See Note 2 for the fair value of the more significant funds within this category.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-58

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 4.	RELATED PARTY TRANSACTIONS

The Corporation has extensive transactions and relationships with affiliated companies. The Millburn Corporation (TMC) provides administrative, accounting, research and other services to the Corporation and the Corporation pays TMC a consulting fee for these services. Additionally, CommInVest Research Limited Partnership (CIVR) owns the trading algorithms used by the Corporation in managing client assets. The Corporation pays CIVR a licensing fee to use the trading algorithms. The Corporation also pays fees to Millburn International (Europe) LLP (Europe) and Millburn International, LLC (International) for providing prospective investors and interested parties with information about the Corporation and its investment and trading strategy. At December 31, 2012, the Corporation owes $3,865,421 to TMC for consulting fees and has prepaid license fees of $29,090 to CIVR. Additionally, the Corporation owes $63,955 to Europe and has prepaid fees of $3,481 to International for providing prospective investors and interested parties with information about the Corporation.

The Corporation loaned funds to TMC in connection with construction and furnishing costs incurred by TMC for its offices located in New York City. Interest was accrued on the loan at an annualized rate of 2.0% above the three-month U.S. Treasury Bill rate. The loan was paid in full in December 2012.

The Corporation has loaned funds to International in connection with a deposit International is required to make with a Japanese regulatory authority. The loan bears interest at the prime rate as announced by Bank of America, subject to a minimum interest rate of 4.50%. The outstanding balance of the loan is $65,000 at December 31, 2012.

Note 5.	DUE TO FIRST REPUBLIC BANK

The Corporation has a $5 million revolving credit facility (loan agreement) with First Republic Bank (the Bank). Borrowings under the loan are limited to the lesser of $5 million or Total Anticipated Commissions, as defined in the loan agreement. The loan bears interest at the prime rate, as published in the Western Edition of The Wall Street Journal as the U.S. prime rate. During the year ended December 31, 2012, the interest rate on this loan agreement was 3.25%. The loan matures July 31, 2013. Repayment of the loan has been guaranteed by CIVR and certain stockholders of the Corporation. The Corporation is required to remain in compliance with certain financial and other covenants throughout the term of the loan. The amount due to the Bank under this loan agreement at December 31, 2012 is $1,043,219. See Note 10. for a subsequent event disclosure related to this loan agreement.

Note 6.	INVESTING ACTIVITIES AND RELATED RISKS

The Corporation’s investments in sponsored funds and other funds are subject to the market and credit risks of futures contracts, options on futures contracts, forward currency contracts and other financial instruments (collectively, “derivatives”). Additionally, the sponsored funds and other funds invest in stocks and United States government securities. As such, the Corporation is exposed, to the extent of its investments in sponsored funds and other funds, to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The Corporation is subject to the risk of loss to the extent of the fair value of its investments in sponsored funds and other funds and, in certain specific circumstances, distributions, dividends and redemptions received.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the Corporation is exposed, to the extent of its investments, to a market risk equal to the notional contract value of futures, forward currency and other derivative contracts purchased and liability on such contracts sold short. In addition, since forward currency contracts are traded in unregulated markets between principals, the Corporation, to the extent of its investments in sponsored funds and other funds, also assumes the risk of loss from counterparty non performance.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-59

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 6.	INVESTING ACTIVITIES AND RELATED RISKS (CONTINUED)

In addition, the Corporation, through its investments in sponsored funds and other funds, is exposed to the extent of its investments, to various trading activities including investments in stocks that are typically traded on an exchange or in the over-the-counter market. The sponsored funds and other funds also sell stock not owned at the time of sale (a “short sale”). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in stock values. Theoretically, short sales expose the sponsored funds and other funds to potentially unlimited liability as the sponsored funds’ and other funds’ ultimate obligation to purchase a stock sold short may exceed the amount recorded.

The Corporation, through its investments in sponsored funds and other funds, is exposed to the extent of its investments, to U.S. government securities. Risks arise from investments in U.S. government securities due to possible illiquidity and the potential for default by the issuer. U.S. government securities are also particularly sensitive to changes in interest rates, economic conditions and conditions specific to the issuer.

Lastly, the Corporation, through its investments in sponsored funds and other funds, invests in fund of funds. The Corporation’s investments in fund of funds are subject to the market and credit risk of securities and financial instruments held or sold short by these entities.

The Corporation has established procedures to actively monitor market risk and minimize credit risk of the sponsored funds and other funds, although there can be no assurance that it will, in fact, succeed in doing so.

The Corporation maintains its cash and cash equivalents at financial institutions. Balances on deposit at such financial institutions are frequently in excess of available federal deposit insurance. In the event of a financial institution’s insolvency, recovery of the Corporation’s assets on deposit may be limited to available federal deposit insurance or other protection afforded such deposits.

Additionally, the Corporation, in its capacity as general partner, managing owner or managing member of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

Note 7.	LEASE COMMITMENT

The Corporation has a noncancelable lease for office space in Greenwich, Connecticut. The lease expires on December 31, 2017. The future minimum lease payments under this noncancelable lease are as follows:

2013	$264,128
2014	269,158
2015	274,190
2016	279,220
2017	284,252

$1,370,948

Note 8.	INDEMNIFICATIONS

In the normal course of business, the Corporation enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Corporation’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Corporation that have not yet occurred. The Corporation expects the risk of any future obligation under these indemnifications to be remote.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-60

MILLBURN RIDGEFIELD CORPORATION

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 9.	EMPLOYEE BENEFIT PLAN

The Corporation sponsors a 401(k) profit sharing and savings plan (the Plan) for the benefit of its employees. The Corporation is the Plan administrator of the Plan. Under the terms of the Plan, employees may elect to defer a portion of their compensation and the Corporation may make discretionary contributions to the Plan on behalf of its participants.

Note 10.	SUBSEQUENT EVENTS

In January 2013, the Corporation received contributions of $1,250,000 from stockholders’ as result of a capital call by the Corporation.

One of the covenants in the loan agreement with the Bank requires that total net redemptions over the preceding 12 month period from certain funds may not exceed 20 percent of the aggregate value of the funds at the beginning of the 12 month period. As of March 31, 2013, the Corporation was in violation of this covenant. The Corporation received a temporary waiver from the Bank dated April 19, 2013.

The Corporation has evaluated subsequent events through April 23, 2013, the date the statement of financial condition was available to be issued, and determined there were no other subsequent events that require disclosure.

PURCHASERS OF UNITS OF GLOBAL MACRO TRUST WILL NOT RECEIVE ANY INTEREST IN MILLBURN

RIDGEFIELD CORPORATION

F-61

EXHIBIT A

GLOBAL MACRO TRUST

FOURTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

Dated as of August 12, 2009

GLOBAL MACRO TRUST

FOURTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

i

GLOBAL MACRO TRUST

FOURTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

This FOURTH AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT (“Declaration of Trust”) of Global Macro Trust (the “Trust”) is made and entered into as of this 12th day of August, 2009 by and among Millburn Ridgefield Corporation, a Delaware corporation, as managing owner (the “Managing Owner”), Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”), and each other party who shall execute a counterpart of this Declaration of Trust as an owner of a unit (“Unit”) of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a “Unitholder” and, collectively, the “Unitholders”).

WITNESSETH:

WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the original Declaration of Trust and Trust Agreement of the Trust in its entirety.

NOW THEREFORE, the parties hereto agree as follows:

1. Declaration of Trust.

The Trustee hereby declares the investments in the Trust shall be held in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time (the “Act”).

Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the “Code”), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2. The Trustee.

(a) Term; Resignation. (i) Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

(ii)         The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Managing Owner; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

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(b) Powers. Except to the extent expressly set forth in this Section 2, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c) Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with a separate fee agreement between the Managing Owner and the Trustee, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d) Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents, employees and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the “Trust Estate”) to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e) Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

(f) Liability of the Trustee. Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(i)          the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii)         the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(iii)        the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

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(iv)        the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker or any selling agent;

(v)         no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi)        under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

(vii)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii)      notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g) Reliance by the Trustee and the Managing Owner; Advice of Counsel. (i) In the absence of negligence or misconduct on the part of the Managing Owner or bad faith on the part of the Trustee, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii)         In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

(h) Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

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3. Principal Office.

The address of the principal office of the Trust is c/o the Managing Owner, 411 West Putnam Avenue, Greenwich, Connecticut 06830; telephone: (203) 625-8211. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4. Business.

The Trust’s business and purpose is to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals, stock and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, and to engage in all activities necessary, convenient or incidental thereto. The objective of the Trust’s business is appreciation of its assets through speculative trading. The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purposes. The Trust shall do so under the direction of the Managing Owner.

5. Term, Dissolution, Fiscal Year, Series of Units and Net Asset Value.

(a) Term. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act. The Trust shall dissolve upon the first to occur of the following: (1) December 31, 2031; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the total number of outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless, (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within 90 days after such event Unitholders owning at least fifty percent (50%) of the total number of outstanding Units then owned by Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust pursuant to the terms of Sections 18(b) and 18(c); (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) a decline in the Net Asset Value per Unit to $250 or less; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or shall require dissolution of the Trust.

(b) Dissolution. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution, the New Profits Memo Account will be added to the Managing Owner’s capital account.

Upon the dissolution of the Trust, the Managing Owner (or, if the Managing Owner has withdrawn, such person as the Unitholders may, by majority vote of the Units, select) shall wind up the Trust’s affairs and, in connection therewith, shall distribute the Trust’s assets in the following manner and order:

(i)          FIRST TO pay or make reasonable provision to pay (all claims of the Trustee and then all other claims and obligations, including all contingent, conditional or unmatured claims and obligations, for which the Managing Owner (or its successor) may create a reserve, known to the Trust (including claims of Unitholders) and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown; and

(ii)         SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

The Trust shall terminate when (i) all assets of the Trust shall have been distributed in the manner provided for in this Agreement and (ii) the Certificate of Trust shall have been canceled in the manner required by the Act.

(c) Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

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(d) Series of Units. The Units may be issued in series (each, a “Series”). The only difference between Units of each Series shall be the applicable fees and expenses described herein. Otherwise, the Units of each Series shall be identical to the Units of the other Series and shall share pro rata in the profits and losses of the Trust. “Series of Units” shall include outstanding Units issued prior to the date hereof (unless the context dictates otherwise). The Series are not of a type contemplated by the last sentence of Section 3804(a) of the Act.

(e) Net Asset Value. The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. A Series’ Net Assets in aggregate are the Trust’s assets attributable to that Series minus its liabilities attributable to that Series. If a futures, forward or other contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract.

The Brokerage Fee shall be charged to Series 1 Units at the basic rate of 7.0% per annum of the average month-end Net Assets of the Trust attributable to Series 1 Units (prior to reduction for accrued but unpaid fees), and additional Series 1 Units shall be allocated to Series 1 Unitholders subject to reduced Brokerage Fees as described in Section 8(a)(3) hereof. Brokerage Fees, accrued as well as paid, shall reduce Net Asset Value of Series 1 Units. The Managing Owner compensates selling agents in connection with the sale of Series 1 Units out of the Brokerage Fee in an amount up to 4% per annum of the Net Asset Value of Series 1 Units but not to exceed 9.5% of the purchase price paid by purchasers of the Series 1 Units. Once the 9.5% threshold is reached with respect to a Series 1 Unit issued on or after the date hereof, amounts that would otherwise be paid to the selling agent for that Series 1 Unit shall instead be rebated to the Trust and shall be allocated equally among all Series 1 Units (inclusive of outstanding Units issued prior to the date hereof).

The Management Fee shall be charged to Series 2 Units at the basic rate of 2.0% per annum of the average month-end Net Assets of the Trust attributable to Series 2 Units (prior to reduction for accrued but unpaid fees). The Custodial Fee shall also be charged to Series 2 Units at the basic rate of 0.25% per annum of the average month-end Net Assets of the Trust attributable to Series 2 Units (prior to reduction for accrued but unpaid fees). The Custodial Fee shall be paid to brokers acting as custodian of Series 2 Units for the benefit of Series 2 Unitholders. The maximum amount of Custodial Fees paid to brokers that act as custodian of Series 2 Units shall not exceed 3.1667% of the purchase price paid by purchasers of Series 2 Units (or such lower amount as described in the Prospectus). Once the maximum threshold is reached with respect to a Series 2 Unit, Custodial Fees that would otherwise be paid to the custodian for such Series 2 Unit shall instead be rebated to the Trust and shall be allocated equally among all Series 2 Units. Series 2 Units shall also be subject to their pro rata share of the Trust’s routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees). Management Fees, Custodial Fees and trading costs, accrued as well as paid, shall reduce Net Asset Value of Series 2 Units.

The Management Fee shall be charged to Series 3 Units at the basic rate of 2.0% per annum of the average month-end Net Assets of the Trust attributable to Series 3 Units (prior to reduction for accrued but unpaid fees). Series 3 Units shall also be subject to their pro rata share of the Trust’s routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees). Management Fees and trading costs, accrued as well as paid, shall reduce Net Asset Value of Series 3 Units.

Series 4 Units shall be subject to their pro rata share of the Trust’s routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees). Trading costs, accrued as well as paid, shall reduce Net Asset Value of Series 4 Units.

Accrued Profit Shares (as described in Section 8 hereof) shall reduce Net Asset Value, even though such Profit Shares may never, in fact, be paid. Accrued Profit Shares shall be calculated on a basis which reflects any aggregate New Trading Profit (as defined in Section 8(c)), accrued equally in respect of each Series 1 Unit (except as necessary to reflect the difference in the Brokerage Fees charged certain Unitholders) and accrued equally in respect of the Series 2 and 3 Units in the aggregate (except as necessary to reflect the Custodial Fee charged to the Series 2 Unitholders) but not in respect of the Series 4 Units, the Managing Owner’s capital account or the New Profits Memo Account (see Section 8(a)).

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6. Net Worth of Managing Owner.

The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than the greater of $50,000 or 5% of the total contributions to the Trust and to all other entities of which it is managing owner or general partner. In no event shall the Managing Owner be required to maintain a net worth in excess of $1,000,000.

7. Capital Contributions; Units; Managing Owner’s Liability.

(a) Types of Beneficial Interests. The beneficial interests in the Trust shall consist of two types: a general liability interest and limited liability Units. The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

(b) Managing Owner’s Liability. Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust. The Managing Owner’s general liability interest shall be accounted for on a Unit-equivalent basis, but may receive allocations on an aggregate basis so as to simplify the Trust’s accounting. The Managing Owner’s general liability interest will not be subject to full Brokerage Fees, but rather only to actual execution costs, nor shall it be subject to Management Fees, Custodial Fees or Profit Shares.

(c) No Certificates. No certificates or other evidences of beneficial ownership of the Units will be issued.

(d) Unitholder Consent. Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration of Trust.

The Unitholders’ respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner’s assets.

The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the net capital contributions to the Trust (including the Managing Owner’s contributions) but in no event shall the Managing Owner invest less than $500,000 of the total capital contributions to the Trust. The Managing Owner may withdraw any interest it may have in excess of such requirement as of any month-end on the same terms as any Unitholder, provided the Managing Owner’s interest in the Trust remains equal to or greater than the greater of (i) 1% of the Trust’s then current Net Assets or (ii) $500,000.

Any Units acquired by the Managing Owner or any of its principals or their respective affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

The general liability interest in the Trust held by the Managing Owner will be non-voting.

8. Allocation of Profits and Losses.

(a) Capital Accounts and Allocations. A capital account shall be established for each Unit of each Series and for the Managing Owner. In addition, a New Profits Memo Account shall be established on the books of the Trust for bookkeeping purposes only. The initial balance of each capital account shall be the amount contributed to the Trust in respect of a Unit or by the Managing Owner. As of the close of business (as determined by the Managing Owner) on the last day of each month, the following determinations and allocations shall be made:

(1)      The Net Assets of the Trust will be determined without regard to Brokerage Fees, Management Fees, Custodial Fees, the Trust’s actual trade execution and clearing costs or Profit Shares.

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(2)      Any increase or decrease in the Trust’s Net Assets (as determined pursuant to Paragraph 1 above), as compared to the last such determination of Net Assets, shall then be credited or charged pro rata to the capital account of each Unit, to the capital account of the Managing Owner and to the New Profits Memo Account.

(3)      Brokerage Fees shall be charged equally to all Series 1 Units at the rate of 0.5833 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 1 Units (a 7.0% annual rate). Such Brokerage Fees shall be paid out to the Managing Owner; provided that in respect of Series 1 Units which are subject to per annum Brokerage Fees of 6.5%, 6.0%, or 5.5% (or as otherwise reduced to reflect reduced sales commissions) of the average month-end Trust assets allocable to such Series 1 Units, the difference between the 0.5833 of 1% Brokerage Fees charged and the reduced Brokerage Fee due as of the end of each month shall not be paid out to the Managing Owner but shall instead be credited to a Suspense Account which shall not be included in the Net Asset Value of the Series 1 Units, and shall be used solely as a means of efficiently accounting for the reduction in the Brokerage Fee payable by such Series 1 Unitholders while maintaining a uniform Net Asset Value per Series 1 Unit.

Management Fees shall be charged equally to all Series 2 Units at the rate of 0.166 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 2 Units (a 2.0% annual rate) and Custodial Fees shall be charged equally to all Series 2 Units at the rate of 0.0208 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 2 units (a 0.25% annual rate). Actual costs of executing and clearing the Trust’s futures trades attributable to Series 2 Units, including prime brokerage fees in respect of currency forward contracts attributable to Series 2 Units, shall also be charged equally to all Series 2 Units.

Management Fees shall be charged equally to all Series 3 Units at the rate of 0.166 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Series 3 Units (a 2% annual rate). Actual costs of executing and clearing the Trust’s futures trades attributable to Series 3 Units, including prime brokerage fees in respect of currency forward contracts attributable to Series 3 Units, shall also be charged equally to all Series 3 Units.

Actual costs of executing and clearing the Trust’s futures trades attributable to Series 4 Units, including prime brokerage fees in respect of currency forward contracts attributable to Series 4 Units, shall also be charged equally to all Series 4 Units.

Brokerage Fees, Management Fees and Custodial Fees will not be charged to (or calculated on a basis of average month-end Trust assets which include) capital accounts of the Series 4 Unitholders, the Managing Owner, its principals, their respective affiliates or the New Profits Memo Account. The capital accounts of the Series 4 Unitholders, the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account shall be charged for their respective pro rata shares of the costs of executing and clearing the Trust’s futures trades as well as for prime brokerage fees in respect of currency forward contracts, but not for any Brokerage Fees, Management Fees or Custodial Fees.

(4)      The Managing Owner’s Series 1 Profit Share will equal 20% of any Series 1 New Trading Profit (as defined in Section 8(c)). The Managing Owner’s Series 2/3 Profit Share will equal 20% of any aggregate Series 2 and Series 3 New Trading Profit (as defined in Section 8(c)). As of the end of each month, the amount of any such Series 1 Profit Share or Series 2/3 Profit Share, as applicable, shall be calculated and shall reduce the Net Asset Value per Unit of Series 1 or Series 2 and Series 3, as applicable, pro rata. The Series 4 Units shall not be subject to a Profit Share. The amount of any such Profit Share shall be deducted from each Unit’s capital account (other than the Series 4 Units, as described above) and credited to the New Profits Memo Account, as a bookkeeping entry only, as of the end of each calendar year. The capital accounts of the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account will not be subject to the Profit Share. (For the avoidance of doubt, the amount of any Series 1 Profit Share accrual reversal shall be credited to the Series 1 Units only and the amount of any Series 2/3 Profit Share accrual reversal shall be credited, pro rata, to Series 2 and Series 3 Units only.)

(5)      The amounts credited to the Suspense Account as provided in Paragraph 3 above as of the end of any month shall be reduced by the 20% Series 1 Profit Share if there is an accrued Profit Share in respect of the Series 1 Units as of the month-end that such amounts are so credited. If such month-end is also a year-end, the amount of such Series 1 Profit Share shall be credited to the New Profits Memo Account, as a bookkeeping entry only, and the remainder of the Suspense Account shall be reinvested in Series 1 Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Series 1 Unitholders. If such month-end is not also a year-end, the Series 1 Profit Share accrual, as well as the remainder of the Suspense Account, shall be reinvested in Series 1 Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Series 1 Unitholders.

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(6)      The Managing Owner’s Series 1 Profit Share or Series 2/3 Profit Share with respect to Units redeemed as of a month-end which is not the end of a calendar year shall be computed as though such month-end were the end of a calendar year, and the amount of the Series 1 Profit Share or Series 2/3 Profit Share so computed (if any) shall be deducted from the redeemed Units’ capital accounts and credited to the New Profits Memo Account, as a bookkeeping entry only.

(7)      When Series 1 Units subject to reduced per annum Brokerage Fees are redeemed: (i) if a Series 1 Profit Share is then accrued, the difference between the 7.0% per annum and reduced per annum Brokerage Fee attributable to such Series 1 Units for the month-end of redemption shall be assessed a 20% Series 1 Profit Share which shall be credited to the New Profits Memo Account, as a bookkeeping entry only; and (ii) the Series 1 Profit Share, if any, due in respect of such Series 1 Units shall be calculated on the same basis as in respect of all other Series 1 Units, as set forth in Paragraph 4 above, and credited to the New Profits Memo Account, as a bookkeeping entry only.

If no Series 1 Profit Share is accrued as of the date of redemption, then no New Profits Memo Account credits shall be made in respect of any portion of the Series 1 Units redeemed.

(8)      The amount of any distributions made in respect of a Unit as of the end of such month and any amount (not reduced by any early redemption charges) paid upon partial redemption of Units or upon withdrawal of the Managing Owner’s interest as of the end of such month shall be charged against the capital account of such Unit or of the Managing Owner. The capital account of any Unit fully redeemed shall be eliminated.

(9)      Brokerage Fees, Management Fees and Custodial Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the general liability interest held by the Managing Owner.

(10)    Persons who make a net capital investment in the Series 1 Units, including both initial and subsequent investments and without regard to profits or losses, of $100,000, $500,000, $1,000,000 or more or who acquired Series 1 Units through asset-based fee or fixed-fee investment programs (such as broker or trust company “wrap accounts”) shall be entitled to pay Brokerage Fees of 6.5%, 6.0%, 5.5% or 4% per annum, respectively, of the average month-end assets of their respective capital accounts; provided that, if after any redemption of Series 1 Units, the aggregate net capital contributions for Series 1 Units (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) of an investor is less than $100,000, $500,000 or $1,000,000, such Series 1 Unitholder will no longer be eligible for the level of per annum Brokerage Fee such investor was paying but rather shall be subject to the higher Brokerage Fee applicable to the aggregate Net Asset Value of such investor’s Series 1 Units as if that amount were such investor’s initial investment in the Series 1 Units. Should such person subsequently make an additional subscription, if the amount of such subsequent subscription plus such Series 1 Unitholder’s remaining net capital contributions (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) equals $100,000, $500,000 or $1,000,000 or more, such person will pay the Brokerage Fee applicable to such person’s net capital investment in the Series 1 Units described in this Paragraph 10. Redemptions of Series 1 Units shall not cause investors who invest through asset-based fee or fixed-fee investment programs to pay increased Brokerage Fees.

Reduced Brokerage Fees apply to a Series 1 Unitholder’s entire capital account attributable to Series 1 Units, not just that part of such capital account corresponding to capital contributions of $100,000, $500,000 and $1,000,000 or more.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. Each of the parties hereto, by entering into this Declaration of Trust, (i) expresses its intention that the Units will qualify under applicable tax law as though the Units were interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as though it were a partnership in which each of the Unitholders is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such Unitholder with respect to the treatment of the Units as anything other than interests in a partnership. As of the end of each fiscal year, income and expense and capital gain or loss of the Trust shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. Such allocations shall be pro rata from short-term capital gain or loss and long-term capital gain or loss. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

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(1)      Items of ordinary income and expenses attributable to the Trust (other than Brokerage Fees, Management Fees, Custodial Fees, and allocable execution and clearing costs (including prime brokerage fees), which shall be allocated as set forth in Section 8(b)(2)), shall be allocated pro rata among all Units of the Trust (based on Net Asset Value per Unit) outstanding as of the end of each calendar month (including Units being then redeemed), and pro rata to the capital account of the Managing Owner.

(2)      Deductions attributable to Brokerage Fees, Management Fees, Custodial Fees and allocable execution and clearing costs (including prime brokerage fees) shall be allocated to each Unitholder and the Managing Owner in the same manner as such Brokerage Fees, Management Fees, Custodial Fees and allocable execution and clearing costs are allocated for financial purposes pursuant to Section 8(a).

(3)      Capital Gain or Loss (as defined in Section 8(b)(3)(H)) shall be allocated as follows:

(A)      There shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner. The initial balance of each tax account shall be the net amount paid to the Trust for each Unit and the amount contributed to the Trust by the Managing Owner. Amounts reinvested in Series 1 Units from the Suspense Account, as described in Section 8(a) hereof, shall not increase the aggregate tax basis of the affected Series 1 Unitholders in their Series 1 Units; rather the Series 1 Units acquired upon reinvestment will have an initial tax basis of $0. As of the end of each fiscal year:

(i)       Each tax account for the Units and the Managing Owner shall be increased by the amount of income or gain allocated to such tax account pursuant to Sections 8(b)(1), 8(b)(3)(B) and 8(b)(3)(D).

(ii)      Each tax account for the Units shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(F) and by the amount of any distributions paid out with respect to such Units other than upon redemption.

(iii)     When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

(B)      The Managing Owner shall be allocated Capital Gain, if any, up to the amount of any bookkeeping credit to the New Profits Memo Account, including any credits made as of the end of the fiscal year of allocation. To the extent any such tax allocation is made, the balance in the New Profits Memo Account shall be reduced, and the balance in the Managing Owner’s capital account, for financial purposes, correspondingly increased.

(C)      Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(C)) allocable to such Units (an “Excess”). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(C) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder’s Excess bears to the aggregate Excess of all such Unitholders.

(D)      Capital Gain remaining after the allocation described in Section 8(b)(3)(C) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of the related tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units, in the ratio that each such Unitholder’s Excess bears to the aggregate Excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

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(E)      Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(E)) allocable to the Units so redeemed over the amount received in respect of such Units (a “Negative Excess”). In the event that the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(E) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder’s Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

(F)      Capital Loss remaining after the allocation described in Section 8(b)(3)(E) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2) with respect to such Units, in the ratio that each such Unitholder’s Negative Excess bears to the aggregate Negative Excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

(G)      For purposes of this Section 8(b), the Managing Owner’s interest in the Trust will be treated as if it were a single Unit.

(H)      For purposes of this Section 8(b), “Capital Gain” or “Capital Loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

(4)      The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Unitholders in the ratio and to the extent that financial profit and loss are allocated to such Unitholders and so as to eliminate, to the maximum practicable extent, any disparity between a Unit’s capital account and its tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a “Qualified Income Offset.”

(5)      The allocations of profit and loss to the Unitholders in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

(c) Profit Share; New Profits Memo Account. The Managing Owner’s Profit Share will equal 20% of any cumulative trading profits (“New Trading Profit”), not including interest income, after deduction of all accrued but unpaid fees and expenses other than the Profit Share itself (“Trading Profit”), over the highest level of such cumulative Trading Profit as of any previous calendar year-end, or $0, if higher (the “Profit Share High Water Mark”). Profit Shares shall be determined separately (i) in respect of Series 1 Units (“Series 1 Profit Share”) and (ii) in respect of Series 2 and 3 Units in the aggregate (“Series 2/3 Profit Share”). Trading Profit does not include profits allocable to the Managing Owner’s capital account or to the New Profits Memo Account. (For the avoidance of doubt, Series 1 Profit Shares will be calculated on Series 1 Units subject to reduced per annum as well as on those subject to a 7.0% per annum Brokerage Fee in the manner described in Section 8(a) hereof.)

New Trading Profit is reduced by routine administrative expenses.

If Series 1 Units are redeemed when there is a loss carryforward for Series 1 Profit Share calculation purposes (i.e., the current level of cumulative Trading Profit for Series 1 is below the Profit Share High Water Mark for Series 1), such loss carryforward will be reduced in proportion to the proportion of the total outstanding Series 1 Units. If Series 2 Units or Series 3 Units are redeemed when there is a loss carryforward for Series 2/3 Profit Share calculation purposes (i.e., the current level of cumulative Trading Profit for Series 2 and Series 3 is below the Profit Share High Water Mark for Series 2 and Series 3), such loss carryforward will be reduced in proportion to the proportion of the total Net Assets of Series 2 and Series 3 Units.

Neither any Unitholder nor the Managing Owner shall have any interest in the New Profits Memo Account, except as described in Section 5(b) hereof. However, as described in Section 8(b)(3)(B), bookkeeping entries in the New Profits Memo Account shall be reduced, and the Managing Owner’s capital account correspondingly increased to the extent that priority allocations of Capital Gain are made to the Managing Owner pursuant to said Section 8(b)(3)(B).

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In the event that the Net Asset Value per Unit of any Series is less than $400 as of any calendar month-end, the balance of any bookkeeping entries to the New Profits Memo Account then outstanding will be cancelled, and an amount equal to such balance shall be allocated pro rata among all outstanding Units (based on Net Asset Value per Unit), but not to the Managing Owner’s capital account.

(d) Expenses; Interest Income. The Trust shall bear all of any taxes applicable to it. The Series 1 Units shall pay the Managing Owner a Brokerage Fee equal to 0.5833 of 1% (a 7.0% annual rate) of the month-end assets of the Trust (prior to reduction for any accrued but unpaid Brokerage Fees and Series 1 Profit Shares) attributable to the Series 1 Units; provided that in the case of subscribers who invest $100,000, $500,000 or $1,000,000 or more in the Series 1 Units, such Brokerage Fee shall be reduced to 0.5417 of 1% (a 6.5% annual rate), 0.50 of 1% (a 6% annual rate) or 0.4583 of 1% (a 5.5% annual rate), respectively, of such month-end assets of the Trust attributable to each such Series 1 Unitholder’s capital account, as contemplated by Section 8(a)(10) above.

The Series 2 Units and Series 3 Units shall pay the Managing owner a Management Fee equal to 0.166 of 1% (a 2.0% annual rate) of the month-end assets of the Trust (prior to any accrued but unpaid Custodial Fee, Management Fees and Profit Shares) attributable to the Series 2 Units and Series 3 Units, respectively.

The Series 2 Units shall pay the Managing Owner a Custodial Fee equal to 0.0208 of 1% (a 0.25% annual rate) of the month-end assets of the Trust attributable to the Series 2 Units.

The Managing Owner shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees) attributable to the Series 1 Units. The Series 2 Units, Series 3 Units and Series 4 Units shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, prime brokerage fees, exchange, clearinghouse, regulatory, floor brokerage, electronic platform trading costs and “give-up” fees) attributable to the Series 2 Units, Series 3 Units and Series 4 Units, respectively. Any extraordinary charges incidental to trading (for example, insurance or delivery charges) will be paid by the Trust.

The Trust’s organizational and offering expenses, including redemption fees, are limited to 15% of the capital contributions to the Trust.

The Trust will pay its ongoing administrative expenses, including the fees of the Trustee. All of the expenses which are for the account of the Trust shall be billed directly to the Trust. The Trust shall bear all of its own legal, accounting and administrative expenses, but none of the Managing Owner’s “overhead” expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries and rent) shall be charged to the Trust.

Appropriate reserves may be created, accrued and charged against the Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations.

In the event that the Trust shall be subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of the Trust’s income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem Units of such Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the Internal Revenue Service (“IRS”) or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or redemption, as the case may be, at the rate of two percent (2%) per annum over the prime rate charged from time to time by FBR National Bank & Trust, Bethesda, Maryland. Any amount payable by the Trust to such Unitholder shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Declaration of Trust.

The Trust will receive all interest income earned on its assets.

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(e) Limited Liability of Unitholders. Each Unit, when purchased in accordance with this Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable. Any provisions of this Declaration of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders’ personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

(f) Return of Capital Contributions. No Unitholder or subsequent assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

9. Management of the Trust.

(a) Authority of the Managing Owner. Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust’s business (including the maintenance of accounts and allocations) shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration of Trust.

The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, forward contracts on currencies and options traded on exchanges or otherwise, swaps, hybrid instruments, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the “tax matters partner” of the Trust.

(b) Notification of Basic Changes. The Managing Owner shall send to all Unitholders and assignees prior notice of any change in the basic investment approach of the Trust and of any increase in its charges. Such notifications shall contain a ballot and a description of Unitholder’s voting and redemption rights and a description of any material effect of such change or increase. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Customer Agreements, the Selling Agreements and the Additional Selling Agent Agreements as described in the Prospectus. For the avoidance of doubt, the business terms applicable to Units issued prior to the date hereof including, but not limited to fee terms and redemption terms, shall continue with respect to such Units while such Units remain outstanding.

(c) Certain Agreements. In addition to any specific contract or agreements described herein, the Trust, and the Managing Owner on behalf of the Trust, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of any Unitholder other than the Managing Owner, notwithstanding any other provisions of this Declaration of Trust, the Act or any applicable law, rule or regulations.

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(d) Fiduciary Duties. The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner’s fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust, and the Managing Owner will not use the assets of the Trust as compensating balances for the Managing Owner’s exclusive benefit.

(e) Brokerage Arrangements. The Trust’s brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. Such brokerage commissions may not exceed 14% annually of the average net assets of the Trust, excluding Trust assets not directly related to trading activity. The Trust shall seek the best price and services available for its commodity transactions.

The Brokerage Fees (in respect of Series 1 Units) and Management Fees (in respect of Series 2 Units and Series 3 Units) paid by the Trust may not exceed the amount permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“Blue Sky Guidelines”) in effect as of the date hereof.

(f) Prohibited Activities. The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). The Managing Owner shall make no loans to the Trust.

The Trust shall not employ the trading technique commonly known as “pyramiding.” The Managing Owner taking into account the Trust’s open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in “pyramiding.”

No person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any per-trade commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.

The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive, shall not exceed one year. Any material change in the basic investment policies or structure of the Trust shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of the total outstanding Units owned by Unitholders as of a record date established for a vote thereon. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner shall be terminable by the Trust upon no more than 60 days’ written notice.

(g) Freedom of Action. The Managing Owner is engaged, and may in the future engage, other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. The Trustee and the Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to the conduct of the Trust’s business and affairs.

10. Audits and Reports to Unitholders.

The Trust’s books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his or her federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. Unitholders or their duly authorized representatives may inspect the books and records of the Trust during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder’s interest as an investor in the Trust.

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The Managing Owner shall calculate the Net Asset Value per Unit of each Series on a monthly basis and sell and redeem Units of each Series at such Net Asset Value.

The Brokerage Fees, Management Fees, Custodial Fees and Profit Share may not be increased without prior written notice to any affected Unitholders within sufficient time for the exercise of their redemption rights prior to any such increase becoming effective. The Brokerage Fees and the Profit Share may not be increased during any period when a redemption charge is in effect with respect to any Series 1 Units.

The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Managing Owner which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Management Fee, Custodial Fees, Profit Share or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust. The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change. Such notification shall set forth the Unitholders’ voting and redemption rights. The Managing Owner will send written notice to each Unitholder of a Series within seven days of any decline in the Net Asset Value per Unit of such Series to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of the Unitholders’ voting and redemption rights. The Managing Owner, not the Trust, shall pay the cost of any notification delivered pursuant to this paragraph.

The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust. The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust are in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six (6) years from the receipt of such records.

In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six (6) years after Units are sold to such persons.

The Managing Owner shall seek the best price and services for the Trust’s trading, and will, with the assistance of the Trust’s commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust. Not by way of qualifying the Managing Owner’s obligations to ensure that the Trust’s brokerage arrangements are competitive, but rather as a means of providing additional information to the Unitholders, in connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers. If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner’s opinion, comparable to the Trust. The Managing Owner shall also make an annual review of the forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

In addition to the undertakings in the preceding paragraph, the Trust will seek the best price and services available on its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. Brokerage commissions may not exceed the cap set forth in Section 9(e). The Managing Owner will annually review the brokerage rates paid by the Trust to guarantee that the criteria set forth in this paragraph are followed. The Managing Owner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

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11. Assignability of Units.

Each Unitholder expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or any part or all of his or her right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his or her right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner (such consent to be withheld only in the event that such assignment could give rise to negative legal or tax consequences), may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust, the Trustee or the Managing Owner until the first business day of the calendar month following the month in which the Managing Owner receives notice of such assignment, transfer or disposition. The Managing Owner will send written confirmation to both the transferors and transferees of Units that the transfers in question have been duly recorded on the Trust’s books and records. The Managing Owner will not permit the assignment, transfer or disposition of Units where, after the assignment, transfer or disposition, either the Unitholder or the assignee would hold less than the minimum number of Units equivalent to an initial minimum purchase (as stated in the then-current prospectus in respect of the Units), except for assignments, transfers or dispositions by gift, inheritance, intrafamily transfers, family dissolutions or transfers to Affiliates of the Unitholder.

12. Redemptions.

A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration of Trust) or any assignee of Units of whom the Managing Owner has received written notice, may redeem all or any of his or her Units, effective as of the close of business (as determined by the Managing Owner) on the last business day of any calendar month, provided that (i) all liabilities, contingent or otherwise, of the Trust (including the Trust’s allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them and (ii) the Managing Owner shall have received a redemption request at least ten business days prior to the date of redemption, or such later time as shall be acceptable to the Managing Owner. Series 1 Unitholders who redeem Series 1 Units on or prior to the end of the first successive six-month and five-month periods after such Series 1 Units are sold will be assessed redemption charges of 4% and 3%, respectively (3.5% and 2.5%, 3% and 2% and 2.5% and 1.5%, respectively, in the case of Series 1 Unitholders who have invested $100,000, $500,000 or $1,000,000 or more, respectively, in the Trust), of their Series 1 Units’ Net Asset Value as of the date of redemption. Series 1 Units purchased by the same Series 1 Unitholder on different closing dates will be treated on a “first-in, first-out” basis for purposes of calculating the foregoing six-month periods. Additional Series 1 Units issued to Series 1 Unitholders subject to a reduced rather than a 7.0% annual Brokerage Fee will be deemed all to have been issued as of the date of the longest outstanding Series 1 Units held by a particular Series 1 Unitholder. All redemption charges will be paid to the Managing Owner.

Redemption charges shall not apply to Series 2 Units, Series 3 Units or Series 4 Units.

Any number of whole Units may be redeemed. Fractional Units may only be redeemed upon redemption of a Unitholder’s entire interest in the Trust.

Redemption requests must be in writing unless the Managing Owner determines otherwise.

The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

Redemption payments will be made (by mailing a check or crediting a customer securities account) within 15 business days after the date of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions or default or delay in payments due from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the aggregate Net Asset Value of the Trust represented by the sums which are the subject of such default or delay.

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All redemptions will be made at Net Asset Value as of the effective date of the redemption (the “Valuation Date”).

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder’s Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use its best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code with respect to any “employee benefit plan” as defined in and subject to ERISA or with respect to any “plan” as defined in Section 4975 of the Code.

If at the close of business (as determined by the Managing Owner) on any business day, the Net Asset Value per Unit of a Series has decreased to (i) $500 or less or (ii) less than 50% of the Net Asset Value per Unit of such Series on the most recent Valuation Date, after adding back all distributions, whichever is greater, the Trust will liquidate all open positions as expeditiously as possible and suspend trading. Within 7 business days after any such suspension of trading, the Managing Owner shall declare a “Special Redemption Date.” Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first class mail, postage prepaid, not later than 7 business days of the date of the decline of the Net Asset Value of the applicable Series precipitating such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have such Unitholder’s or assignee’s interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice, shall receive from the Trust an amount equal to the Net Asset Value of such Unitholder’s interest, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the Managing Owner has received written notice (see Section 11) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value per Unit of each Series is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. If the preceding conditions are not met or the Managing Owner determines not to resume trading, the Trust will be dissolved and terminated.

The Managing Owner may declare additional Special Redemption Dates upon notice to the Unitholders and assignees of whom the Managing Owner has received notice. In the event the Managing Owner does, in its discretion, declare a Special Redemption Date, the Managing Owner may, in its notice of such Special Redemption Date modify the circumstances under which the Managing Owner is again required to declare a Special Redemption Date, as set forth in the preceding paragraph.

13. Offering of Units.

The Managing Owner on behalf of the Trust shall (i) cause to be filed from time to time a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of Units, (ii) use its best efforts to qualify Units for sale from time to time under the securities laws of such states of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to be considered to hold “plan assets” for any purpose of ERISA or Section 4975 of the Code with respect to any “employee benefit plan” as defined in and subject to ERISA or with respect to any “plan” as defined in and subject to Section 4975 of the Code.

All Units subscribed for upon transfer of funds from a subscriber’s account (or receipt of a check in the subscription amount) are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Trust shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided that the Managing Owner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 business days of original dishonor. Any losses or profits sustained by the Trust in connection with its trading allocable to cancelled Units shall be deemed an increase or decrease in the Net Assets of the Trust and allocated as described above in Section 8, not a liability of the Managing Owner. Each subscriber agrees to reimburse the Trust for any expense or losses incurred in connection with any such cancellation of Units issued to him or her.

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Units will be sold as of the first day of each calendar month subject to the Managing Owner’s discretion to hold intra-month closings and to suspend or terminate the offering of Units.

Each Unitholder consents, by the act of purchasing Units, to the Trust issuing to such Unitholder additional Units of the same Series purchased (in fractions calculated up to three decimal places) in lieu of all interest earned on such Unitholder’s subscription while held pending investment in the Units.

14. Special Power of Attorney.

Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his or her behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner’s authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

15. Withdrawal of a Unitholder.

The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust, at any time upon 120 days’ written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice. In the event of the Managing Owner’s removal or withdrawal from the Trust, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value as of the close of business on the last business day of the month following the date of removal or withdrawal. If the Managing Owner withdraws from the Trust and the Trust’s business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal.

The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his or her estate, custodian or personal representative shall have no right to redeem or value such Unitholder’s interest except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Declaration of Trust for a Unitholder to be informed of the Net Asset Value of his or her Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

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16. Benefit Plan Investors.

Each Unitholder that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or a “plan” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Unitholder (a “Plan Fiduciary”), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by such Plan is consistent with such Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement entered into thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, any selling agent, Morgan Stanley & Co. Inc., Deutsche Bank AG, any wholesaler, any clearing broker, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in this clause (e), the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, each selling agent, Morgan Stanley & Co. Inc., Deutsche Bank AG, each wholesaler, each clearing broker, the Trustee, and each of their respective affiliates, except in the case of the Managing Owner where the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (iii) is qualified to make such investment decision.

17. Standard of Liability; Indemnification.

(a) Standard of Liability for the Managing Owner. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b) Indemnification of the Managing Owner by the Trust. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust, solely from the assets of the Trust, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

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Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the Blue Sky Guidelines as in effect on the date of this Declaration of Trust.

In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification by the Unitholders. In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys’ fees.

18. Amendments; Meetings.

(a) Amendments with Consent of the Managing Owner. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units. Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures. Notwithstanding the foregoing, the Managing Owner may amend this Declaration of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (viii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan, or to avoid the Trust’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code.

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(b) Amendments and Actions without Consent of the Managing Owner. In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust’s basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust without such Unitholder’s or assignee’s written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days’ notice.

(c) Meetings; Other. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

(d) Consent by Trustee. The Trustee’s written consent to any amendment of this Declaration of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 18(b)(ii)-(vi). Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders’ actions pursuant to subsections 18(b)(i)-(vi) would adversely affect the Trustee in any manner.

19. Governing Law.

The validity and construction of this Declaration of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of Units to its residents or within such state.

20. Miscellaneous.

(a) Notices. All notices under this Declaration of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

(b) Binding Effect. This Declaration of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

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(c) Captions. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust nor the effect of any of its provisions. Any reference to “persons” in this Declaration of Trust shall also be deemed to include entities, unless the context otherwise requires.

21. Certain Definitions.

This Declaration of Trust contains certain provisions required by the Blue Sky Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust):

Administrator. The official or agency administering the securities laws of a state.

Advisor. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

Affiliate. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

Capital Contributions. The total investment in a Program by a Participant or by all Participants, as the case may be.

Commodity Broker. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet. A compilation of the Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

Net Assets. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest. The Net Assets divided by the number of Program Interests outstanding.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants’ and attorneys’ fees. (Organizational and Offering Expenses as used in this Declaration of Trust does not include selling commissions).

Participant. The holder of a Program Interest.

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Person. Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

Program. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

Program Broker. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

Program Interest. A limited partnership interest or other security representing ownership in a Program.

Pyramiding. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “Sponsor” shall be deemed to include its Affiliates.

Valuation Date. The date as of which the Net Assets of the Program are determined.

Valuation Period. A regular period of time between Valuation Dates.

Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

22. No Legal Title to Trust Estate.

The Unitholders shall not have legal title to any part of the Trust Estate.

23. Legal Title.

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

24. Creditors.

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

*********

TA-22

IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Trustee

By:	/s/ JOSEPH B. FEIL
Name: Joseph B. Feil
Title: Vice President

MILLBURN RIDGEFIELD CORPORATION as
Managing Owner

By:	/s/ HARVEY BEKER
Harvey Beker
Co-Chief Executive Officer and Co-Chairman

All Unitholders admitted as Unitholders
of the Trust, pursuant to powers of attorney
executed in favor of, and granted and delivered to,
the Managing Owner.

MILLBURN RIDGEFIELD CORPORATION as
Attorney-in-Fact

By:	/s/ GEORGE E. CRAPPLE
George E. Crapple
Co-Chief Executive Officer and Co-Chairman

TA-23

Schedule A

CERTIFICATE OF TRUST

OF

GLOBAL MACRO TRUST

THIS Certificate of Trust of GLOBAL MACRO TRUST (the “Trust”), dated July 23, 2001, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. § 3801 et seq.).

1. Name. The name of the business trust formed hereby is GLOBAL MACRO TRUST.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ PATRICIA A. EVANS
Patricia A. Evans
Senior Financial Services Officer

TA-24

ANNEX

GLOBAL MACRO TRUST

REQUEST FOR REDEMPTION

GLOBAL MACRO TRUST
c/o	Millburn Ridgefield Corporation	Date
Managing Owner
411 West Putnam Avenue
Greenwich, Connecticut 06830

Dear Sirs:

The undersigned (trust account number GM-______) hereby requests redemption subject to all the terms and conditions of the Declaration of Trust and Trust Agreement (the “Declaration of Trust”) of GLOBAL MACRO TRUST (the “Trust”) of ______ Series ______ Units of Beneficial Interest (“Units”) in the Trust. (Insert number of whole Units to be redeemed and the Series of Units to be redeemed; subscribers may redeem any number of whole Units, they need not redeem all or any minimum number of their Units in order to redeem certain of their Units; however, if no number is indicated, all Units held of record by the undersigned will be redeemed; fractional Units may only be redeemed upon complete redemption of the undersigned’s interest in the Trust.) Units of a Series are redeemed at the Net Asset Value per Unit of such Series, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Redemption charges of 4% and 3% (3.5% and 2.5%, 3% and 2%, and 2.5% and 1.5% in the case of subscriptions for $100,000, $500,000 or $1,000,000 or more, respectively) of the Net Asset Value of Series 1 Units redeemed on or before the end of the 6th and after the end of the 6th but on or before the end of the 11th full calendar months, respectively, after the undersigned has purchased the Series 1 Units being redeemed will be deducted from the redemption price of all such Series 1 Units and paid to the Managing Owner. If the undersigned has purchased Units at more than one closing, such Series 1 Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Series 1 Units. Redemption charges do not apply to Series 2 Units, Series 3 Units or Series 4 Units.

Signatures must be identical to name(s) in which units are registered

Credit my customer securities account		Send to the address below

Name	Street	City, State and Zip Code

Entity Unitholder		Individual Unitholder(s)
(or assignee)		(or assignee(s))

(Name of Entity)

By:
(Authorized corporate officer, partner or trustee)	(Signature(s) of all Unitholder(s) or assignee(s))

Social Security or Taxpayer ID Number________

RR-1

EXHIBIT B

GLOBAL MACRO TRUST

SUBSCRIPTION REQUIREMENTS

By executing a Subscription Agreement Signature Page for Global Macro Trust (the “Trust”), each purchaser (“Purchaser”) of units of beneficial interest (“Units”) of a series (a “Series”) in the Trust irrevocably subscribes for Units of the applicable Series at the Net Asset Value per Unit of such Series, as described in the Trust’s Prospectus dated November [ ], 2013 (the “Prospectus”). The minimum initial subscription is $5,000; $2,000 for trustees or custodians of employee benefit plans. Units are sold in fractions calculated to three decimal places.

Purchaser is herewith delivering to Purchaser’s Selling Agent (hereinafter, “Selling Agent”) an executed Subscription Agreement Signature Page and either (i) delivering a check in the full amount of the Purchaser’s subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser’s customer securities account maintained with such Selling Agent for the full amount of Purchaser’s subscription in accordance with the procedures described under “Plan of Distribution — Subscription Procedure” in the Prospectus. If Purchaser’s Subscription Agreement is accepted, Purchaser agrees to contribute Purchaser’s subscription to the Trust and to be bound by the terms of the Trust’s Fourth Amended and Restated Declaration of Trust and Trust Agreement (Exhibit A to the Prospectus). Purchaser agrees to reimburse the Trust and Millburn Ridgefield Corporation (the “Managing Owner”) for any expense or loss incurred by either as a result of the cancellation of Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

If Purchaser is, or is acting on behalf of, an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan,” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (such an “employee benefit plan” or a “plan” being hereinafter referred to as the “Plan”) or an entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold the assets of any Plan (in which case, the following must be true with respect to each Plan holding an interest in such Plan Assets Entity), the individual signing the Subscription Agreement on behalf of the Purchaser hereby represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; the Plan Fiduciary has determined that, in view of such considerations, the Plan’s investment in the Trust is consistent with the Plan Fiduciary’s responsibilities under ERISA; the Plan’s investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; none of the Managing Owner, any clearing broker, Wilmington Trust Company, Morgan Stanley & Co., LLC, Deutsche Bank AG, Barclays Bank PLC, any selling agent, any wholesaler, any of their respective affiliates or any of their respective agents or employees: (a) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (b) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in clause (a), (b) or (c), the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code, and the Plan Fiduciary (i) is authorized to make, and responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Owner, Wilmington Trust Company, each clearing broker, Morgan Stanley & Co., LLC, Deutsche Bank AG, Barclays Bank PLC, each selling agent, each wholesaler and each of their respective affiliates, except in the case of the Managing Owner where the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code, and (iii) is qualified to make such investment decision. The Purchaser understands that it must, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein.

SR-1

Prevention of Money Laundering

By submitting an executed Subscription Agreement Signature Page, Purchaser represents and warrants to the Trust, the Managing Owner, Purchaser’s Selling Agent and their respective affiliates as follows: Purchaser’s subscription funds were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. Purchaser is not (i) an individual, entity or organization named on a United States Office or Foreign Assets Control (“OFAC”) “watch list” and does not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force, or (iv) a senior foreign political figure, an immediate family member or close associate of a senior foreign political figure. Purchaser agrees to promptly notify the Managing Owner should the Purchaser become aware of any change in the information set forth in this representation. Purchaser acknowledges that, by law, the Managing Owner may be obligated to “freeze” Purchaser’s account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Owner may also be required to report such action and to disclose Purchaser’s identity to OFAC. Purchaser represents and warrants that all of the information which Purchaser has provided to the Trust in connection with the Subscription Agreement is true and correct, and Purchaser agrees to provide any information the Managing Owner or its agents, including the Selling Agents, deem necessary to comply with their anti-money laundering and related responsibilities from time to time. If Purchaser has indicated in the Subscription Agreement that Purchaser is an intermediary subscribing in the Trust as a record owner in the Purchaser’s capacity as agent, representative or nominee on behalf of one or more underlying investors (“Underlying Investors”), Purchaser agrees that the representations, warranties and covenants are made by the Purchaser on behalf of Purchaser and the Underlying Investors.

For purposes of the preceding paragraph, the following definitions shall apply:

A “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

“Immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws.

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

Investor Suitability

Purchaser understands that the purchase of Units may be made only by persons who, at a minimum have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (similarly calculated).

Residents of the following states must meet the specific requirements set forth below (net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles). No Purchaser should invest more than 10% of his or net worth (exclusive of home, furnishings and automobiles) in the Units. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Units.

1.             Iowa — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000.

2.             Kansas — The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in the Trust and other managed futures investments to not more than 10% of your liquid net worth. “Liquid net worth” is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

3.             Kentucky — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

4.             Minnesota — Minnesota investors are deemed not to (i) represent that they are legally competent to execute the Subscription Agreement and (ii) make the representation in respect of risk tolerance in Section 2 on page SA-1.

SR-2

5.             New Hampshire — Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $70,000.

6.             Pennsylvania — Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $70,000.

7.             South Carolina — Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.

The foregoing suitability standards are regulatory minimums only. Merely because Purchaser meets such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as the Units is, in fact, suitable for the Purchaser.

SR-3

EXHIBIT C

The execution copy of the Subscription Agreement accompanies this Prospectus as a separate document.

GLOBAL MACRO TRUST

UNITS OF BENEFICIAL INTEREST

By executing this Subscription Agreement,

subscribers are not waiving any rights under the

federal securities laws.

SUBSCRIPTION AGREEMENT

GLOBAL MACRO TRUST

c/o	Millburn Ridgefield Corporation
Managing Owner
411 West Putnam Avenue, Suite 305
Greenwich, Connecticut 06830

Dear Sirs:

1. Subscription for Units. I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) in such series (“Series”) in Global Macro Trust (the “Trust”) set forth in the Subscription Agreement Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of employee benefit plans), at a purchase price per Unit of Net Asset Value of the relevant Series. Fractional Units will be issued to three decimal places. The terms of the offering of the Units are described in the current Prospectus of the Trust (the “Prospectus”) dated November [ ], 2013. I have either (i) authorized my selling agent to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my selling agent made out to “Global Macro Trust.” If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account no later than such time as required by my selling agent. My registered representative (“Registered Representative”) shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted, in the form of a selling agent check or wire transfer made out to “Global Macro Trust” directly to the Trust’s account at First Republic Bank (for wire instructions, contact Eileen Grace at 203-625-8216). Millburn Ridgefield Corporation (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. Subscriptions are revocable for five business days after submission. All Units are offered subject to prior sale.

Subscriptions generally must be submitted no later than five business days prior to the end of a month in order to be invested in the Units as of the beginning of the immediately following month.

SA-1

2. Representations and Warranties of Subscriber. I have received the current Prospectus together with a recent Monthly Report of the Trust. I am of legal age and am legally competent to execute this Subscription Agreement. I understand that certain investor suitability standards must be met as a condition of my investment in the Units. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income and, if applicable, indicated risk tolerance, as set forth in “Exhibit B — Subscription Requirements” to the Prospectus. If the undersigned is, or is acting on behalf of, an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan,” as defined in, and subject to, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each employee benefit plan and plan, a “Plan”), or an entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold the assets of any Plan (in which case, the following representations and warranties are made with respect to each Plan holding an interest in such Plan Assets Entity), the individual signing below represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, this investment in the Trust is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Trust neither violates nor is inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, Wilmington Trust Company, any selling agent, any wholesaler, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in this clause (e), the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (f) the Plan’s Fiduciary (i) is authorized and qualified to make, and is responsible for, the decision to invest in the Trust including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, and (ii) is independent of the Managing Owner, Wilmington Trust Company, each selling agent, each wholesaler, and each of their respective affiliates, except in the case of the Managing Owner where the fees payable to the Managing Owner are waived and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code. The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein. If subscriber is not an individual, the person signing the Subscription Agreement Signature Page on behalf of subscriber is duly authorized to execute such Signature Page and subscriber has full power and authority to purchase the Units. This subscription, if made as custodian for a minor, is a gift I have made to such minor, or if not a gift, such minor satisfies the requirements relating to net worth and annual income set forth in “Exhibit B — Subscription Requirements.” I am not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or, if required to be so registered, I am duly registered with the CFTC and am a member in good standing of the NFA, and I agree to provide the Managing Owner with such information as the Managing Owner may request to verify the foregoing statement. I understand that by submitting this Subscription Agreement, I am making the representations and warranties set forth in Exhibit B, “Subscription Requirements,” to the Prospectus with respect to the prevention of money laundering. I covenant that I will (i) provide any form, certification or other information reasonably requested by and acceptable to the Trust that is necessary for the Trust to (A) prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Trust receives payments or (B) satisfy reporting or other obligations under the Code and the U.S. Treasury regulations, (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Trust, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation. The information set forth on the Subscription Agreement Signature Page is correct and complete as of the date of such Subscription Agreement, and, should there be any material change in such information prior to my admission to the Trust as a Unitholder, I will immediately furnish revised or corrected information to the Managing Owner.

3. Acceptance of Trust Agreement. I hereby agree to each and every term of the Trust’s Fourth Amended and Restated Declaration of Trust and Trust Agreement dated August 12, 2009, as amended or supplemented from time to time (the “Trust Agreement”), a copy of which has been provided to me together with the Trust’s Prospectus. By execution of this Subscription Agreement, I agree that I shall be deemed to have executed the Trust Agreement.

4. Governing Law. Subscriber hereby acknowledges and agrees that this Subscription Agreement shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws; provided, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of Units to its residents or within such state.

5. Risks. (i) The Trust is speculative. You may lose all or substantially all of your investment in the Trust; (ii) the Trust is leveraged. Leverage magnifies the impact of both profit and loss; (iii) the performance of the Trust is expected to be volatile; (iv) you will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses; and (v) the Units are not liquid. No secondary market exists for the Units and you may redeem Units only as of a month-end. No investor should invest more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Trust.

See the section titled “The Risks You Face” in the Prospectus beginning at page 11.

Please complete the separate Subscription Agreement Signature Page which accompanies this prospectus carefully, and ensure that your Registered Representative knows whether you are subscribing by check or account debit.

SA-2

Not For Use After [ ], 2014

GLOBAL MACRO TRUST

Units of Beneficial Interest

Subscription Agreement

Specimen Signature Page (not to be completed)

Please complete the separate Subscription Agreement Signature Page which accompanies this prospectus.

The investor named below, by execution and delivery of this Subscription Agreement Signature Page for purchase of Units in the Trust — and by either (i) enclosing a check payable to Global Macro Trust or (ii) authorizing the selling agent (“Selling Agent”) to debit investor’s securities account in the amount set forth below — hereby subscribes for the purchase of Units, at the price of the Net Asset Value per Unit.

The named investor further acknowledges receipt of the Prospectus together with a recent Monthly Report of the Trust. The Prospectus includes the Trust’s Fourth Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income and, if applicable, indicated risk tolerance as set forth in Exhibit B to the Prospectus and acknowledge that I am making the representations in Exhibit B regarding the prevention of money laundering.

1)	Total $ Amount ___________________________ (minimum of	2)	Series of Units:	☐ Series 1	☐ Series 2
	$5,000, except $2,000 minimum for IRAs and other qualified			☐ Series 3	☐ Series 4
	accounts)
☐	check here if this is an addition to an existing investment	3)	Account # _____________________ (must be completed)
		☐	if payment is to be made by debit from investor’s securities account, check
			box
4)	☐	Taxable Investors
	(check only one):	☐	Individual Ownership/Sole Proprietor			☐	Trust other than a Grantor or Revocable Trust
		☐	Joint Tenants with Right of Survivorship			☐	Estate	☐	UGMA/UTMA (Minor)
		☐	Tenants in Common	☐	Community Property	☐	Partnership
		☐	Grantor or Other Revocable Trust	☐	C Corporation	☐	Limited Liability Company (Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership)
		☐	Other (specify)	☐	S Corporation		________))

☐	Non-Taxable Investors (check only one)
☐	IRA	☐	Profit Sharing	☐	Defined Benefit
☐	Pension	☐	SEP	☐	Other (specify)
☐	Exempt payee (check this box if the investor is exempt from backup withholding)
5)	Investor’s Name
Telephone No.
Social Security #	-	-	Taxpayer ID#	-
Business Name /disregarded entity name, if different from above

6)
Additional Information (for Estates, Partnerships, LLCs, Trusts and Corporations — name and title of authorized signatures, date of trust, etc.)
7)	Resident Address
	of Investor	Street (P.O. Box not acceptable)		City	State	Zip Code
8)	Mailing Address
	(if different)	Street		City	State	Zip Code
9)	Custodian Name
	and Mailing Address	Name	Street	City	State	Zip Code
10)	☐ The Commodity Futures Trading Commission requires the Trust to provide you with annual audited financial statements and unaudited interim account statements, and to provide other investor notices as well. I hereby consent to have the required annual audited financial statements and unaudited interim account statements (as well as such other required investor notices) made available to me via e-mail (at the address provided below) or at the Managing Owner’s secure website (at such time as secure website access is available) rather than in hardcopy. I understand that my consent shall be effective until revoked and that I may revoke this consent and receive such statements in hardcopy at any time by written notice to the Managing Owner. My e-mail address is __________________________________________________.

11)	If the investor is making an investment in the Trust as part of the investor’s participation in a registered investment adviser’s asset-based fee or fixed fee advisory program through which the investor’s investment adviser recommended a portfolio allocation to the Trust, the investor must provide the name and address of the investor’s investment adviser. The investor will accordingly be issued Series 2 or Series 3 Units.
Adviser Name
and Mailing Address	Name	Street	City	State	Zip Code

SP-1

United States investors should cross out the language under the heading “NON-UNITED STATES INVESTORS ONLY,” below. Non-United States investors should cross out the language under the heading “UNITED STATES INVESTORS ONLY,” below.

UNITED STATES INVESTORS ONLY

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. citizen or other U.S. person (defined in the instructions).

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

NON-UNITED STATES INVESTORS ONLY

I hereby certify that (i) (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust and (ii) I have herewith delivered my W-8 (if an individual) or delivered the investor’s W-8 (if not an individual).

SIGNATURE(S) — Do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Trust’s substantial charges; (iii) the Trust’s highly leveraged trading activities; (iv) the lack of liquidity of the Units; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Trust; (vi) that unitholders may not take part in the management of the Trust; and (vii) the tax consequences of an investment in the Trust.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

INVESTOR(S) MUST SIGN

12)

X	X
Signature of Investor	Date	Signature of Joint Investor (if any)	Date

Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

REGISTERED REPRESENTATIVE MUST SIGN

13)

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with FINRA Rule 2310.

X	X
Registered Representative Signature	Date	Office Manager Signature	Date
(if required by Selling Agent procedures)

14)

Selling Agent
Registered Representative
Name (please print)
First	M.I.	Last	Reg. Rep. Number

Registered Representative
Address
(for confirmations)	Street (P.O. Box not acceptable)	City	State	Zip Code
Registered Representative
Phone and E-Mail
	Phone Number	E-Mail Address

SP-2

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Millburn Ridgefield Corporation or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not be lawfully made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.

All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Global Macro Trust during the ongoing offering period.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the costs incurred in connection with preparing and filing this Registration Statement. Such costs to be borne by the Issuer.

	Approximate Amount
Securities and Exchange Commission Filing Fee	$21,279	*
Financial Industry Regulatory Authority Filing Fee	$23,400	*
Printing Expenses	$320,000
Fees of Certified Public Accountants	$100,000
Blue Sky Expenses (Excluding Legal Fees)	$150,000
Fees of Counsel	$500,000

Total	$1,114,679

*Actual, not estimated.

Item 14. Indemnification of Directors and Officers.

Section 17 of the Issuer’s Fourth Amended and Restated Declaration of Trust and Trust Agreement (a form of which is attached as Exhibit A to the Prospectus which forms a part of this Registration Statement), as may be amended from time to time, provides for the indemnification of the Managing Owner, certain of its affiliates and certain of its directors, officers and controlling persons by the registrant (the “Registrant”) in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of a Managing Owner or its affiliates, directors, officers and controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any indemnification prohibited by the Fourth Amended and Restated Declaration of Trust and Trust Agreement. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Item 15. Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities of the Registrant within the past three years.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

(a)	Exhibits.

Exhibit Number		Description of Document
3.01		Certificate of Trust of Registrant (included as Schedule A to Exhibit A to the Prospectus).

3.03		Fourth Amended and Restated Declaration of Trust and Trust Agreement of Registrant (included as Exhibit A to the Prospectus).

5.01*		Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Units.

8.01*		Opinion of Sidley Austin LLP with respect to Federal Income Tax Aspects.

10.01		Form of Subscription Agreement (included as Exhibit C to the Prospectus).

23.01	(a)	Consent of Sidley Austin LLP.

23.01	(b)	Consent of Richards, Layton & Finger, P.A.

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23.02	Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

23.03	Consent of Deloitte & Touche LLP.

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

* Previously filed.

**   XBRL information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934, and is not subject to liability under those sections, is not part of any registration statement or prospectus to which it relates and is not incorporated or deemed to be incorporated by reference into any registration statement, prospectus or other document.

The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on November 25, 2008 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-155651).

1.01	Form of Selling Agreement (Series 1 Units).

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on June 4, 2009 with Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (Reg. No. 333-155651).

1.02	Form of Selling Agreement (Series 2 Units and Series 3 Units).

10.02	Form of Services Agreement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)                 (1)             To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement;

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act of 1934”) (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

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(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, as amended (“Securities Exchange Act of 1933”) each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining any liability under the Securities Act of 1933, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich in the State of Connecticut on the 16th day of October, 2013.

GLOBAL MACRO TRUST
By:	Millburn Ridgefield Corporation
Managing Owner

By	/s/ HARVEY BEKER
Harvey Beker
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of Millburn Ridgefield Corporation, Managing Owner of the Registrant, in the capacities and on the date indicated.

/s/ GEORGE E. CRAPPLE	Co-Chief Executive Officer	October 16, 2013
George E. Crapple	and Co-Chairman (Principal
Executive Officer)

/s/ HARVEY BEKER	Co-Chief Executive Officer	October 16, 2013
Harvey Beker	and Co-Chairman (Principal
Executive Officer)

/s/ GREGG R. BUCKBINDER	Senior Vice President	October 16, 2013
Gregg R. Buckbinder	(Principal Financial Officer)

/s/ TOD A. TANIS	Vice President (Principal	October 16, 2013
Tod A. Tanis	Accounting Officer)

 (Being the principal executive officers, principal financial officer, principal accounting officer and a majority of the directors of Millburn Ridgefield Corporation.)

EXHIBIT INDEX

Exhibit Number		Description of Document
3.01		Certificate of Trust of Registrant (included as Schedule A to Exhibit A to the Prospectus).

3.03		Fourth Amended and Restated Declaration of Trust and Trust Agreement of Registrant (included as Exhibit A to the Prospectus).

5.01		Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Units.*

8.01		Opinion of Sidley Austin LLP with respect to Federal Income Tax Aspects.*

10.01		Form of Subscription Agreement (included as Exhibit C to the Prospectus).

23.01	(a)	Consent of Sidley Austin LLP.

23.01	(b)	Consent of Richards, Layton & Finger, P.A.

23.02		Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

23.03		Consent of Deloitte & Touche LLP.

101.INS**		XBRL Instance Document

101.SCH**		XBRL Taxonomy Extension Schema Document

101.CAL**		XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**		XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**		XBRL Taxonomy Extension Label Linkbase Document

* Previously filed.

**   XBRL information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934, and is not subject to liability under those sections, is not part of any registration statement or prospectus to which it relates and is not incorporated or deemed to be incorporated by reference into any registration statement, prospectus or other document.

The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on November 25, 2008 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-155651).

1.01	Form of Selling Agreement (Series 1 Units).

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on June 4, 2009 with Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (Reg. No. 333-155651).

1.02	Form of Selling Agreement (Series 2 Units and Series 3 Units).

10.02	Form of Services Agreement.